Exhibit 10.1

Execution Version

Dated the 22nd day of February 2016

HIBERNIA REIT plc

Landlord

HUBSPOT IRELAND LIMITED

Tenant

HUBSPOT, Inc.

Guarantor

OCCUPATIONAL LEASE

Third and Fourth Floors, One Dockland Central, Guild Street, Dublin 1

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS LEASE made the     22      day of February      2016

BETWEEN

1.	HIBERNIA REIT plc (company number 531267 having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Landlord”);
2.	HUBSPOT IRELAND LIMITED (company number 515723) having its registered office at 2nd Floor, 30 North Wall Quay, Dublin 1 (the “Tenant”);
1.	HUBSPOT, Inc. a Delaware corporation, having its principal office at 25 First Street, 2nd Floor, Cambridge, MA 02141 (the “Guarantor”).

OPERATIVE PROVISIONS

1	DEFINITIONS
1.1	In this Lease except as otherwise provided or the context otherwise requires the following words or expressions have the following meanings:

“Act”

every Act of Parliament or of the Oireachtas that is relevant to the Building or any part of it or the use or occupation of the Building or any part of it or any person on or about the Building at any time including unless a contrary intention is stated every Act of Parliament or of the Oireachtas whether named in this Lease or not or whether in force as of the date of this Lease or not and any amendment modification replacement or re-enactment of any such Act

“Adjoining Building”	the building which adjoins the Building and which is presently known as Guild House or Guild House North

“Agreement for Lease”	Agreement for Lease dated 6 November 2015 between (1) Hibernian Reit plc (2) HubSpot Ireland Limited and (3) HubSpot, Inc. relating to the grant of this Lease.

“Arbitration Act”	Arbitration Act 2010

“Authority”

Dublin Docklands Development Authority its successors and assigns and any person body or entity that may at any time take over the functions or responsibilities of Dublin Docklands Development Authority its successors or assigns

“Basement”	the “Basement” as that term is defined in the Head Lease

“Basement Company”

the party named as the Basement Company in the Head Lease, its successors and assigns and including any person firm or corporation which at any time takes over the functions of the said company its successors or assigns

“Basement Service Charge”	the Due Proportion of the portion of the “Basement Service Charge” payable by the Landlord pursuant to the Head Lease

“Basement Services”	the services listed in Part One of the Sixth Schedule to the Head Lease

“Base Rate”	the rate per cent which is equal to EURIBOR plus two per cent per annum or if there is no such rate the nearest corresponding rate reasonably calculated by the Landlord

“Basic Rent”

the clear sum of one million two hundred and eighty six thousand five hundred Euro (€1,286,500.00) per annum or pro rata for any part of a year subject to review in accordance with the provisions of this Lease

“BER Certificate”	a BER certificate as defined by the EPB Regulations

“Break Option Date”	the date which is 10 years and six Months after the Term Commencement Date or if that date is not a Working Day the next Working Day after that date

“Building”

the lands and premises together with the building(s) on same presently known as One Dockland Central, Guild Street in the City of Dublin the location of which is shown for identification purposes only edged red on the Plan numbered 5 including all additions alterations and improvements from time to time to such lands premises and/or building(s)) and all landlord's fixtures and fittings and plant machinery systems and equipment now or at any time in or about the same and all Conduits now or at any time in or exclusively serving same

PROVIDED THAT references to the Building in clauses 5.2 to 5.4 inclusive of this Lease shall not include (unless and then only to the extent otherwise determined from time to time by the Landlord) any tenant’s or trade fixtures or fittings (including any Tenant Plant) or any additions alterations and improvements made to the Building by the Tenant or by any other tenant or occupier

AND PROVIDED ALSO THAT the Landlord may at its absolute discretion at any time or times deem (or cease to deem) the Adjoining Building to be part of the Building for the purposes of this Lease

“Building Common Areas”

all pedestrian and/or vehicular ways, lobbies, entrance halls, corridors, passages, stairways, circulation areas, ramps, lifts, courtyards, forecourts, car parking areas, shared bicycle facilities, showers, toilets and any fixtures fittings furnishings areas facilities and amenities of or within the curtilage of the Building in each case which are or may be provided or designated from time to time by the Landlord (or if applicable by the Superior Landlord) for the common or general use by or for the benefit of some or all of the tenants and occupiers of the Building and/or where appropriate visitors to the Building BUT EXCLUDING both the Lettable Premises and any of the foregoing exclusively serving any particular Lettable Premises or the use of which is leased or exclusively licensed to or designated for exclusive use by the tenant or occupier of any particular Lettable Premises

“Building Management Systems”

all or any of the following that may be used within or serve the Building at any time that do not exclusively serve any particular Lettable Premises:

(a)   lighting systems

(b)   security, CCTV and alarm systems

(c)   access control systems

(d)   audio and audio-visual systems

(e)   wireless, phone, data transmission and other telecommunications systems

(f)   public address systems

(g)   waste management systems

(h)   air ventilation and filtration

(i)   air-conditioning, heating and climate control systems

(j)   water heating, filtering and chilling systems

(k)   fire detection, alarm and sprinkler systems

and all control systems, plant, machinery, equipment, and Conduits used in connection with them

“Building Regulations”

the Building Regulations 1997 to 2013, the Building Control Regulations 1997 to 2014 and any Code of Practice for Inspecting and Certifying Buildings and Works published from time to time in exercise of the powers conferred by the Building Control Acts 1990 to 2014

“Building Services”	the services, amenities and other matters to be or which may be provided by or on behalf of the Landlord as set out in clauses 5.5 and 5.6 and Part 2 of Schedule 3

“Business Hours”

the hours between 7.30 a.m. and 7.30 p.m. Mondays to Fridays (inclusive) excluding all usual bank and public holidays and such other hours as the Landlord or if applicable any Superior Landlord may in its discretion reasonably determine from time to time

“Car Park”	any part of the Building and/or the Adjoining Building designated from time to time by the Landlord for the parking of motor vehicles

“Car Park Ramp”	the “Car Park Ramp” as that term is defined in the Head Lease

“Car Spaces”	the car parking spaces in the Car Park referred to in paragraph 6 of Part 2 of Schedule 1

“Common Parts”	the “Common Parts” as that term is defined in the Head Lease

“Conduits”

sewers drains pipes cables wires gutters ducts (including any louver cowls or other outside covers of such ducts or other conduits) and all other forms of media used or intended to be used for conducting or for the passage of water drainage electricity gas telephone alarm signals air extracted air ventilated air heated or other services or supplies

“Connected”	has the meaning set out in Section 97(3) of the VAT Act

“Developer Specification Items”	(a) raised access floors in the Premises; (b) ceiling finishes in the Premises; and (c) mechanical and electrical plant and equipment in the Premises

“Development Area”	the “Development Area” as that term is defined in the Head Lease

“Due Notice”

three (3) Working Days (except in case of emergency) prior notice in writing save for entry for the purpose of carrying out works where seven days (except in the case of emergency) prior notice shall be given

“Due Proportion”

a percentage or proportion which is equal to the percentage or proportion that the Nett Lettable Floor Area of the Premises bears to the aggregate of the Nett Lettable Floor Areas of all Lettable Premises of the Building as certified by the Landlord’s Surveyor

“EPB Regulations”	the European Union (Energy Performance of Buildings) Regulations 2012

“EURIBOR”

i) the percentage rate per annum determined by the Banking Federation of the European Union for the relevant interest period, displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Landlord may specify another page or service displaying the said rate; or

ii) (if no such rate is available for the relevant period) the arithmetic mean of the rates (rounded up to five decimal places) as supplied to the Landlord at its request, quoted by the reference banks to leading banks in the European interbank market;

as of 11:00am (Brussels time) on the day which is two TARGET Days (i.e. days on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro) before the first day of the relevant interest period unless market practice differs in the European interbank market, in which case on the day determined by the Landlord in accordance with market practice in the European interbank market (and if quotations would normally be given by leading banks on more than one day, the Quotation Day will be the last of those days).

“Expenditure”	has the meaning assigned to that term in Schedule 3

“Gale Days”	the days fixed for quarterly payment of the Basic Rent in advance being 1 January, 1 April, 1 July and 1 October in each year

“Granted Easements”	the easements rights and privileges granted or demised to the Tenant by this Lease

“Group Company”	Any company which is a member of the same group of companies as Hubspot Ireland Limited and Hubspot Inc. for the purposes of Section 8 of the Companies Act 2014

“Guarantor”

the person(s) if any named as “Guarantor” at the commencement of this Lease and any person(s) who during the Term covenant with the Landlord in the terms set out in clause 9 and Schedule 5 and references to “Guarantor” include where the context so admits or requires the personal representatives, successors and assigns of any such person(s)

“Head Lease”

lease dated 23 January 1999 between the Authority of the first part, the Public Areas Management Company of the second part, the Basement Company of the third part and Tantony Limited of the fourth part relating to the Building and any deed, agreement or other document (existing or future) expressed or intended to be supplemental to that lease or which is entered into pursuant to any provision of that lease (including any deed, transfer, covenant or other document entered in to in connection with a purchase or sale of the Reversion as that term is defined in the said lease)

“Insurance Excess”

the amount of any claim which by the terms of any relevant insurance policy is or may be deducted or disallowed by the insurers under any reasonable and prudent excess provisions in such insurance policy

“Insurance Rent”

a Due Proportion as conclusively determined from time to time by the Landlord or the Landlord's Managing Agents of

(a)   the total premia and other costs and expenses paid or to be paid in effecting and maintaining the insurances provided for in clause 5.2;

(b)   any Insurance Excess; and

(c)   any reasonable expenses which may be incurred in obtaining insurance valuations of the Building from time to time but not more often than once in any two (2) year period

“Insured Risks”

loss or damage by fire lightning storm tempest explosion earthquake flood landslip heave subsidence bursting or overflowing of water tanks apparatus or pipes impact aircraft or other aerial devices or articles dropped or falling from them riots civil commotion malicious damage property owner's liability and such other risks as the Landlord in its reasonable discretion may from time to time determine as being appropriate for a multi-let building such as the Building.

“Interest”

interest at the Prescribed Rate calculated on a daily basis from and including the date upon which interest becomes payable on any rent or sum reserved or made payable under this Lease until the date on which payment is made to and accepted by the Landlord (as well as after as before any judgement)

“Landlord”

the person(s) named as “Landlord” at the commencement of this Lease and includes any other person or persons for the time being entitled to the reversion immediately expectant on the determination of this Lease

“Landlord's Managing Agent”	at the discretion of the Landlord or Superior Landlord, the surveyor, property manager or managing agent engaged or employed for the time being by or on behalf of the Landlord or a Superior Landlord

“Landlord’s Surveyor”

any person or firm appointed by the Landlord or the Landlord’s Managing Agent (including an employee of the Landlord or the Landlord’s Managing Agent) to perform the function of a surveyor for any purpose under this Lease (excluding any Surveyor for the purposes of clause 6.5 or Schedule 2)

“Lettable Premises”

those parts of the Building (including the Premises) leased or from time to time intended by the Landlord to be leased to occupational tenants but shall exclude the Car Park, any Management Accommodation and such other parts of the Building as the Landlord in its absolute discretion may determine from time to time

“Loss or Damage”

extends to the full reinstatement or replacement cost of the building or thing insured as determined by the Landlord or the Landlord’s Managing Agent and includes an inflationary factor architects surveyors and other professional fees demolition shoring and site clearance expenses fire brigade or other emergency charges and all fees and payments of whatever nature necessary for or in contemplation of or in respect of the effecting of any such reinstatement or replacement (including any VAT, fees payable on any application under the Planning Acts and stamp duty exigible on any building or like contract entered into relative to such reinstatement or replacement)

“Machinery”

all plant, machinery, apparatus, systems and equipment used from time to time for the purpose of the Building or any part of it (including any lifts and lift machinery/motors, traffic barriers, boilers, compactors and generators) but excluding any which exclusively serves any particular Lettable Premises

“Main Structure”

the main structure of the Building including the roof(s), foundations, structural ceilings, structural floors, structural beams, structural slabs, structural columns and pillars, joists, load bearing walls and all other load-bearing parts of the fabric or structure of the Building, party structures, boundary walls, railings and fences and all exterior parts of the Building

“Management Accommodation”

any part(s) of the Building (including office or other accommodation) and any facilities which may from time to time be allocated or provided in the Building exclusively or mainly for the purposes of the management administration maintenance protection cleaning operation and/or security of or for the Building (including any for staff and personnel) and/or the provision of any of the Building Services including any for the housing of any Machinery or Building Management Systems

“Museum or Cultural Facility”	a “Museum or Cultural Facility” as that term is defined in the Head Lease

“Museum or Cultural Facility Rent”	the Due Proportion of the Museum or Cultural Facility Rent payable under the Head Lease

“Month”	calendar month

“Nearby Property”

any land premises or building which adjoins neighbours or is in the vicinity of the Premises including the remainder of the Building and also including the Basement, the Adjoining Building and the Development Area

“Nett Lettable Floor Area”

the nett lettable floor area of any premises expressed in square feet and measured in accordance with the Code of Measuring Practice current at the date when the said code is to be applied published on behalf of the Society of Chartered Surveyors Ireland (whether solely or jointly with any other body or institute) or if there is none, as may be determined by the Landlord acting reasonably

“Option to Tax”	a landlord’s option to tax the rents and other consideration payable under this Lease pursuant to section 97(1)(a) (i) and (ii) of the VAT Act

“Permitted Use”	use as offices

“Plans”	the plan or plans annexed at Schedule 4

“Planning Acts”

the Local Government (Planning and Development) Acts 1963 to 1999, the Planning and Development Acts 2000 to 2014, the Urban Renewal Acts 1986 and 1987, the Dublin Docklands Development Authority Act 1997, the Public Health Acts, the Building Control Acts 1990 to 2014, the Building Regulations and the Fire Services Act 1981 and 2003

“Premises”	the premises referred to in Part 1 of Schedule 1

“Prescribed Rate”

the rate per cent per day for the time being chargeable under section 1080 of the Taxes Consolidation Act 1997 (or such other periodic rate of interest as may from time to time be chargeable upon arrears of tax) or if there is no such rate the nearest corresponding rate reasonably calculated by the Landlord

“Public Areas”	“Public Areas” as that term is defined in the Head Lease

“Public Areas Management Company”

North Wall Quay/Mayor Street Management Company Limited, its successors and assigns and including any person firm or corporation which at any time takes over the functions of the said company its successors or assigns

“Public Area Services”	the “Public Area Services” as that term is defined in the Head Lease

“Public Area Service Charge”	the Due Proportion of the portion of the “Public Area Service Charge” payable by the Landlord pursuant to the Head Lease

“Public Health Acts”	the Local Government (Sanitary Services) Acts 1878 to 2001

“Quotation Day”

in relation to any period for which an interest rate is to be determined the day on which interest rates are determined in accordance with prevailing practice in the eurozone (provided that if there is more than one such day, the Quotation Day will be the last of those days)

“Reinstatement Election Notice”

a written notice given by the Landlord to the Tenant following the damage or destruction of the Building or any material part of it by an Uninsured Risk in which the Landlord elects:-

(a)   to reinstate or rebuild the Premises and those part of the Building which are required for its proper use and enjoyment following their damage or destruction by an Uninsured Risk; or

(b)   to end the Lease on a date, to be specified in the Reinstatement Election Notice not being a date which is more than six (6) months after the date of the Reinstatement Election Notice

“Reinstatement Election Period”	the period of twelve (12) Months from and including the date of damage or destruction of the Building or any material part of it by an Uninsured Risk

“Rent Commencement Date”	4 August 2016

“Retained Parts”

all parts of the Building which do not comprise Lettable Premises including: -

•   the Building Common Areas

•   any Management Accommodation

•   any Building Management Systems and any central control stations or facilities for any Building Management Systems

•   the Machinery

•   the Conduits and Utilities except any that exclusively serve or form part of any particular Lettable Premises

•   the Main Structure and

•   boundary walls and fences, entrance and exit ways, common or directional signs and totem and other signs relating to the Building and/or the tenants generally of it

“Review Dates”	the first day of the sixth year of the Term, the first day of the eleventh year of the Term and the first day of the sixteenth year of the Term and each a “Review Date”

“Roof Terrace”	the roof terrace on the fourth floor of the Building shown for identification purposes shaded green on the Roof Terrace Area Plan attached to this Lease

“Safety Regulations”	the Safety Health and Welfare at Work Acts 2005 and 2010, including the Safety, Health and Welfare at Work (Construction) Regulations 1995, 2001 and 2003, 2006 to 2013 and 2013

“Schedule of Condition”	the schedule of condition attached at Schedule 7

“Service Charge”	has the meaning assigned to it in Schedule 3 Part 1

“Service Charge Commencement Date”	the Term Commencement Date

“Superior Landlord”

the person or persons (if any) entitled to any interest in the Building or any part of it which is superior to the interest of the Landlord and whether such interest be created prior to or subsequent to the grant of this Lease including the person or persons for the time being entitled to the reversion expectant upon the determination of the Head Lease

“Surveyor”	an independent Chartered Surveyor experienced in the field of commercial property appointed in accordance with clause 6.5

“TARGET”	Trans-European Automated Real-time Gross Settlement Express Transfer payment system

“Tenant”

the person(s) named as “Tenant” at the commencement of this Lease and includes the successors in title of the Tenant and the permitted assigns of the Tenant and in the case of an individual or individuals his/their personal representatives

“Tenant Plant”

all plant equipment and machinery installed by or on behalf of the Tenant or any undertenant or occupier and which at any time serves the Premises or the Roof Terrace (excluding any which is expressed to form part of the Premises in Schedule 1 Part 1) including the plant equipment and machinery specified in the “Tenants Plans” attached to the Agreement for Lease.

“Tenant Plant Area”

such part or parts of the roof of the Building as the Landlord may from time to time designate (acting reasonably) for the installation of approved Tenant Plant serving only the Premises provided that the Landlord may from time to time (acting reasonably) on giving reasonable prior written notice to the Tenant and at the reasonable cost of the Landlord vary the location, layout and extent of the Tenant Plant Area including relocation of all or part of it to an alternative location or configuration in the Building

“Term”	the term of 20 years from and including the Term Commencement Date and expiring on 3 February 2036

“Term Commencement Date”	4 February 2016

“Termination of the Term”	the determination of the Term whether by effluxion of time re-entry notice surrender (whether by operation of law or otherwise) or by any other means whatsoever

“Uninsured Risk”

all or any of the following: -

(a)   an Insured Risk which is not insured because insurance is not available or is not reasonably available at economic rates or is not insured or fully insured by reason of any condition, exclusion or limitation which is imposed by the Landlord’s insurers (any Insurance Excess excepted); and

(b)   the risk of damage or destruction by a terrorist act if and to the extent that such risk is excluded from the Landlord’s insurance of the Building

“Utilities”	water, soil, waste of all kinds steam, gas, air, electricity, radio, oil, television, telephonic, digital and other communications and all other services amenities and supplies

“VAT”	Value Added Tax or any substituted or similar tax

“VAT Act”	the Value-Added Tax Consolidation Act 2010

“Working Day”	a day (other than a Saturday or a Sunday) on which banks are generally open for business in Ireland.

2	INTERPRETATION

In this Lease:

2.1

reference in this document to this “Lease” shall mean this document (including the Schedules) whether it is strictly a lease or an underlease or a document granting an inferior leasehold interest and references to this Lease shall include any deed agreement licence memorandum or other document (existing or future) expressed or intended to be supplemental to this Lease;

2.2	any index, clause and paragraph headings shall not affect the construction of this Lease but are for reference purposes only;
2.3

if the Landlord, the Tenant or the Guarantor for the time being shall be more than one person the covenants and obligations in this Lease made or entered into by the Landlord, the Tenant and/or the Guarantor or otherwise arising under this Lease shall be deemed to be made and entered into jointly and severally;

2.4

where in this Lease there are covenants or agreements by the Tenant which restrict or forbid the Tenant from doing some act or omitting to do some act whether the same are specific or general such covenants and agreements shall include a covenant by the Tenant not to permit or suffer that act or omission by any undertenant or occupier of the Premises or any part of it or by any person under the control of or acting with the express or implied authority of the Tenant or any such undertenant or occupier;

2.5

the obligations of the Tenant under this Lease to repair the Premises and to yield up the Premises in good repair are limited to the extent that the Tenant shall not be responsible for disrepair due to damage or destruction caused by the Insured Risks to the extent they are covered by the insurances effected pursuant to this Lease by the Landlord but shall not be so limited if any policy of insurance has been vitiated or avoided or to the extent that any insurance monies have been rendered irrecoverable in whole or in part because of any act neglect or default of the Tenant or any undertenant or occupier of the Premises or any part of it or the servants, agents, licensees or invitees of the Tenant or any such undertenant or occupier;

2.6

any right or entitlement to enter or re-enter the Premises for the purposes of repairing or inspecting the Premises or for any other reason or purpose provided for in or by virtue of this Lease or reserved by this Lease shall be deemed to be exercisable by any Superior Landlord and the Basement Company (who shall each have the full benefit of such rights) and by any other person authorised by the Landlord, the Basement Company or any such Superior Landlord or having similar rights at any time;

2.7

where the consent of the Landlord is required under the terms of the Lease the Landlord shall be entitled to take into consideration the principles of good estate management and any requirement for Landlord's consent shall be taken to mean (whether or not it is so stated) also that the consent of any Superior Landlord is also required and it shall not be implied that any such Superior Landlord's consent shall not be unreasonably withheld or delayed;

2.8

references to any legislation or regulation shall include any amendment modification replacement or re-enactment of any such legislation or regulation for the time being in force and references to any Act (whether to a specific Act or generally to any Act) or legislation includes every statutory instrument subordinate legislation order direction regulation code of practice permission certificate licence consent condition and matter now or any time made or issued under any Act or legislation;

2.9

where this Lease is properly determined prior to the expiry of the fixed term granted by this Lease then the “Term” shall mean the term up to the date of such determination and expressions such as “the last year of the Term” or “Termination of the Term” shall be construed accordingly;

2.10

any reference in this Lease to the masculine gender shall include reference to the feminine gender and vice versa; any reference to neuter gender shall include the masculine and feminine genders and vice versa; reference to the singular shall include reference to the plural and vice versa; and words importing persons shall include firms, companies and corporations and vice versa;

2.11

if any term or provision of this Lease shall be held to be illegal or unenforceable in whole or in part such term or provision shall be deemed not to form part of this Lease and the validity and enforceability of this Lease shall not otherwise be affected;

2.12

reference to any right of or covenant to permit the Landlord to have access to or entry upon the Premises shall be construed as extending to any Superior Landlord, the Authority, the Public Areas Management Company, the Basement Company and to all persons authorised by the Landlord or by any Superior Landlord, the Authority, the Public Management Company or the Basement Company (in each case with all necessary equipment and materials) including authorised agents, professional advisors, contractors, workmen and prospective purchasers of any interest of the Landlord or of any Superior Landlord in the Premises or any Nearby Property;

2.13

rights enjoyed by the Tenant are (unless otherwise expressly provided in this Lease) enjoyed also in common with the Landlord and any Superior Landlord any person authorised by the Landlord and any Superior Landlord and any other person having similar rights and as appropriate shall apply for the benefit of any permitted undertenant or permitted occupier of the Premises or any part of it and any person authorised from time to time by the Tenant or any such permitted undertenant or permitted occupier in connection with the permitted use and enjoyment of the Premises;

2.14	any reference to “including” means “including, without limitation” and references to “includes” and “included” shall be construed accordingly;
2.15	any reference to a clause or schedule shall be a clause of or schedule to this Lease and the schedules shall be deemed to form part of this Lease.

3	DEMISE
3.1

In consideration of the rents and covenants on the part of the Tenant reserved by or contained in this Lease the Landlord DEMISES to the Tenant ALL THAT the Premises TOGETHER with the rights specified in Part 2 of Schedule 1 (but subject as stated in Part 2 of Schedule 1) EXCEPTING AND RESERVING the easements and rights specified in Part 3 of Schedule 1 and SUBJECT TO all rights easements quasi-easements privileges covenants restrictions and stipulations of whatever nature as may affect the Building or any part of it TO HOLD the Premises unto the Tenant for the Term YIELDING AND PAYING unto the Landlord during the Term:

3.1.1

FIRSTLY from and including the Rent Commencement Date yearly and proportionately for any fraction of a year the Basic Rent and from and including each Review Date such clear yearly rent as becomes payable under Schedule 2 in every case to be paid by bank or credit transfer of clear funds by equal quarterly instalments in advance on the Gale Days;

3.1.2	SECONDLY as additional rent from and including the Service Charge Commencement Date the Service Charge, to be paid in accordance with the provisions of this Lease;
3.1.3	THIRDLY as additional rent from and including the Service Charge Commencement Date, the Public Area Service Charge to be paid within twenty one (21) days of invoice or written demand;
3.1.4	FOURTHLY as additional rent from and including the Service Charge Commencement Date, the Basement Service Charge to be paid within twenty one (21) days of an invoice or written demand;
3.1.5

FIFTHLY as additional rent from and including the Term Commencement Date the Insurance Rent, to be paid within twenty one (21) days of invoice or written demand in accordance with the provisions of this Lease;

3.1.6

SIXTHLY as additional rent commencing on the date on which a Museum or Cultural Facility is opened to the public and for so long as it remains so open yearly and proportionately for any fraction of a year the Museum or Cultural Facility Rent to be paid within twenty one (21) days of invoice or written demand;

3.1.7

SEVENTHLY as additional rent within twenty one (21) days of a proper VAT invoice(s) all sums payable in respect of VAT from time to time to be paid in accordance with the provisions of this Lease (and so that where VAT is so payable the Tenant shall be entitled to require a proper VAT invoice prior to the payment of such VAT); and

3.1.8	EIGHTLY as additional rent twenty one (21) days of written demand all sums payable by way of Interest from time to time to be paid in accordance with the provisions of this Lease;

ALL such payments to be made to the Landlord or as the Landlord may from time to time in writing direct by bank or credit transfer of cleared funds.

4	TENANT’S COVENANTS

The Tenant covenants with the Landlord throughout the Term as follows:

4.1	Rents

To pay to the Landlord or as it directs the Basic Rent, the Service Charge, the Public Area Service Charge, the Basement Service Charge, the Museum or Cultural Facility Rent and the additional rents and other rents and sums reserved or made payable by this Lease at the times and in the manner provided in this Lease, in each case without any deduction abatement set-off or counterclaim.

4.2	Insurance Rent

To pay to the Landlord within twenty one (21) days of invoice or written demand as additional rent without any deduction abatement set-off or counterclaim: -

4.2.1	the Insurance Rent; and
4.2.2

as additional rent, any additional premia or loading on the insurances for or relating to the Premises or any Nearby Property of the Landlord or any Superior Landlord payable as a result of anything done or omitted to be done on the Premises or as a result of the use or occupation of the Premises.

4.3	Interest

Without prejudice to any other right or remedy or power contained in this Lease or otherwise available to the Landlord if any Basic Rent, Service Charge, Insurance Rent, Public Area Service Charge, Basement Service Charge, Museum or Cultural Facility Rent or any other rent or sum due or payable at any time under this Lease is not paid on the relevant date or as applicable within the relevant time period specified for payment to pay to the Landlord or as it directs Interest on the amount due or payable at the Prescribed Rate from the due date for payment (or in the case of any sum other than the Basic Rent from the date of invoice or written demand) to the date when payment is made to and accepted by the Landlord (as well after as before any judgement).

4.4	Outgoings

Punctually to pay (or in the absence of direct or separate assessment on the Premises to pay to the Landlord within twenty one (21) days of invoice or written demand a fair proportion to be conclusively determined by the Landlord or the Landlord’s Managing Agent) and fully and effectually to indemnify the Landlord and any subsequent occupier from and against all existing and future rates duties taxes assessments impositions charges and outgoings of whatever nature or description (whether imposed under any Act or otherwise, national or local, recurring or non-recurring or capital or revenue and including any costs levies and charges relating to energy consumption) payable in respect of the Premises and/or (except to the extent (if any) included in the Basement Service Charge) the Car Spaces and/or the Roof Terrace during the Term or in respect of its use or occupation or charged levied assessed or imposed upon any owner landlord tenant or occupier of the Premises, the Car Spaces and/or the Roof Terrace and/or the Tenant Plant Area other than: -

4.4.1	any tax payable by the Landlord as a result of any dealing by the Landlord with its reversionary interest in the Building; or
4.4.2	any tax payable by the Landlord in respect of the rents or other payments reserved or payable under this Lease (other than, if applicable VAT).
4.5	Repair and Maintain
4.5.1

To repair and keep in good and substantial repair and condition and properly maintained in every respect the Premises and the Tenant Plant and all tenant and trade fixtures and fittings and as often as may be necessary or required by the Landlord (acting reasonably) to rebuild, reinstate or renew the Premises.

4.5.2

To renew or replace the Tenant Plant and any fixtures and fittings (whether of the Landlord or any tenants or trade fixtures or fittings) and Conduits exclusively serving or which form part of the Premises or located on or which exclusively serve the Roof Terrace or the Tenant Plant Area in each case which may be or become beyond repair or cease to operate correctly without renewal or replacement with new Tenant Plant fixtures fittings and Conduits which are similar in type and quality in each case to the reasonable satisfaction of the Landlord provided that, but subject to the provisions of clauses 4.7.2, 4.8, 4.10 to 4.12, 4.20, 4.21, 4.33 and 4.40 inclusive, the Tenant shall be at liberty to remove any tenant plant, fixtures or fittings without replacing them provided that such removal is done in a good and workmanlike manner and otherwise in accordance with the provisions of this Lease and that any damage caused as a result of such removal is promptly made good to the reasonable satisfaction of the Landlord.

4.5.3	To ensure that
(a)	all landlord’s fixtures and fittings which form part of the Premises;
(b)	all Tenant Plant and
(c)

all Conduits which form part of the Premises or located on or which exclusively serve the Roof Terrace or the Tenant Plant Area in each case requiring servicing or maintenance are serviced and maintained as and when prudent or required by competent and reputable contractors and in accordance with prudent standards of practice.

4.5.4	To make good any damage caused to the Premises and any Nearby Property by the installation or removal of any tenants or trade fixtures or fittings.
4.5.5

To keep the Premises and the Roof Terrace tidy and regularly and properly cleaned with the internal surfaces of all windows and glazing forming part of or bounding the Premises being cleaned as necessary or reasonably required by the Landlord.

4.5.6

To keep any part of the Premises that is not built on clean and tidy and free from weeds with any landscaped areas planted and well-tended and any parking spaces roads pavements and service areas properly lit, maintained, operated and surfaced.

Provided that the Tenant shall not be obliged to repair or remedy the items which are included in the Schedule of Condition.

4.6	Decorative Condition

Without prejudice to the generality of the Tenant's obligations under the preceding clause:

4.6.1

To prepare paint and decorate in a proper and workmanlike manner with high quality materials and to a standard consistent with a high quality office building all the parts of the Premises usually or as would properly be decorated painted or prepared as often as shall reasonably be necessary and at least once in every period of three (3) years and in the last year of the Term (but not to require the Tenant to redecorate the Premises more often than once in any twelve (12) month period unless this is or would be necessary or reasonably required following or as part of the reinstatement of or yielding up of the Premises in accordance with the Tenant’s obligations under clause 4.8) such preparation painting and decoration in the last year of the Term to be executed in such colours and with such materials as the Landlord may reasonably require.

4.6.2

As often as shall reasonably be necessary or as reasonably directed by the Landlord in order to maintain a high standard of finish and attractiveness and in any event in the last year of the Term to clean and treat in an appropriate manner to the reasonable satisfaction of the Landlord all materials surfaces and finishes not requiring to be painted prepared or otherwise decorated as aforesaid.

4.7	Conduits
4.7.1	To keep the Conduits which are part of or exclusively serve the Premises clear and unobstructed.
4.7.2

Not to do anything which causes or is likely to cause any obstruction in or damage or injury to or interference with any Conduits Utilities or Machinery or any plant machinery equipment or systems serving any Nearby Property or which would render access to them or any of them more difficult than the same now is and not to discharge into any Conduits any oil or grease or any deleterious objectionable dangerous poisonous or explosive matter or substance.

4.7.3

To take all necessary care and precautions to avoid frost water or other damage to the Premises or any Nearby Property including by reason of bursting or overflowing of any Conduit tank or water apparatus in on under or over the Building or any part of it and to indemnify the Landlord and the Superior Landlord against liability for any such damage.

4.8	To Yield Up
4.8.1	At the Termination of the Term:-
(a)

Quietly to yield up unto the Landlord the Premises the Tenant Plant Area and the Roof Terrace (excluding tenant's or trade fixtures and fittings and Tenant Plant but subject in this regard to clauses 4.8.1 (b) and 4.8.2) with vacant possession and (i) in accordance with the specification set out in Schedule 6 and (ii) in such state and condition as shall in all respects be consistent with the proper performance by the Tenant of the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease and clean and tidy.

(b)

Unless and except to the extent (if any) that the Landlord shall give the Tenant notice in writing to the contrary, but subject to clause 4.8.2 to remove alterations or additions made to the Premises the Tenant Plant Area or the Roof Terrace by or on behalf of the Tenant or any undertenant or occupier and all tenant’s or trade fixtures, fittings and signs (including Tenant’s Plant) in each case in a good and workmanlike manner and to procure that the Premises the Tenant Plant Area and the Roof Terrace are reinstated in good and substantial repair and condition making good all damage caused to the Premises and any Nearby Property by such removal and/or reinstatement to the reasonable satisfaction of the Landlord.

(c)	To remove all chattels belonging to or used by the Tenant or any undertenant or occupier.
(d)

To pay to the Landlord within twenty one (21) days of invoice or written demand all fees and expenditure (including VAT to the extent it is not recoverable by the Landlord) reasonably and properly incurred or which (whether or not actually incurred) would be reasonably and properly incurred after Termination of the Term (including any VAT to the extent it would not be recoverable by the Landlord) in connection with the repair painting reinstatement treatment or decoration of the Premises the Tenant Plant Area and/or the Roof Terrace so as to put them into the condition commensurate with the due performance of the Tenant's covenants contained in this Lease and additionally to pay to the Landlord within twenty one (21) days of invoice or written demand mesne profits at the rate of the Basic Rent payable immediately prior to the Termination of the Term and all additional rents due or payable under this Lease for the period reasonably required for such repairing painting reinstating treatment and decoration of the Premises.

4.8.2

If and to the extent that on Termination of the Term the standard and specification of the Developer Specification Items previously installed by or on behalf of the Tenant in the Premises with the prior written approval of the Landlord is superior to the standard and specification of those items set out in Schedule 6, the Tenant will not, subject to clause 4.8.3, be obliged to remove such Developer Specification Items on Termination of the Term.

4.8.3	Clause 4.8.2 will only apply
(a)

if on Termination of the Term the Tenant is in a position to yield up the Developer Specification Items in such state and condition as shall in all respects be consistent with the proper performance by the Tenant of the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease; and

(b)

where each Developer Specification Item is matching and consistent throughout the entire of the Premises (so that for example, if a particular type of ceiling tile is installed by the Tenant the Premises (as reinstated) must be yielded up on Termination of the Term with ceiling tiles which match and are consistent throughout the entire of the Premises and which are of a standard and specification equal or superior to that set out in Schedule 6).

Except to the extent that clause 4.8.2 applies, the Tenant will at Termination of the Term reinstate and yield up the Developer Specification Items to a standard and specification at least equivalent to that set out in Schedule 6 to the reasonable satisfaction of the Landlord.

4.8.4

For the avoidance of doubt a failure to remove items of furniture or other loose items in each case which can be removed without material cost will not be treated as a failure to deliver “vacant possession” (but without prejudice to any other right or remedy of the Landlord in respect of such failure).

Provided that on Termination of the Term the Tenant shall not be obliged to have repaired or remedy the items included in the Schedule of Condition.

4.9	Permit Entry
4.9.1

To permit the Landlord and persons authorised by the Landlord on giving Due Notice at all reasonable times to enter the Premises the Tenant Plant Area and/or the Roof Terrace or any part of it to view the state and condition of the Premises the Tenant Plant Area and/or the Roof Terrace or to prepare any schedule of condition and/or dilapidations or to take inventories of the fixtures and things to be delivered up on Termination of the Term or for ascertaining whether the Tenant's covenants or obligations under or the conditions in this Lease are being duly observed and performed.

4.9.2

To comply as soon as reasonably possible (and immediately in the case of emergency) with any notice given by the Landlord requiring the Tenant to remedy any breach non-performance or non-observance of the covenants or obligations on the part of the Tenant or the conditions contained in or arising under this Lease and if the Tenant shall not within one month (or within such shorter period as the Landlord may by notice reasonably specify in the case of emergency or urgency) diligently commence complying with any such notice or if the Tenant shall not then diligently proceed to comply with such notice to permit the Landlord to enter upon the Premises the Tenant Plant Area and/or the Roof Terrace to remedy and/or make good any such breach non-performance or non-observance.

4.9.3

To pay to the Landlord within twenty one (21) days of invoice or written demand all costs and expenses reasonably and properly incurred by the Landlord (including any professional fees and VAT to the extent it is not recoverable by the Landlord) under the provisions of clauses 4.9.1 and/or 4.9.2 together with interest at the Prescribed Rate from the date of expenditure.

4.9.4

To permit the Landlord and all persons duly authorised by it upon giving Due Notice to enter and remain on the Premises the Tenant Plant Area and/or the Roof Terrace so far as may be reasonably required in order to examine repair alter extend strengthen cleanse maintain reinstate or rebuild any Nearby Property or to inspect cleanse empty repair maintain renew replace or construct any Conduits or for the purpose of exercising any of the rights excepted or reserved in this Lease or in the Head Lease or for the purpose of the performance of any obligations under this Lease or the Head Lease or for any reasonable purpose connected with the interest of the Landlord or any Superior Landlord in the Premises or any Nearby Property the person exercising such rights making good any physical damage occasioned to the Building including the Premises the Tenant Plant Area and the Roof Terrace by such entry as soon as reasonably practicable but without compensation for any temporary annoyance nuisance damage noise vibration or inconvenience caused.

4.9.5

Save where clause 4.9.2 or clause 6.1 applies, in exercising any right or entitlement of the Landlord or the Superior Landlord (or any other person with either of their authority) to enter the Premises for any purpose permitted by this Lease, the party exercising such rights shall use its reasonable endeavours to comply with the following sub-paragraphs (i) to (viii)):

(i)	except in the case of emergency, give the Tenant Due Notice and if reasonably practicable and the Tenant cooperates make an appointment for the time of entry;
(ii)

comply (and take reasonable steps to procure that their respective employees, agents, licensees and representatives shall comply) so far as is reasonably practicable with the Tenant’s reasonable written security policy in respect of the Premises;

(iii)

where reasonably practicable and the Tenant cooperates to arrange to be accompanied by a Tenant’s representative at all times and the Tenant shall also provide the Landlord with an emergency contact person and telephone number for this purpose;

(iv)

where exercising such right or entitlement in an emergency without prior notice or the presence of Tenant’s representative, to provide to the Tenant’s facility manager in the Premises a written incident report outlining the events giving rise to the entry;

(v)	take reasonable steps to minimise so far as reasonably practicable any disruption to the Tenant;
(vi)

take reasonable steps to see that as little damage as is reasonably practicable is done to the Premises, the Landlord’s and the Tenant’s fixtures and fittings therein and that any physical damage thereby caused is remedied as soon as reasonably practicable thereafter;

(vii)

save in the case of emergency ensure insofar as is reasonably practicable that such rights of entry are exercised outside the Business Hours and endeavour to agree with the Tenant a timetable and method for the carrying out of any works prior to the Landlord’s entry or commencement thereof;

(viii)

save in the case of emergency, ensure that it has considered all reasonable alternatives to such entry for the particular purposes required where the entry is to carry out works to or gain access to any Nearby Property or install Conduits serving any Nearby Property.

4.10	Alterations
4.10.1	Not to make any alteration or addition of any kind to the Main Structure or to any Landlord’s fixtures or fittings or to any Building Management Systems or Machinery.
4.10.2

Not to erect any new building or structure on the Premises nor make any alterations or additions whatsoever to the Premises or any walls or partitions on or bounding the Premises and not to cut maim or remove any part of the Premises, but without prejudice to any other provision of this Lease the Tenant may make alterations to the internal non-structural parts of the Premises subject to obtaining the prior consent in writing of the Landlord such consent not to be unreasonably withheld or delayed provided that any such alterations shall not (unless otherwise expressly agreed in writing by the Landlord):

(a)	have a material adverse effect on the operation or efficiency of any Conduits, Building Management Systems or Machinery;
(b)

render the Premises or any Nearby Property non-compliant with the Planning Acts (including Building Regulations) or any Act or give rise to any requirement for a new or revised fire safety certificate or disability access certificate in respect of the Premises or any Nearby Property; or

(c)	result in any material increase in the level of services required to be provided by any Conduits, Building Management Systems or Machinery

AND the Tenant may in addition, without Landlord’s consent but subject to the proviso below erect, relocate or remove from time to time internal demountable partitioning within the Premises provided that (unless otherwise expressly agreed in writing by the Landlord) none of the provisions of sub-paragraphs (a), (b) and/or (c) of this clause 4.10.2 would apply to or result from any such erection, relocation or removal and that no material interference with or alteration to the raised access floors in the Premises or the ceiling finishes in the Premises would be involved.

4.10.3

Not to make any non-structural alteration or non-structural addition of any kind to the Roof Terrace without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

4.10.4	Not to do or suffer in or upon the Premises or the Roof Terrace any wilful or voluntary waste or spoil.
4.10.5	Not to install or retain on the exterior of the Premises or on the Roof Terrace any equipment, items or apparatus of any kind.
4.10.6

Not to install or make any alteration or connection to any Conduits or to any Developer Specification Items without the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed).

4.10.7	Not to install commission or operate any sprinkler system without the prior consent in writing of the Landlord.
4.10.8	Not:
(a)	to install any new blinds or other coverings of the external windows or glazing bounding the Premises;
(b)	to alter the existing blinds or other coverings (if any) of the external windows and glazing bounding the Premises; nor
(c)	to replace any such blinds or other coverings with blinds or coverings of a design or type different from the existing or previously approved blinds or coverings in each case without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) and then only in compliance with the Landlord’s reasonable requirements as to the design type and colour of such blinds or other coverings and in deciding whether to give such consent the Landlord shall be entitled to require uniformity within the Building or any part of it.

4.10.9

The Landlord may as a condition to giving any consent under this clause 4.10 or where the provisions of this clause 4.10 are deemed to apply require the Tenant to enter into such covenants and licences, to provide and maintain such insurances and to comply with such requirements as the Landlord shall reasonably require in relation to the execution of any works, their repair and maintenance and their removal and the reinstatement of the Premises on Termination of the Term or otherwise. Any such consent shall be deemed to be subject to the Tenant complying with the Planning Acts (including Building Regulations) and any other applicable Act.

4.10.10	The Landlord shall not object to any logos or colours adopted by the Tenant in the Premises from time to time in keeping with its corporate style and branding.
4.11	Alterations and Insurance
4.11.1

If any alteration or addition to or within the Premises may result in a variation of the reinstatement cost of the Building or any part of it forthwith to give notice to the Landlord of the variation in reinstatement cost so caused to enable the Landlord to alter the relevant insurance cover AND SO that only notice which expressly refers to this particular clause notifying the variation of the reinstatement cost will be sufficient notice and the Landlord shall not otherwise be deemed to have received such notice or to be responsible for varying the relevant insurance cover.

4.11.2	To pay or reimburse to the Landlord any shortfall of insurance cover caused by a failure to comply with the requirements in clause 4.11.1.

4.12	Insurance Obligations
4.12.1	To comply with all conditions requirements and written recommendations which may be imposed or made from time to time by the insurers for the time being of the Building and/or the Basement.
4.12.2

Not by act or omission to do anything which may invalidate or render voidable any insurance effected by the Landlord or any other person in respect of the Building or any part of it and/or any Nearby Property or which may cause any increased or additional premium to become payable in respect of any such insurances.

4.12.3

To notify the Landlord in writing as soon as practicable after becoming aware of any damage caused to the Building and/or the Basement by the Insured Risks or other event which may affect or be likely to lead to a claim on the insurances relating to the Building and/or the Basement.

4.12.4

If the Building or any part of it or any Nearby Property is damaged or destroyed by any Insured Risk at any time during the Term and the insurance money under any applicable policy of insurance is wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any undertenant or occupier of the Premises or any part of it or by any person under the control of or acting with the express or implied authority of the Tenant or any such undertenant or occupier to pay to the Landlord the whole of the amount of the insurance money so irrecoverable (or a fair proportion where others also caused such irrecoverability).

4.12.5

Not to obstruct the access to or means of working any fire fighting fire extinguishing fire detection or fire safety appliances or apparatus for the time being installed in the Premises or any Nearby Property or the means of escape from the Premises or any Nearby Property in case of fire or other emergency.

4.13	Machinery
4.13.1	To provide maintain and operate proper and adequate systems of heating air conditioning cooling ventilation and lighting within the Premises.
4.13.2

Not to install or use in or upon or in connection with the use of the Premises or the exercise of the Granted Easements any plant machinery or apparatus of any nature which causes noise or vibration which can be heard or felt in any Nearby Property or which causes or may cause damage to the Premises or any Nearby Property or which causes or may cause any electro-magnetic interference with or any malfunction of any electronic equipment systems or apparatus on or serving any Nearby Property (including any data transmission equipment systems or apparatus).

4.14	User
4.14.1	Not to use the Premises or any part of it for any purpose other than for the Permitted Use.
4.14.2

Not to leave the Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord in writing and providing such security arrangements as the Landlord may reasonably require.

4.14.3	To provide the Landlord with the name, home address and home and mobile telephone numbers of at least two current key holders of the Premises at all times.
4.14.4	To comply with all requirements and restrictions which may be imposed from time to time by the Landlord in connection with the Roof Terrace or its use.
4.14.5

In the event that the Building (including the Car Park) employs the use of access cards or similar devices, the Landlord shall make a reasonable number of such cards and other devices available to the Tenant at no cost (save that the cost may be included in the Expenditure for Service Charge purposes). Where replacement cards are requested due to loss, the Landlord may charge a reasonable lost card fee.

4.15	Restrictions on Use
4.15.1	Without prejudice to the generality of clause 4.14 not to use the whole or any part of the Premises or the Roof Terrace:
(a)	for any sale by auction or for any public or political meeting, public exhibition or public entertainment;
(b)	for hanging placing depositing or exposing outside the Premises or from any windows or glazing of or bounding the Premises any goods articles or things of any kind;

(c)	for any illegal or immoral purpose;
(d)

for any offensive disreputable noisy or dangerous trade business pursuit or occupation or as a betting office or for gambling of any kind whether permitted by law or not or for residential or sleeping purposes;

(e)	for the sale or, subject to clause 4.15.6, supply of intoxicating liquor for consumption on or off the Premises or as a club where intoxicating liquor is supplied;
(f)

for any use or purpose which the Landlord reasonably believes would not be appropriate having regard to the nature or character of the Nearby Property or which is inconsistent with a high quality office building.

4.15.2

Not to play or use any musical instrument or apparatus which reproduces sound in or from the Premises or the Roof Terrace so that it can be heard to an extent which in the opinion of the Landlord is unreasonable or undesirable in any Nearby Property.

4.15.3	Not to cause or permit any smells to be emitted from the Premises or the Roof Terrace to an extent which in the opinion of the Landlord is unreasonable or undesirable.
4.15.4	Not to have any event or promotion of any kind or any party on the Roof Terrace without first giving reasonable prior notice to the manager of the Building.
4.15.5

Not to use or allow to be used the Roof Terrace for any purpose (including any event or promotion of any kind) which in the reasonable opinion of the Landlord causes or may cause disturbance or annoyance to any tenant or occupier of the Building or any other Nearby Property.

4.15.6

To comply with the reasonable regulations from time to time and the requirements and recommendations of any insurer in relation to the use of the Roof Terrace (including any regulations of the Landlord governing the frequency and timing of events or promotions having regard to the interests and/or quiet enjoyment of the tenants and occupiers of the Building or any other Nearby Property). The supply, without any charge and strictly on a responsible and lawful basis and where only consumed on the Premises or the Roof Terrace, of intoxicating liquor at any such event promotion or party or in connection with the proper use of the Premises and/or Roof Terrace for entertainment purposes shall be permitted (but it shall be the responsibility of the Tenant to secure and comply with all requisite approvals licences and consents under any applicable Act).

4.16	Nuisance
4.16.1

Not to do or bring or allow to be brought into or upon any part of the Building any act matter or thing or install or use any plant machinery or apparatus of any nature or otherwise do anything which shall or may be or become a nuisance or which may be injurious to the value tone character or amenity of the Building or any other Nearby Property or cause disturbance to any owner or occupier of the Building or any other Nearby Property.

4.16.2

To pay to the Landlord all reasonable costs charges and expenses (including VAT) which may be properly incurred by the Landlord or any Superior Landlord or for which the Landlord or any Superior Landlord shall be liable in connection with the abating of any nuisance on or arising from the Premises (or its use or occupation) or in connection with the exercise of the Granted Easements and executing all such works as may be necessary for abating any such nuisance.

4.17	Signs etc
4.17.1

Not to place on the exterior of the Premises or on or inside the doors, windows or glazed surfaces of or bounding the Premises so as to be visible from the exterior of the Premises or on or from the Roof Terrace any name writing notice sign placard sticker or advertisement save that the Tenant may display a name plate in the reception area of the Building and the lobby area of the third and fourth floors of the Building each in a position and of a size style and design first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and otherwise in a size style and dimension commensurate with a high class office building and the character of the Building. The Landlord shall not object to the style or branding of any signage inside the Premises in keeping with the Tenant’s corporate style and branding from time to time but this limitation on the Landlord will not apply to any signage which is visible from the exterior of the Premises.

4.17.2	Not to install or erect in the Premises any filing storage racking computers or office equipment so as to be visible from outside the Building or from any part of the Building other than the Premises.

4.18	Pay for Utilities

To pay for all gas electricity fuel and other Utilities supplies and services used or consumed on or in connection with the use or occupation of the Premises and/or the use of the Roof Terrace (including all connection charges) including any Tenant Plant and all charges for meters and telecommunications equipment (including rental and cost of use) and to comply with the present and future requirements and regulations of the relevant authorities or supply companies relating to any Tenant Plant and any such Utilities supplies and services or the Conduits for them which exclusively serve the Premises.

4.19	Not to Overload
4.19.1

Not to do or load upon or suspend from or bring in or upon the Building or any part of it anything which may throw or otherwise cause any load weight or strain on or to floors ceilings roofs walls or any structural or load bearing parts of the Building or any other Nearby Property in excess of that which the Building and any such other Nearby Property is designed or constructed to bear with due margin for safety and if necessary to seek professional advice at the Tenant's own expense for the benefit of the Landlord and the Tenant so as to ensure that there shall not be any infringement of this clause.

4.19.2	To observe the weight limits and capacity which apply to all lifts in or serving the Building.
4.20	Statutory Requirements
4.20.1

At the Tenant’s expense to comply in all respects with the provision of every applicable Act and every other obligation imposed by law relating to or affecting the Premises or the use or occupation of the Premises or the exercise of the Granted Easements.

4.20.2

At the Tenant’s expense to execute all works and do all things on or in respect of the Premises or in respect of the use or occupation of the Premises or the employment of any person or the exercise of the Granted Easements (whether required to be done or executed by an owner lessee or occupier) as under or by virtue of any Act or the lawful requirements of any local or competent authority or Court are or shall be directed or necessary to be done or executed including all safety and fire safety requirements and precautions and all provisions relating to conditions of work and facilities provided for those working in the Premises or exercising the Granted Easements and at all times to indemnify the Landlord and keep the Landlord fully and effectually indemnified from and against all penalties damages compensation costs claims demands expenses and liability in respect of same or arising through any failure to comply with this clause.

4.20.3

Not to do in on or near the Premises or any Nearby Property or in connection with the exercise of any Granted Easements any act or thing by reason of which the Landlord, the Basement Company or any Superior Landlord may under or by virtue of any Act incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses or which may cause the Landlord or any Superior Landlord to be in breach of any Act.

4.21	Planning Acts and other legislation/regulations
4.21.1

Not to do or omit to do anything on or in connection with the Premises or any works to the Premises or any Nearby Property or in connection with the exercise of any Granted Easements the doing or omission of which shall be a contravention of any of the Planning Acts, the Building Regulations, the Safety Regulations or (if applicable) the Public Health Acts or of any notice order licence consent permission or condition served made granted or imposed under any of the Planning Acts, the Building Regulations, the Safety Regulations or (if applicable) the Public Health Acts.

4.21.2

Not without the Landlord's written consent to make any application for or implement any planning permission fire safety certificate or disability access certificate (or any other certificate under the Building Regulations) affecting or relating to the Premises or any Nearby Property (but the Landlord will not unreasonably withhold or delay such consent where the matter relates to an alteration or addition which is permitted under clause 4.10) AND to give notice to the Landlord of the granting or refusal (as the case may be) of any planning permission or any such certificate forthwith on receipt.

4.21.3

If and when called upon so to do to produce to the Landlord all such plans, documents, disks and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this clause 4.21 have been complied with in all respects.

4.21.4

Forthwith to notify the Landlord of any notice order or proposal for a notice or order served on the Tenant or at the Premises under the Planning Acts, the Building Regulations, the Safety Regulations, the Public

Health Acts or any Act which may relate to or affect the Premises or any Nearby Property or the use or occupation of or any works to the Premises or any Nearby Property or in connection with the exercise of any Granted Easements and if so required by the Landlord to produce the same and at the request of the Landlord to make or join in making such objections or representations in respect of any notice order or proposal as the Landlord may reasonably require.

4.21.5

To comply at its own cost with any notice or order under or by virtue of any provision of the Planning Acts, the Building Regulations, the Safety Regulations, the Public Health Acts or any Act which is served on the Tenant or which relates to or affects the Premises or the use or occupation of it or any works to the Premises or the exercise by the Tenant or any undertenant or occupier of any Granted Easements.

4.21.6

Unless the Landlord shall otherwise direct to carry out before the Termination of the Term any works stipulated to be carried out to the Premises by a date subsequent to Termination of the Term as a condition of any planning permission fire safety certificate or disability access certificate (or any other certificate under the Building Regulations) that may have been granted during the Term and implemented in whole or in part by or for the Tenant or any undertenant or occupier.

4.21.7

If the Tenant or any undertenant or occupier shall receive any compensation in respect of the Premises or any part of it in consequence of any restriction placed upon the user of the Premises or any part of it then on Termination of the Term forthwith to make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation which sum shall in default of agreement be determined by the Surveyor, acting as an expert not an arbitrator.

4.21.8

In respect of any works carried out by or on behalf of the Tenant or any undertenant or occupier on or to the Premises or in connection with the exercise of the Granted Easements or any change of use of the Premises or otherwise as may be permitted by the Landlord to comply with the provisions of the Planning Acts, the Building Regulations and the Safety Regulations and any and all other Acts which may apply and with the lawful requirements of any local or competent authority or officer and without prejudice to any other requirement of the Landlord promptly furnish to the Landlord:

(a)

a copy of any commencement notice or 7 day notice (including if required by the Landlord all plans, documents, calculations, specifications, particulars, certificates and notices accompanying it) filed with or given to the building control or other competent authority in accordance with the Building Regulations;

(b)

any application for a fire safety certificate and/or disability access certificate (or other certificate under the Building Regulations) for its prior approval (which approval shall not, subject to the provisions of clause 4.10 be unreasonably withheld or delayed);

(c)	any fire safety certificate and disability access certificate (or other certificate under the Building Regulations) issued;
(d)

within one month of the practical completion of the works a certificate of opinion of compliance by a member of the Royal Institute of Architects in Ireland or Engineers Ireland (or any successor or substituted body of either) that the design and construction of the works or as applicable the change of use comply with the Planning Acts (including Building Regulations) and that all such works and/or change of use have been carried out in substantial compliance with the plans lodged with the relevant applications for planning permission, fire safety certificate and/or as applicable disability access certificate (or other certificate under the Building Regulations) as amended by any conditions imposed by the planning authority or building control or other competent authority; and

(e)

a certified copy of the Certificate of Compliance on Completion (including if required by the Landlord, all plans, documents, calculations, specifications, particulars and inspection plan(s) accompanying it) submitted to the building control or other competent authority in accordance with the Building Regulations together with evidence that the particulars relating to such Certificate have been entered by the building control or other competent authority on the relevant register maintained under the Building Regulations.

4.22	Not to Assign, Underlet or Part with Possession
4.22.1

Not to assign, transfer, underlet, charge, mortgage, encumber, hold on trust for another or part with the possession or occupation of the Premises or any part of it or suffer any person to occupy the Premises or any part of it as a licensee or as concessionaire without the prior written consent of the Landlord BUT

NOTWITHSTANDING the foregoing a mortgage or charge of the Tenant’s interest under this Lease to a recognised financial institution shall be permitted and the Landlord shall (subject to the provisions of this clause 4.22 or such of them as may in the reasonable opinion of the Landlord be appropriate) not unreasonably withhold or delay its consent to an assignment of the entire or an underletting of the entire of the Premises or an underletting of a single floor of the Premises or separate underlettings of each single floor of the Premises in each case to an assignee or underlessee of good and sufficient financial standing and otherwise reasonably acceptable to the Landlord, but subject to the provisions of this clause 4.22.

4.22.2

In this clause 4.22 the word “alienation” shall include any assignment, transfer, underletting, parting with the possession or occupation or the suffering of any person to occupy the Premises as a licensee or concessionaire. Without limitation to any other covenant or provision in this clause 4.22, the following covenants by the Tenant and provisions shall apply: -

(a)

in the case of an assignment and if it is reasonable to do so the Landlord may as a pre-condition to its consent require that either a parent or associate company or two sureties in each case of good and sufficient financial standing and otherwise reasonably acceptable to the Landlord shall join in such consent as aforesaid as surety or sureties for such person in order to covenant (if more than one jointly and severally) with the Landlord in the manner set out in Schedule 5 or in such other form as the Landlord may from time to time require;

(b)	the Tenant shall prior to any alienation apply in writing to the Landlord for consent to the alienation and give all reasonable information as the Landlord may require;
(c)

the Landlord's consent to any such alienation shall be given in writing either under the hand of an officer of the Landlord or as a deed and the Landlord may impose such conditions in connection with its consent as the Landlord may reasonably require;

(d)

in the case of an underlease the same shall be of the entire of the Premises or a single floor of the Premises or separate underlettings of each single floor of the Premises and such underlease shall reserve the full open market rent then payable for comparable Grade A offices in the City of Dublin in respect of the underlet premises and if required by the Landlord the undertenant shall enter into a direct covenant by deed with the Landlord to perform and observe all the covenants and obligations (other than for payment of the Basic Rent reserved by this Lease) on the part of the Tenant and conditions contained in or arising under this Lease and every such underlease shall also be subject to the following conditions, that is to say that it shall contain:

(i)	an unqualified covenant on the part of the undertenant not to assign underlet or part with or share the possession of part only of the premises underlet;
(ii)

a covenant on the part of the undertenant not to assign underlet or part with or share the possession of the whole of the premises underlet without obtaining the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed in the case of an assignment of the whole of the underlet premises);

(iii)

a covenant condition or proviso under which the yearly rent from time to time payable under such underlease shall be subject to rent reviews to full open market rent at five yearly intervals, the provisions for ascertaining such reviewed rent being otherwise consistent with Schedule 2;

(iv)	a covenant that any underleases granted out of such underlease whether immediately or immediately shall contain provisions similar to those in this clause 4.22.2(d);
(v)	covenants and conditions in the same terms as nearly as circumstances admit as those contained in this Lease;
(vi)

a provision confirming that the Tenant as landlord will exercise its option to tax the rents and other consideration payable under the underlease pursuant to Section 97(1)(a) (i) and (ii) of the VAT Act;

(e)

it shall be reasonable for the Landlord to require as a pre-condition to its consent that the assignee undertenant or other person executes and delivers to the Landlord prior to or contemporaneously with the alienation in question a valid deed of renunciation pursuant to Section 17 (1) (a) as amended of the Landlord and Tenant (Amendment) Act 1980 as amended which is satisfactory to the Landlord (acting reasonably) provided however that this will only be a requirement in the case of an assignment where the assignment takes place or is completed during the last five years of the Term;
(f)

it shall be reasonable for the Landlord to require as a pre-condition to its consent that the parties to any underlease enter into a deed of covenant with the Landlord (binding on the respective personal representatives successors and assigns of parties to the underlease) to keep confidential, so far as it is lawful to do so, the commercial terms (including the rent and any reviewed rent for the time being) of or connected with such underlease, such deed of covenant to be in a form which is satisfactory to the Landlord;

(g)

within fourteen days of every such alienation the Tenant shall give notice and full particulars of it in writing to the Landlord's solicitors together with a certified copy of each relevant deed or instrument and shall pay to the Landlord's solicitors their reasonable and properly incurred costs in connection with any such alienation.

4.22.3	In the case of any permitted underlease the Tenant further covenants and agrees:
(a)

to enforce at the Tenant’s own expense the performance and observance by every such undertenant of the covenants provisions and conditions of the underlease and not at any time (either expressly or by implication) to waive any breach of the same unless the Tenant has remedied the alleged breach;

(b)	not to agree any adjustment or revision to the rent with the undertenant without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);
(c)	not to vary the terms of any permitted underlease without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed); and
(d)

to ensure that vacant possession of the underlet premises is quietly yielded up by the undertenant at the expiration or sooner determination of the permitted term of the underlease (and in any event on Termination of the Term) free from any claims or potential claims under the Landlord and Tenant Acts 1967 to 2010.

4.22.4

In clauses 4.22.2 (d) and (e) and in clause 4.22.3 the expression “underlease” shall include an underletting as well (in an appropriate case) as a sufferance of any person to occupy the Premises or any part of it as licensee or as concessionaire and the expression “undertenant” and “underlet premises” shall be construed accordingly.

4.22.5

PROVIDED ALWAYS and it is expressly agreed and declared that without prejudice to any other ground on which the Landlord may be entitled to withhold or refuse its consent the Landlord shall be entitled and it shall be deemed reasonable for the Landlord to refuse its consent to any alienation if:

(a)

the proposed assignee undertenant or other person as aforesaid intends to alter the user of the Premises or any part of it in a manner which would be prohibited under the provisions of this Lease relating to permitted user of the Premises or under any superior lease or other deed or document affecting the Premises or the Landlords title;

(b)

in the Landlord’s reasonable opinion there are at the date of the application for consent any material outstanding breaches of any of the covenants on the part of the Tenant or conditions contained in this Lease;

(c)

in the Landlord’s reasonable opinion the alienation would give rise to a termination of the Landlord’s Option to Tax PROVIDED ALWAYS THAT it shall not be reasonable for the Landlord to withhold such consent in circumstances where prior to any such proposed alienation the Tenant pays or procures the payment to the Landlord of:

(i)	an amount equal to the amount payable by the Landlord to the Revenue Commissioners under the VAT Act as a result of such proposed alienation referred to in this clause; and
(ii)

where the amount payable under sub-paragraph (i) above is or will be subject to tax in the hands of the Landlord such further sum as will leave the Landlord in the same financial position as if such amount had not been subject to tax.

In respect of the above, the Landlord agrees to furnish to the Tenant a calculation of any sums due (the “Statement”) signed by the Landlord’s auditors or tax advisors and such Statement shall

(save in the case of manifest error) be final and binding on the parties. All amounts shall be paid in advance to the Landlord prior to issuing consent to any proposed alienation.

(d)	where the proposed assignee or undertenant or other person as aforesaid enjoys diplomatic or state immunity.
4.22.6

To furnish to the Landlord or the assignee or undertenant as appropriate a capital good record in accordance with the provisions of Section 95 (9) or Section 64 (7) of the VAT Act at or prior to any permitted assignment or underlease.

4.22.7	The Tenant may without the consent of the Landlord share possession of the Premises or any part of it with any Group Company provided that: -
(a)	notice in writing is first given to the Landlord;
(b)

such sharing shall not create the relationship of landlord and tenant and the Tenant shall not permit or allow such Group Company to acquire any rights under Landlord and Tenant legislation and shall ensure that no tenancy is created or allowed to arise;

(c)

the covenants and obligations on the part of the tenant and the conditions in or arising under this Lease and compliance by the Tenant and the Guarantor with such covenants obligations and conditions are not prejudiced or affected in any way;

and the Tenant covenants to ensure that any such sharing arrangement ceases upon or prior to termination of this Lease.

4.22.8

If at any time during the Term the provisions of Section 32(2) of the Local Government Reform Act 2014 apply to the Premises or any part of it to give to the rating authority the notice provided for in sub-section 32(2)(a) of that Act within the period specified in that sub-section (with a copy to the Landlord at the same time) and to comply with the provisions of Section 32 of the said Act.

4.23	Disclosure

Upon making any application or request in connection with the Premises or this Lease to disclose to the Landlord such information as the Landlord may reasonably require and whenever the Landlord shall reasonably request to supply full particulars:

4.23.1	of all persons in actual occupation or possession of the Premises and the basis upon which they are in such occupation or possession;
4.23.2	of all persons having an interest in the Premises (other than in the reversion to the Term); and
4.23.3	of the terms of all underleases, licences or concessions at any time affecting the Premises.
4.24	Re-letting Sign

During the last nine (9) months of the Term to allow a letting-board or notice to be fixed and retained without interference on any suitable part or parts of the exterior of the Building and to allow prospective tenants to view the Premises and the Roof Terrace at all reasonable times on Due Notice and in accordance with applicable provisions of clause 4.9.5.

4.25	Reversionary Interest
4.25.1

At all reasonable times during the Term and upon Due Notice to permit all persons authorised by the Landlord to view the Premises and the Roof Terrace in accordance with the applicable provisions of clause 4.9.5.

4.25.2

Not at any time to object to any sale notice on the exterior of the Building in relation to the reversionary interest of the Landlord or of any Superior Landlord and/or to any site notice relating to any application for planning permission being fixed and retained on any suitable part or parts of the exterior of the Building.

4.26	Preserve Easements
4.26.1	Not to block-up darken obstruct or obscure any doorway passage window light ventilator grating or opening forming part of the Building.
4.26.2

(So far as the Tenant is able) not to permit any new window light ventilator passage drainage or other encroachment or easement to be made into against or over the Building or any part of it AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any other person to give notice of same in writing to the Landlord as soon as practicable following the same coming to the Tenant's notice and at all times to afford to the Landlord such facilities and assistance as may enable the Landlord to prevent the acquisition of any right of light or other easement over the Building or any part of it.

4.27	Indemnity

To indemnify the Landlord and keep the Landlord fully and effectually indemnified from and against (both during and after Termination of the Term) any breach non-performance or non-observance of any of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease and from and against all actions costs claims expenses losses liabilities and demands whatsoever or howsoever arising from any such breach non performance or non observance.

4.28	To Pay Landlord's Costs and Expenses

To pay to the Landlord or as it may direct all reasonable costs charges and expenses (including legal costs and fees payable to any surveyor) which may be properly incurred by the Landlord, by the Basement Company or by any Superior Landlord (together with VAT in each case to the extent it is not recoverable by such party):

4.28.1

upon or incidental to every application made by the Tenant or any undertenant or occupier for a consent approval or licence required or made necessary under this Lease or the Head Lease whether the same be granted or refused or proffered subject to any lawful qualifications or conditions or whether or not the application is withdrawn;

4.28.2

in relation to or in contemplation of any notice under Section 14 of the Conveyancing Act 1881 and/or of any proceedings under that Act and/or under the Landlord and Tenant Law (Amendment) Act Ireland 1860 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or the Tenant has been relieved under the provisions of either such Act);

4.28.3

of and incidental to the preparation and service of any notice or schedule relating to any breach non-performance or non-observance of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease whether as to repair and decoration of the Premises or otherwise and whether before or after Termination of the Term;

4.28.4

the recovery or attempted recovery by the Landlord of arrears of Basic Rent, Service Charge, Public Area Service Charge, Basement Service Charge, Museum or Cultural Facility Rent, Insurance Rent, additional rents or any other rents or sums due or payable to the Landlord under this Lease or in procuring the remedy of any breach of any covenant or obligation by or on the part of the Tenant or any undertenant or occupier;

4.28.5

in relation to any application made by the Landlord at the request of the Tenant and whether or not such application is accepted, refused or withdrawn (but this sub-clause will not apply to arrangements permitted under clause 4.22.8); and/or

4.28.6

(notwithstanding the generality of the foregoing) and which arise in connection with the enforcement of any of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease.

4.29	Safety Regulations and Safety File
4.29.1

To maintain keep and hand over to the Landlord all relevant information requested by the Landlord for updating any safety file for the Building (a “Landlord's Safety File”) in respect of any construction work as defined in the Safety Regulations including any fitting-out works carried out by or on behalf of the Tenant (or any undertenant or occupier where appropriate) to the Premises;

4.29.2

In respect of any construction work carried out or to be carried out by or on behalf of the Tenant (or any undertenant or occupier where appropriate) to the Premises and which obliges the Tenant to keep a safety file (the “Tenants Safety File”) to prepare the Tenant’s Safety File in compliance with the Safety Regulations and retain in it all relevant information in relation to such construction work and on practical completion of such construction work to hand a duplicate copy of the Tenant's Safety File to the Landlord or its authorised agent or nominee.

4.29.3

To maintain, keep and update as and when required the Tenant's Safety File and when requested to do so to make same available for inspection by and/or provide a duplicate of it to the Landlord or its authorised agent or nominee.

4.29.4	To supply the Landlord with all necessary information and updates relating to the Tenant's Safety File to enable the Landlord to update any copy of it maintained by the Landlord.
4.29.5

On any permitted assignment of this Lease to hand over the Tenant's Safety File to the assignee and on Termination of the Term to hand over the original Tenant's Safety File to the Landlord or its authorised agent or nominee.

4.29.6

In the event that the Landlord makes available the Landlord's Safety File to the Tenant, to keep such file safely and return it as soon as possible or on request to the Landlord or its authorised agent or nominee.

4.29.7

To comply with the provisions of the Safety Regulations including the provisions for appointment of a Project Supervisor for the design stage or process and a Project Supervisor for the construction stage of any applicable works.

4.30	BER Certificate
4.30.1

Where the Tenant prepares obtains commissions or procures a BER Certificate in respect of the Premises to provide promptly to the Landlord a copy of that BER Certificate and any recommendation report and related information free of charge and (if not apparent from that copy) supply details to the Landlord of the reference number of that BER Certificate.

4.30.2	Not without the prior written consent of the Landlord to cause or permit a BER Certificate for the Premises or any Nearby Property to be invalidated or materially adversely affected.
4.30.3

To allow the Landlord to have access to all documentation data and information in the Tenant’s possession or control reasonably required to prepare any BER Certificate for the Premises or any Nearby Property;

4.30.4	To comply in respect of the Premises with any duty or obligation lawfully imposed under the EPB Regulations.
4.31	VAT
4.31.1

Where the Landlord has exercised the Landlord’s Option to Tax the rents payable under this Lease pursuant to section 97(1) of the VAT Act, the Tenant shall upon service or delivery of a proper VAT invoice pay to the Landlord an amount equal to any VAT properly chargeable on the rents and any other payments reserved or payable pursuant to this Lease or, if applicable, on the grant or surrender (or deemed surrender) of this Lease.

4.31.2

Fully and properly to maintain all documents and records necessary for the Landlord to be able to determine the VAT history of the Premises in accordance with the provisions of the VAT Act and to make available to the Landlord or any person authorised by the Landlord all such documents and records upon reasonable request made at any time during or within a reasonable period after Termination of the Term.

4.31.3	The Landlord hereby notifies and confirms to the Tenant that it is exercising the Landlord’s Option to Tax.
4.31.4

Where the Landlord has exercised Landlord’s Option to Tax, the Landlord may terminate the Landlord’s Option to Tax at any time, pursuant to section 97 of the VAT Act. Any termination of the Landlord’s Option to Tax shall be at the sole discretion of the Landlord.

4.31.5

Where the Landlord has terminated the Landlord’s Option to Tax, the Landlord may at any time during the Term exercise a Landlord’s Option to Tax by giving notice to the Tenant pursuant to Section 97 of the VAT Act. Where such notice is given, the provisions of clause 4.31.1 shall apply .

4.31.6

Where, during the Term, the Landlord’s Option to Tax is terminated pursuant to section 97(1)(d)(iii), (iv) or (v) of the VAT Act as a result of a breach by the Tenant of either clause 4.14 or 4.22, then the Tenant will reimburse, and indemnify the Landlord on a net of tax basis against the amount of any deductibility adjustment suffered by the Landlord.

4.32	Stamp Duty

To pay to the Landlord the stamp duty on this Lease and its counterpart and any extension or renewal of this Lease.

4.33	Tenants Indemnity and Insurance
4.33.1

To indemnify and keep the Landlord, the Basement Company and any Superior Landlord and any other person having any estate or interest in the Building or any part of it from time to time fully and effectually indemnified from and against all losses liabilities damages costs expenses actions claims and demands which may be suffered by or recovered or made or claimed against the Landlord, the Basement Company, any Superior Landlord or any such other person in respect of any death or injury to any person or the loss or damage of any property of any person arising from or in connection with:

(a)

the use or occupation of the Premises or the Roof Terrace or the use operation inspection repair or maintenance of any Tenant Plant or other items in on or used or operated in connection with or serving the Premises or the Roof Terrace;

(b)	the state of repair or condition of the Premises or the Roof Terrace;
(c)

the making by or on behalf of the Tenant or any undertenant or occupier of any alteration addition or improvement to the Premises or the state of repair or condition of any such alteration addition or improvement;

(d)	the exercise of the Granted Easements by the Tenant or any undertenant or occupier or any person authorised by the Tenant or any undertenant or occupier;
(e)	any work carried out or in the course of being carried out by or for the Tenant or any undertenant or occupier;
(f)

anything now or hereafter attached by the Tenant or any undertenant or occupier to or projecting from the Premises or any other cause whatsoever arising from or in connection with the Premises or the exercise of the Granted Easements for which the Tenant or any undertenant or occupier is or are responsible.

4.33.2

To insure and keep insured all tenant’s and trade fixtures and fittings in on and/or serving the Premises and all glass doors in the Premises in each case to the full reinstatement cost of same from time to time (such policy to contain an indemnity to the Landlord and if directed by the Landlord any other person having any estate or interest in the Premises from time to time) and to lay out all monies received in respect of such insurance in repairing and reinstating any broken or damaged fixtures and fittings and to make good any deficiency out of the Tenant’s own monies.

4.33.3

To effect and keep in force during the Term such public liability, employer’s liability and other policies of insurance in each case in an amount and on terms satisfactory to the Landlord acting reasonably (to the extent that such insurance cover is available) as may be necessary to cover the Tenant and any permitted undertenant or occupier against any claim arising under clause 4.33.1 and to extend such policies of insurance so that the Landlord, the Basement Company, any Superior Landlord and any person having any estate or interest in the Building or any part of it from time to time is indemnified by the insurers in the same manner as the Tenant and to procure that each such policy of insurance contains a provision that the policy shall not be cancelled without giving 30 days prior notice in writing to the Landlord.

4.33.4

To produce to the Landlord on request evidence that the policies of insurance provided for in this clause 4.33 and those relating to any insurance required under clauses 4.10.8 and/or 4.15.4 are valid and subsisting together with a copy of the relevant policies or proper evidence of all applicable terms and conditions excesses limitations and exclusions.

4.34	Refuse

To comply with all written rules and regulations as the Landlord or the Landlord’s Managing Agents may from time to time make or give or authorise with regard to the storage management treatment and disposal of waste and refuse and also to comply with all requirements of any local or other competent authority as to such storage management treatment and disposal.

4.35	No obstructions

Not to do anything which may in any manner damage or obstruct the fair use by others of or materially interfere with any Building Common Areas, any Common Parts, the Basement or the Development Area or any other areas over which the Tenant may at any time have any right or licence to access or use and not to park any vehicle of any description on any road or open area within the Development Area.

4.36	Not to allow registration to lapse

In the event that the Tenant or any Guarantor is at any time a company within the meaning of the Companies Act, 2014 to maintain its registration in the Companies Registration Office and not to permit same to lapse or to be struck off the Register of Companies.

4.37	Covenants and provisions affecting the Landlord’s title
4.37.1

So far as they affect or relate to the Premises or the exercise of the Granted Easements to observe and perform the covenants and provisions affecting the title of the Landlord insofar as the same are subsisting and capable of being enforced against the Premises or the owner landlord tenant or occupier of it or against the person exercising or entitled to exercise the Granted Easements.

4.37.2

Without prejudice to the generality of clause 4.37.1, so far as they affect or relate to the Premises or the exercise of the Granted Easements to observe and perform the agreements covenants restrictions and stipulations contained or referred to in the Head Lease (other than the covenant to pay the yearly rent reserved by the Head Lease).

4.38	Regulations
4.38.1

To comply with the reasonable written rules and regulations consistent with this Lease made by the Landlord, any Superior Landlord and/or the Landlord’s Managing Agent from time to time in accordance with the principles of good estate management relating to management control use and conduct of the Building Common Areas and/or the management and security of the Building.

4.38.2

To comply with the reasonable written rules and regulations (whether notified to the Landlord and then to the Tenant or directly to the Tenant) made from time to time by the Public Areas Management Company in relation to the Public Areas and/or by the Basement Company in relation to the Basement.

4.39	Tenant Plant Area
4.39.1

Not to use the Tenant Plant Area for any purpose other than the operation inspection repair and maintenance of Tenant Plant the installation of which has first been approved in writing by the Landlord and which serves only the Premises.

4.39.2

Not to install any new or additional plant machinery equipment or apparatus or remove or replace any approved Tenant Plant that exists as of the Term Commencement Date in the Tenant Plant Area without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and provided also that any such new or replacement plant equipment machinery or apparatus shall not (unless otherwise expressly agreed in writing by the Landlord): -

(a)	have a material adverse effect on the operation or efficiency of any Conduits, Building Management Systems or Machinery;
(b)

render the Premises or any Nearby Property non-compliant with the Planning Acts (including Building Regulations) or any Act or give rise to any requirement for a new or revised fire safety certificate or disability access certificate in respect of the Premises or any Nearby Property;

(c)	result in any material increase in the level of services required to be provided by any Conduits, Building Management Systems or Machinery; or
(d)	increase to any material extent any noise vibration or emission levels above those originally specified and approved in connection with the Tenant Plant that exists on the Term Commencement Date.
4.39.3	Not in connection with the use of or access to the Tenant Plant Area to cause any damage to the Building or any part of it.
4.39.4

To perform and observe with respect to the Tenant Plant Area where appropriate those of the covenants on the part of the tenant and conditions contained in this Lease which apply to the Premises as if the same were set out in full in this clause 4.39.

4.40	Roof Terrace Repairs

Not to cause any damage to the Roof Terrace or the roof membrane, surfaces, finishes and pavings of or on the part of the roof of the Building on which the Roof Terrace is located or to any part of the Main Structure and to pay to the Landlord and indemnify the Landlord against all reasonable costs charges expenses liabilities and losses (including in respect of any repairs or maintenance) incurred if any such damage is caused or which arise from or in connection with any use of the Roof Terrace by the Tenant or any undertenant or occupier of the Premises or any servant agent invitee or licensee of the Tenant or any such undertenant or occupier.

5	LANDLORD’S COVENANTS

The Landlord covenants with the Tenant as follows:

5.1

That so long as the Tenant pays the rents additional rents and other sums reserved or made payable under this Lease and observes and performs the covenants and obligations on the part of the Tenant and the conditions contained in or arising under this Lease the Tenant may hold and enjoy the Premises and the rights granted by this Lease peaceably during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

5.2	Insurance
5.2.1

Subject to payment by the Tenant of the Insurance Rent and subject to the necessary cover against any particular Insured Risk being available in the reasonable opinion of the Landlord at reasonable rates and on reasonable terms in the market, at all times during the Term (unless such insurance shall be vitiated or avoided by any act, omission or default of or on the part of the Tenant or any undertenant or occupier of the Premises or the servants, agents, invitees or licensees of the Tenant or any such undertenant or occupier) to cause to be insured in such manner as the Landlord may from time to time reasonably determine:-

(a)	the Building (but excluding tenants or trade fixtures or fittings) for Loss or Damage against the Insured Risks;
(b)

loss of the Basic Rent, service charges and the Museum and Cultural Facility Rent payable under this Lease and the equivalent rents and service charges reserved in other leases of or otherwise applicable to other parts of the Building at the rates for the time being payable or prospectively payable for such period as the Landlord may from time to time deem necessary (but not exceeding four years) following Loss or Damage by any Insured Risks;

(c)	liabilities of the Landlord in respect of property owner’s, public and third party risks in such sum and on such terms as the Landlord reasonably require; and
(d)	such other insurances as the Landlord may in its reasonable discretion from time to time deem necessary to effect.
5.2.2	At the request of the Tenant (made not more than once in any calendar year) to produce to the Tenant reasonable evidence from its insurers of the terms of any policy or policies of such insurance.
5.2.3	As and when requested in writing from time to time by the Tenant, the Landlord shall endeavour to:
(a)

procure a waiver of subrogation rights (if any) against the Tenant in respect of the Premises if and so long as such a waiver is reasonably available and provided that any additional premia and costs properly incurred as a result shall first be discharged by the Tenant;

(b)

if and so long as reasonably available procure that the insurance policy or policies in respect of the Insured Risks contain a provision that the insurance shall not be invalidated by any change of occupancy or increase of risk taking place in or on the Premises without the knowledge of the Landlord provided that the Landlord shall upon the same coming to its knowledge give notice to the insurers (so long as such a provision is reasonably available and provided that the Tenant shall first discharge any additional premia and costs as may be required).

5.3	Suspension of Rent

If any part of the Building is damaged or destroyed by any of the Insured Risks from time to time so as to render the Premises unfit for occupation and use by the Tenant or inaccessible then (unless any policy of insurance has been vitiated or avoided or any insurance monies shall be irrecoverable in whole or in part by reason of any act, neglect, default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants, agents, invitees or licensees) the Basic Rent and Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered reasonably fit for occupation or use and reasonably accessible or until the expiry of a period of four (4) years (or such other period (but not less than three (3) years) period that is actually covered by the Landlord’s loss of rent insurance in respect of the Building) from the date of destruction or damage (whichever shall first occur)

PROVIDED THAT in the event of a dispute concerning the provisions of this clause the same shall be referred to arbitration by the Surveyor in accordance with the provisions of the Arbitration Act.

5.4	Reinstatement and Determination
5.4.1

If during the Term any part of the Building is damaged or destroyed by any of the Insured Risks (and unless any policy of insurance has been vitiated or avoided or any insurance monies shall be irrecoverable in whole or in part by reason of any act, neglect, default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants, agents, invitees or licensees) then subject to:

(a)

the Landlord obtaining or procuring any necessary planning permissions, licenses, approvals and consents (which the Landlord shall use its reasonable endeavours to obtain or procure but without being obliged to defend or prosecute any appeals);

(b)	the necessary labour and materials being and remaining available (which the Landlord shall use its reasonable endeavours to obtain or procure); and
(c)	(if applicable) the payment by the Tenant to the Landlord of any money payable under clauses 4.11.2 and/or 4.12.3 of this Lease;

the Landlord will lay or procure the laying out of the insurance monies received (other than any in respect of loss of rents and service charges or liability to third parties) and unless clause 5.4.5 applies making up any shortfall over and above the Insurance Excess from its own resources in rebuilding or reinstating such part(s) of the Building so damaged or destroyed which are required for the permitted use and enjoyment of and access to the Premises as soon as is reasonably practicable (and, in respect of any part of the Premises so damaged or destroyed, having regard to the former or existing design and layout of the Premises but not necessarily in the same form, layout or manner or method of construction).

5.4.2

In the event of reinstatement or rebuilding under clause 5.4.1 being frustrated or proving impossible or if for any reason any such part of the Building so damaged or destroyed by any of the Insured Risks shall not be reinstated so as to render the Premises reasonably fit for occupation or use and reasonably accessible again within three (3) years (or such longer period that is actually covered by the Landlord’s loss of rent insurance) from the date of such damage or destruction the Landlord or (subject to the proviso to this clause) the Tenant may at any time thereafter by written notice given to the other party determine the Term (without payment of any fine or premium or any right to compensation as a result) with immediate effect and the Landlord will then be solely entitled to all insurance monies, but such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of the terms of this Lease provided however that the Tenant shall not be entitled to determine the Term in the event that any policy of insurance has been vitiated or avoided or any insurance monies being irrecoverable in whole or in part by reason solely or in part of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees.

5.4.3

If the Building or any part of it is destroyed or damaged by any of the Insured Risks and reconstruction has not commenced due to any circumstance outside the Landlord’s reasonable control within two years of the date of such destruction or damage the Landlord shall be entitled, without limitation to any other provision of this Lease, in lieu of reinstating the Building or any part of it to give written notice to the Tenant stating that the Building will not be reconstructed or rebuilt. Within three (3) Months from the date of service by the Landlord of such notice, the Tenant shall forthwith surrender this Lease without any compensation being paid to the Tenant in respect of such early determination but without prejudice to any right of action or remedy of either party to this Lease in respect of any breach non observance or non performance of any of the covenants or conditions contained in this Lease prior to such termination.

5.4.4	Uninsured Risks

If the Building is wholly or substantially damaged or destroyed by an Uninsured Risk so as to render the Premises unfit for occupation and use by the Tenant or inaccessible then:

(a)	the Tenant shall immediately notify the Landlord in writing of such destruction or damage caused by an Uninsured Risk;
(b)

the provisions of clause 5.3 (suspension of rent) will apply as if the Premises had been damaged or destroyed by an Insured Risk and remained in that state throughout the period that is covered by the Landlord’s loss of rent insurance in those circumstances or (if it ends sooner) throughout the period which ends on the date the Premises shall again be rendered reasonably fit for occupation or use and reasonably accessible, provided however that the provisions of clause 5.3 shall not so apply if any policy of insurance has been vitiated or avoided or any insurance monies are irrecoverable in whole or in part by reason of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees;

(c)

neither the Landlord or the Tenant will be under any obligation to repair decorate rebuild or reinstate the Premises or the Building or to contribute to the costs of doing so except (in the case of the Tenant) where the provisions of clause 5.4.5 apply or (in the case of the Landlord) in accordance with the provisions of this clause 5.4.4;

(d)	the Landlord may but is not obliged to serve a Reinstatement Election Notice on the Tenant;
(e)

if the Landlord does not serve a Reinstatement Election Notice on the Tenant during the Reinstatement Election Period the Tenant may within three (3) months following the end of the Reinstatement Election Period serve written notice on the Landlord ending this Lease but the Tenant may not serve such a notice if either (i) the Landlord has served a Reinstatement Election Notice following the end of the Reinstatement Election Period or (ii) any policy of insurance has been vitiated or avoided or any insurance monies are irrecoverable in whole or in part by reason of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees;

(f)

if the Landlord elects in the Reinstatement Election Notice to rebuild and reinstate the Premises the provisions of clauses 5.4.1 to 5.4.3 inclusive and clause 5.4.6 will apply as they would have applied had there been damage or destruction by any of the Insured Risks;

(g)	time shall be of the essence in respect of any period specified for the service of any notice under this clause 5.4.4.
5.4.5

In the event that any policy of insurance has been vitiated or avoided or any insurance monies being irrecoverable in whole or in part by reason solely or in part of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees, the Tenant shall and hereby covenants to indemnify and keep fully and effectually indemnified the Landlord from and against any actions, proceedings, liabilities, claims, damages, costs, expenses or losses arising from any such act, neglect, default or omission (or a fair proportion of same where such irrecoverability is also caused by others (that is other than the Tenant or any undertenant or occupier or their respective servants agents invitees and licensees).

5.4.6

For the avoidance of doubt it is expressly acknowledged and agreed that the Landlord shall not be responsible or liable to the Tenant for any default or delay in the execution or completion of any works or services provided for in this clause 5.4 which arises from or in connection with any event or circumstance which is outside the Landlord’s reasonable control including war, revolution, terrorist act, explosion, lightning, civil commotion, extreme weather, flood, hurricane, storm or other actions of the elements, Acts of God or public enemy, restriction order or restraint of any governmental authority whether state or local or any Court, act of any civil or military authority, fire, accident, strike, lock-out or other industrial action or trade dispute of whatever nature, delay or default of or on the part of suppliers or contractors or any other cause or circumstance beyond the reasonable control of the Landlord but the Landlord will use reasonable endeavours to minimise so far as reasonably practicable any such delay.

5.5	Services

Subject to the Tenant paying the rents and additional rents reserved by this Lease, the Landlord will use its reasonable endeavours to carry out and provide or to procure the carrying out and provision in accordance with the principles of good estate management of those of the Building Services and those of the Basement Services and the Public Area Services in each case which are required for the proper and permitted use and enjoyment of the Premises and the Granted Easements during Business Hours subject to the provisions of Schedule 3 and where applicable the provisions of the Head Lease and provided nevertheless that: -

5.5.1

the Landlord shall be entitled to employ (at reasonably competitive rates) agents, managers and contractors (including independent contractors) or such other persons as the Landlord may from time to time reasonably think fit and (on reasonably competitive terms) to buy, hire, rent or acquire on hire purchase or by way of lease any plant, equipment, machinery, systems or any items required for or in connection with the Building Services and the costs, fees, charges, expenses and outgoings paid or incurred as a result shall be included in the Expenditure;
5.5.2	the Landlord shall not be responsible for any temporary delay or omission in carrying out or providing the Building Services;
5.5.3

the Landlord shall be entitled to cease or temporarily withdraw or procure the cessation or temporary withdrawal of the provision of or add to or procure the addition of any item of Building Services or any matter or thing referred to in Part 2 of Schedule 3 if the Landlord at its absolute discretion deems it desirable or expedient so to do in the interests of good estate management;

5.5.4

the Landlord shall not be responsible for any failure or delay in carrying out or providing any of the Building Services unless and until it has received written notice of such failure or delay from the Tenant (and then only subject to the provisions of this Lease) and if the Landlord shall then fail or continue to delay in carrying out or providing any of the Services or procuring same then, subject to the provisions of this Lease, the Tenant’s sole remedy shall be an action to compel the same to be carried out and provided in accordance with the obligations of the Landlord under this Lease;

5.5.5

the Landlord shall not be responsible for any failure or delay on the part of the Basement Company or the Public Areas Management Company in carrying out or providing any of the Basement Services or as the case may be the Public Area Services but the Landlord will take such steps as are reasonable to procure that such of the Basement Services and Public Area Services as are necessary for the permitted use and enjoyment of the Premises are provided (but on the basis that the reasonable costs fees charges expenses and outgoings properly incurred as a result shall be included in the Expenditure).

5.6	Head Lease

Subject to compliance by the Tenant with the covenants and obligations on the part of the Tenant and the conditions contained in or arising under this Lease, to use its reasonable endeavours

(a)	to perform and observe or procure performance or observance of the covenants on the part of the lessee and conditions contained in the Head Lease; and
(b)

to procure that the Superior Landlord the Basement Company and the Public Areas Management Company perform and observe their respective covenants contained in the Head Lease (unless this would involve litigation or arbitration and the Landlord’s legal advice is that such litigation or arbitration is more likely than not to be unsuccessful)

in each case to the extent that such performance or observance is necessary for the permitted use and enjoyment of the Premises provided however that this covenant shall not apply where or to the extent that any such performance or observance is the responsibility of the Tenant under this Lease.

6	PROVISOS

PROVIDED ALWAYS AND IT IS AGREED AND DECLARED AS FOLLOWS:

6.1	Forfeiture

If:

6.1.1	the rents or additional rents under this Lease shall be unpaid in whole or in part for twenty one (21) days after any of the days appointed or provided in this Lease for payment; or
6.1.2

if any of the covenants or obligations on the part of the tenant or conditions contained in or arising under this Lease shall not be observed or performed the Tenant having first being given reasonable written notice (as reasonably determined by the Landlord) requiring compliance; or

6.1.3

the Tenant or any Guarantor (either or both being an individual or firm or if more than one individual or firm then any one of them) commits an act of bankruptcy for the purposes of Section 7 of the Bankruptcy Act 1988 or shall become bankrupt or has a bankruptcy petition presented against him or it (in each case whether in Ireland or elsewhere) or is insolvent within the meaning of the Personal Insolvency Act 2012 or suffers any distress or execution to be levied on the Premises or compounds or arranges with his or its creditors or shall have a receiving order made against him or it; or

6.1.4

the Tenant or any Guarantor (either or both being a body corporate, or if more than one body corporate then any one of them) shall compound or arrange with creditors or go into liquidation either compulsorily or voluntarily or has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members voluntary winding up for the purposes of a solvent amalgamation or reconstruction or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a provisional liquidator is appointed or a receiver or statutory receiver or receiver and manager or administrator is appointed in respect of the Premises or any part of it or any of the assets or undertaking of the Tenant or such Guarantor; or

6.1.5	the Tenant or any Guarantor (either or both being a body corporate, or if more than one of them) permit or suffer to be appointed any examiner or interim examiner or administrator; or
6.1.6	the Tenant or any Guarantor shall be unable or admits its inability to pay its debts as they fall due; or
6.1.7	the Tenant or any Guarantor (either or both being a body corporate) shall be struck off the register in the Companies Registration Office or is dissolved and is not re-instated within 30 days; or
6.1.8	the Tenant or any Guarantor (either or both being an individual) dies or becomes incapable of managing his affairs;

then and in any such case the Landlord may at any time re-enter the Premises and the Term shall then absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either the Landlord or the Tenant against the other in respect of any antecedent breach, non-performance or non-observance of any of the covenants obligations or conditions contained in or arising under this Lease.

6.2	[Clause not used.]
6.3	Waiver of Right to Surrender

In case the Premises or any part of it shall be destroyed or become ruinous and uninhabitable or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Tenant absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord & Tenant Law Amendment Act, Ireland, 1860 or otherwise.

6.4	Service of Notices/Proceedings
6.4.1

In addition to any other prescribed mode of service any notice requiring to be served under this Lease on the Tenant shall be validly served if where left addressed or sent by post to the Tenant (or if there shall be more than one of them to any one or more of them) at the Premises or if a company at the registered office of the Tenant.

6.4.2

For so long as the Tenant is Hubspot Ireland Limited any notice served on the Tenant under clause 6.4.1 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Tenant).

XXX@hubspot.com

YYY@hubspot.com

6.4.3

Any notice required to be served on the Landlord shall be served at or posted to the address of the Landlord specified in this Lease or such other address as the Landlord may from time to time notify to the Tenant marked for the attention of the Company Secretary (if the Landlord is a company)

6.4.4

In addition to any other prescribed mode of service any notice requiring to be served under this Lease shall be validly served in the case of the Guarantor where left addressed or sent by post to the Guarantor (or if there shall be more than one of them to any one or more of them) to the registered office in Ireland of the Guarantor or in the case of an individual the last known address in Ireland of the Guarantor or such other address in Ireland as is specified in a notice given by the Guarantor to the Landlord but where the Guarantor does not have a registered office or address in Ireland or does not specify an address in Ireland as set out above any such notice may be served on the Tenant in accordance with clause 6.4.2 and this will be deemed valid service on the Guarantor.

6.4.5

For so long as the Guarantor is Hubspot Inc. any notice served on the Guarantor or the Tenant under clause 6.4.4 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Guarantor or the Tenant).

XXX@hubspot.com

YYY@hubspot.com

6.4.6	Unless it is returned through the post office undelivered, a notice sent by post is to be treated as served on the second Working Day after posting whenever and whether or not it is received.

6.4.7	If the receiving party consists of more than one person, than a notice to one of them is a notice to all.
6.5	Appointment of the Surveyor
6.5.1

Where this Lease provides for the determination of any matter by the Surveyor then he shall be nominated by agreement between the Landlord and the Tenant as soon as is reasonably practicable or in default of agreement shall be appointed on the written application of either party by the President for the time being of the Society of Chartered Surveyors Ireland.

6.5.2

If the Surveyor shall fail or refuse to accept his appointment or shall fail to give notice in writing of his decision within four months of his appointment or shall die or otherwise become incapable of acting or if it shall become apparent that for any reason he will be unable to complete his duties the Landlord or the Tenant if they fail to agree on a substitute appointment within four weeks of attempting so to do may apply to the President for the time being of the Society of Chartered Surveyors Ireland for such a substitute to be appointed AND such procedure may be repeated as many times as necessary (but subject in the case of any arbitrator to the provisions of the Arbitration Act).

6.5.3

If the President for the time being of the Society of Chartered Surveyors Ireland shall for any reason not be available or be unable to make such appointment at the time of application the appointment may be made by his duly appointed deputy or the Vice President or the next senior officer of the said Society then available and willing to make such appointment and if no such person shall be available and willing to make such appointment then the appointment will be made by the President for the time being of the Law Society of Ireland.

6.5.4

Either party shall be at liberty to pay the entire of the fees and expenses of the Surveyor in which event the party so paying shall be entitled to be reimbursed by and to recover from the other on demand the proportion so paid on behalf of the other.

6.6	Easements

The Premises is held and is demised subject to all rights of light and air and all other easements and rights (if any) now enjoyed by the Nearby Property. Nothing in this Lease shall impliedly grant to or confer upon the Tenant any right of access or light or air or any other easement or right other than those expressly granted by this Lease.  The Tenant shall not be entitled to any such right or easement which would restrict or interfere with the proper use or permitted development of the Nearby Property.

6.7	Power to Deal with Nearby Property

The Landlord and any Superior Landlord shall have the power and right at all times without obtaining any consent from or making compensation to the Tenant to deal with any Nearby Property for the time being belonging to the Landlord or any Superior Landlord or in respect of which the Landlord or any Superior Landlord has or may at any time have any estate or interest as it may think fit and to erect or permit to be erected on any such Nearby Property any building or buildings whatsoever. Nothing contained in this Lease shall impose or be deemed to impose any restriction on the use of any land or buildings not demised by this Lease or prevent or restrict in any way the development or alteration of any Nearby Property or the layout and design of it but the Landlord shall use reasonable endeavours to see that so far as reasonably practicable the Tenant’s use and enjoyment of the Premises is not materially adversely affected.

6.8	No warranty as to the User

Neither the grant of this Lease nor the limiting of the use of the Premises to the Permitted Use shall in any way be taken as a warranty or confirmation that the Permitted Use is a user which is permitted by or that the exercise of any Granted Easements is permitted by the Planning Acts or under any other Act or any local authority requirement or will remain as such.

6.9	Exclusion of Landlord Liability

Notwithstanding anything to the contrary in this Lease neither the Landlord nor any Superior Landlord shall be liable to the Tenant or any under-tenant or occupier of the Premises nor shall the Tenant or any such under-tenant or occupier have any claim against the Landlord or any Superior Landlord arising from or in connection with any failure or delay in carrying out or providing any of the Building Services or any interruption in the supply of any Utilities or in the operation of any Machinery or any temporary closure or diversion of any of the Building Common Areas, the Common Parts or any Conduits where any such failure delay interruption closure or diversion is due wholly or partly to any necessary or reasonable (including maintenance, repair, overhauling or replacement) inspection or works or any damage or destruction by any risk (whether or not one of the Insured

Risks) or any cause or circumstance beyond the reasonable control of the Landlord or the Superior Landlord (including war, civil commotion, terrorism, strike, lock-out, labour dispute, shortages of labour or materials, inclement weather, default or delay on the part of suppliers or contractors, non-compliance by any tenant or occupier of the Building with its contractual obligations, or any electrical or mechanical defect malfunction or breakdown or the stoppage of any mains supplies) but the Landlord will use reasonable endeavours to resume provision of the relevant services as soon as reasonably practicable.

6.10	Control and variation of Retained Parts

The Retained Parts shall at all times be subject to the exclusive control and management of the Landlord or its nominee (and/or if applicable any Superior Landlord or its nominee). The Landlord and/or any Superior Landlord may at any time alter add to or change the use of any part of the Building Common Areas or to change the area level layout location and arrangements of the Retained Parts or any of them or of any Nearby Property provided that in each case the Landlord shall use reasonable endeavours to maintain or procure the maintenance of reasonable access to the Premises and the Building Common Areas directly serving the Premises and the Landlord shall also use all reasonable endeavours to prevent so far as reasonably practicable the Tenant’s occupation of the Premises from being materially impaired.

6.11	Landlord’s Regulations

It shall be lawful for the Landlord, any Superior Landlord and/or the Landlord’s Managing Agent to make such reasonable written regulations consistent with this Lease from time to time as the Landlord, any Superior Landlord and/or the Landlord’s Managing Agent may think fit for the management control use and conduct of the Building Common Areas (including the Car Park) and/or management and security of the Building and to vary and/or add to such regulations from time to time.

6.12	No right to enforce covenants

Neither the grant of this Lease nor anything contained in this Lease shall confer upon the Tenant any right to the benefit of or to enforce directly or indirectly any covenant or condition contained in any lease, contract or other instrument relating to any Nearby Property.

6.13	No Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation contained in any newspaper advertisement or given orally or contained in any brochure letter document or handout made or provided by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease or in correspondence with or written replies to enquiries received from the Landlord’s solicitor.

6.14	Consents, Agreements etc. of Landlord

No consent, agreement, variation, waiver or approval under this Lease or modification of this Lease shall bind the Landlord unless same is in writing duly signed and executed by a duly authorised officer of the Landlord (or by a person duly authorised in writing by the Landlord).

6.15	No Continuing Liability

The obligations of the Landlord under this Lease are not personal to and shall be fully binding on the owner of the reversion to this Lease from time to time but shall not be enforceable against any person who has owned the reversion after that person has parted with all interest in it (except in relation to any period when that person was actually the owner of the reversion to this Lease).

6.16	Severance

In the event that any covenant or condition contained in this Lease shall be determined to be void or unenforceable in whole or in part for any reason whatsoever such unenforceability or invalidity shall not affect the enforceability or validity of the remaining covenants and conditions or parts of it and such void covenants or conditions shall be deemed to be severable from any other covenants and conditions or parts of it. If any covenant or provision contained in this Lease shall be determined to be void or unenforceable in whole or in part by reason of the area, scope, duration or type of restriction covered by the said covenant the same shall be given effect to in such reduced or modified form as may be decided as reasonable by any Court of competent jurisdiction.

6.17	No Set-Off

The Tenant shall not be entitled to make any counterclaim in respect of or set off against any rent additional rent or payment due or payable to the Landlord under this Lease or otherwise and agrees to pay all such rents and additional rents and make all such payments in full without any set-off or counterclaim of any nature.

6.18	No Waiver

If the Landlord accepts or demands the Basic Rent, Service Charge, Insurance Rent or any additional rents or other sums reserved or made payable under this Lease after the Landlord or its agents have become aware of or have had notice of any breach, non-performance or non-observance of any of the covenants or obligations on the part of the Tenant (or any undertenant or other occupier) or conditions contained in or arising under this Lease or any underlease,  such acceptance of or demand for the Basic Rent, Service Charge, Insurance Rent or any additional sums will not waive any such breach, non-performance or non-observance or any of the Landlord’s rights or remedies under or by virtue of the Lease or otherwise (including any rights of forfeiture or re-entry) and the breach, non-performance or non-observance will be a continuing breach, non-performance or non-observance of the covenants obligations or conditions in question so long as it continues and the acceptance of or demand for Basic Rent, Service Charge or Insurance Rent or any additional rents or any such sums shall not be a defence in any action or proceeding by or on the part of the Landlord.

7	TENANT’S BREAK OPTION
7.1

Notwithstanding the length of the Term, the Tenant may terminate this Lease on the Break Option Date subject to the conditions in clause 7.2 being satisfied on that date by giving the Landlord not less than twelve (12) Months notice in writing (and time shall be of the essence in regard to such written notice) prior to the Break Option Date (the “Option Notice”) and subject also to receipt by the Landlord from the Tenant on or before the service of the Option Notice of the clear sum equal to six (6) Months Basic Rent then payable under this Lease together with any VAT payable in respect of that sum. If an Option Notice is duly given in accordance with the provisions of this clause 7 this Lease will determine on the applicable date for termination but without prejudice to the remedies of either party against the other in respect of any antecedent breach of any of the covenants obligations or conditions contained in or arising under this Lease.

7.2	The Tenant shall prior to or on the applicable date for termination of this Lease ensure that the following conditions are complied with, namely that:
(a)

all Basic Rent, Service Charge, Basement Service Charge, Public Area Service Charge, Museum or Cultural Facility Rent, Insurance Rent and any and all other rents payments and outgoings due or payable under this Lease up to and including the relevant Break Option Date have been paid in full to the Landlord or as the Landlord may direct provided however that, except for Basic Rent and any sums that have already been invoiced or demanded in writing, the Landlord will (if requested in writing to do so) provide a statement of all payments required as aforesaid in order for the Tenant to comply with this paragraph (a) (but any error or omission in any such statement shall not otherwise prejudice or affect the Landlord’s right to recover the correct or omitted sums); and

(b)

vacant possession of the whole of the Premises is given to the Landlord free from encumbrances and free from any claims or potential claims under the Landlord and Tenant Acts 1967 to 2010 or otherwise (and so that the provisions of clause 4.8.4 shall apply to “vacant possession”); and

(c)
(i)

the original of this Lease or if the original of this Lease has been lost or destroyed a statutory declaration satisfactory to the Landlord (acting reasonably) confirming this and the relevant circumstances and confirming that the original of the Lease has not been pledged or lodged with any person by way of security and is not subject to any lien, claim or encumbrance of any kind;

(ii)	if applicable, a duly executed release of any mortgage, charge or encumbrance over this Lease or affecting the lessees interest in the Premises;
(iii)	if applicable, evidence satisfactory to the Landlord of the valid termination of any sub-lease, licence, concession or any other interest in or affecting the Premises or any part of it; and
(iv)

if requested by the Landlord at least one month prior to the Termination of the Term, a duly executed assignment or surrender in favour of the Landlord or as the Landlord may direct together with all documents and declarations reasonably required in connection with the same or the registration of the same

7.3

Where the Tenant exercises its right of termination pursuant to this clause 7 and the Tenant is a capital goods owner for VAT purposes and any such capital goods (as defined in the VAT Act) remain within the Premises, the Landlord hereby undertakes to be responsible for all obligations under Chapter 2 of Part 8 of the VAT Act in respect of such capital goods from the date this Lease is terminated. The Tenant shall promptly provide to the Landlord copies of Capital Goods Records (as defined in Section 64(12) of the VAT Act) as required in respect of the capital goods transferred.

7.4

Notwithstanding service of an Option Notice in accordance with this clause 7, the Tenant covenants to fully perform observe and comply with the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease up to and including the Break Option Date.

8	GOVERNING LAW AND JURISDICTION
8.1	This Lease shall be governed by and construed according to the laws of Ireland applicable to contracts made wholly to be performed in Ireland.
8.2

For the benefit of the Landlord, the Tenant and Guarantor irrevocably acknowledge and agree that the Courts of Dublin, Ireland are to have jurisdiction to settle any dispute which may arise out of or in connection with this Lease and the Tenant and the Guarantor hereby submit to such jurisdiction.

8.3

Nothing contained in this clause shall limit the right of the Landlord to take proceedings against the Tenant and/or the Guarantor in any other Court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

9	GUARANTOR COVENANTS

In consideration of this Lease having been entered into at its request, the Guarantor covenants and agrees with the Landlord, as a primary obligation, in the terms set out in Schedule 5.

10	CERTIFICATES

IT IS CERTIFIED that the Landlord and the Tenant are not connected with one another and no resolution approving this transaction for the purposes of Section 238 of the Companies Act, 2014 is required.

IN WITNESS of which the parties to this Lease have executed this Lease as a deed in the manner set forth below.

SCHEDULE 1 - PART 1

The Premises

ALL THAT the part(s) of the Building on the third and fourth floors of the Building as the same is or are shown inlined red on the third floor Plan and fourth floor Plan attached to this Lease including:-

1.

the internal face of any curtain walling and the internal surfaces and finishes of all structural or load bearing walls and columns in or which enclose or bound the said part or part(s) of the Building but not any other part of such walls and columns

2.	the entirety of all non-structural or non-load bearing walls and columns in the said part(s) of the Building
3.	the inner half severed medially of the internal non-load bearing walls (if any) that divide the same from other parts of the Building
4.

all floor finishes of the said part(s) of the Building save that the lower limit of the Premises shall not extend to anything below the floor finishes except that raised floors and the cavity below them shall be included

5.

all ceiling finishes of the said part(s) of the Building, including all suspended ceilings (if any) and light fixtures and fittings save that the upper limit of the Premises shall not extend to anything above the ceiling finishes except that the cavity above any suspended ceilings shall be included

6.	all doors door furniture and door frames and all windows, window furniture and window frames
7.

all balconies and terraces within the said part(s) of the Building including the external surfaces and finishes of all load bearing and structural walls and columns therein or enclosing same (but not any other part or such walls or columns) and any non-structural or non-load bearing walls and columns and structures therein and the outer half severed medially of all external non-load bearing walls and structures that divide the same from other parts of the Building and the floor finishes thereof and all planters, beds, pots and all landscaping and plants and ironmongery therein;

8.

all sanitary and hot and cold water apparatus and equipment and the radiators (if any) in the said part(s) of the Building and all fire fighting equipment and hoses in and exclusively serving the said part(s) of the Building

9.

all landlord’s fixtures and fittings in or forming part of the said part(s) of the Building which shall include all mechanical and electrical plant equipment machinery and installations (including any part of the air conditioning systems) in and exclusively serving the said part(s) of the Building (but not, for this purpose Tenant Plant)

10.	all Conduits in and exclusively serving the same
11.	all additions alterations and improvements to the said part(s) of the Building (excluding for this purpose tenants or trade fixtures and fittings)

SCHEDULE 1 - PART 2

Rights Granted to the Tenant

Subject to and in accordance with the provisions of this Lease the right for the Tenant its employees agents invitees and licensees in connection with the proper and permitted use and enjoyment of the Premises only in common (save where otherwise expressly provided) with the Landlord and all other persons who have or may at any time have the like right and subject to any existing or future written regulations consistent with the terms of this Lease as the Landlord, the Basement Company or any Superior Landlord may from time to time reasonably prescribe or authorise:

1.	Passage of Utilities

The right to:

(a)

connect to and to use (subject to temporary interruption for repair, maintenance, inspection, alteration, renewal or replacement) for the passage of Utilities to or from the Premises, the Roof Terrace and/or the Tenant Plant Area of all Conduits which are in other parts of the Building and (but only to the extent if any that the Landlord can grant the same) the Nearby Property and which now serve the Premises, the Roof Terrace and/or the Tenant Plant Area or which may be constructed or installed in the future and are intended to serve the Premises, the Roof Terrace and/or the Tenant Plant Area.

(b)

install new Conduits in other parts of the Building (but not in or through any other Lettable Premises) and to the extent if any the Landlord can grant the same the Nearby Property provided that this right shall only be exercisable if (and then only to the extent) it is necessary to do so for the passage of Utilities to or from the Premises, the Roof Terrace and/or the Tenant Plant Area; and

(c)	repair cleanse maintain and renew any Conduits which exclusively serve the Premises, the Roof Terrace and/or the Tenant Plant Area

provided however that prior to any such connection installation cleansing repairs maintenance or renewal which may involve entry on any Nearby Property the Tenant has obtained the written consent of the Landlord and that the Tenant then complies with the reasonable requirements and conditions of the Landlord and where applicable the Authority, the Superior Landlord, the Basement Company and the Public Areas Management Company and provided also that that any damage caused by any such connection installation cleansing repairs maintenance or renewal is made good without delay to the satisfaction of the Landlord, acting reasonably.

2.	Support

To lateral and subjacent support and shelter from the relevant parts of the Building and Adjoining Building.

3.	Building Common Areas

To use those of the Building Common Areas which shall from time to time be designated by or on behalf of the Landlord for use in connection with the proper and permitted use and enjoyment of the Premises, the Roof Terrace and/or the Tenant Plant Area and the Tenant for the purpose of access to and egress from the Premises and such other purposes for which each such part of the Building Common Areas may from time to time be allocated or designated by or on behalf of the Landlord for use in connection with the Premises, the Roof Terrace and/or the Tenant Plant Area, including the shower facilities and the shared bicycle facilities provided from time to time in the Building Common Areas in the basement of the Building.

4.	Public Areas

Subject to the same being Formally Opened (as that term is defined in the Head Lease) the right in common with the Superior Landlord, the Landlord and all others authorised by the Superior Landlord or the Landlord from time to time and all others similarly entitled from time to time for the Tenant its under-tenants, servants, agents and visitors to pass and re-pass at all times and for all purposes connected with the proper and permitted use and enjoyment of the Premises: -

(d)	with or without vehicles over all the roads now or at any time within the Perpetuity Period (as that term is defined in the Head Lease) forming part of the Public Areas; and
(e)

by foot over all the walkways, malls, squares and other pedestrian areas now or at any time within the Perpetuity Period (as that term is defined in the Head Lease) forming part of the Public Areas, subject to the right of the Authority or the Superior Landlord to alter or vary such rights but subject to the proviso in the Head Lease that at all times there shall be vehicular and pedestrian access for all purposes to the Building.

5.	Roof Terrace

To the exclusive use at the risk of the Tenant (but in a safe and responsible manner) of the Roof Terrace in connection with the proper and permitted use by the Tenant of the Premises and for no other purpose subject to the provisions of this Lease.

6.	Car Spaces

To use fourteen (14) car parking spaces in the Car Park shown for identification purposes only shaded yellow on the Basement Level Parking Layout Plan attached to this Lease for the purpose of parking private motor cars, small delivery vans and motorcycles) in connection with the proper and permitted use of the Premises and for no other purpose together with all necessary rights of access to and egress from such car parking spaces over the Building Common Areas, the Car Park Ramp and the circulation routes in the Car Park in each case leading to and from such car parking spaces subject to the right of the Landlord from time to time on giving to the Tenant not less than 21 days written notice, to alter the location of the said car parking spaces or any one or more of them and to designate some other space or spaces in the Car Park as the Landlord may in its reasonable discretion determine. The Tenant shall be entitled to identify these spaces by appropriate signage or other surface marking as exclusive for the use of the Tenant and its authorised persons, any such signage or other surface marking to be in accordance with any guidelines and/or specification that the Landlord may from time to time notify in writing to the Tenant.

7.	Equipment On Roof

Subject to compliance with all applicable Acts, including the Planning Acts, to use and access the Tenant Plant Area for the maintenance and operation of Tenant Plant installed on the Tenant Plant Area with the prior written approval of the Landlord (such approval not to be unreasonably withheld or delayed).

8.	Emergency Escape

The right of escape in the event of fire or other emergency only through the fire doors and fire escapes from time to time laid out for that purpose in or over other parts of the Building and (to the extent they may serve the Premises in or over the Adjoining Building).

9.	Such further rights and easements as are granted to the Landlord pursuant to the Head Lease.

Proviso to comply with covenants and regulations

PROVIDED THAT the exercise of the rights in this Schedule shall be expressly subject to compliance by the Tenant with the covenants on the part of the Tenant and the conditions contained in this Lease and the observance by any person or persons exercising the same of such reasonable written rules and regulations as shall from time to time be made by or on behalf of the Landlord and where applicable by the Basement Company or the Public Areas Management Company.

SCHEDULE 1 - PART 3

Exceptions and Reservations

1.	Free Passage

The full free and uninterrupted passage and running of the Utilities through the Conduits and/or any plant machinery systems or equipment which are now or may at any time be in on under or passing through or over the Premises or the Car Spaces and which now or at any time serve or are capable of serving any Nearby Property.

2.	Right to Enter on Premises

The full and free right and liberty at all reasonable times having given Due Notice to enter (or, in case of emergency or after the giving of Due Notice during the Tenant's absence, to break and enter) the Premises and/or the Roof Terrace in order to:

2.1.	view the state and condition of the Premises, the Roof Terrace or any Nearby Property;
2.2.

inspect, cleanse, construct, maintain, repair, connect into, remove, lay, renew, relay, install, replace with others, alter or execute any works whatever to or in connection with any Conduits or Utilities and/or any services, systems, plant, machinery or apparatus in or serving any Nearby Property;

2.3.

execute inspections, repairs, maintenance, decorations, alterations, additions and/or any works and/or to make installations to or on or over the Premises and/or the Roof Terrace and/or any Nearby Property and/or to do anything whatsoever which the Landlord and/or any Superior Landlord may or must do under this Lease or under the Head Lease or any deed or document relating to the Premises or any Nearby Property in each case which cannot reasonably and conveniently be executed made or done without entry upon the Premises;

2.4.	carry out any measurement, survey or valuation of the Premises or any other part of the Building;
2.5.	prepare any schedule of fixtures and fittings in or about the Premises or any other part of the Building;
2.6.	gain access to or egress from any plant room, duct room, Conduit, plant, machinery, systems or equipment forming part of or accessed from the Premises or the Roof Terrace;
2.7.	carry out or provide any of the Building Services; or
2.8.

see that no unauthorised erections additions or alterations have been or are being made and that any authorised erections additions and alterations are being carried out in accordance with any consent given under and otherwise in accordance with this Lease;

AND SO THAT where applicable the provisions of clause 4.9.5 of this Lease shall apply to the exercise of the above rights (save for entry or re-entry pursuant to clause 4.9.2 or clause 6.1 of this Lease) but without being responsible for any temporary inconvenience, loss or damage.

3.	Rights of Entry under this Lease

All such rights of entry to or on the Premises and/or the Tenant Plant Area and/or the Roof Terrace in the manner and for the purposes for which the Tenant covenants in this Lease to permit such entry.

4.	Easements and Rights

The rights of light, air, support, protection and shelter and all other easements and rights now or at any time belonging to or enjoyed by or granted to any Nearby Property or any owner tenant or occupier of any Nearby Property, including any building or works now or at any time constructed on any Nearby Property or any further construction carried out to or on any Nearby Property.

5.

The full and free right and liberty at any time to raise the height of, alter, add to, extend and/or (by way of improvement, renovation, refurbishment or otherwise) redevelop and/or to modify or reduce (by way of disposal or otherwise of the entire or part) any Nearby Property (including building into any dividing, boundary or party walls or structures of or bounding the Premises) and/or to demolish, build, rebuild, alter or develop any building or structure on any Nearby Property or use the same in any manner notwithstanding that any of the foregoing may affect or interfere with or diminish the light or air coming to the Premises (but not so as to materially interfere with access to or egress from the Premises save for temporary interference which cannot reasonably be avoided) together with the right to vary or permit the variation of the present or the future scheme, layout, plan, tenant mix or use of any Nearby Property (but not so as to materially interfere with access to or egress from the Premises save for temporary interference which cannot reasonably be avoided) AND SO THAT the Landlord or the person exercising any such right shall use reasonable endeavours to cause as little inconvenience as reasonably practicable to the Premises and shall make good without undue delay any physical damage caused to the Premises as a result but without being responsible for any temporary inconvenience, loss or damage.

6.	Scaffolding

The full and free right and liberty at any time to erect and retain scaffolding, cranes or other necessary equipment or apparatus on near and/or above the Premises or any Nearby Property for any proper purpose connected with anything which the Landlord and/or any Superior Landlord may or must do under this Lease or any superior lease or any deed or document relating to the Premises or any Nearby Property or in connection with the exercise of any of the rights referred to in this Schedule or for any reasonable purpose notwithstanding that such scaffolding, cranes, equipment or apparatus may temporarily interfere with the proper access to or the use or enjoyment of the Premises, but the Landlord or the person exercising such right will use reasonable endeavours to keep such interference (if any) so far as reasonably practicable to a minimum.

7.	Fire Escapes

All such rights as now exist or as may at any time be granted to or enjoyed by any owner, tenant or occupier of any Nearby Property to enter the Premises and/or the Roof Terrace and to have access to the doors and means and routes of escape which now or at any time cross, adjoin or form part of the Premises and/or the Roof Terrace in each case in times of any fire or emergency or for the purposes of any fire drill.

8.	Air Space

The air space above and around the Premises and above and around the Roof Terrace.

9.	Mines and Minerals

All mines and minerals in on or under the Premises with full powers of working and getting same making good any physical damage occasioned to the Premises but not being responsible for any temporary inconvenience loss or damage.

10.	Name

The exclusive right for the Landlord to name or rename the Building at any time (and the Landlord shall keep the Tenant reasonably informed in this regard).

11.	Regulations

The right from time to time for the Landlord and/or the Basement Company to make reasonable written rules and regulations and to make written additions, amendments or revisions to them, in each case consistent with this Lease for the orderly convenient and proper operation, use, management and maintenance of the Building or any part of it and/or the Basement or any part of it including the Building Common Areas and access to the Building and use of services outside the Business Hours including rules and regulations to be observed and performed in relation to standards, including standard design and technical specifications, relating to maintenance, alterations, additions and improvements all of which rules and regulation and any additions, amendments or revisions to them shall be deemed to be and shall form part of this Lease.

12.	Head Lease

Without prejudice to and in addition to the other exceptions and reservations set out in this part of this Schedule the exceptions and reservations set out in Part Two of the Second Schedule to the Head Lease insofar as they affect or at any time are capable of affecting the Premises or the Granted Easements as if the same were excepted and reserved to the Landlord and all other parties now or at any time entitled to such exceptions and reservations or authorised to exercise them.

SCHEDULE 2

Provisions for Rent Review

1.In this Schedule, the following expressions shall have the following meanings:-

(a)	“Review Date”, each Review Date and “Relevant Review Date” shall be construed to refer to the relevant Review Date as of which the Basic Rent is to be or is being reviewed.
(b)

“Open Market Rent”, the gross full open market rent without any deduction whatsoever at which the Premises might reasonably be expected to be let as a whole on the open market with vacant possession at the Relevant Review Date by a willing landlord to a willing tenant (and the expression willing tenant shall for the avoidance of doubt include the Tenant) and without any fine or premium or any other consideration for the grant of such letting for a term equal to the residue of the term of this Lease remaining unexpired at the Relevant Review Date and otherwise on the same terms and conditions and subject to the same covenants and provisions as are contained in this Lease (other than the amount of the Basic Rent but including these provisions for the review of rent);

Assuming (if not a fact):-

(i)	that no work has been carried out to the Premises by the Tenant any undertenant or their respective predecessors in title during the Term which has diminished the rental value of the Premises;
(ii)	that if the Premises or any other part of the Building has been destroyed or damaged, it has been fully rebuilt and reinstated;
(iii)	that the Premises and the Building are in a good state of repair and decorative condition;
(iv)	that all the covenants and conditions contained in this Lease shall have been fully performed and observed;
(v)	that the lease of the Premises includes the exclusive right to park motor vehicles in fourteen (14) designated car parking spaces in the Car Park and the exclusive right to use the Roof Terrace;
(vi)	that without prejudice to the provisions of Schedule 1 the Premises are ready and available for immediate occupation and use by the Tenant;
(vii)	that the Nett Lettable Floor Area of the Premises is 27,500 square feet; and
(viii)	that the Premises includes the Developer Specification Items and that these are of the standard and specification set out in Schedule 6;

But disregarding:-

(i)	any effect on rent of the fact that the Tenant, any permitted undertenant or their respective predecessors in title have been in occupation of the Premises or any part of it;
(ii)	any goodwill attaching to the Premises by reason of the business then carried on at the Premises by the Tenant, any permitted undertenant or their respective predecessors in title; and
(iii)

any effect on the rental value of the Premises attributable to the existence at the Relevant Review Date of any works executed by or on behalf of and at the expense of the Tenant (or any party lawfully occupying the Premises under the Tenant) in or to the Premises otherwise than in pursuance of an obligation under this Lease or any agreement relating to this Lease and for the purposes of this sub-clause (iii) the expression “the Tenant” shall extend to and include the Tenant and any predecessor in title of the Tenant and any party lawfully occupying the Premises or any part of it under the Tenant.

(c)	“Rent Review Notice”, a notice in writing given by the Landlord or the Tenant under clause 2 of this Schedule.
(d)

the “Surveyor”, a chartered surveyor (who has at least 10 years’ experience in the valuation and/or leasing of commercial property in Dublin) appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule and whose decision shall be final and conclusive.

(e)

the “President”, the President for the time being of the Society of Chartered Surveyors Ireland and includes the duly appointed Deputy or Vice-President of the President or any person authorised by the President to make appointments on his behalf.

2.	Rent Review

The Landlord or the Tenant shall be entitled by notice in writing given to the other not earlier than six (6) months before and at any time after a Review Date to call for the review of the Basic Rent payable by the Tenant to the Landlord as of that Review Date and upon such review and as from the Relevant Review Date the yearly rent payable under this Lease as the Basic Rent shall be the Open Market Rent so ascertained.

3.	Agreement or determination of the Reviewed Rent

The Open Market Rent at the Relevant Review Date may be agreed in writing at any time between the Landlord and the Tenant but if, for any reason, they cannot so agree following the service of the relevant Rent Review Notice then the Landlord or the Tenant may by notice in writing to the other require the Open Market Rent to be determined by the Surveyor.

4.	Appointment of Surveyor

In default of agreement between the Landlord and the Tenant on the identity of the Surveyor to be appointed, the Surveyor shall be appointed by the President on the written application of either party and, in the event that the Society of Chartered Surveyors Ireland is no longer an acting body, then by the President for the time being of the Law Society of Ireland.

5.	Functions of the Surveyor

The Surveyor shall:-

(a)	at the option of the Landlord act either as an arbitrator in accordance with the Arbitration Act or as an expert;
(b)

within sixty (60) working days of his appointment, or within such extended period as the Landlord and the Tenant shall jointly agree in writing, give to each of them written notice of the amount of the Open Market Rent as determined by him.

6.	Fees of Surveyor

The fees and expenses of the Surveyor (if acting as an expert), including the costs of his nomination, shall be in the award of the Surveyor (but this shall not preclude the Surveyor from notifying both parties of his total fees and expenses notwithstanding the non-publication at that time of his award) and, failing such award, the same shall be payable by the Landlord and the Tenant in equal shares, who shall each bear their own costs, fees and expenses. Without prejudice to the foregoing, both the Landlord and the Tenant shall each be entitled to pay the entire fees and expenses due to the Surveyor and then recover as a simple contract debt the amount (if any) due from the party who failed or refused to pay same.

7.	Appointment of new Surveyor

If the Surveyor fails to give notice of his determination within the time aforesaid, or if he dies, or is unwilling to act, or becomes incapable of acting, or if for any other reason he is unable to act, either party may request the President to discharge the Surveyor and appoint another Surveyor in his place to act in the same capacity, which procedure may be repeated as many times as necessary.

8.	Interim payments pending determination

In the event that by the Relevant Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (the date of agreement or determination being referred to in this Schedule as the “Determination Date”) then, in respect of the period (the “Interim Period”) beginning with the Relevant Review Date and ending on the day before the Gale Day following the Determination Date, the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Relevant Review Date, and following the Determination Date the Tenant shall pay to the Landlord within twenty one (21) days of invoice or written demand as arrears of rent the amount (if any) by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest on such excess at an annual rate which is equal to the Base Rate as of the Determination Date as certified by the Landlord acting reasonably such interest to be calculated on a daily basis from the Relevant Review Date to the date of actual payment. In the event that the reviewed rent is less than the rent payable immediately before the Relevant Review Date, then the Landlord shall allow the Tenant a credit for the amount of rent by which the rent actually paid during the Interim Period exceeds the reviewed rent.

9.	Memoranda of Reviewed Rent

As soon as the amount of any reviewed rent has been agreed or determined in accordance with this Schedule, memoranda of the reviewed rent shall be prepared by the Landlord or its solicitors or agent and then signed by or on behalf of the Landlord and the Tenant. The Tenant shall be responsible for and shall pay to the Landlord the stamp duty (if any) payable on such memoranda but otherwise the parties shall each bear their own costs in respect of same.

SCHEDULE 3 – PART 1

Service Charge

1.	In this Schedule:-
1.1.

“Accountant” means any person or firm appointed by the Landlord or the Landlord’s Managing Agent from time to time (including an employee of the Landlord or the Landlord’s Managing Agent) to perform the function of an accountant in relation to the Expenditure

1.2.	“Expenditure” includes:
(a)

the aggregate of all costs, fees, charges, expenses and outgoings of any kind paid or incurred in connection with the performance of the Landlord’s obligations under or otherwise referred to in clauses 5.5 and 5.6 of the within Lease and/or Part 2 of this Schedule and/or in connection with the carrying out or provision of the Building Services (whether or not the Landlord is obliged by this Lease to incur carry out or provide the same)

(b)

such sums as the Landlord shall in its discretion consider desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure whether recurring at regular or irregular intervals

(c)

such provision for anticipated expenditure in respect of any of the Building Services or any of the items referred to in clauses 5.5 and/or 5.6 of the within Lease and/or or Part 2 of this Schedule as the Landlord shall in its discretion consider reasonable from time to time and

(d)	VAT on any of the foregoing except to the extent recoverable by the Landlord
1.3.

“Financial Year” means the period from and including 1 April in one year to and including 31 March in the immediately succeeding year or such other period as the Landlord shall determine from time to time

1.4.

“Interim Sum” means a yearly sum assessed by the Landlord on account of the Service Charge for each Financial Year based on the Landlord’s estimate of the Service Charge payable by the Tenant in respect of that Financial Year subject to any adjustments which may be made in accordance with the provisions of this Schedule

1.5.	“Service Charge” means the proportion of the Expenditure attributable to the Premises determined in accordance with the provisions of this Schedule
1.6.	“Service Charge Certificate” has the meaning assigned to that term in paragraph 8 of this Part of this Schedule.
2.

Subject to the provisions of this Lease, the Service Charge payable by the Tenant for any Financial Year shall be calculated as the Due Proportion of the Expenditure but if at any time such calculation is in the reasonable opinion of the Landlord inappropriate having regard to any variation reduction or addition to or extension of the Building or any Nearby Property or the nature of any Expenditure incurred or the parts of the Building and/or any Nearby Property which benefit from the Expenditure or any of it or calculations arising from information provided by any building management system or otherwise the Landlord shall be at liberty in its reasonable discretion to adopt such other method of calculation as the Landlord acting in the interests of good estate management considers to be fair and appropriate in the circumstances (including where any Building Services have been carried out or provided outside Business Hours at the request of the Tenant).

3.

The Tenant shall pay to the Landlord the Interim Sum without deduction abatement set off or counterclaim by equal quarterly instalments in advance on the Gale Days (subject to adjustment if the estimated Expenditure is revised by the Landlord during any Financial Year in accordance with the provisions of this Schedule).

4.

The first instalment of the Interim Sum (being a proportionate part in respect of the period from the Service Charge Commencement Date to the next Gale Day) shall be paid on the Service Charge Commencement Date.

5.

If the Landlord has not served written notice of the Interim Sum for any Financial Year before any quarterly instalments of the Interim Sum become due or payable the Tenant shall within twenty one (21) days of the service of such notice pay to the Landlord an amount equal to the difference between instalments of the Interim Sum due or payable on the date of service of such notice and the amount paid by the Tenant on account of the Interim Sum pursuant to paragraph 3 of this Part of this Schedule.

6.

If at any time or times during any Financial Year the Landlord revises its estimate of the likely Service Charge payable by the Tenant for that Financial Year for any reason (including any expenditure or costs arising from requests by the Tenant for the provision of any Building Services outside Business Hours) the Landlord may in its discretion adjust the amount of the Interim Sum and of the instalments of it payable by the Tenant during that Financial Year to reflect such revised estimate and such adjustments to the amount of the instalments may include increases in order to make good shortfalls in earlier instalments which were calculated on the basis of a lower estimate of the likely Service Charge for the Financial Year in question. To the extent the Landlord does not adjust the Interim Sum during the particular Financial Year as set out above, it may subsequently adjust the Service Charge and any balance of it payable by the Tenant for that Financial Year accordingly.

7.

If, based on a Service Charge Certificate, the Service Charge for any Financial Year exceeds the Interim Sum for that Financial Year the Tenant shall within twenty one (21) days after the date of service of the Service Charge Certificate pay to the Landlord or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum. Any such excess (together with Interest on such excess if not paid within the said twenty one (21) day period) shall be a debt due from the Tenant to the Landlord notwithstanding that Termination of the Term may have occurred before the service by or on behalf of the Landlord of the relevant Service Charge Certificate.

8.

The Landlord shall as soon as convenient but in any event within 6 months after the end of each Financial Year prepare an account showing the Expenditure for that Financial Year containing a fair summary of the various items comprising the Expenditure (“Service Charge Certificate”). Upon such Service Charge Certificate being signed by the Landlord’s Managing Agent or the Accountant (a copy of which shall be supplied to the Tenant) the same shall be conclusive evidence for the purpose of this Lease of all matters of fact referred to in the Service Charge Certificate save for manifest error.

9.

Any omission by the Landlord to include in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including such sum or the amount of such liability in any subsequent Financial Year as the Landlord shall reasonably determine. If the Landlord shall undercharge the Tenant in any Financial Year due to an error in the calculation of the Service Charge then the Landlord may include the amount of such undercharge in any subsequent Financial Year as the Landlord shall reasonably determine.

10.

If at any time during the Term the Nett Lettable Floor of the Lettable Premises shall change or other circumstance shall arise making the calculation of the Service Charge or the proportion of the Expenditure payable by the Tenant (whether or not relating to individual items of Expenditure) unreasonable or inequitable the Landlord shall be entitled to alter the proportion of the Expenditure attributable to the Premises to such other proportion which in the reasonable opinion of the Landlord is fair and appropriate in the circumstances.

11.

The Service Charge, including the Interim Sum shall be deemed to accrue on a day-to-day basis in order to ascertain the yearly rates that apply and for the purposes of apportionment in relation to any period other than a Financial Year. The provisions of this Schedule shall continue to apply notwithstanding the Termination of the Term but only in respect of the period down to Termination of the Term such that the Service Charge for that Financial Year will be apportioned for the said period on a daily basis.

12.

If in any Financial Year the Service Charge is less than the Interim Sum for that Financial Year a sum equal to the amount by which the Interim Sum exceeds the Service Charge shall be accumulated by the Landlord and shall be applied in or towards the Service Charge for the next following Financial Year or Financial Years except for the Financial Year expiring on or after the Termination of the Term when the sum shall be refunded to the Tenant without unreasonable delay following Termination of the Term.

13.

Subject to paragraph 14 of this part of this Schedule, the Landlord may in its absolute discretion from time to time restrict the carrying out or provision of any or all of the Building Services to the Business Hours.

14.	The Tenant may use and occupy the Premises and have access to the Premises outside of the Business Hours (including 24 hours a day 365 days a year) on the following terms and conditions:
14.1.	The Tenant shall comply with any reasonable requirements as to the use and occupation of the Premises outside Business Hours and the means of access to it.
14.2.

Except to the extent already included at the Landlord’s absolute discretion in the Expenditure for the purposes of the calculation of the Tenant’s liability to Service Charge, the Tenant shall pay to the Landlord within twenty one (21) days of invoice or written demand all costs reasonable fees charges expenses and outgoings properly incurred in connection with any Building Services and any other services or facilities (including the provision of any staff and security) arising from the use or occupation of the Premises, access to it and/or the use of any other part of the Building by the Tenant outside the Business Hours or a fair proportion of such costs, fees, charges, expenses and outgoings as determined by the Landlord if more than one tenant or occupier of the Building is availing of such Building Services or other services or facilities.

14.3.

The Landlord shall not be obliged to provide any Building Services or other services or facilities if the Landlord shall at any time in its absolute discretion consider it impractical to do so and for the avoidance of doubt the Landlord shall not be obliged to provide a manned reception area or fixed security.

14.4.

Subject to the provisions of this Lease (including the other provisions of this clause 14) the Landlord will use its reasonable endeavours to operate the Building Management Systems so far as necessary and if so required by the Tenant in order that the Tenant’s plant and equipment for lighting heating and air conditioning of the Premises can continue to operate outside Business Hours.

15.

Every notice certificate calculation determination or assessment made or given by or on behalf of the Landlord referred to in this Schedule shall (save where a manifest error appears) be conclusive and binding upon the Tenant.

16.	The following costs shall be excluded from the Expenditure for the purposes of the Service Charge payable by the Tenant: -
(a)

any costs (including without limitation solicitors’, surveyors’ and agents’ fees) relating to the collection and review of rack rents and letting of any other parts of the Building or Nearby Property and any costs or expenses relating to the enforcement of covenants for the payment of rack rents and /or in any proceedings for the recovery of rack rents against any occupier of the Building or Nearby Property;

(b)	any costs or expenses which are incurred as a direct result of a breach by any tenant of Lettable Premises in the Building of a covenant in its lease with the Landlord;
(c)	any costs or expenses incurred in or relating to the period prior to the Term Commencement Date;
(d)	any costs arising out of the wilful misconduct of the Landlord, its servants or agents;
(e)

any costs and expenses relating to the making good of any damage caused by any Insured Risk if and to the extent the Landlord has recovered the cost of the damage under any policy of insurance in respect of the Building;

(f)

any costs and expenses relating to the making good of any damage caused by any Uninsured Risks where the provisions of clause 5.4.4 of this Lease apply but this exclusion shall not apply if and to the extent that any policy of insurance have been vitiated or avoided or any insurance monies are irrecoverable in whole or in part by reason solely or in part of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees.

(g)	any costs incurred by the Landlord in connection with unlet and/or unoccupied Lettable Premises;
(h)

any capital costs incurred prior to the Term Commencement Date whether as part of the initial construction and equipping of the Building (excluding the Premises) or the refurbishment prior to the Term Commencement Date of the Building (excluding the Premises).

17.

For the avoidance of doubt any capital costs incurred in connection with the Landlord’s Works specified in the Agreement for Lease shall be excluded from the Expenditure for the purposes of the Service Charge payable by the Tenant provided however that the Landlord may recover any such costs from the Sinking Fund (referred to in paragraph 21 below) which is in place as of or prior to the Term Commencement Date.

18.	The Landlord will use its reasonable endeavours to ensure that the fees from time to time of any managing agent engaged by the Landlord or any Superior Landlord shall be reasonable and competitive.
19.

In no event shall the Service Charge payable by the Tenant be increased or altered by reason that at any relevant time any Lettable Premises may be vacant or be occupied by the Landlord in its capacity as Landlord (but this exclusion shall not apply to any Management Accommodation) or that any tenant or other occupier of another part of the Building defaults in payment of its due proportion of the Expenditure.

20.

If so requested by the Tenant by not less than seven (7) days prior written notice, the Landlord shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of four (4) months following the delivery to the Tenant of the Service Charge Certificate the books and other documents or records which are in the reasonable opinion of the Landlord or the Landlord’s Managing Agent relevant for the purpose of ascertaining or verifying the Expenditure and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

21.

In relation to any sinking and/or reserve fund or similar which the Landlord may, at its absolute discretion, deem proper (a “Sinking Fund”) the Landlord shall ensure that the monies in the Sinking Fund are held in a separate designated interest bearing account (with any net interest accruing to the Sinking Fund) and that on completion of any sale of the Landlord’s interest in the Building (such that the purchaser is responsible for the provision of the Building Services) the balance of the Sinking Fund as of date of completion of such sale shall be transferred to the purchaser. Each Service Charge Certificate shall include confirmation of the amount of the Sinking Fund (if there is one) and, if applicable of any Expenditure from the Sinking Fund during the Financial Year in question.

SCHEDULE 3 – PART 2

Building Services and other matters in relation to the Building

1	Repairs and Maintenance

Repairing, maintaining, decorating and (where appropriate) cleaning, washing down, lighting, heating, servicing and (as and when necessary) altering, renewing, rebuilding, replacing and reinstating the Retained Parts.

2	Common Parts

To keep clean and maintained in a proper manner, the Building Common Areas including the windows thereof and to keep the same adequately lighted, where appropriate, during the Business Hours.

3	Plant and Machinery

Providing, maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning, lighting and (as and when necessary) renewing or replacing all Machinery including all plant, machinery, apparatus and equipment used for the provision of services to the Building within the Retained Parts from time to time, including, but not limited to, all boilers and items relating to the ventilation, heating, air conditioning and hot and cold water systems, the lifts, lift shafts and lift motor rooms and all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4	Security and emergency systems

Providing, maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning, lighting and (as and when necessary) renewing or replacing all security and emergency systems for the Building, including, but not limited to, alarm systems, internal telephone and television systems, generators, emergency lighting, fire detection and prevention systems, sprinkler systems, any fire escapes for the Building and all fire fighting and fire prevention equipment and appliances (other than those for which a tenant is responsible) and any security systems.

5	Staff

The provision of staff (at reasonably competitive rates) (including such direct or indirect labour as the Landlord deems appropriate) for the day-to-day running of the installation and plant and the provision of the other services to the Building and for the general management, operation and security of the Building and all other incidental expenditure, including but not limited to:

5.1	insurance, health, pension, welfare, severance and other payments, contributions and premiums;
5.2	the provision of uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;
5.3

maintaining, repairing, decorating and lighting any Management Accommodation, including any accommodation and facilities for staff employed in the Building and all rates, gas and electricity charges in respect thereof.

6	Signs etc.

Providing and renewing name boards and signs in the main entrance halls, lift lobby areas and any other parts of the Building and all directional signs and fire regulation notices and any flags, flag poles and television and radio aerials.

7	Landscaping

Providing and maintaining floodlighting (if any) and any plants, shrubs, trees or garden or grassed areas in the Retained Parts and upkeeping any landscaped areas generally.

8	Miscellaneous items
8.1	leasing or hiring any of the items referred to in this Schedule;
8.2

interest, commission and fees in respect of any moneys borrowed to finance the provision of the services referred to in Clause 5.5 of the within Lease and any of the services and items referred to in this Schedule;

8.3

enforcing the covenants in any of the other leases of the Building for the general benefit of the tenants thereof as determined by the Landlord (but excluding for the avoidance of doubt the cost of collecting rent or rent arrears);

8.4

arranging and holding any events for tenants or occupiers and/or participating in any Advantage Program and/or promotional activities which may be arranged at any time by or on behalf of the Landlord for the benefit of tenants/occupiers.

9	Insurance
9.1	periodic valuations of the Building for insurance purposes;
9.2	works required to the Building in order to satisfy the requirements and/or recommendations of the insurers of the Building;
9.3	property owner’s liability, third party liability and employer’s liability and such other insurances as the Landlord from time to time reasonably determined;
9.4	any amount which may be deducted or disallowed by the insurers pursuant to any Insurance Excess in any insurance policy upon settlement of any claim by the Landlord;
9.5	any other costs reasonably incurred by the Landlord in arranging and maintaining the insurances.
10	Common facilities

Repairing, maintaining, rebuilding, decorating, cleaning and lighting, as the case may be, any roads, ways, forecourts, passage, pavements, party walls or fences, party structures, Conduits or other convenience and easements whatsoever which may belong to, or are capable of being used or enjoyed by the Building in common with any Nearby Property.

11	Outgoings

All existing and future rates (including water rates) taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or a wholly novel character) payable by the Landlord in respect of the Retained Parts or any part thereof.

12	Statutory requirements

Carrying out any works to the Building required to comply with any statute (other than works for which any tenant or occupier is responsible).

13	Representation

Taking any steps deemed desirable or expedient by the Landlord for complying with, making representations against, or otherwise contesting the incidence or the provisions of any statute concerning planning, public health, highways, streets, drainage and all other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly responsible.

14	Management
14.1

The proper and reasonable fees, costs, charges, expenses and disbursements (including any VAT payable thereon) of the Landlord, the Landlord’s Surveyor and/or the Accountant and any other person employed or retained by the Landlord or the Landlord’s Managing Agent for or in connection with surveying and accounting functions, the performance of the services and any other duties in and about the Building or any part of it (excluding the collection or recovery or rent or rent arrears) relating to the general management, administration, security, maintenance, protection and cleanliness of the Building;

14.2

The proper and reasonable fees and expense (including any VAT payable thereon) of the Landlord (including any of the Landlord’s Managing Agent) in connection with the management of the Building and any of the functions and duties referred to in paragraph 14.1 that may be undertaken by or on behalf of the Landlord (excluding the collection or recovery of rent or rent arrears), such fees and expenses to include overheads and profits commensurate with the current market practice of property companies providing management services.

15	Hot and Cold Water

To provide an adequate supply of hot and cold water to wash basins in the lavatories of which the Tenant and/or any other tenants or occupiers has or have the use;

16	Heating

To provide heating to the Lettable Premises and the Building Common Areas to such temperature as the Landlord may, from time to time, consider adequate and for such periods of the year as the Landlord shall deem desirable;

17	Building Management

Managing and operating the Building and providing and operating such Building Management Systems as the Landlord may from time to time at its absolute discretion determine should be provided or operated for the benefit of the Building.

18	Claims by and against third parties in respect of loss or damage in or about the Building

Payments made to third parties in settlement of any claims of such third parties in respect of any loss or damage sustained by the same in or about the Building to the extent that such claims are not recovered under any policy of insurance effected by the Landlord on either of the following grounds: -

(a)	by reason of the fact that the amount claimed by any third party falls within the excess amount stipulated on the relevant insurance policy; or
(b)

by reason of the fact that the cost in terms of any consequential increase for the future in the premium payable on foot of the relevant policy would in the reasonable opinion of the Landlord exceed the amount necessary to settle such claims.

19	Contractual Rights

Taking such steps as the Landlord in its absolute discretion may determine from time to time as being appropriate and commercially sensible to enforce the Landlord’s contractual rights (if any) in respect of any material defect which becomes actually known to the Landlord in the design or construction of the Building against the relevant building contractor, sub-contractors, architect, mechanical and electrical engineer and/or (in each case as determined by the Landlord in its absolute discretion) civil and structural engineer provided that this paragraph will only apply where any costs charges damages and/or expenses incurred and/or suffered by the Landlord as a result form part of the Expenditure (in which case the net proceeds (if any) actually recovered by the Landlord from any such claim after the payment or reimbursement to the Landlord of such Expenditure shall then be credited against future Expenditure).

20	Reserve Fund

Making such annual provision as the Landlord may in its absolute discretion decide as being proper and reasonable and in the interests of good estate management for the establishment and maintenance of a sinking or reserve fund for the renewal overhauling upgrading and/or replacement of any part(s) of the Retained Parts including any Building Management Systems and Machinery.

21	Value Added Tax

Value Added Tax at the rate for the time being in force chargeable in respect of any item of expenditure referred to in this Schedule to the extent not otherwise recoverable by the Landlord.

22	Generally

Such other services and carrying out such other works as the Landlord may at its discretion deem desirable or necessary from time to time for the benefit of the tenants or occupiers of the Building as a whole, or for securing or enhancing any amenity of or within the Building for the benefit of the tenants or occupiers of the Building as a whole, or in the interests of good estate management.

SCHEDULE 4

Plans

A1
ROOF TERRACE AREA
FOURTH FLOOR
INFORMATION
RKD
ARCHITECTS

A1
Building Line at Ground Level
Building Line at Ground Level
TENDER
Basement Level
Parking Layout
RKD
ARCHITECTS
PARKING LAYOUT
BASEMENT FLOOR - 1:100

Playground
MAYOR
STREET
LOWER
COMMONS STREET
GUILD
NORTH WALL
RIVER LIFFEY

5

THE DEMISED AREA

Site outlined in red thus

GUILD HOUSE LEASE

SCHEDULE 5

Guarantors Covenants

The Guarantor covenants and agrees with and guarantees to the Landlord:

1.1

as a primary obligation that the Tenant or the Guarantor will at all times during the Term pay to the Landlord (or as it directs) the several rents and additional rents reserved or made payable by this Lease and all other sums and payments covenanted to be paid by the Tenant at the respective times and in the manner appointed or provided in this Lease for payment of them and that the Tenant or the Guarantor also will duly perform observe and comply with the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease;

1.2

that in the event of any default in the payment to the Landlord (or as it directs) of the several rents or additional rents reserved or made payable by this Lease or of any sums or payments covenanted to be paid by the Tenant at the respective times and in the manner appointed or provided in this Lease for payment of them or if there is any breach, non-performance, non-observance or non-compliance of or with any of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease the Guarantor will by way of indemnity pay and make good to the Landlord all losses, liabilities, damages, costs, fees and expenses arising, incurred or suffered by the Landlord as a result;

PROVIDED ALWAYS that:

(a)

any neglect delay or forbearance of the Landlord or any other person in endeavouring to obtain payment of the said rents additional rents and payments as and when the same shall become due or payable and/or

(b)	any delay on the part of the Landlord or any other person to take any steps to enforce performance or observance of the said covenants obligations and conditions and/or
(c)	any time which may be given by the Landlord or any other person to the Tenant and/or
(d)

any variation of this Lease (including any reviews of or revisions to the rent payable under this Lease) or the transfer of or other dealing with the Landlord’s reversion or the assignment of this Lease and/or

(e)

any change in the constitution, structure or powers of the Tenant the Guarantor and/or the Landlord or the liquidation, receivership, examinership, administration or bankruptcy (as the case may be) of the Tenant the Guarantor and/or the Landlord and/or

(f)

any legal limitation or any immunity, disability, insolvency or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant and/or

(g)

any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 14 of the Conveyancing Act 1881 have been entitled) to re-enter the Premises;

(h)	in relation to the remainder of the Premises, any surrender of part only of the Premises and/or
(i)

any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part (other than a release duly executed as a deed by the Landlord), shall not release or in any way lessen or affect the liability of the Guarantor under or by virtue of this Lease or otherwise prejudice or affect the rights of the Landlord to recover from the Guarantor to the full extent of this Guarantee;

1.3	that if:
(j)	a liquidator, administrator, examiner or trustee in bankruptcy shall disclaim, repudiate or surrender this Lease or any extension or renewal of it; or
(k)	the Tenant repudiates this Lease or any extension of renewal of it; or
(l)	this Lease or any extension or renewal of it shall be forfeited; or
(m)	the Tenant shall cease to exist.

AND if the Landlord shall within twelve (12) months after such disclaimer or other event by notice in writing require the Guarantor to accept a lease of the Premises for a term commensurate with the residue which if there had been no disclaimer or other event would have remained of the Term at the same rents and under the like covenants and conditions as are reserved by and contained in this Lease (the said new lease to take effect from the date of the said disclaimer or other event) then and in such case the Guarantor shall at any time accept such lease accordingly and execute an original and counterpart of it and pay to the Landlord's solicitors any stamp duty payable on the original and counterpart of it;

1.4

that if the Landlord shall not require the Guarantor to take a new lease of the Premises pursuant to the provisions of this Schedule the Guarantor shall nevertheless upon demand pay to the Landlord on demand such sums as are equal to the rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from the date of the said disclaimer or other event until the Premises shall have been re-let by the Landlord;

1.5

that the Guarantor shall not claim in any liquidation, bankruptcy, receivership, examinership, administration, composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgements and all distributions it may receive from any liquidator, examiner, receiver, administrator, official assignee, trustee in bankruptcy or supervisor of the assignee and shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities or obligations of the Tenant or the Guarantor to the Landlord remain outstanding;

1.6

that the Guarantor shall not be entitled to participate in any security held by the Landlord or to which the Landlord may be entitled in respect of the Tenant’s liabilities or obligations to the Landlord under or by virtue of this Lease or to stand in the place of the Landlord in respect of any such security until all the covenants and obligations of the Tenant and the Guarantor to the Landlord under or by virtue of this Lease have been fully performed and discharged;

1.7

that the obligations of the Guarantor under this Lease shall continue throughout the Term and shall subsist in full throughout any renewal or extension of this Lease and this covenant shall impose upon the Guarantor the same obligations (but not confer upon him any benefit or rights as tenant) as if this Lease had been granted direct to him as Tenant and IT IS AGREED AND DECLARED that the liability of the Guarantor is as principal covenantor with the Landlord and not merely collateral to the principal liability of the Tenant or of any assignee (as the case may be) and the Guarantor waives any right to require the Landlord to proceed against the Tenant (or any assignee as the case may be) or to pursue any other right or remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor;

1.8	that this Guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment of it; and
1.9

references in this Lease to the Guarantee or this Guarantee shall include the guarantees indemnities and covenants from the Guarantor contained in this Lease and all liabilities and obligations of the Guarantor under or by virtue of this Lease.

1.10	Subject to paragraph 1.11 of this Schedule, the Guarantor shall be released from its obligations as Guarantor on the happening of the earliest of the following events:-
(a)

In the event of this Lease being assigned with the prior written consent of the Landlord, where no guarantee is required in accordance with the terms of this Lease (but such release shall only become effective on completion of such assignment); or

(b)

where it is finally determined (after any appeals have been exhausted) by the Irish courts that the Landlord has unreasonably withheld its consent to a proposed assignment of this Lease and such assignment subsequently proceeds (but such release shall only become effective on completion of such assignment).

1.11

Paragraph 1.10 in this Schedule shall not prejudice affect or limit any right or remedy of the Landlord against the Guarantor arising from or in connection with any breach non-performance or non-observance, whether by the Tenant or the Guarantor, of any of the covenants or obligations on the part of the Tenant or the Guarantor or conditions contained in or arising under this Lease prior to or in existence as of the date of completion of any assignment referred to in paragraph 1.10.

SCHEDULE 6

Specification for Developer Specification Items

(a)	Raised Access Floor

Kingspan Torlock Medium Duty RAF, Kingspan KPA2 adhesive, cutting floor boxes, skirting.

(b)	Ceiling Finishes

Perforated metal ceiling tiles with acoustic pad; 600x600mm.

(c)	Mechanical & Electrical
•	4 pipe fan coils with high efficiency EC motors;
•	low energy lighting and controls;
•	powered floor boxes (1/10 sq m);
•	Floor void with undisrupted air flow throughout the floor plate i.e. no floor to ceiling partitions remaining.

SCHEDULE 7

Schedule of Condition

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
	Level Four					
1	Temporary lighting and smoke detection installed to the underside of the ceiling	1&2				Closed
2	Substantial fixings and clips left in situ throughout the structural ceiling.	3,4,6				Completed & closed
3	Damage to the structural ceiling adjacent to the north wall	22				Completed & closed
4	Leaking hole from main roof adjacent to the entrance to the Guild House area.	5				Hole to be used for HubSpot cables and will then be sealed .
5	Hole to ceiling adjacent to eastern stair core filled with composite installation.	7				Completed & closed
6	Evidence of metal trim still evident to the underside of the ceiling to the eastern elevation.					Completed & closed
7	Gap evident throughout the entire perimeter of the building between the ceiling and external wall Insulation to the inside of the façade system is exposed throughout	8				Closed
8	Evidence of metal stud left in situ to the ceiling adjacent to the balcony area.					Completed & closed
9	Damaged insulation to rain water pipe in the roof to the centre of the building adjacent to the south facing balcony.	10				Completed & closed
10	Substantial variety of fixings and clips left in situ to the underside of the soffits to the recess to the west of the building.	11				Completed & closed
11	Evidence of water ingress around the plate to the underside of the soffit and missing insulation to the rainwater pipe.	13				Completed & closed
12	Damage to the concrete around the metal plate to the western façade					Closed
	Walls and Windows					
13	Extensive fixings left in situ to the north facing wall along the boundary of guild house.	15				Completed & closed

Project: One Dockland Central
Address: Guild Street
Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
14	Throughout the perimeter of the building there is damage to the bitumen felt up stand to all areas.	16 & 17				Closed
15	Damage to the partition to the rear side of the lift enclosure to a number areas at high level.	18 & 19				Completed & closed
16	Damage to the partition at high-level to the entrance to Guild Hall. The pipes running through this area also not fire protected.	20 & 21				Closed. Mac will fire seal pipe into riser also.
17	Handles to the door leading out to the roof terrace missing.	23				Closed
17a	Damage to the door leading to the easterly staircore with pushbars removed					Door being dealt with as part of Landlord works - Closed.
	Open plan					
18	Evidence of previous screw fixings into the window frames in a variety of locations.	24 & 25				Closed. No action feasible.
19	Remains of tile adhesive to the inside of the wall to the easterly elevation.	26				Closed. Dust sealer also on floor now.
20	Sections cut out of the wall to various locations facing the east elevation.	27				Completed & closed
21	All cladding removed from the lift enclosure area.	29 & 77				Completed & closed
22	All finishes stripped from the walls floor and ceiling to the area opposite the lifts.	30				In hand. To be closed by COB on 16.11.15 - closed by 18.11.15
23	Evidence of holes left on a large majority of the inside of the window frames.	31				Not done and not feasible to do. Holes will be covered by new blinds and plastic caps to be sourced to cover any remaining visible holes.

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
24	Evidence of previous divisions with different coloured decoration to the walls. Poor standard of decoration to all internal walls throughout.	32				Closed
25	A number of holes cut out of the plasterboard to the rear of the easterly staircase.	33				Completed & closed
26	A number of holes and missing plasterboard to the side wall of the easterly staircase.	34 & 35				Completed & closed
27	Holes cut out and gaps to the underside of the plasterboard at low level.	36				Completed & closed
28	There are a substantial amount of fixings missing from the angle support brackets to the cladding system facing out to the balcony.	37 & 38				This is as per the original installation and will not be altered.
29	Redundant cables noted to the balcony elevation at high level.	38				Completed & closed
30	Damaged and missing insulation at high level above the southern elevation.	40 & 41				Completed & closed
31	Large number of holes cut into the plasterboard to the side of the westerly stair core.	42 & 43				Completed & closed
32	Five number holes drilled to the low level of the wall to the stair core.	44				Closed
33	Gaps to the underside of the services cupboard.	45				Completed & closed
34	Large gap to the side of the westerly stair core.	46				Completed & closed
35	Fixture that has been removed from the interior of all windows still in place to one number window frame along the westerly elevation.	47				Completed & closed
36	Damage to concrete plinth along the westerly elevation. There is a total of 10 of these along the elevation, all of which are damaged	48				Closed

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
37	Evidence of defective external seal to the window along the external elevation.	49				Closed - note façade is being reviewed by Landlord for repair.
	Floors					
38	Suspended floor left in situ outside the lift area. This is in poor condition.	50				Closed
39	The small area of raised access floor located behind the lift area is in poor condition.	51				Closed
40	Glue from the raised access floor has been left in situ true out the entire floor area.	52				Closed. Dust sealer also in place.
41	Substantial damage to the concrete floor to the westerly elevation. This runs the entire length of the floor.	54				Closed
42	Impact damage to the floor between the westerly elevation and the lift area.	55				Completed & closed
43	A number of raised access floor pedestals left in situ.	56 & 57		✓		Completed & closed
44	Difference of level floor finish adjacent to the balcony area.	60				Closed
45	Concrete repair to the floor adjacent the lift area and westerly elevation.	64				Closed
46	Poor standard of decoration and minor impact damage to all concrete columns	62 & 63				Completed & closed
47	Substantial amount of builder's debris left on the floor following the rip out works.	65 & 66				Completed & closed
48	Interior of the lift car is boarded out so no inspection could be undertaken	78 - 80				Closed - N/A
48a	Substantial amount of cored holes with damage to the surrounding concrete floors					Completed & closed
	Balcony Area					
49	Stone cladding removed from floor level and capping level adjacent to the easterly elevation.	67				Closed

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
50	Vegetation growth noted to the junctions of all paving flags throughout the balcony area.	69				Completed & closed
51	Crack noted to the cladding panel adjacent to the entrance area.	70				Closed
52	Corrosion noted to all the hinges of all the doors leading onto the balcony.	71 & 72				Closed
53	Evidence of missing bars and corrosion to the handrails.	73				Noted
54	A full survey of the balcony area was not able to be undertaken due to the presence of the temporary good lift.	74				Noted
55	Further paving flags and moved to the opposite side of the left.	75				Noted
56	Soffit removed to allow fixing of the goods lift	76				Noted
	Level Three					
	Structural ceiling					
57	Temporary lighting and smoke detection installed to the underside of the ceiling.	81				Closed - N/A
58	Several fixtures and fittings remain in place to the structural ceiling.	82				Completed & closed
59	Evidence of service penetration to the upper floors.	83				Closed
60	Loose bolt to the corner of the glazed atrium.	84				Completed & closed
61	Several fittings fixings still left in situ throughout out the structure ceiling	85				Completed & closed
62	Evidence of damp penetration through all penetrations from the isolators from the roof terrace above.	86				Noted - Landlord carrying out opening up works to address.
63	Copper tray formed to the underside of a penetration in the roof to collect water dripping from the soffit and directed into the rainwater pipe.	87				Noted - Landlord carrying out opening up works to try to address.
64	Gutter installed to the junction of the floor slab and the facade which transfers water into a rainwater pipe	87 - 97 & 99.				Noted - Landlord carrying out opening up works to try to address.
65	Cable tray left in situ to the underside of the soffits.	88				Closed

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
66	Damage to insulation to one of the rainwater pipes to the roof terrace above.	89				Completed & closed
67	Damage to concrete finish around metal plate.	91				Closed
68	Further damage of insulation around rainwater pipe.	90				Completed & closed
69	Damage to insulation to rainwater pipes adjacent to the goods lift.	92				Completed & closed
70	Poor condition of insulation pipe around the pipes to the rear of the lift enclosure.	93				Completed & closed
71	Evidence of previous partitions left to the underside of the soffit	95				Completed & closed
72	Fixings left in a haphazard manner to the underside of the soffit adjacent cable tray to the south of the atrium window.	96				Completed & closed
	Walls and Windows					
73	Impact damage and damage plasterboard to the base of the north facing wall.	100				Completed & closed
74	Missing plasterboard to the wall adjoining the Guild house.	101				Completed & closed
75	Poor condition of the service cupboards to the rear of the lift enclosure with missing sections following the removal of the raised access floor.	102				Completed & closed
76	General view of the glazed atrium walls which have been temporarily covered.	103				Closed
77	Impact damage and holes formed in the stud walls around the perimeter of the lift enclosure area and missing sections plaster at high-level.	104				Completed & closed
78	Metal studwork erected to form enclosures to the area directly opposite the lift area.	105- 107				Completed & closed
79	Damage to the finishes of the structural concrete columns throughout the property as a result of the demolition works.	108				Completed & closed
80	Poor condition of the finishes to the wall to the north of the site.	109				Completed & closed
81	Missing insulation to the top of the window system and under the economic rainwater gutter application.	112				Completed & closed

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
82	Further missing insulation to the head of the windows throughout all areas of this elevation.	114				Completed & closed
83	Blind fixings left in situ in a number of locations. Throughout all remaining areas this fixing has removed leaving the hole evident.	113				Not done and not feasible to do. Holes will be covered by new blinds and plastic caps to be sourced to cover any remaining visible holes.
84	Poor condition of the walls to the Eastern staircase.	115				Completed & closed
85	Holes left in situ to the base of the walls to the easterly staircase.	116				Closed
86	Missing plasterboard and damaged service cupboard doors to the easterly staircase.	117				Completed & closed
87	Damage fireproofing at high-level the easterly staircase	118				Completed & closed
88	Damage plasterboard adjacent to the easterly staircase.	119				Completed & closed
89	Missing insulation around window fixings to the southern elevation.	120				Completed & closed
90	Damaged plasterboard at high-level low-level to the westerly stair core	121				Completed & closed
91	Damaged finishes at high and low level to the rear face of the lift enclosure.	122				Completed & closed
92	All internal finishes removed exposing the bare concrete to the lift enclosure facing the westerly elevation.	123				Completed & closed
93	Substantial amount of builders debris left throughout the area.	124				Completed & closed
94	Poor standard of fixings and gaps in the facade system facing the internal courtyard.	127				Completed & closed
95	Missing facade panels to the inside of the atrium courtyard	189 - 129				Completed & closed
96	Further gaps to the facade system to the internal courtyard at the northern face of the facade.	130				Closed
97	Poor condition of the head detail at the junction of the floor to ceiling junction throughout. The installation is also in poor condition generally. Fixings and evidence of previous facades petitions left in situ throughout.	143 - 145				Completed & closed

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
	Floors					
98	Poor condition of the floor to wall junction where the bitumen felt up stand has been removed.	131				Closed
99	Substantial amount of glue left throughout the floor from the previous raised access floor	132				Completed & closed
100	A number of raised access pedestals left in situ to the floor	133				Completed & closed
101	Damage to the floor to the underside of the service conduit	134				Completed & closed
102	Bolt penetrations left in situ to the floor adjacent to the northern elevation.	135				Completed & closed
103	Raised access floor to the lift enclosure which is left in situ left in poor condition.	136				Completed & closed
104	Water ingress as a result of the mortar penetration around the isolator switches to the easterly elevation.	110 & 137				Noted - Landlord carrying out opening up works to try to address.
105	Poor condition of the bitumen felt up stand throughout the perimeter of the building.	138				Closed
106	Poor condition of the junction of the floor to the wall as the north-east corner of the area.	139				Completed & closed
107	Poor condition of the floor with evidence of the previous facade systems still evident.	140				Completed & closed
108	Some remaining raised access floors and fixings evident to the south-west corner adjacent to the goods lift.	141				Completed & closed
109	Widespread evidence of the previous raised access floor throughout.	142				Completed & closed
110	Pipe penetrations from the floor below adjacent to the lift enclosure.	147				Completed & closed
111	Junction of the floor to wall along the westerly elevation is in particularly poor condition with insulation missing and the concrete in poor condition.	148				Completed & closed
112	Holes left in situ to the floor adjacent to the lift enclosure.	94				Completed & closed

Project: One Dockland Central

Address: Guild Street

Schedule Of Conditions - 3rd & 4th floors

Closed	Item agreed, no works carried out.
Completed & Closed	Works completed to address issue. **Item to be disregarded from SOC.**
Green shading	Item to be included in this category

Item	Description of works	Picture Ref		Landlord Works to be carried out to address items noted in SOC	Yielding Up i.e will be left in the same condition at yield up stage. Tenant will not be responsible for item.	Agreed status following reinspection by Sonica, GT & Mac on 16/11/2015 or after.
	Items Included within report not highlighted above:					
113	Installation of missing bolts to glazed façade - 4th floor	9				This is as per the original installation and Landlord will not be altering them. -Note
114	Concrete remedial works	12 & 14				Completed & closed
115	Damaged insulation	39, 111, 143 & 144				Completed & closed
116	Remedial works above and below riser doors	61				Completed & closed

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PRESENT when the common seal of the LANDLORD was affixed hereto and this Deed was delivered:	/s/ illegible
Director/Authorised Signatory

/s/ illegible
Director/Company Secretary
Authorized Signatory

GIVEN under the COMMON SEAL of

HUBSPOT IRELAND LIMITED:-

/s/ John Kelleher
Director

MATASAK TRUST LIMITED
Director/Secretary

Per /s/ illegible
SECRETARY

HUBSPOT, Inc.

s/ John Kelleher
Name: John Kelleher
Title: General Counsel

EXECUTION VERSION

Dated the 6 day of November 2015

HIBERNIA REIT plc

Landlord

HUBSPOT IRELAND LIMITED

Tenant

HUBSPOT, Inc.

Guarantor

AGREEMENT FOR LEASE

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

35997127.2

THIS AGREEMENT is made the 6 day of November 2015

BETWEEN

1.

HIBERNIA REIT plc having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Landlord” which expression shall where the context so admits or requires include its successor and assigns); and

2.

HUBSPOT IRELAND LIMITED having its registered office at 2nd Floor, 30 North Wall Quay, Dublin 1 (the “Tenant” which expression shall where the context so admits or requires include its successors and permitted assigns); and

3.

HUBSPOT, Inc. a Delaware corporation, having its principal office at 25 First Street, 2nd Floor, Cambridge, MA 02141 (the “Guarantor” which expression shall where the context so admits or requires include its successors and permitted assigns);

IT IS AGREED as follows:-

1	INTERPRETATION
1.1	Definitions

In this Agreement except as otherwise provided or the context otherwise requires the following words or expressions have the following meanings:-

“Act”

every Act of Parliament or of the Oireachtas that is relevant to the Building or any part of it or the use or occupation of or any works to the Building or any part of it or any person on or about the Building at any time including unless a contrary intention is stated every Act of Parliament or of the Oireachtas whether named in this Agreement or not or whether in force as of the date of this Agreement or not and any amendment modification replacement or re-enactment of any such Act;

“Ancillary Certificate”

a certificate as prescribed by the Building Regulations (defined below), other than a statutory certificate of compliance in the forms as have been developed and agreed by the Royal Institute of the Architects of Ireland, the Association of the Consulting Engineers of Ireland, Engineers Ireland and the Society of Chartered Surveyors Ireland, given by a competent person to confirm compliance of elements of the building, design or works with Building Regulations; and “Ancillary Certifier” means the person proposed to issue such a certificate;

“Assigned Certifier”	the person so assigned to certify compliance with the relevant requirements under the Building Regulations (defined below);

“BCAR” “Beneficial Occupation Certificate”

Building Control (Amendment) Regulations 2014;

written confirmation issued by the Landlord’s Project Manager that the Phase 1 Landlord Works have been practically completed save and except as follows:-

(a)    one of the three lifts in the Building may still be under installation or not complete;

(b)    the Terrace Infill Works may not have been completed or the Terrace Infill Works Area may not be ready for handover;

(c)    each of the atrium stairs, the reception area and the basement area shower facilities in the Building may be substantially completed but may not have been certified as practically complete under the Building Contract and so will not be available for use until so certified; and

(d)    the mechanical and electrical installations and systems for the Building may be substantially complete but may still be under testing and commissioning so may not be fully functional;

“Beneficial Occupation Date”	subject to clauses 3.10 and 3.18, the first Working Day after the date of issue to the Tenant or the Tenant’s Project Manager of the Beneficial Occupation Certificate;

“Building”	One Dockland Central, Guild Street, Dublin 1 of which the Premises are a part, as defined and described in the Lease;

“Building Common Areas”	has the meaning assigned to that term in the Lease;

“Building Contract”	the contract entered into or to be entered into with the Main Contractor in connection with the construction of the Landlord’s Works;

“Building Control Act”	the Building Control Acts 1990 to 2014;

“Building Control Authority”	means any authority defined as a Building Control Authority under the Building Control Act or the Building Regulations;

“Building Owner”	the person who has commissioned or paid for the works and who has legal entitlement to have such works carried out on their behalf;

“Building Regulations”	any regulations issued at any time pursuant to the Building Control Act, including BCAR;

“Car Spaces”	fourteen (14) car parking spaces in the basement of the Building shown for identification purposes shaded yellow on the Basement Level Parking Layout Plan attached to the Lease;

“Certificate on Compliance”	a certificate of compliance provided for under section 6(2)(a)(i) of the Building Control Act 1990 (No. 3 of 1990) as amended by the Building Control Act 2007 (No. 1 of 2007);

“Certificate of Compliance on Completion”	means a certificate of compliance on completion in the form required pursuant to BCAR;

“Code of Practice”	means the code of practice for inspecting and certifying buildings and works published by the Department of Environment, Community and Local Government with reference to Article 20G of BCAR;

“Completion Date”

the date the Lease is to be granted and delivered by the Landlord and accepted by the Tenant which shall be the date which is ten Working Days after the Beneficial Occupation Date subject to the right of the Landlord to defer such date for grant and/or delivery in accordance with clause 5.1;

“Conduits”	has the meaning assigned to that term in the Lease;

“Design Certifier”	the person proposed to issue a statutory certificate of compliance as prescribed by the Building Regulations to confirm compliance of the design of elements of works with the Building Regulations;

“Detailed Design Tender Package”	the detailed design tender package relating to the approved Fit Out Works and being also the Tenant’s Plans as set out in Schedule 5;

“Entrance Works”

those of the Phase 2 Landlord Works comprising proposed alterations to the entrance to the Building on Guild Street, including extending the glazed façade forward to the building line, adding additional floor space, widening the route from the street to the reception area,  reconfiguring the wheelchair and stepped access, and installing replacement floor finishes;

“Estimated Area”	approximately 27,538 square feet;

“Estimated Rent”

the clear sum of €1,288,210 plus VAT per annum if the Terrace Infill Works have been practically completed to Grey Box Standard prior to the Beneficial Occupation Date or the clear sum of €1,271,290 plus VAT per annum if the Terrace Infill Works have not been practically completed to Grey Box Standard prior to the Beneficial Occupation Date, both of which sums include the exclusive use of the Car Spaces;

“Expert”	the Independent Architect or Independent Valuation Surveyor as appropriate acting in accordance with clause 23;

“Fit Out Building Contract”	the building or management construction contract entered into for the construction of the Fit Out Works;

“Fit Out Contractor”	the contractor or contractors (including sub-contractors) for the time being employed to carry out the Fit Out Works;

“Fit Out Works”

the fitting out and equipping works described in the Tenant’s Plans and such other works with the prior written consent of the Landlord (not to be unreasonably withheld or delayed) as the Tenant may require to carry out to the Premises subject to and in accordance with the provisions of this Agreement and those of the Lease;

“Fit Out Works Collateral Warranties”

the original collateral warranties to be furnished by the Tenant in accordance with clauses 6.3, 7.2 and 7.12.7, each such warranty be substantially in the relevant form in part 2 of Schedule 3 or such other form as may be acceptable to the Landlord (acting reasonably);

“Fit Out Works Letters of Appointment”

the letters of appointment entered into or to be entered into with each member of the Tenant’s Professional Team (and with such suitably qualified persons as are appointed in connection with the Fit Out Works to perform the role of project supervisor design process and the role of project supervisor construction stage in each case pursuant to the Safety Regulations), each such letter of appointment to be in such form as may be approved in writing in advance by the Landlord;

“Force Majeure”

war, civil commotion, strike, lock-out, labour dispute, shortage of labour and materials (to the extent it constitutes a force majeure event in the Building Contract), inclement weather, loss or damage by fire or other Insured Risks (as defined in the Lease), default or delay of any contractor sub-contractor or supplier (the Landlord having used reasonable endeavours for the provision of services and supplies to resume without undue delay), or any further or other event or circumstance beyond the reasonable control of the person affected;

“Gale Days”	1 January, 1 April, 1 July and 1 October in each year;

“Grey Box Standard”

means:

(a)    floors stripped back to the concrete slab and dust sealer applied;

(b)    any partitions/glazing internally removed;

(c)    mechanical and electrical installations on the floor have been removed back to the risers with the exception of some lights and the fire alarm system which will be left in place to the extent necessary for safety reasons (and which then must be upgraded as part of the Fit Out Works);

(d)    existing façade at the exterior and to the atrium to be left in place;

(e)    ceilings stripped back to the concrete slab;

“Independent Architect”

such independent architect with a minimum of 10 years relevant experience as may be appointed by the President for the time being of the Royal Institute of the Architects in Ireland on the application of the Landlord or the Tenant;

“Independent Valuation Surveyor”

such independent valuation surveyor with a minimum of 10 years relevant experience as may be appointed by the President for the time being of the Society of Chartered Surveyors Ireland on the application of the Landlord or the Tenant;

“Initial Yearly Rent”	the Basic Rent for the purposes of the Lease, to be calculated in accordance with the provisions of this Agreement;

“Insurance Rent”	has the meaning assigned to that term in the Lease;

“Interest”

interest at the Prescribed Rate calculated on a daily basis from and including the date upon which interest becomes payable until the date on which payment is made to and accepted by the Landlord (as well as after as before any judgement);

“Landlord’s Architect”	R.K.D. Architects Limited and its sub-consultant HLW International Limited or such other architect as the Landlord may from time to time appoint;

“Landlord Collateral Warranties”

the collateral warranties to be provided to the Tenant from the Landlord’s Professional Team, the Main Contractor and the sub-contractors listed in Schedule 7  substantially in the form of the drafts agreed by the Landlord’s Solicitors and the Tenant’s Solicitors prior to the execution of this Agreement or with such changes as the Landlord (acting reasonably) may agree to or require;

“Landlord Contribution”	the contribution to be made by the Landlord to the Tenant in accordance with the provisions of clause 10;

“Landlord’s Fire Consultant”	Maurice Johnson & Partners Limited or such other consultant dealing with fire safety/disability access matters as the Landlord may appoint from time to time;

“Landlord’s Mechanical and Electrical Engineer”	Ethos Engineering Limited or such other mechanical and electrical engineer as the Landlord may appoint from time to time;

“Landlord’s Professional Team”

the Landlord’s Project Manager, the Landlord’s Architect, the Landlord’s Structural Engineer, the Landlord’s Fire Consultant, the Landlord’s Mechanical and Electrical Engineer, the Landlord’s Quantity Surveyor and any replacement or additional consultants as the Landlord may in its discretion decide to engage from time to time;

“Landlord’s Project Manager”	Gardiner & Theobald LLP or such other project manager as the Landlord may from time to time appoint;

“Landlord’s Quantity Surveyor”	Scollard Doyle Limited or such other quantity surveyor as the Landlord may from time to time appoint;

“Landlord Remediation Works”

the works required to remedy or make good those of the defects and disrepairs described in the Schedule of Condition which are listed/described in the Landlord Remediation Works Schedule and shaded green in the column headed “Landlord Works (to be carried out/addressed)”;

“Landlord Remediation Works Schedule”	the description of works spreadsheet attached at Schedule 9;

“Landlord's Solicitors”	Eversheds Solicitors of One Earlsfort Centre, Earlsfort Terrace, Dublin 2 or such other firm of solicitors as the Landlord may nominate from time to time;

“Landlord’s Structural Engineer”	Horgan Lynch Consulting Engineers Limited or such other structural engineer as the Landlord may appoint from time to time;

“Landlord’s Works”	the Phase 1 Landlord Works and the Phase 2 Landlord Works and the Landlord Remediation Works;

“Lease”	the lease of the Premises to be granted to the Tenant in accordance with this Agreement in the form of the draft annexed in Schedule 1, Part 1;

“Licence Access Certificate”

written confirmation issued by the Landlord’s Project Manager that the Phase 1 Landlord Works to the Premises (excluding the Terrace Infill Works Area) have been substantially completed to “Grey Box Standard” and there exists suitable access to the Premises as set out in the Project Execution Plan;

“Licence Access Certificate Target Date”	the first Working Day after the date this Agreement is exchanged subject to clause 3.9;

“Local Authority”	Dublin Docklands Development Authority and/or as applicable Dublin City Council and/or any substituted or replacement authority;

“Longstop Date”	1 March 2016 or such later date as shall apply to allow for any extension of time under clause 3.12;

“Main Contractor”	such building contractor or contractors as may from time to time be nominated in writing by the Landlord for the carrying out of the Landlord’s Works;

“Mortgagee”	any mortgagee or chargee of the estate of interest of the Landlord in the Building or any part of it;

“Month”	a calendar month;

“Nearby Property”	has the meaning assigned to that term in the Lease;

“Nett Lettable Floor Area”

the nett lettable floor area of any premises expressed in square feet and measured in accordance with the Code of Measuring Practice current at the date when the said code is to be applied published on behalf of the Society of Chartered Surveyors Ireland (whether solely or jointly with any other body or institute) or if there is none, as may be determined by the Landlord acting reasonably;

“Novation Deed”

a deed of novation of the Fit Out Building Contract provided for in clause 7.9, such deed to be entered into between the Landlord, the Tenant, the Guarantor and the Fit Out Contractor in the form appended to the Fit Out Building Contract in Schedule 16;

“Outgoings”	all outgoings and other sums from time to time payable under or referred to in clauses 4.4 and 4.18 of the Lease;

“Phase 1 Landlord Works”

those of the design and works which are substantially shown on or described in the Plans to be carried out by or on behalf of the Landlord to the Premises and the Building Common Areas and which are referred to in or attached to Part 2 of Schedule 2;

“Phase 2 Landlord Works”

those of the design and works (not being Phase 1 Landlord Works) that are substantially shown on or described in the Plans and which may be carried out by or on behalf of the Landlord to the Building Common Areas, including the Entrance Works and those referred to in or attached to Part 3 of Schedule 2;

“Plans”	the plans and specification attached or referred to at Schedule 2 as may be varied in accordance with this Agreement;

“Planning Acts”	the Planning and Development Acts, 2000 to 2014, the Urban Renewal Acts 1986 and 1987 and the Dublin Docklands Development Authority Act, 1997;

“Premises”	the part or parts of the Building to be demised to the Tenant as more particularly described in the Lease;

“Prescribed Rate”	has the meaning assigned to that term in the Lease;

“Project Execution Plan”

the project execution plan relating to the execution and completion of the Fit Out Works which is attached at Schedule 6 as the same may be varied or added to in accordance with the provisions of this Agreement;

“Rent Commencement Date”

subject to clauses 3.9 and 5.1.8, the date which is six Months from and including the Term Commencement Date, plus an additional number of days rent free to reflect loss of benefit of rent free period in respect of the Terrace Infill Works Area;

“Requisite Consents”

all such permissions, consents, approvals, licences, certificates and permits as may be necessary under any Act or any applicable law (including any required under the Planning Acts) to lawfully commence carry out and complete the Landlord’s Works and/or the Fit Out Works;

“Safety Regulations”	the Safety Health and Welfare at Work Acts 2005 and 2014, including the Safety, Health and Welfare at Work (Construction) Regulations 2013;

“Schedule of Condition”	the schedule of condition attached at Schedule 9 to this Agreement;

“Service Charge”	the aggregate of the Service Charge, Public Area Service Charge and Basement Service Charge, each as defined in the Lease;

“Side Letters”	the side letters of agreement in the forms attached at Part 2 of Schedule 1;

“Snag Items”	those items which are normally dealt with in a snagging list which term shall have the meaning understood by custom in the building trade;

“Tenant”	includes the successors and permitted assigns of the party named as the Tenant in this Agreement;

“Tenant’s Architect”

Perkins & Will (Boston) and R.K.D. Architects Limited or such other firm or firms of architects as the Tenant may from time to time appoint with the prior written approval of the Landlord in connection with this Agreement;

“Tenant Delay Event”

any delay or disruption in the execution or completion of the Landlord’s Works or any part of them arising from or in connection with any act neglect default or omission of the Tenant, any member of the Tenant’s Professional Team or the Fit-Out Contractor or the contractors, servants or agents of the Tenant, any member of the Tenant’s Professional Team or the Fit-Out Contractor, including any failure to provide any required documents, plans or information in a timely and satisfactory manner;

“Tenant’s Fire Consultant”

Maurice Johnson & Partners Limited or such other firm of consultants dealing with fire safety and disability access matters as the Tenant may from time to time appoint with the prior written approval of the Landlord in connection with this Agreement;

“Tenant’s Mechanical and Electrical Engineer”

Ethos Engineering Limited or such other firm of mechanical and electrical engineers as the Tenant may appoint from time to time with the prior written approval of the Landlord in connection with this Agreement;

“Tenant’s Plans”

(a) the plans and specifications relating to the Fit Out Works listed in the schedule of drawings and specifications attached in Schedule 5 and contained in the CD/memory stick(s) also at Schedule 5 and (b) such additional or more detailed plans and specifications to be submitted by the Tenant and as may be approved by the Landlord (acting reasonably);

“Tenant’s Professional Team”

the Tenant’s Project Manager, the Tenant’s Architect, the Tenant’s Mechanical and Electrical Engineer, the Tenant’s Fire Consultant and any replacement or additional consultants as the Tenant may decide to engage from time to time in connection with the Tenant’s Works, in each case subject to the prior written approval of the Landlord, (which shall not be unreasonably withheld or delayed);

“Tenant’s Project Manager”

Sonica Fitout Limited or such other firm of project managers as the Tenant may from time to time appoint with the prior written approval of the Landlord (which shall not be unreasonably withheld or delayed) in connection with this Agreement;

“Tenant's Solicitors”	Matheson, Solicitors of 70 Sir John Rogerson’s Quay, Dublin 2 or such other firm of solicitors as the Tenant may nominate from time to time;

“Term Commencement Date”	the Beneficial Occupation Date;

“Terrace Infill Works”

those of the Phase 2 Landlord Works which comprise the infill of existing terraces of the Premises to internalise the existing balcony spaces and include them as part of the gross internal floor area of the Premises;

“Terrace Infill Works Area”	the part or parts of the Premises which is/are required from time to time by the Main Contractor in connection with the construction and/or completion of the Terrace Infill Works.

“Utilities”	has the meaning assigned to that term in the Lease;

“VAT”	Value Added Tax as defined in the VAT Act or any similar tax from time to time replacing it or performing a similar fiscal function;

“VAT Act”	the Value Added Tax Consolidation Act 2010;

“Working Day”	a day upon which banks are open for business in Dublin.

1.2	Construction
1.2.1	Reference to a clause, schedule or paragraph are references where the context so admits to a clause, schedule or paragraph of a schedule in this Agreement.
1.2.2

The clause and paragraph headings in this Agreement are for ease of reference only and shall not be taken into account in the construction or interpretation of the clause or paragraph to which they refer.

1.2.3

Any reference in this Lease to the masculine gender shall include reference to the feminine gender and vice versa; any reference to neuter gender shall include the masculine and feminine genders and vice versa; reference to the singular shall include reference to the plural and vice versa; and words importing persons shall include firms, companies and corporations and vice versa.

1.2.4

Words denoting an obligation on a party to do any act, matter or thing include an obligation to procure that it be done and words placing a party under a restriction include an obligation not to permit or allow infringement of the restriction by persons within the control of a party.

1.2.5

References to any legislation or regulation shall include any amendment modification replacement or re-enactment of any such legislation or regulation for the time being in force and references to any Act (whether to a specific Act or generally to any Acts) or legislation includes every statutory instrument subordinate legislation order direction regulation code of practice permission certificate licence consent condition and matter now or any time made or issued under any Act or legislation.

1.2.6

When the Landlord, the Tenant or the Guarantor consists of two or more persons (including a body or bodies corporate) all the respective covenants and undertakings by the Landlord, the Tenant and the Guarantor shall be deemed to be by such persons jointly and severally.

1.2.7

To the extent (if any) that the Plans or any part of them show the layout design or nature of any Nearby Property they are for illustrative purposes only and the Landlord may in its absolute discretion vary such layout design or nature.

1.2.8	any reference to “including” means “including, without limitation” and references to “includes” and “included” shall be construed accordingly;
1.2.9

any reference to any Society, Institute or other professional body shall include any other body established from time to time in succession to or in substitution for or carrying out the function formally carried out by that Society, Institute or other professional body.

2	AGREEMENT TO GRANT OF LEASE
2.1

The Landlord agrees to grant to the Tenant and the Tenant agrees to take and accept the Lease subject to and in accordance with the provisions of this Agreement (including clause 5.1) upon the Completion Date.

3	LANDLORD’S WORKS
3.1	The Landlord shall use its reasonable endeavours to:
3.1.1	obtain the Requisite Consents for the Landlord’s Works (where required and to the extent not already obtained) in so far as and as soon as reasonably practicable;
3.1.2

procure that the Landlord’s Works are carried out and completed (a) in a good and workmanlike manner; (b) with the materials specified in the Plans or otherwise with suitable materials of good quality; (c) substantially in accordance with the Plans and (where applicable) all Requisite Consents; (d) in accordance with the provisions of this Agreement; and (e) in accordance with good industry practice.

3.2

The Landlord will use its reasonable endeavours to procure that the Main Contractor commences and then diligently proceeds with the Landlord’s Works with a view to completion of them as soon as reasonably practicable but so that:

3.2.1

the Landlord may defer the commencement and/or completion of any elements of the Landlord’s Works that require any Requisite Consents that have not already been obtained until Requisite Consents that are satisfactory to the Landlord (acting reasonably) have been obtained and the Landlord may omit any such elements for which any Requisite Consents are not obtained or are not satisfactory to the Landlord (acting reasonably); and

3.2.2	subject only to clause 3.9 and 3.13, the Landlord shall have no liability to the Tenant for any disruption or delay for any reason in the execution or completion of the Landlord’s Works.
3.3	The Landlord shall have the right to make variations and/or additions to the Landlord’s Works and/or the Plans:
3.3.1	as may be necessary to implement and comply with any Requisite Consents or any requirement of the Local Authority or any other competent authority; or
3.3.2

where reasonably required by the Landlord at any time but not so as to materially affect the location, layout or extent of the Premises nor materially prejudice the means of access to or egress from the Premises;

PROVIDED HOWEVER that apart from any permitted under clause 3.3.1 no material variations and/or additions shall be made to those of the Plans which relate to the Premises without the consent in writing of the Tenant or the Tenant’s Project Manager (such consent not to be unreasonably withheld or delayed).

3.4

The Landlord may substitute materials for those specified in the Plans where those specified are not available or are only available on terms of purchase which are not commercially acceptable to the Landlord, but so that any such substitute materials shall substantially be of the same quality as or better quality than those specified.

3.5	The Tenant and the Tenant’s Project Manager shall be permitted reasonable access to the Premises for inspection purposes during the course of the Landlord’s Works PROVIDED THAT:
3.5.1	the Tenant shall ensure that no unwarranted interference or interruption is caused to the Landlord’s Works or any part of them;
3.5.2

no instruction representation or comment will be made or issued to the Main Contractor or any sub-contractors or workmen by or on behalf of the Tenant or the Tenant’s Project Manager and any representation made by or on behalf of the Tenant or the Tenant’s Project Manager relating to the Landlord’s Works or the workmanship goods or materials used or intended to be used shall only be made in writing to the Landlord’s Project Manager; and

3.5.3	the Tenant shall ensure that all persons by whom this right is exercised shall comply with all safety requirements and any reasonable requirements imposed.
3.6

The Landlord shall discharge any fees or charges payable as a condition of any of the Requisite Consents relating to the Landlord’s Works including any financial contributions under any relevant grant of planning permission provided however that any such fees or charges relating to or arising from the Fit Out Works (if any) shall be the liability of and discharged by the Tenant within ten (10) Working Days of demand.

3.7	The Landlord shall procure all necessary insurances in respect of the Landlord’s Works, including:
(a)	all risks insurance covering loss or damage to the Landlord’s Works, (including materials or other equipment for incorporation therein) for the full reinstatement value of such Landlord’s Works;
(b)	public liability insurance with a limit of indemnity of not less than thirteen million euro (€6,500,000.00) per claim;
(c)	employers liability insurance with a limit of indemnity of not less than thirteen million euro (€13,000,000) per claim.

As soon as reasonably practicable following receipt of a written request from the Tenant, the Landlord shall produce for inspection documentary evidence that the insurances provided for in this clause are in place.

3.8

The Landlord has confirmed that it has engaged the services of Ashview Consultants Limited to be the project supervisor(s) for the design stage(s) and Management and Construction Limited for the construction stage(s) of the Landlord’s Works in compliance with the requirements of the Safety Regulations.

3.9

If the Licence Access Certificate does not issue by the Licence Access Certificate Target Date the Tenant will be entitled to an additional rent free period, applicable to the Initial Yearly Rent only and not any additional rents under the Lease, of thirty (30) days apportioned on a pro rata monthly basis over the twelve month period commencing on the date which is six (6) Months from and including the Term Commencement Date provided however that if the Landlord’s Works or any part of them are disrupted or delayed by reason or in consequence of: -

(a)	any Tenant Delay Event;
(b)	Force Majeure;
(c)	any loss, damage or destruction of the Building or any part of it or the Landlord’s Works or any of them;
(d)	any legitimately granted extension of time under the Building Contract; or
(e)

any variation or change to the Landlord’s Works or any of them made following a request by the Tenant or any member of the Tenant’s Professional Team and which the Landlord at its discretion decides to make;

the Licence Access Certificate Target Date shall be extended by a reasonable period at least equivalent to that during which the Landlord’s Works or any of them are so disrupted or delayed.

The Landlord shall use its reasonable endeavours to ensure that at all times following issuance of the Licence Access Certificate, suitable access to the Premises is provided as set out in the Project Execution Plan.

3.10

If the Landlord's Works or part of them are disrupted or delayed by reason or in consequence of any Tenant Delay Event the Beneficial Occupation Date shall be deemed to have occurred on such date as it would have occurred but for any Tenant Delay Event and the Tenant’s liability to pay the Initial Yearly Rent, Service Charge, Insurance Rent and Outgoings shall commence as and from the respective dates each such payment would have commenced to be payable if the Tenant Delay Event had not occurred.

3.11

Prior to the Licence Access Certificate Target Date or as soon thereafter as is practicable (if there are Landlord’s Works remaining undone at that time), the Landlord shall procure the clearing away and removal from the Premises (excluding the Terrace Infill Works Area) of all Landlord's plant, machinery, surplus material, rubbish leaving the Premises (excluding the Terrace Infill Works Area) in a workmanlike condition and in any event such elements shall not materially impede, obstruct or interfere with the carrying out of the Fit Out Works.  The Landlord shall procure likewise in respect of the Terrace Infill Works Area as soon as reasonably practicable following practical completion of the Terrace Infill Works.

3.12

If the Licence Access Certificate does not issue by the Longstop Date the Tenant may by notice in writing to the Landlord terminate this Agreement (but without prejudice to any right or remedy of any party to this Agreement in respect of any antecedent breach) provided however that if the Landlord’s Works or any part of them are disrupted or delayed by reason or in consequence of: -

(a)	any Tenant Delay Event;
(b)	Force Majeure;
(c)	any loss, damage or destruction of the Building or any part of it or the Landlord’s Works or any of them;
(d)	any legitimately granted extension of time under the Building Contract; or
(e)

any variation or change to the Landlord’s Works or any of them made following a request by the Tenant or any member of the Tenant’s Professional Team and which the Landlord at its discretion decides to make;

the Longstop Date shall be extended by a reasonable period at least equivalent to that during which the Landlord’s Works or any of them are so disrupted or delayed.

3.13

If the Phase 1 Landlord Works to the Building Common Areas or the Phase 2 Landlord Works to the Building Common Areas (excluding for this purpose the Entrance Works and the Landlord’s Works to the lifts in the Building) have not been practically completed (save Snag Items) by the date provided for in clause 3.14 (the “Relevant Date”) and this has a detrimental effect on the Tenant’s beneficial use of the Premises, the Tenant shall be entitled to a Service Charge free period of thirty (30) days apportioned on a pro rata monthly basis over the 12 month period commencing on the Relevant Date.  If by the Relevant Date, the Entrance Works and the Landlord’s Works in respect of the lifts in the Building are not practically complete (save Snag Items) the Tenant shall be entitled to a 25% Service Charge reduction effective from the Relevant Date until such date as the Entrance Works and the Landlord’s Works in respect of the lifts in the Building have been practically completed as aforesaid.

3.14

The Relevant Date for the purposes of clause 3.13 shall be 30 April 2016 or such later date as shall be reasonable if the Landlord’s Works or any of them are disrupted or delayed by reason or in consequence of any of the events or circumstances referred to in sub-clauses (a) – (e) of clause 3.12.

3.15

In the event of disagreement or dispute between the parties regarding (a) any disruption or delay in respect of the Landlord’s Works or the cause of same, (b) as to whether and to what extent an extension of the Licence Access Certificate Target Date and / or the Longstop Date and/or the Relevant Date is to be granted, (c) as to whether or not the Phase 1 Landlord Works, the Phase 2 Landlord Works, the Entrance Works and / or the Landlord’s Works to the lifts in the Building have been practically completed for the purpose of clause 3.13, the matter shall be referred for determination to the Independent Architect acting as Expert.

3.16

The current proposed means of temporary access to the Building while the Entrance Works are on-going is as shown and described on the plan attached at Schedule 8. The Landlord reserves the right (acting reasonably) to vary the means of access as so shown or described from time to time during the execution of the Entrance Works but suitable, safe and efficient access to and egress from the Premises shall be available to the Tenant (and its authorised persons) at all times.

3.17

The Phase 2 Landlord Works shall include the Terrace Infill Works.  The Landlord will use its reasonable endeavours to procure that the Terrace Infill Works are practically completed to Grey Box Standard and the Terrace Infill Works Area vacated for the purposes of the Landlord’s Works prior to or as soon as reasonably practicable after the Beneficial Occupation Date.

3.18	The following provisions shall apply in relation to the issue of the Beneficial Access Certificate: -

The Landlord or the Landlord’s Project Manager will give prior notice to the Tenant or the Tenant’s Project Manager of the pending issue of the Beneficial Occupation Certificate so that the Tenant and the Tenant’s Professional Team may inspect the Phase 1 Landlord Works being carried out in order to achieve the issuance of the Beneficial Occupation Certificate.  The joint inspection shall take place within three (3) Working Days of the said notice to the Tenant or the Tenant’s Project Manager.  The Tenant’s Project Manager shall within three (3) Working Days of such joint inspection notify the Landlord and the Landlord’s Professional Team in writing of (a) any matter that the Tenant or the Tenant’s Project Manager consider should have attention prior to the issue of the Beneficial Occupation Certificate and (b) any Snag Items that the Tenant or the Tenant’s Professional Team consider require attention.

3.18.1

The Landlord’s Project Manager shall not be fettered from issuing the Beneficial Occupation Certificate at such time as the Landlord’s Project Manager deems fit.  If the Tenant is of the opinion that the Beneficial Occupation Certificate should not have been issued then upon its issue: -

(a)	the Tenant shall notify the Landlord and the Landlord’s Project Manager in writing within three (3) Working Days giving details of the Tenant’s objections (time being of the essence in this regard);
(b)	the Landlord and the Tenant will endeavour to resolve what if any action should be taken;
(c)

but if they cannot or do not do so the objections not so resolved shall be referred forthwith and in any event within three (3) Working Days to the Independent Architect acting as Expert in accordance with clause 23;

(d)	the Landlord will without undue delay procure the taking of such action as is required in consequence of the decision of the Independent Architect.

3.18.2

If the Expert appointed under clause 3.18.2 decides that the Beneficial Occupation Certificate should not have issued, that certificate shall have no effect and the Landlord shall without undue delay procure that the items of works identified by the Independent Architect shall be remedied and a further joint inspection of the Phase 1 Landlord Works required in order to achieve the Beneficial Occupation Date shall be undertaken on completion of such works and the provisions of this clause 3.18 shall be repeated mutatis mutandis.

3.18.3

For the avoidance of doubt, the Beneficial Occupation Certificate may be issued notwithstanding any Snag Items and the Tenant shall not be entitled to include any Snag Items in any objections it may notify to the Landlord in respect of a Beneficial Occupation Certificate.

3.19
(a)

The Landlord shall use its reasonable endeavours to procure the remedy of all Snag Items in respect of the Phase 1 Landlord Works affecting the Premises and Phase 2 Landlord Works affecting the Premises (if any) which have been notified in writing by the Tenant to the Landlord within thirty (30) days from the date that the Phase 1 Landlord Works or as the case may be the Phase 2 Landlord Works are practically completed.  The Landlord will do so as soon as reasonably practicable following practical completion of the relevant works.  If there is any dispute between the Landlord and the Tenant as to whether any such items affecting the Premises properly constitute Snag Items either party shall have the right to refer the determination of such matter in dispute to the Independent Architect who shall act as an Expert in accordance with clause 23 and not as an arbitrator and who shall be requested to give his decision within seven (7) Working Days of his appointment.

(b)

If (other than by reason of any act neglect or default of or on the part of the Tenant) the Landlord fails to procure the remedy of any such Snag Items in accordance with clause 3.19 (a) the Tenant shall have the right upon giving not less than twenty (20) Working Days prior written notice to the Landlord to undertake such works as are reasonably required to remedy any such Snag Items (unless remedied by or on behalf of the Landlord first) and in such event the proper and reasonable costs thereby incurred by the Tenant shall be paid by the Landlord to the Tenant within ten (10) Working Days of written demand.

3.20

The Landlord shall be the Building Owner of the Premises for the purposes of the Landlord’s Works.  The Landlord has appointed R.K.D. Architects Limited as Assigned Certifier and as Design Certifier for the purposes of the Landlord’s Works.  The Landlord will use its reasonable endeavours to procure that the Main Contractor will use its reasonable endeavours to comply with its obligations as a “Designer” in the Code of Practice (if relevant) and will procure that the Main Contractor will provide every assistance to the Assigned Certifier and Design Certifier, as appointed.  The Landlord shall use its reasonable endeavours to procure that the Main Contractor shall furnish to the Assigned Certifier and / or the Design Certifier the Ancillary Certificates (if any).  The Landlord shall use its reasonable endeavours to procure that a Certificate of Compliance signed by the Assigned Certifier and the Main Contractor, for the purposes of the Landlord’s Works, is submitted to the Building Control Authority as soon as the Assigned Certifier deems practicable following completion of the Landlord’s Works.

4	JOINT MEASUREMENT
4.1

As soon as the Landlord’s Works to the Premises are sufficiently progressed to allow for measurement of the Nett Lettable Floor Area of the Premises (which for the avoidance of doubt shall not occur prior to practical completion to Grey Box Standard of the Terrace Infill Works and the Terrace Infill Works Area being vacated for the purposes of the Landlord’s Works) either the Landlord or the Tenant may give written notice to the other party that it requires the measurement of the Premises to be carried out.  Within five (5) Working Days following the date of such notice the Landlord and the Tenant shall respectively procure that the Landlord’s representative and the Tenant’s representative shall jointly measure and endeavour to agree the Nett Lettable Floor Area of the Premises.

4.2

If the Landlord’s representative and the Tenant’s representative are not able to agree the Nett Lettable Floor Area of the Premises or if there is a dispute as to whether the Landlord’s Works to the Premises are sufficiently progressed to allow for measurement, then either the Landlord or the Tenant may require the Nett Lettable Floor Area to be measured by the Independent Valuation Surveyor who shall act as an Expert in accordance with clause 21 and who shall act as expeditiously as is reasonably practicable.

4.3

When the Nett Lettable Floor Area of the Premises has been agreed or determined, the Initial Yearly Rent shall be the aggregate of the Nett Lettable Floor Area attributable to each part of the Premises measured in square feet (and pro rata for part of a square foot) multiplied by the applicable rate per square foot set out in the table below plus the yearly sum of €49,000 in respect of the fourteen (14) Car Spaces.

Floor Level/Accommodation	Rate per square foot
Third Floor	€45.00
Fourth Floor	€45.00

If for any reason the Nett Lettable Floor Area of the Premises has not been agreed or determined by the Rent Commencement Date, the Initial Yearly Rent payable by the Tenant from the Rent Commencement Date, (subject to Clauses 4.3.1 and 4.3.2), shall be the Estimated Rent.  Within ten (10) Working Days of agreement or determination of the Nett Lettable Floor Area of the Premises:

4.3.1

subject to clause 4.3.2, the Tenant shall pay to the Landlord any underpayment or as the case may be the Landlord shall pay to the Tenant any overpayment received in respect of the Premises in respect of the period from the Rent Commencement Date until the next Gale Day; and

4.3.2

if the Terrace Infill Works have not been practically completed to Grey Box Standard prior to the Beneficial Occupation Date the Tenant shall pay Initial Yearly Rent in respect of the Terrace Infill Works Area from the day the Terrace Infill Works are practically completed to Grey Box Standard up to the next Gale Day following agreement or determination of the Nett Lettable Floor Area of the Premises and the Estimated Rent shall be adjusted accordingly.

If on the date of the Lease is granted the Nett Lettable Floor Area has not been agreed or determined the Initial Yearly Rent under the Lease will be assumed to be the Estimated Rent and this figure will be included in the Lease for this purpose but the parties will complete a deed of variation recording the correct Initial Yearly Rent (if different to the Estimated Rent) within ten (10) Working Days of the date the Nett Lettable Floor Area is agreed or determined as set out above.

4.4

The Tenant shall within ten (10) Working Days of demand discharge any additional stamp duty as may arise following the agreement or determination of the Nett Lettable Floor Area of the Premises and the correct Initial Yearly Rent.

5	COMPLETION
5.1	Grant of Lease
5.1.1

The Lease and a counterpart of it and the Side Letters and a counterpart of it shall be duly executed by the Tenant and the Guarantor on the execution of this Agreement and shall be held in escrow by the Landlord’s Solicitors pending execution by the Landlord and delivery from escrow in accordance with this Agreement.

5.1.2

Subject to clauses 5.1.6 to 5.1.8, the original Lease and Side Letters, duly executed by the Landlord, shall be delivered to the Tenant together with all ancillary completion documentation specified in Clause 5.4, on the Completion Date but without prejudice to any right or remedy of the Landlord against the Tenant in respect of any breach by the Tenant of its obligations under this Agreement.

5.1.3

The Landlord reserves the right to procure the granting of the Lease and Side Letters by itself or such other person to whom the Landlord’s interest may be transferred or vested before the granting of the Lease.

5.1.4

The Lease may be delivered by hand to the Tenant’s Solicitors or by any other manner of delivery authorised by law and upon such delivery the Lease shall be deemed granted to and accepted by the Tenant and to have come into full force and effect whether or not the Tenant or the Tenant’s Solicitors accept such delivery.

5.1.5

Prior to the delivery of the Lease and Side Letters the Landlord shall and is authorised to make such manuscript amendments to the Lease and/or the Side Letters as may be necessary to give full effect to the provisions of this Agreement and those of the Lease with the prior consent of the Tenant or the Tenant’s Solicitors (such consent not to be unreasonably withheld or delayed) provided however and notwithstanding the foregoing the Landlord may without such consent but after consultation with the Tenant’s Solicitors insert details dates and figures consistent with this Agreement into the original and the counterpart of the Lease in respect of the name(s) and address(es) of the Landlord, the Basic Rent, the

Rent Commencement Date, the Service Charge Commencement Date, the Insurance Commencement Date, the Nett Lettable Floor Area, the Term and the Term Commencement Date.
5.1.6

The Landlord may by written notice to the Tenant defer the Completion Date until the date which is five (5) Working Days after any sums due or payable or to become due or payable by the Tenant to the Landlord in connection with the Fit Out Works have been paid in full (a “Deferral Notice”).  For the avoidance of doubt, the Landlord may by notice in writing to the Tenant revoke any such Deferral Notice in which case the Completion Date will be the date which is five (5) Working Days after the date such notice of revocation is given.

5.1.7

Notwithstanding anything to the contrary in this Agreement the Landlord shall not be obliged to deliver the executed Lease or Side Letters to the Tenant until the Landlord’s Solicitors have received a signed original opinion from Goodwin and Procter LLP addressed to the Landlord in connection with the Lease and the Side Letters and the guarantee, covenants and obligations of and from the Guarantor contained in or arising under the Lease and/or the Side Letters, such opinion to be in the same form (mutatis mutandis) as the opinion letter provided to the Landlord from Goodwin and Procter LLP in respect of this Agreement for Lease.

5.1.8

If prior to the Term Commencement Date the Building is damaged or destroyed by any of the Insured Risks (as defined in the Lease) or Uninsured Risks (as defined in the Lease) and if as a result the Premises (excluding the Terrace Infill Works Area) cannot be taken over in accordance with this Agreement for the purposes of completing the Fit Out Works or are inaccessible then (unless any policy of insurance has been vitiated or voided or any insurances monies shall be irrecoverable by reason of any act, neglect, default or omission of or on the part of the Tenant or its servants, agents, invitees or licensees) the Term Commencement Date shall be deferred until the Premises are reasonably fit to be handed over in accordance with this Agreement for the purposes of carrying out the Fit Out Works and reasonably accessible provided that in the event of a dispute concerning the provisions of this clause the same shall be referred to arbitration by the Surveyor (as defined in the Lease) in accordance with the provisions of the Arbitration Act (as defined in the Lease).  If the provisions of this clause apply the provisions of clause 5.4 of the Lease shall also apply, mutatis mutandis.  If reinstatement or rebuilding is frustrated or proves impossible or if for any reason any part of the Building serving the Premises damaged or destroyed by any of the Insured Risks or Uninsured Risks shall not be reinstated so that the Beneficial Occupation Date does not occur within four years from the date of such destruction or damage the Landlord (or subject to the proviso to clause 5.4.2 of the Lease) the Tenant may at any time at any time thereafter by written notice to the other determine this Agreement with immediate effect and the Landlord will be solely entitled to all insurance monies.  Such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of the terms of this Agreement.

5.2	VAT and Stamp Duty
5.2.1

On the execution of this Agreement, the Tenant shall pay to the Landlord’s Solicitors the stamp duty payable on the original and counterpart of this Agreement and/or the Lease and shall also furnish to the Landlord’s Solicitors a current tax number for the Tenant, such tax number being appropriately vouched.

5.2.2

Subject to the Tenant having complied with its obligations under clause 5.2.1, the Landlord shall procure the stamping of this Agreement and the Lease (once granted) (together with any counterparts) and will provide a copy of the relevant stamp duty certificate to the Tenant’s Solicitors.

5.2.3

The Landlord confirms to the Tenant that the Landlord will be exercising the Option to Tax (as that term is defined in the Lease).  Where under this Agreement or on the grant of the Lease the Landlord (or any other person) makes or is deemed to have made a supply for VAT purposes then any payment or deemed payment shall be exclusive of VAT and the Tenant shall in addition to all such payments or deemed payments pay to the Landlord all VAT lawfully payable within ten (10) Working Days of service or delivery of a valid VAT invoice.

5.3	Payments by Tenant
5.3.1	The Tenant shall pay the following to the Landlord on or before the Term Commencement Date:
(a)	the amount notified to the Tenant in respect of Insurance Rent payable under the Lease in respect of the period from the Term Commencement Date to the next Gale Day;

(b)	the amount(s) notified to the Tenant in respect of Service Charge payable under the Lease in respect of the period from the Term Commencement Date to the next Gale Day;and
(c)	VAT (if any) payable on any of the sums set out above subject to the service or delivery of a valid VAT invoice.
5.3.2

All sums due or payable at any time under this Agreement or on the grant of the Lease shall be deemed to be exclusive of VAT and the party liable to pay any such sum shall in addition to such sum pay to the other all VAT lawfully payable within ten (10) Working Days of service or delivery of a valid VAT invoice.

5.4	Delivery of Closing Documents

On the Completion Date (but subject to clause 5.1) the Landlord or the Landlord’s Solicitors shall deliver to the Tenant’s Solicitors the following:-

5.4.1	the original of the Lease executed by the Landlord;
5.4.2	the Side Letters; and
5.4.3	all documentation agreed to be provided on the Completion Date in written replies from the Landlord’s Solicitors;
5.5	As soon as reasonably practicable following completion of the Landlord’s Works, and in any event within twenty (20) Working Days of completion of them, the Landlord shall deliver to the Tenant:-
5.5.1

a copy opinion on substantial compliance with planning permission or exemption as the case may be in the usual RIAI or IEI form from a duly qualified architect or engineer in respect of the Landlord’s Works;

5.5.2

a copy opinion on compliance from a duly qualified architect or engineer in the usual RIAI or IEI form that the Landlord’s Works have been designed and carried out in substantial compliance with the Building Regulations or, if applicable, satisfactory evidence that a Certificate of Compliance on Completion has been lodged with, validated and registered by the Building Control Authority for the Landlord’s Works;

5.5.3	certified copy fire safety certificates, disability access certificates and any commencement notices and acknowledgement of same from the Local Authority relating to the Landlord’s Works;
5.5.4

evidence that any conditions of a financial or security nature imposed in the Requisite Consents relating to the Landlord’s Works have been complied with or are deemed complied with in respect of the Premises; and

5.5.5	except where already furnished, the Landlord Collateral Warranties;
5.6	Safety File

The Landlord shall procure that a Safety File is prepared with respect to the Landlord’s Works and that following completion of the Landlord’s Works it shall be available for inspection by the Tenant at all reasonable times by prior appointment.

5.7	Title

The Landlord's title to the Building shall consist of the certified copy title documents furnished to the Tenant’s Solicitors prior to execution of this Agreement together with such additional documentation agreed in writing in replies to pre-lease enquiries raised.

5.8	Guarantor

The Guarantor covenants and agrees that it the Guarantor will duly execute the Lease and counterpart and the Side Letter and counterpart on or before the Completion Date.  The Guarantor further covenants that it will exercise all such powers as are available to it and do all such acts and things and sign execute and deliver all such deeds, documents and instruments as may be necessary or reasonably required to give full effect to the provisions of this Agreement, of the Lease and of the Side Letter including the provisions of clause 26 of this Agreement and clause 9 and Schedule 5 to the Lease.

5.9	Schedule of Condition

Prior to or within ten (10) Working Days after the Beneficial Occupation Date the Landlord shall deliver to the Tenant or the Tenant’s Project Manager a fair and accurate updated and/or amended version of the Schedule of Condition in respect of the Premises (including any updates/amendments required to reflect that Landlord Remediation Works have been carried out).  The Tenant shall by notice in writing to the Landlord served within ten (10) Working Days of such delivery approve or reject same.  If rejected, either party may refer the dispute to an independent chartered surveyor with a minimum of ten years relevant experience as may be appointed by the President for the time being of the Society of Chartered Surveyors Ireland on the application of the Landlord or the Tenant.  The independent chartered surveyor so appointed shall act as an Expert for the purposes of this Agreement and the provisions of clause 23 shall apply.  Such Expert may approve the updated and/or amended schedule of condition prepared on behalf of the Landlord or may require it to be altered or added.  Subject to clause 5.10, the updated and/or amended schedule of condition prepared on behalf of the Landlord or in the case of a dispute the schedule of condition finally approved by such Expert (the “Approved Schedule”) shall be the Schedule of Condition for the purposes of the Lease and will be attached to the Lease as such provided that the Approved Schedule shall not include or refer to any matter that is not expressly included in the Schedule of Condition attached to this Agreement.

5.10

The Landlord may require that the Approved Schedule be updated and/or further amended after any snagging or other items have been attended to as set out in clause 3.19 or otherwise under the Building Contract or this Agreement and deliver the updated and/or amended version to the Tenant or the Tenant’s Project Manager.  The provisions of clause 5.9, including the provisions for referral of any dispute to an Expert shall apply to such updated schedule of condition (the final version of which shall then be the “Updated Schedule”).  If required by either the Landlord or the Tenant the parties to the Lease will complete a deed of variation of the Lease recording the substitution of such Updated Schedule for the Approved Schedule referred to in clause 5.10.  It is acknowledged and agreed that the Updated Schedule shall not include or refer to any matter that is not expressly included in the Schedule of Condition attached to this Agreement.

6	FIT OUT WORKS
6.1	Apply for and obtain Requisite Consents

The Tenant shall, at its own expense, apply for and obtain all Requisite Consents (if any are required) in respect of the Fit Out Works as soon as reasonably practicable and in any event prior to the commencement of the Fit Out Works.

6.2	To Furnish Copies of Consents

Within five (5) Working Days of the issue of the Requisite Consents in respect of the Fit Out Works the Tenant shall furnish complete copies of them to the Landlord and the Landlord’s Project Manager.

6.3	Tenant Collateral Warranties

Prior to commencement of the Fit-Out Works, the Tenant shall deliver to the Landlord or the Landlord’s Project Manager the Fit Out Works Collateral Warranties from each member of the Tenant’s Professional Team and certified copies of the Fit Out Works Letters of Appointment, each such document to be duly executed under seal and to be otherwise satisfactory to the Landlord, acting reasonably.

6.4	Tenant Plans

The Landlord confirms its approval of the plans and specifications relating to the Fit Out Works attached or referred to in Schedule 5 provided that:

(a)

the Tenant shall ensure that the design and specification of the Fit Out Works comply with (i) all Requisite Consents and all other permissions, consents, approvals, licences, certificates and permits under any Act or any applicable law (including any under the Planning Acts) that apply to the Building and (ii) all applicable provisions of the Lease (and the Landlord shall not be deemed to have accepted or acknowledged any such compliance by giving its approval to the said plans and specifications attached or referred to in Schedule 5);

(b)	the Landlord’s approval shall not derogate from the obligations of the Tenant and the Tenant’s Professional Team under or referred to in Clause 7;
(c)

the loading requirements for any mechanical or electrical plant equipment, machinery or systems (including Tenant Plant as defined in the Lease) must be submitted to the Landlord’s Project Manager in good time before installation and must comply with the requirements of the Landlord and those of the Landlord’s Professional Team;

(d)

the Tenant shall ensure that any plant equipment, machinery or systems (including Tenant Plant as defined in the Lease) will not overload or have a material adverse effect on the operation of efficiency of any Conduits, Building Management Systems or Machinery (each as defined in the Lease);

(e)

for the avoidance of doubt any works or installations in the Building Common Areas or in or to the risers serving any part or parts of the Building which the Tenant may wish to carry out will require specific prior written approval of the Landlord and prior to commencement of any such works the Tenant shall also submit to and obtain the Landlord’s prior written approval of appropriate risk assessments and method statements for any such works or installations; and

(f)	any Tenant Plant (as defined in the Lease) that is not specified in the plans and specifications attached or referred to in Schedule 5 is subject to the prior written approval of the Landlord.
7	EARLY ACCESS
7.1

Subject to satisfaction of the conditions set out in clause 7.2 prior to the Beneficial Occupation Date the Landlord will facilitate commencement of the Fit Out Works after the issue of the Licence Access Certificate and before the Beneficial Occupation Date on the terms and conditions set out in this clause 7.

7.2	The conditions referred to in clause 7.1 are as follows: -
(a)	receipt by the Landlord of the Fit Out Works Collateral Warranties and copies of the Fit Out Works Letter of Appointment provided for in and otherwise in accordance with clause 6.3;
(b)

review and approval by each of the Landlord and the Tenant of all insurances relating to the Fit Out Works, including those provided for in clause 19.2 but excluding (for this purpose) those for sub-contractors appointed after commencement of the Fit Out Works;

(c)	due execution by the Tenant and the Guarantor and delivery to the Landlord of the original and counterparts of the Novation Deed as set out in clause 7.9;
(d)	execution by the Fit Out Contractor of the Fit Out Building Contract for the Fit Out Works as set out in clause 7.4 and delivery of the executed contract to the Landlord;
(e)	compliance at all times by the Tenant with its obligations under this clause 7; and
(f)	compliance by the Tenant and each member of the Tenant’s Professional Team with the provisions of clause 7.5.
7.3

Each party agrees to cooperate in good faith to implement the Project Execution Plan and to use reasonable endeavours to adhere to the procedures and protocols set out in the Project Execution Plan. In the event that either party (acting reasonably and in good faith) wishes to vary the Project Execution Plan, it shall notify the other party in writing setting out its proposals. The parties will then endeavour (each acting reasonably and in good faith) to agree to any required variation to the Project Execution Plan within a reasonable time period, provided that no party will be required to agree to a variation where the proposal may hinder or prevent that party from complying with its obligations under this Agreement.

7.4

Subject to satisfaction of the conditions set out in sub paragraphs (a) to (d) inclusive of clause 7.2 prior to the Beneficial Occupation Date, the Landlord shall and is irrevocably authorised by the Tenant to enter into and exchange with the Fit Out Contractor the Fit Out Building Contract for the Fit Out Works in the form attached at Schedule 4 (or such other form as the Landlord and the Tenant may in writing agree) with all related contract documents attached based on the Detailed Design Tender Package.  The Landlord’s Project Manager is irrevocably authorised to act as contract manager and the Landlord’s Quantity Surveyor is irrevocably authorised to act as quantity surveyor in each case for all purposes of such Fit Out Building Contract.  The reasonable and properly incurred and vouched costs, fees and expenses of the Landlord’s Project Manager and the Landlord’s Quantity Surveyor incurred in connection with their roles under and any services provided in connection with the Fit Out Building Contract or otherwise in connection with the Fit Out Works in amounts not to exceed €25,956.00 (plus VAT) and €20,000.00 (plus VAT) respectively shall be recharged to and promptly discharged by the Tenant.  For the avoidance of doubt, the Landlord shall issue periodic valid VAT invoices to the Tenant for any costs to be recharged to the Tenant pursuant to this clause, together with any VAT chargeable thereon such VAT invoices to be discharged in full by the Tenant within ten (10) Working Days from service or delivery (whether to the Tenant or to the Tenant’s Project Manager but in any event copied to the other) of a valid VAT invoice.

7.5

All costs fees and expenses due or payable at any time to the Tenant’s Professional Team shall be promptly discharged by the Tenant.  During the construction of the Fit Out Works the Tenant will ensure that the Tenant’s Professional Team promptly and efficiently (a) issue to the Landlord’s Project Manager all such design information, plans and documents “for construction” and (b) deal with any requests for information (c) review and approve (or otherwise) any sample which may be submitted to the Tenant or the Tenant’s Project Manager and (d) promptly provide interim opinions on compliance in a form satisfactory to the Landlord’s Project Manager, including confirmation that any Fit Out Works being certified for payment under the Fit Out Building Contract are approved and accepted from a design, specification, workmanship and compliance/Building Regulation perspective.  The Tenant shall procure that each member of the Tenant’s Professional Team provides to the Landlord’s Project Manager and any relevant member of the Landlord’s Professional Team all such documents, plans and information relating to or connected with the design specification and/or construction of the Fit Out Works as may reasonably be requested in writing from time to time by or on behalf of the Landlord’s Project Manager or any member of the Landlord’s Professional Team, all such documents, plans and information to be provided without delay and in a manner satisfactory to the Landlord’s Project Manager (acting reasonably).  For the avoidance of doubt the Landlord shall have no liability or responsibility in connection with the design of the Fit Out Works.

7.6

For the avoidance of doubt, any instructions which may be issued by or on behalf of the Tenant or any member of the Tenant’s Professional Team in connection with the Fit Out Works can only be communicated in writing by the Tenant’s Project Manager to the Landlord’s Project Manager.  For the avoidance of doubt, any instruction issued by the Tenant’s Project Manager shall be binding for all purposes on the Tenant and the Guarantor and any implications arising from any such instruction (whether in connection with design, programme, cost and/or otherwise) shall be a matter for and the joint and several liability of the Tenant and the Guarantor.

7.7
7.7.1

All costs fees and expenses of designing carrying out and completing or procuring the design carrying out and completion of the Fit Out Works (including the cost of obtaining and complying with any Requisite Consents relating to the Fit Out Works and any connections for Conduits and Utilities) shall be for the account of the Tenant.

7.7.2

The full amount of each certificate for payment issued or given at any time under the Fit Out Building Contract, including each “Interim Certificate” and the “Final Certificate”, and of any other sum which at any time is due or payable under the Fit Out Building Contract by the Tenant together with any VAT that may be exigible shall be paid and discharged by the Tenant to the Landlord without deduction abatement set-off (except to the extent clause 10.2 may apply) or counterclaim within ten (10) Working Days of the date of service or delivery to the Tenant or the Tenant’s Project Manager of a valid VAT invoice (but in any event copied to the other) (together with a copy of any such certificate and the associated payment recommendation).

7.7.3

The Landlord may (without prejudice to any other right or remedy) suspend the Fit Out Works if any such payment is not made within a further ten (10) Working Days from the date such payment is due and payable pursuant to clause 7.7.2 until payment is duly made (but without prejudice to any other right or remedy).

7.7.4	For the avoidance of doubt, the Landlord shall issue valid VAT invoices to the Tenant for the value of Fit-Out Works carried out together with any VAT chargeable thereon.
7.8

The Landlord shall not be liable in any way to the Tenant for any default or delay on the part of the Fit Out Contractor (save to the extent such default or delay is directly caused by the neglect or default of the Landlord).

7.9

The Novation Deed and two counterparts of it shall be duly executed by the Tenant and the Guarantor and by the Fit Out Contractor prior to execution and exchange of the Fit Out Building Contract provided for in clause 7.4 and shall be held in escrow by the Landlord pending execution by the Landlord and delivery from escrow in accordance with this Agreement.

7.10

The Landlord shall duly execute the Novation Deed and deliver from escrow an executed counterpart of it to each of the Tenant and the Fit Out Contractor on the date of the issue of the “certificate of practical completion” for the purposes of the said Fit Out Building Contract.  Immediately upon such delivery: -

7.10.1	the Novation Deed shall come into full force and effect and be binding on all parties to it;
7.10.2	the obligations of the Landlord under clause 7 shall cease to have effect or apply;
7.10.3	the Tenant shall be responsible for the retention payable to the Fit Out Contractor pursuant to the terms of the Fit Out Building Contract; and
7.10.4

the Landlord shall be entitled to require that the Fit Out Contractor duly executes and delivers a collateral warranty to the Landlord in the form of the contractor warranty attached to the Fit Out Building Contract at Schedule 16; and

7.10.5	the Tenant shall deal with the Fit Out Contractor in relation to any Snag Items.

7.11	Subject to clause 19.2 the provisions of the Fit Out Building Contract shall apply to the insurances to be effected and maintained in respect of the Fit Out Works.
7.12	Compliance Documents

The Tenant shall within twenty (20) Working Days of the practical completion of the Fit Out Works furnish to the Landlord the following:-

7.12.1	a complete copy of all Requisite Consents (to the extent not already provided);
7.12.2

an opinion (satisfactory to the Landlord, acting reasonably) on substantial compliance with planning permission (or exemption from planning permission) in RIAI format from the Tenant’s Architect in respect of the Fit Out Works;

7.12.3

an opinion on compliance (satisfactory to the Landlord, acting reasonably) from a duly qualified architect (in RIAI format) that the Fit Out Works have been designed and carried out in substantial compliance with the plans lodged with any application for any fire safety certificate obtained in relation to the Fit Out Works as amended by the conditions imposed by the Building Control Authority (if applicable) and that all works carried out by or on behalf of the Tenant to which the Building Control Act applies are in substantial compliance with the Building Regulations together with copies of any confirmations referred to in such opinion on compliance;

7.12.4

a digital copy of the safety file in respect of the Fit Out Works to include without limitation commissioning, completion and test certificates in respect of all Tenant Plant (as that term is defined in the Lease), such safety file to be in accordance with the Safety Regulations;

7.12.5	certified copy fire safety certificate, disability access certificate and any commencement notice and acknowledgement of same from the Local Authority relating to the Fit Out Works;
7.12.6	certified copy of the receipt(s) for any financial condition(s) or conditions of a financial or security nature contained in the Requisite Consents relating to the Fit Out Works;
7.12.7

apart from those provided for and furnished under clause 6.3, the Fit Out Works Collateral Warranties from the warranting parties referred to in Part 1 of Schedule 3 duly executed under seal and otherwise satisfactory to the Landlord, acting reasonably, together with a certified complete copy of the letter of appointment, subcontract and/or other principal agreement to which each relates;

7.12.8	up-to-date insurance confirmations from all parties to the Fit Out Works Collateral Warranties confirming the insurance levels, bases and period of insurance in place in each case;
7.12.9	two sets of “as constructed” drawings of the Fit Out Works (to include any services) in the form of a CAD disk or disks; and
7.12.10	two copies of all relevant operational or maintenance manuals for services in relation to the Fit Out Works;
7.13	Utility Costs
7.13.1

The Tenant shall be solely responsible for any costs, charges and fees levied or imposed by the relevant utility provider for connection of the Premises to any Utilities or Building Management Systems (as that term is defined in the Lease).

7.13.2

The Tenant shall within five (5) Working Days of written demand pay to the Landlord the costs  (properly vouched) of services and Utilities (if any) used by the Tenant or the Fit Out Contractor during or in connection with the carrying out of the Fit Out Works or at the option of the Landlord shall pay for such services and Utilities (if any) on a metered basis.

7.14	Occupation

The Tenant shall not occupy the Premises for the use permitted by the Lease until the Fit Out Works have been practically completed pursuant to this Agreement and all sums due by the Tenant to the Landlord in connection with the Fit Out Works have been paid in full.

8	NOT USED
9	LICENCE TO ENTER

The Tenant shall permit and grants the Landlord and each member of the Landlord’s Professional Team and any person authorised by any of them to enter the Premises at any reasonable time (but at any time in case of emergency) and whether before or after the Beneficial Occupation Date in order to comply with or exercise any obligation or right under this Agreement or the Lease (whether or not the Lease has been granted or delivered) or to ascertain whether the Tenant is complying with its obligations under this Agreement or the Lease (whether or not the Lease has been granted or delivered) or for any other reasonable purpose (including carrying out any Landlord’s Works), making good any physical damage occasioned and causing as little interference with the proper use and enjoyment of the Premises as reasonably practicable, but not being responsible for any temporary loss damage inconvenience or disruption.  With effect from the Beneficial Occupation Date the provisions of clause 4.9.5 of the Lease shall apply to any such entry or works.  The provisions of this clause 9 shall also apply notwithstanding the grant of the Lease.

10	LANDLORD PAYMENT
10.1

The Landlord shall make a contribution to the Tenant of an amount equal to €35 per square foot (plus VAT if applicable) multiplied by the Nett Lettable Floor Area of the Premises in square feet, referred to as the “Landlord Contribution” for the purposes of this clause. The parties hereby acknowledge that the Landlord Contribution is made to assist the Tenant’s cost of fitting out the Premises.

10.2

The parties hereby agree that to effect partial payment of the Landlord Contribution the Landlord will, by way of set off, deduct any amounts due or to become due to the Tenant in respect of the Landlord Contribution in interim instalments as set out in Clause 10.3 (the “Interim Landlord Contribution Payments”) from any amounts due from the Tenant to the Landlord in respect of Fit-Out Works, as provided for in accordance with Clause 7.7, upon the issue of a valid VAT invoice in accordance with Clause 7.7.  For the avoidance of doubt any amounts of the Landlord Contribution set-off against amounts due for Fit-Out Works shall be deducted from the gross invoice amount (inclusive of any VAT properly chargeable) for such Fit-Out Works and shall not reduce the taxable amount for VAT purposes of any such invoice issued in accordance with Clause 7.7.  The Landlord shall clearly indicate on the face of any VAT invoice delivered to the Tenant for Fit-Out Works where any such set off has been applied and detail the remaining amount payable by the Tenant in respect of such VAT invoice.

10.3

The Interim Landlord Contribution Payments shall be calculated in the first instance based on the Estimated Area in substitution for the Nett Lettable Floor Area (the “Estimated Landlord Contribution”). The parties agree that the Landlord, in determining the percentage of the Estimated Landlord Contribution to be set off against a particular invoice raised in accordance with clause 7.7 in respect of Fit-Out Works will use the same percentage of the contract value of the Fit Out Building Contract which that particular invoice represents.  This is subject to the agreement between the parties that no amount greater than ninety per cent (90%) of the Estimated Landlord Contribution will be set off against such invoices.

10.4

Within ten (10) Working Days of the later of (a) the date of practical completion of the Fit Out Works and (b) the date the Landlord receives the documents provided for in clause 7.12 the Landlord shall pay to the Tenant by way of credit transfer to the Tenant’s nominated bank account the amount of the Landlord’s Contribution less the sum of the Interim Landlord Contribution Payments which have been set off prior to that date in accordance with this clause.  Where the Nett Lettable Floor Area of the Premises has not been determined at the date of such payment, the amount of the payment shall be calculated based upon the Estimated Landlord Contribution less the sum of the Interim Landlord Contribution Payments which have been set off prior to that date in accordance with this clause.

10.5

This clause shall apply where the payment made in accordance with clause 10.4 is made based upon the Estimated Landlord Contribution. Where this clause applies, within ten (10) Working Days of agreement or determination of the Nett Lettable Floor Area of the Premises, where the Landlord Contribution is greater than the Estimated Landlord Contribution, the Landlord shall pay to the Tenant by way of credit transfer to the Tenant’s nominated bank account an additional amount equal to the difference between the Estimated Landlord Contribution and the Landlord Contribution (plus VAT if applicable).  Within ten (10) Working Days of agreement or determination of the Nett Lettable Floor Area of the Premises, where the Landlord Contribution is less than the Estimated Landlord Contribution, the Tenant shall pay to the Landlord by way of credit transfer to the Landlord’s nominated bank account an amount equal to the difference between the Estimated Landlord Contribution and the Landlord Contribution (plus an amount in respect of VAT if applicable) subject to having already received payment of the amount due in accordance with clause 10.4.

10.6

To the extent that any amount in respect of VAT is payable by the Landlord to the Tenant in accordance with this clause, the Landlord shall be entitled to require service or delivery of a valid VAT invoice prior to payment of such amount or the VAT applicable to same.

11	ASSIGNMENT

The Tenant shall not assign charge or otherwise dispose of the benefit of this Agreement or of any part of it or agree to do so without the prior written agreement of the Landlord. The Tenant will itself accept take up and execute the original and counterpart Lease and will occupy the Premises in accordance with the Lease.  The Landlord may assign, charge or otherwise dispose of the benefit of this Agreement or any part of it or agree to do so without any restriction or consent.

12	INTEREST

Without prejudice to any other right or remedy, if either the Landlord or the Tenant shall fail to pay any sum due to the other party under the terms of this Agreement on the day and in the manner prescribed for payment of same, such unpaid sum shall bear Interest from the day or days on which the same became due to the date of actual payment at the Prescribed Rate calculated daily (as well after or before any judgment).

13	NOT A DEMISE
13.1

Neither this Agreement nor any entry upon the Premises or any part of it or payment of any sum by the Tenant pursuant to any of the provisions of this Agreement shall constitute a demise of the Premises or any part of it nor shall the Tenant be entitled to any estate, right or interest in the Premises (or any part of it) or in the land upon which the Building is built and pending the grant of the Lease any occupation of the Premises (or any part of it) by the Tenant shall be deemed to be that of licensee only.

13.2

As and from the Beneficial Occupation Date, but subject to the provisions of this Agreement, the Landlord and the Tenant shall each be liable to observe and perform the same covenants and agreements as are on each of their respective parts contained in the Lease.  Pending the grant of the Lease and with effect from the Beneficial Occupation Date, the Tenant shall be liable to pay to the Landlord by way of a licence fee sums equal to and payable in the same manner as the rents and additional rents (including without limitation the Basic Rent (but in respect of the Basic Rent only from the Rent Commencement Date), the Insurance Rent and the Service Charge) which would have been payable under the Lease had it been granted.  Notwithstanding that the Lease may not have been granted and with effect from the Beneficial Occupation Date, the Tenant shall be liable as an additional licence fee to pay and discharge to the Landlord or as it may direct sums equal to all Outgoings.  All such licence fees shall be payable within ten (10) Working Days from the Beneficial Occupation Date and then on each subsequent Gale Day until the grant of the Lease.

14	NOTICES
14.1

All notices requests and other communications under this Agreement shall be in writing and shall be duly and validly given if delivered by hand or sent by pre-paid ordinary post to the party at its address set forth in this Agreement or at any other address that such party may specify from time to time by written notice to the other party (or, as applicable parties) and shall be deemed to have been received in the case of delivery by hand at the time of delivery and in the case of posting on the second Working Day after the day of posting.

14.2	The address of the Landlord for the service of any notices, requests or other communications is:-

Address:  Hibernia REIT plc, South Dock House, Hanover Quay, Dublin 2

Attention:

14.3	The address of the Tenant for the service of any notices, requests or other communications is:-

Address: HubSpot Ireland Limited, 2nd Floor, 30 North Wall Quay, Dublin 1

Attention:

For so long as the Tenant is Hubspot Ireland Limited any notice served on the Tenant shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Tenant).

XXX@hubspot.com and YYY@hubspot.com

14.4	The address of the Guarantor for the service of any notices, requests or other communications is:-

Address: HubSpot Inc. care of HubSpot Ireland Limited, 2nd Floor, 30 North Wall Quay, Dublin 1

Attention:

For so long as the Guarantor is Hubspot Inc. any notice served on the Guarantor or the Tenant shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Guarantor or the Tenant).

XXX@hubspot.com and YYY@hubspot.com

15	NOT USED
16	AGREEMENT TO CONTINUE IN FORCE
16.1	Subject to clause 16.2, the terms and conditions of this Agreement shall remain in full force and effect notwithstanding the grant of the Lease insofar as they remain to be observed and performed.
16.2

It is expressly agreed that following the Beneficial Occupation Date (but subject to delivery of the Landlord Collateral Warranties and to the provisions of clause 3.19) the Landlord shall have no continuing liability of any kind to the Tenant or any person claiming any interest in the Premises whatsoever through or under the Tenant in relation in any way to the Landlord’s Works but subject always to the terms of the Lease).

17	PLANNING

Nothing in this Agreement shall be deemed to constitute any warranty or representation by or binding the Landlord that the Premises or any part of it will continue to be authorised under the Planning Acts or otherwise for use as offices.

18	TENANT’S IMPROVEMENTS

It is acknowledged and agreed by the Tenant and the Guarantor that the carrying out and completion of the Fit Out Works is part of the consideration for this Agreement and the Fit Out Works shall not in any circumstance constitute or be deemed to be an improvement to the Premises in respect of which any claim shall or could be made at any time by the Tenant pursuant to the Landlord and Tenant Acts 1967 to 2010.

19	INSURANCE
19.1	Landlord’s Insurance

As and from the date of practical completion of the Landlord’s Works or such earlier date as may be nominated by the Landlord (acting reasonably), the Landlord shall procure that insurance is maintained in respect of the Premises and all parts of the Building which serve the Premises in accordance with the terms of the Lease. During the course of the Landlord Works, the Landlord shall comply with Clause 3.7 and maintain such other insurances in respect of the Premises as per the terms of the Lease.

19.2	Tenant’s Insurance
19.2.1	Tenant’s Insurance

Following the Beneficial Occupation Date the Tenant shall procure that there is effected and maintained the following insurances to the reasonable satisfaction of the Landlord’s insurance advisors:-

(a)

public liability insurance for a limit of indemnity of not less than six million five hundred thousand euro (€6,500,000.00) for any one accident or series of accidents arising out of any one event, such cover to include a specific indemnity in favour of the Landlord; and

(b)

employers liability insurance for a limit of not less than thirteen million euro (€13,000,000) for any one claim or series of claims arising out of any one event, such cover to include a specific indemnity in favour of the Landlord.

19.2.2	Subject to clause 7.1 the Tenant shall:-
(a)

prior to entering the Building or the Premises produce to the Landlord and the Landlord’s Project Manager evidence of the insurances provided for in sub-clause 19.2.1, and shall not under any circumstances enter the Premises or the Building or permit or allow any contractors, servants, agents or workmen to enter same without first receiving written confirmation from the Landlord, acting reasonably, that the insurances as produced are acceptable to it;

(a)

comply with all the terms and conditions in any policies of insurance arranged by or on behalf of the Landlord in respect of the Building, copies of which policies (or appropriate confirmation of their material terms) shall be furnished to the Tenant;

(b)	be responsible for the payment of the policy excesses under the said insurances provided for in sub-clause 19.2.1;
(c)

be responsible for giving notice in writing to the insurance company(ies) after becoming aware of any incident likely to give rise to a claim under the insurances specified above in accordance with the claims reporting condition of the particular policy or policies in question.  Each such claim shall otherwise be processed by the party (whether the Landlord or the Tenant) who has the greater knowledge of the circumstances and interests in the outcome of the claim.  Such processing shall include the investigation and preparation of documents and vouchers and preservation of records.  The other party shall nevertheless co-operate fully in relation to all matters within the party’s knowledge and control.

19.2.3

Without prejudice to any other risk or remedy, the Landlord (acting reasonably) shall be entitled to require the Tenant and the Fit Out Contractor immediately to cease any Fit Out Works in the event of any material breach non-performance or non-observance of the provisions of this clause 19, until such breach non-performance or non-observance has been remedied and made good to the reasonable satisfaction of the Landlord.

20	TENANT’S BREACH/TERMINATION
20.1	For the purposes of this clause, an event of default shall occur if:-
20.1.1

the Tenant or the Guarantor does not pay any monies within twenty (20) Working Days after they become due or payable in accordance with this Agreement, having been given prior written notice of this failure to pay;

20.1.2

the Tenant or the Guarantor commits or permits any other material breach of the obligations of the Tenant or the Guarantor in or under this Agreement and does not remedy the same after the service of notice from the Landlord of the breach and requiring the Tenant or the Guarantor to remedy the breach within twenty (20) Working Days from the date of such notice; or

20.1.3	any of the provisions of clauses 6.1.3 to 6.1.8 inclusive of the Lease apply (mutatis mutandis) to the Tenant or the Guarantor.
20.2	If an event of default occurs, the Landlord in addition and without prejudice to any other right or remedy may rescind this Agreement by giving written notice to the Tenant to that effect.
20.3	Upon any rescission or termination of this Agreement:
20.3.1	this Agreement shall terminate with immediate effect; but
20.3.2

each party to this Agreement will retain all rights and remedies against the others for the breach, non-observance or non-performance of any of the obligations of any party under this Agreement (including the payment of any sums due or payable);

20.3.3

the Landlord shall be entitled to enter and resume possession of the Premises without making any compensation or payment to the Tenant and any Fit Out Works or other property of the Tenant not removed from the Premises within 28 days of rescission shall become the property of and belong to the Landlord absolutely.

21	ENTIRE AGREEMENT
21.1

This Agreement and the Lease contain the entire agreement between the parties to it relating to the Premises and the transactions contemplated by this Agreement and all prior or contemporaneous agreements understandings representations and statements whether oral or written are merged in this Agreement.

21.2

The Tenant expressly acknowledges confirms and agrees that it has not been induced to enter into this Agreement and/or the Lease by reason of the fact that any plan or document shows or describes the present  layout or any intended development of any Nearby Property or by any representation by any person acting or purporting to act on behalf of the Landlord that any Nearby Property shall conform in all or any respect with any plan or document and there is reserved to the Landlord full right and liberty to alter the Nearby Property or to execute such works and erections on or to it as the Landlord may think fit and notwithstanding anything contained in this Agreement and/or the Lease there is reserved to the Landlord full right and liberty to vary (by way of reduction or otherwise) the location, extent and layout of any Nearby Property from time to time but the Landlord shall use reasonable endeavours to see that so far as reasonably practicable the Tenant’s use and enjoyment of the Premises is not materially adversely affected.

21.3	No amendment to or variation of this Agreement shall be valid or binding unless referring expressly to this Agreement made in writing and signed by the Landlord and the Tenant.
22	SEVERANCE

If any term or provision of this Agreement shall be held to be invalid or unenforceable in whole or in part for any reason then such term or provision or part shall to that extent be deemed not to form part of this Agreement but the validity and enforceability of the remainder of this Agreement shall not be affected.

23	EXPERT
23.1

The Expert shall for the purposes of all matters in dispute which are referred to him for determination act as an expert and not as an arbitrator and the decision of the Expert on such matters in dispute shall be final and binding on the parties to this Agreement (save in the case of manifest error or fraud).

23.2

If the President of the relevant governing body of the profession of the Expert to be appointed is not for any reason available or willing to make the appointment within three (3) Working Days of the date of application by the Landlord or the Tenant or if the office of President no longer exists then the appointment may be made by the next senior officer of the governing body then available and willing and able to make such appointment or if the governing body no longer exists then the appointment shall be made by the President of the Law Society of Ireland.

23.3

If within a period of 15 (fifteen) Working Days (or such longer period as may be agreed in writing by the Landlord and the Tenant) after the date of appointment of the Expert, a decision shall not have been rendered by the Expert for any reason, a new Expert may at the request of either the Landlord or the Tenant be appointed in accordance with the provisions of this Agreement and the appointment of the previous Expert shall automatically cease when the new appointment is made.

23.4

The Expert shall also determine in what proportion his costs or expenses shall be borne by the Landlord and/or the Tenant, and also the manner in which the reasonable and proper costs and expenses of the Landlord and/or the Tenant in respect of the dispute shall be borne but in general shall follow the principle that costs follow the award.  If no decision is made by the Expert as to the payment of his costs, then the costs of the Expert shall be borne equally between the Landlord and the Tenant and in that event each party shall bear their own costs.

23.5

If the Expert finds in favour of either the Landlord or the Tenant, the other party shall be liable for and indemnify the other party against any losses, liabilities, claims, costs and expenses reasonably and properly incurred or sustained by it (including any in connection with any delay in the Landlord’s Works) as a result of or otherwise arising in connection with the referral to the Expert.

23.6

Either the Landlord or the Tenant shall be at liberty to pay the entire of the costs of the Expert in which event the party paying shall be entitled to be reimbursed by and to recover from the other party on demand any costs so paid on behalf of the other party.

24	ARBITRATION

Save for any matter that is to be referred to an Expert, all differences and disputes between the parties to this Agreement as to the construction of this Agreement or as to any matter or thing arising under this Agreement shall be submitted to arbitration by a sole arbitrator to be appointed, in the absence of agreement between the Landlord and the Tenant, on the application of either of them to the President (or other Officer endowed with the functions of such President) for the time being of the Society of Chartered Surveyors Ireland or in the event of the President or any other officer as aforesaid being unable or unwilling to make the appointment by the next senior officer of that Society who is so able and willing to make the appointment and such arbitration shall be governed by the Arbitration Act 2010.  The venue for any such arbitration proceedings shall be the City or County of Dublin.

25	LEGAL COSTS

Each of the parties to this Agreement shall be responsible for their fees, expenses and costs in relation to and incidental to the preparation, negotiation and completion of this Agreement.

26	GUARANTEE
26.1	Guarantee

The Guarantor in consideration of the Landlord having entered into this Agreement at its request irrevocably agrees to be a party to the Lease in the manner provided in the Lease and the Guarantor covenants with the Landlord as a primary obligation that the Tenant or the Guarantor shall at all times during the currency of this Agreement duly perform and observe all of the covenants and obligations of the Tenant under this Agreement and the Guarantor hereby covenants to indemnify and keep the Landlord fully and effectually indemnified from and against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained or incurred by the Landlord by reason of or arising in any way out of any default by or on the part of the Guarantor or the Tenant in the performance and observance of any of the covenants or obligations of the Tenant under this Agreement.

26.2	Joint and Several Liability

The Guarantor further covenants and agrees that the Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator) for the fulfilment of all the covenants and obligations of the Tenant under this Agreement.

26.3	Waiver

The Guarantor waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

26.4	Liquidation

The Guarantor covenants and agrees that the Guarantor shall not claim in any liquidation, bankruptcy, receivership, examinership or administration or any composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgements and all distributions it may receive from any liquidator, examiner, receiver, administrator, official assignee, trustee in bankruptcy or supervisor of the assignee and shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

26.5	Security

The Guarantor shall not be entitled to participate in any security held by the Landlord or to which the Landlord may be entitled in respect of the Tenant's liabilities or obligations to the Landlord under this Agreement or to stand in the place of the Landlord in respect of any such security until all the covenants and obligations of the Tenant and the Guarantor to the Landlord under this Agreement have been fully performed or discharged.

26.6	No Discharge

None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal debtor or principal obligor under this Agreement or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:-

26.6.1	any neglect, delay or forbearance on the part of the Landlord or any other person in enforcing the performance or observance of any of the covenants or obligations of the Tenant under this Agreement;
26.6.2	any time which may be given by the Landlord or any other person to the Tenant;
26.6.3	any variation of the terms of this Agreement or the Lease or the transfer of or other dealing with the Landlords interest in the premises or any assignment of this Agreement or the Lease;
26.6.4

any change in the constitution, structure or power of the Guarantor or the Tenant or the liquidation, bankruptcy, receivership, examinership or administration of the Guarantor or the Tenant or the Landlord;

26.6.5

any legal limitation, or any immunity, disability, insolvency or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant;

26.6.6

any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part (other than a release duly executed as a deed by the Landlord).

26.7	Guarantee of Lease

The Guarantor covenants and agrees with the Landlord that the Guarantor shall duly execute the Lease and counterparts of it to give full effect to it, including the provisions of clause 9 of and Schedule 5 to the Lease and if required by the Landlord will join in any deed or instrument made under or supplemental to this Agreement or to the Lease for the purpose of acknowledging it is bound by it and that the obligations in this clause extend to it.

26.8	Release of Guarantor

Subject to clause 26.9, the Guarantor shall be released from its obligations as Guarantor on the happening of the earliest of the following events:-

(a)

In the event of the Lease being assigned with the prior written consent of the Landlord, where no guarantee is required in accordance with the terms of this Lease (but such release shall only become effective on completion of such assignment); or

(b)

where it is finally determined (after any appeals have been exhausted) by the Irish courts that the Landlord has unreasonably withheld its consent to a proposed assignment of the Lease and such assignment subsequently proceeds (but such release shall only become effective on completion of such assignment).

26.9	Remedies Preserved

Clause 26.8 shall not prejudice affect or limit any right or remedy of the Landlord against the Guarantor arising from or in connection with any breach non-performance or non-observance, whether by the Tenant or the Guarantor, of any of the covenants or obligations on the part of the Tenant or the Guarantor or conditions contained in or arising under this Agreement or the Lease prior to or in existence as of the date of completion of any assignment referred to in clause 26.8.

26.10	Agent for Service

The Guarantor irrevocably appoints HubSpot Ireland Limited to be its agent for the service of notices and/or proceedings relating to or arising in connection with this Agreement.

27	GOVERNING LAW AND JURISDICTION
27.1.1	This Agreement shall be governed by and construed according to the laws of Ireland applicable to contracts made wholly to be performed in Ireland.
27.1.2

For the benefit of each of the Landlord, the Tenant and Guarantor irrevocably acknowledge and agree that the Courts of Dublin, Ireland are to have jurisdiction to settle any dispute which may arise out of or in connection with this Lease and the Tenant and the Guarantor hereby submit to such jurisdiction.

27.1.3

Nothing contained in this clause shall limit the right of the Landlord to take proceedings against the Tenant and/or the Guarantor in any other Court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

28	CERTIFICATE

It is certified for the purposes of Section 238 of the Companies Act 2014 that the Tenant is not connected with the Landlord in a manner which would require this transaction to be ratified by resolution of any party to this Agreement.

IN WITNESS of which the parties have executed this Agreement as a deed on the day and year first above written.

SCHEDULE 1

Part 1

(the Lease)1

[1]	Lease plans to be included also.

Final

Dated the     day of      20[●]

HIBERNIA REIT plc

Landlord

HUBSPOT IRELAND LIMITED

Tenant

HUBSPOT, Inc.

Guarantor

OCCUPATIONAL LEASE

Third and Fourth Floors, One Dockland Central, Guild Street, Dublin 1

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS LEASE made the     day of     20[●]

BETWEEN

4.	HIBERNIA REIT plc (company number 531267 having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Landlord”);
5.	HUBSPOT IRELAND LIMITED (company number 515723) having its registered office at 2[n]d Floor, 30 North Wall Quay, Dublin 1 (the “Tenant”);
6.	HUBSPOT, Inc. a Delaware corporation, having its principal office at 25 First Street, 2nd Floor, Cambridge, MA 02141 (the “Guarantor”).

OPERATIVE PROVISIONS

29	DEFINITIONS
29.1	In this Lease except as otherwise provided or the context otherwise requires the following words or expressions have the following meanings:

“Act”

every Act of Parliament or of the Oireachtas that is relevant to the Building or any part of it or the use or occupation of the Building or any part of it or any person on or about the Building at any time including unless a contrary intention is stated every Act of Parliament or of the Oireachtas whether named in this Lease or not or whether in force as of the date of this Lease or not and any amendment modification replacement or re-enactment of any such Act

“Adjoining Building”	the building which adjoins the Building and which is presently known as Guild House or Guild House North

“Agreement for Lease”	Agreement for Lease dated 2015 between (1) Hibernian Reit plc (2) HubSpot Ireland Limited and (3) HubSpot, Inc. relating to the grant of this Lease.

“Arbitration Act”	Arbitration Act 2010

“Authority”

Dublin Docklands Development Authority its successors and assigns and any person body or entity that may at any time take over the functions or responsibilities of Dublin Docklands Development Authority its successors or assigns

“Basement”	the “Basement” as that term is defined in the Head Lease

“Basement Company”

the party named as the Basement Company in the Head Lease, its successors and assigns and including any person firm or corporation which at any time takes over the functions of the said company its successors or assigns

“Basement Service Charge”	the Due Proportion of the portion of the “Basement Service Charge” payable by the Landlord pursuant to the Head Lease

“Basement Services”	the services listed in Part One of the Sixth Schedule to the Head Lease

“Base Rate”	the rate per cent which is equal to EURIBOR plus two per cent per annum or if there is no such rate the nearest corresponding rate reasonably calculated by the Landlord

“Basic Rent”	the clear sum of [●] Euro (€[●]) per annum or pro rata for any part of a year subject to review in accordance with the provisions of this Lease[2]

“BER Certificate”	a BER certificate as defined by the EPB Regulations

[2]	Basic Rent figure to be included in accordance with Agreement for Lease.

“Break Option Date”	the date which is 10 years and six Months after the Term Commencement Date or if that date is not a Working Day the next Working Day after that date

“Building”

the lands and premises together with the building(s) on same presently known as One Dockland Central, Guild Street in the City of Dublin the location of which is shown for identification purposes only edged [●] on the Plan numbered [●] including all additions alterations and improvements from time to time to such lands premises and/or building(s)) and all landlord's fixtures and fittings and plant machinery systems and equipment now or at any time in or about the same and all Conduits now or at any time in or exclusively serving same

PROVIDED THAT references to the Building in clauses 5.2 to 5.4 inclusive of this Lease shall not include (unless and then only to the extent otherwise determined from time to time by the Landlord) any tenant’s or trade fixtures or fittings (including any Tenant Plant) or any additions alterations and improvements made to the Building by the Tenant or by any other tenant or occupier

AND PROVIDED ALSO THAT the Landlord may at its absolute discretion at any time or times deem (or cease to deem) the Adjoining Building to be part of the Building for the purposes of this Lease

“Building Common Areas”

all pedestrian and/or vehicular ways, lobbies, entrance halls, corridors, passages, stairways, circulation areas, ramps, lifts, courtyards, forecourts, car parking areas, shared bicycle facilities, showers, toilets and any fixtures fittings furnishings areas facilities and amenities of or within the curtilage of the Building in each case which are or may be provided or designated from time to time by the Landlord (or if applicable by the Superior Landlord) for the common or general use by or for the benefit of some or all of the tenants and occupiers of the Building and/or where appropriate visitors to the Building BUT EXCLUDING both the Lettable Premises and any of the foregoing exclusively serving any particular Lettable Premises or the use of which is leased or exclusively licensed to or designated for exclusive use by the tenant or occupier of any particular Lettable Premises

“Building Management Systems”

all or any of the following that may be used within or serve the Building at any time that do not exclusively serve any particular Lettable Premises:

(a)    lighting systems

(b)    security, CCTV and alarm systems

(c)    access control systems

(d)    audio and audio-visual systems

(e)    wireless, phone, data transmission and other telecommunications systems

(f)     public address systems

(g)    waste management systems

(h)    air ventilation and filtration

(i)     air-conditioning, heating and climate control systems

(j)     water heating, filtering and chilling systems

(k)    fire detection, alarm and sprinkler systems

and all control systems, plant, machinery, equipment, and Conduits used in connection with them

“Building Regulations”

the Building Regulations 1997 to 2013, the Building Control Regulations 1997 to 2014 and any Code of Practice for Inspecting and Certifying Buildings and Works published from time to time in exercise of the powers conferred by the Building Control Acts 1990 to 2014

“Building Services”	the services, amenities and other matters to be or which may be provided by or on behalf of the Landlord as set out in clauses 5.5 and 5.6 and Part 2 of Schedule 3

“Business Hours”

the hours between 7.30 a.m. and 7.30 p.m. Mondays to Fridays (inclusive) excluding all usual bank and public holidays and such other hours as the Landlord or if applicable any Superior Landlord may in its discretion reasonably determine from time to time

“Car Park”	any part of the Building and/or the Adjoining Building designated from time to time by the Landlord for the parking of motor vehicles

“Car Park Ramp”	the “Car Park Ramp” as that term is defined in the Head Lease

“Car Spaces”	the car parking spaces in the Car Park referred to in paragraph 6 of Part 2 of Schedule 1

“Common Parts”	the “Common Parts” as that term is defined in the Head Lease

“Conduits”

sewers drains pipes cables wires gutters ducts (including any louver cowls or other outside covers of such ducts or other conduits) and all other forms of media used or intended to be used for conducting or for the passage of water drainage electricity gas telephone alarm signals air extracted air ventilated air heated or other services or supplies

“Connected”	has the meaning set out in Section 97(3) of the VAT Act

“Developer Specification Items”	(a) raised access floors in the Premises; (b) ceiling finishes in the Premises; and (c) mechanical and electrical plant and equipment in the Premises

“Development Area”	the “Development Area” as that term is defined in the Head Lease

“Due Notice”

three (3) Working Days (except in case of emergency) prior notice in writing save for entry for the purpose of carrying out works where seven days (except in the case of emergency) prior notice shall be given

“Due Proportion”

a percentage or proportion which is equal to the percentage or proportion that the Nett Lettable Floor Area of the Premises bears to the aggregate of the Nett Lettable Floor Areas of all Lettable Premises of the Building as certified by the Landlord’s Surveyor

“EPB Regulations”	the European Union (Energy Performance of Buildings) Regulations 2012

“EURIBOR”

i) the percentage rate per annum determined by the Banking Federation of the European Union for the relevant interest period, displayed on the appropriate page of the Telerate screen.  If the agreed page is replaced or service ceases to be available, the Landlord may specify another page or service displaying the said rate; or

ii) (if no such rate is available for the relevant period) the arithmetic mean of the rates (rounded up to five decimal places) as supplied to the Landlord at its request, quoted by the reference banks to leading banks in the European interbank market;

as of 11:00am (Brussels time) on the day which is two TARGET Days (i.e. days on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro) before the first day of the relevant interest period unless market practice differs in the European interbank market, in which case on the day determined by the Landlord in accordance with market practice in the European interbank market (and if quotations would normally be given by leading banks on more than one day, the Quotation Day will be the last of those days).

“Expenditure”	has the meaning assigned to that term in Schedule 3

“Gale Days”	the days fixed for quarterly payment of the Basic Rent in advance being 1 January, 1 April, 1 July and 1 October in each year

“Granted Easements”	the easements rights and privileges granted or demised to the Tenant by this Lease

“Group Company”	Any company which is a member of the same group of companies as Hubspot Ireland Limited and Hubspot Inc. for the purposes of Section 8 of the Companies Act 2014

“Guarantor”

the person(s) if any named as “Guarantor” at the commencement of this Lease and any person(s) who during the Term covenant with the Landlord in the terms set out in clause 9 and Schedule 5 and references to “Guarantor” include where the context so admits or requires the personal representatives, successors and assigns of any such person(s)

“Head Lease”

lease dated 23 January 1999 between the Authority of the first part, the Public Areas Management Company of the second part, the Basement Company of the third part and Tantony Limited of the fourth part relating to the Building and any deed, agreement or other document (existing or future) expressed or intended to be supplemental to that lease or which is entered into pursuant to any provision of that lease (including any deed, transfer, covenant or other document entered in to in connection with a purchase or sale of the Reversion as that term is defined in the said lease)

“Insurance Excess”

the amount of any claim which by the terms of any relevant insurance policy is or may be deducted or disallowed by the insurers under any reasonable and prudent excess provisions in such insurance policy

“Insurance Rent”

a Due Proportion as conclusively determined from time to time by the Landlord or the Landlord's Managing Agents of

(a)    the total premia and other costs and expenses paid or to be paid in effecting and maintaining the insurances provided for in clause 5.2;

(b)    any Insurance Excess; and

(c)    any reasonable expenses which may be incurred in obtaining insurance valuations of the Building from time to time but not more often than once in any two (2) year period

“Insured Risks”

loss or damage by fire lightning storm tempest explosion earthquake flood landslip heave subsidence bursting or overflowing of water tanks apparatus or pipes impact aircraft or other aerial devices or articles dropped or falling from them riots civil commotion malicious damage  property owner's liability and such other risks as the Landlord in its reasonable discretion may from time to time determine as being appropriate for a multi-let building such as the Building.

“Interest”

interest at the Prescribed Rate calculated on a daily basis from and including the date upon which interest becomes payable on any rent or sum reserved or made payable under this Lease until the date on which payment is made to and accepted by the Landlord (as well as after as before any judgement)

“Landlord”

the person(s) named as “Landlord” at the commencement of this Lease and includes any other person or persons for the time being entitled to the reversion immediately expectant on the determination of this Lease

“Landlord's Managing Agent”	at the discretion of the Landlord or Superior Landlord, the surveyor, property manager or managing agent engaged or employed for the time being by or on behalf of the Landlord or a Superior Landlord

“Landlord’s Surveyor”

any person or firm appointed by the Landlord or the Landlord’s Managing Agent (including an employee of the Landlord or the Landlord’s Managing Agent) to perform the function of a surveyor for any purpose under this Lease (excluding any Surveyor for the purposes of clause 6.5 or Schedule 2)

“Lettable Premises”

those parts of the Building (including the Premises) leased or from time to time intended by the Landlord to be leased to occupational tenants but shall exclude the Car Park, any Management Accommodation and such other parts of the Building as the Landlord in its absolute discretion may determine from time to time

“Loss or Damage”

extends to the full reinstatement or replacement cost of the building or thing insured as determined by the Landlord or the Landlord’s Managing Agent and includes an inflationary factor architects surveyors and other professional fees demolition shoring and site clearance expenses fire brigade or other emergency charges and all fees and payments of whatever nature necessary for or in contemplation of or in respect of the effecting of any such reinstatement or replacement (including any VAT, fees payable on any application under the Planning Acts and stamp duty exigible on any building or like contract entered into relative to such reinstatement or replacement)

“Machinery”

all plant, machinery, apparatus, systems and equipment used from time to time for the purpose of the Building or any part of it (including any lifts and lift machinery/motors, traffic barriers, boilers, compactors and generators) but excluding any which exclusively serves any particular Lettable Premises

“Main Structure”

the main structure of the Building including the roof(s), foundations, structural ceilings, structural floors, structural beams, structural slabs, structural columns and pillars, joists, load bearing walls and all other load-bearing parts of the fabric or structure of the Building, party structures, boundary walls, railings and fences and all exterior parts of the Building

“Management Accommodation”

any part(s) of the Building (including office or other accommodation) and any facilities which may from time to time be allocated or provided in the Building exclusively or mainly for the purposes of the management administration maintenance protection cleaning operation and/or security of or  for the Building (including any for staff and personnel) and/or the provision of any of the Building Services including any for the housing of any Machinery or Building Management Systems

“Museum or Cultural Facility”	a “Museum or Cultural Facility” as that term is defined in the Head Lease

“Museum or Cultural Facility Rent”	the Due Proportion of the Museum or Cultural Facility Rent payable under the Head Lease

“Month”	calendar month

“Nearby Property”

any land premises or building which adjoins neighbours or is in the vicinity of the Premises including the remainder of the Building and also including the Basement, the Adjoining Building and the Development Area

“Nett Lettable Floor Area”

the nett lettable floor area of any premises expressed in square feet and measured in accordance with the Code of Measuring Practice current at the date when the said code is to be applied published on behalf of the Society of Chartered Surveyors Ireland (whether solely or jointly with any other body or institute) or if there is none, as may be determined by the Landlord acting reasonably

“Option to Tax”	a landlord’s option to tax the rents and other consideration payable under this Lease pursuant to section 97(1)(a) (i) and (ii) of the VAT Act

“Permitted Use”	use as offices

“Plans”	the plan or plans annexed at Schedule 3

“Planning Acts”

the Local Government (Planning and Development) Acts 1963 to 1999, the Planning and Development Acts 2000 to 2014, the Urban Renewal Acts 1986 and 1987, the Dublin Docklands Development Authority Act 1997, the Public Health Acts, the Building Control Acts 1990 to 2014, the Building Regulations and the Fire Services Act 1981 and 2003

“Premises”	the premises referred to in Part 1 of Schedule 1

“Prescribed Rate”

the rate per cent per day for the time being chargeable under section 1080 of the Taxes Consolidation Act 1997 (or such other periodic rate of interest as may from time to time be chargeable upon arrears of tax) or if there is no such rate the nearest corresponding rate reasonably calculated by the Landlord

“Public Areas”	“Public Areas” as that term is defined in the Head Lease

“Public Areas Management Company”

North Wall Quay/Mayor Street Management Company Limited, its successors and assigns and including any person firm or corporation which at any time takes over the functions of the said company its successors or assigns

“Public Area Services”	the “Public Area Services” as that term is defined in the Head Lease

“Public Area Service Charge”	the Due Proportion of the portion of the “Public Area Service Charge” payable by the Landlord pursuant to the Head Lease

“Public Health Acts”	the Local Government (Sanitary Services) Acts 1878 to 2001

“Quotation Day”

in relation to any period for which an interest rate is to be determined the day on which interest rates are determined in accordance with prevailing practice in the eurozone (provided that if there is more than one such day, the Quotation Day will be the last of those days)

“Reinstatement Election Notice”

a written notice given by the Landlord to the Tenant following the damage or destruction of the Building or any material part of it by an Uninsured Risk in which the Landlord elects:-

(a)    to reinstate or rebuild the Premises and those part of the Building which are required for its proper use and enjoyment following their damage or destruction by an Uninsured Risk; or

(b)    to end the Lease on a date, to be specified in the Reinstatement Election Notice not being a date which is more than six (6) months after the date of the Reinstatement Election Notice

“Reinstatement Election Period”	the period of twelve (12) Months from and including the date of damage or destruction of the Building or any material part of it by an Uninsured Risk

“Rent Commencement Date”	[●][3]

“Retained Parts”

all parts of the Building which do not comprise Lettable Premises including: -

●       the Building Common Areas

●       any Management Accommodation

●       any Building Management Systems and any central control stations or facilities for any Building Management Systems

●       the Machinery

●       the Conduits and Utilities except any that exclusively serve or form part of any particular Lettable Premises

●       the Main Structure and

●       boundary walls and fences, entrance and exit ways, common or directional signs and totem and other signs relating to the Building and/or the tenants generally of it

“Review Dates”	the first day of the sixth year of the Term, the first day of the eleventh year of the Term and the first day of the sixteenth year of the Term and each a “Review Date”

[3]	As determined in accordance with the Agreement for Lease

“Roof Terrace”	the roof terrace on the fourth floor of the Building shown for identification purposes shaded green on the Roof Terrace Area Plan attached to this Lease

“Safety Regulations”	the Safety Health and Welfare at Work Acts 2005 and 2010, including the Safety, Health and Welfare at Work (Construction) Regulations 1995, 2001 and 2003, 2006 to 2013 and 2013

“Schedule of Condition”	the schedule of condition attached at Schedule 7

“Service Charge”	has the meaning assigned to it in Schedule 3 Part 1

“Service Charge Commencement Date”	the Term Commencement Date

“Superior Landlord”

the person or persons (if any) entitled to any interest in the Building or any part of it which is superior to the interest of the Landlord and whether such interest be created prior to or subsequent to the grant of this Lease including the person or persons for the time being entitled to the reversion expectant upon the determination of the Head Lease

“Surveyor”	an independent Chartered Surveyor experienced in the field of commercial property appointed in accordance with clause 6.5

“TARGET”	Trans-European Automated Real-time Gross Settlement Express Transfer payment system

“Tenant”

the person(s) named as “Tenant” at the commencement of this Lease and includes the successors in title of the Tenant and the permitted assigns of the Tenant and in the case of an individual or individuals his/their personal representatives

“Tenant Plant”

all plant equipment and machinery installed by or on behalf of the Tenant or any undertenant or occupier and which at any time serves the Premises or the Roof Terrace (excluding any which is expressed to form part of the Premises in Schedule 1 Part 1) including the plant equipment and machinery specified in the “Tenants Plans” attached to the Agreement for Lease.

“Tenant Plant Area”

such part or parts of the roof of the Building as the Landlord may from time to time designate (acting reasonably) for the installation of approved Tenant Plant serving only the Premises provided that the Landlord may from time to time (acting reasonably) on giving reasonable prior written notice to the Tenant and at the reasonable cost of the Landlord vary the location, layout and extent of the Tenant Plant Area including relocation of all or part of it to an alternative location or configuration in the Building

“Term”	the term of 20 years from and including the Term Commencement Date and expiring on [●]

“Term Commencement Date”	[●][4]

“Termination of the Term”	the determination of the Term whether by effluxion of time re-entry notice surrender (whether by operation of law or otherwise) or by any other means whatsoever

[4]	As determined in accordance with the Agreement for Lease

“Uninsured Risk”

all or any of the following: -

(a)    an Insured Risk which is not insured because insurance is not available or is not reasonably available at economic rates or is not insured or fully insured by reason of any condition, exclusion or limitation which is imposed by the Landlord’s insurers (any Insurance Excess excepted); and

(b)    the risk of damage or destruction by a terrorist act if and to the extent that such risk is excluded from the Landlord’s insurance of the Building

“Utilities”	water, soil, waste of all kinds steam, gas, air, electricity, radio, oil, television, telephonic, digital and other communications and all other services amenities and supplies

“VAT”	Value Added Tax or any substituted or similar tax

“VAT Act”	the Value-Added Tax Consolidation Act 2010

“Working Day”	a day (other than a Saturday or a Sunday) on which banks are generally open for business in Ireland.

1	INTERPRETATION

In this Lease:

1.1

reference in this document to this “Lease” shall mean this document (including the Schedules) whether it is strictly a lease or an underlease or a document granting an inferior leasehold interest and references to this Lease shall include any deed agreement licence memorandum or other document (existing or future) expressed or intended to be supplemental to this Lease;

1.2	any index, clause and paragraph headings shall not affect the construction of this Lease but are for reference purposes only;
1.3

if the Landlord, the Tenant or the Guarantor for the time being shall be more than one person the covenants and obligations in this Lease made or entered into by the Landlord, the Tenant and/or the Guarantor or otherwise arising under this Lease shall be deemed to be made and entered into jointly and severally;

1.4

where in this Lease there are covenants or agreements by the Tenant which restrict or forbid the Tenant from doing some act or omitting to do some act whether the same are specific or general such covenants and agreements shall include a covenant by the Tenant not to permit or suffer that act or omission by any undertenant or occupier of the Premises or any part of it or by any person under the control of or acting with the express or implied authority of the Tenant or any such undertenant or occupier;

1.5

the obligations of the Tenant under this Lease to repair the Premises and to yield up the Premises in good repair are limited to the extent that the Tenant shall not be responsible for disrepair due to damage or destruction caused by the Insured Risks to the extent they are covered by the insurances effected pursuant to this Lease by the Landlord but shall not be so limited if any policy of insurance has been vitiated or avoided or to the extent that any insurance monies have been rendered irrecoverable in whole or in part because of any act neglect or default of the Tenant or any undertenant or occupier of the Premises or any part of it or the servants, agents, licensees or invitees of the Tenant or any such undertenant or occupier;

1.6

any right or entitlement to enter or re-enter the Premises for the purposes of repairing or inspecting the Premises or for any other reason or purpose provided for in or by virtue of this Lease or reserved by this Lease shall be deemed to be exercisable by any Superior Landlord and the Basement Company (who shall each have the full benefit of such rights) and by any other person authorised by the Landlord, the Basement Company or any such Superior Landlord or having similar rights at any time;

1.7

where the consent of the Landlord is required under the terms of the Lease the Landlord shall be entitled to take into consideration the principles of good estate management and any requirement for Landlord's consent shall be taken to mean (whether or not it is so stated) also that the consent of any Superior Landlord is also required and it shall not be implied that any such Superior Landlord's consent shall not be unreasonably withheld or delayed;

1.8

references to any legislation or regulation shall include any amendment modification replacement or re-enactment of any such legislation or regulation for the time being in force and references to any Act (whether to a specific Act or generally to any Act) or legislation includes every statutory instrument subordinate legislation order direction regulation code of practice permission certificate licence consent condition and matter now or any time made or issued under any Act or legislation;

1.9

where this Lease is properly determined prior to the expiry of the fixed term granted by this Lease then the “Term” shall mean the term up to the date of such determination and expressions such as “the last year of the Term” or “Termination of the Term” shall be construed accordingly;

1.10

any reference in this Lease to the masculine gender shall include reference to the feminine gender and vice versa; any reference to neuter gender shall include the masculine and feminine genders and vice versa; reference to the singular shall include reference to the plural and vice versa; and words importing persons shall include firms, companies and corporations and vice versa;

1.11

if any term or provision of this Lease shall be held to be illegal or unenforceable in whole or in part such term or provision shall be deemed not to form part of this Lease and the validity and enforceability of this Lease shall not otherwise be affected;

1.12

reference to any right of or covenant to permit the Landlord to have access to or entry upon the Premises shall be construed as extending to any Superior Landlord, the Authority, the Public Areas Management Company, the Basement Company and to all persons authorised by the Landlord or by any Superior Landlord, the Authority, the Public Management Company or the Basement Company (in each case with all necessary equipment and materials) including authorised agents, professional advisors, contractors, workmen and prospective purchasers of any interest of the Landlord or of any Superior Landlord in the Premises or any Nearby Property;

1.13

rights enjoyed by the Tenant are (unless otherwise expressly provided in this Lease) enjoyed also in common with the Landlord and any Superior Landlord any person authorised by the Landlord and any Superior Landlord and any other person having similar rights and as appropriate shall apply for the benefit of any permitted undertenant or permitted occupier of the Premises or any part of it and any person authorised from time to time by the Tenant or any such permitted undertenant or permitted occupier in connection with the permitted use and enjoyment of the Premises;

1.14	any reference to “including” means “including, without limitation” and references to “includes” and “included” shall be construed accordingly;
1.15	any reference to a clause or schedule shall be a clause of or schedule to this Lease and the schedules shall be deemed to form part of this Lease.
2	DEMISE
2.1

In consideration of the rents and covenants on the part of the Tenant reserved by or contained in this Lease the Landlord DEMISES to the Tenant ALL THAT the Premises TOGETHER with the rights specified in Part 2 of Schedule 1 (but subject as stated in Part 2 of Schedule 1) EXCEPTING AND RESERVING the easements and rights specified in Part 3 of Schedule 1 and SUBJECT TO all rights easements quasi-easements privileges covenants restrictions and stipulations of whatever nature as may affect the Building or any part of it TO HOLD the Premises unto the Tenant for the Term YIELDING AND PAYING unto the Landlord during the Term:

2.1.1

FIRSTLY from and including the Rent Commencement Date yearly and proportionately for any fraction of a year the Basic Rent and from and including each Review Date such clear yearly rent as becomes payable under Schedule 2 in every case to be paid by bank or credit transfer of clear funds by equal quarterly instalments in advance on the Gale Days;

2.1.2	SECONDLY as additional rent from and including the Service Charge Commencement Date the Service Charge, to be paid in accordance with the provisions of this Lease;
2.1.3	THIRDLY as additional rent from and including the Service Charge Commencement Date, the Public Area Service Charge to be paid within twenty one (21) days of invoice or written demand;
2.1.4	FOURTHLY as additional rent from and including the Service Charge Commencement Date, the Basement Service Charge to be paid within twenty one (21) days of an invoice or written demand;
2.1.5

FIFTHLY as additional rent from and including the Term Commencement Date the Insurance Rent, to be paid within twenty one (21) days of invoice or written demand in accordance with the provisions of this Lease;

2.1.6

SIXTHLY as additional rent commencing on the date on which a Museum or Cultural Facility is opened to the public and for so long as it remains so open yearly and proportionately for any fraction of a year the Museum or Cultural Facility Rent to be paid within twenty one (21) days of invoice or written demand;

2.1.7

SEVENTHLY as additional rent within twenty one (21) days of a proper VAT invoice(s) all sums payable in respect of VAT from time to time to be paid in accordance with the provisions of this Lease (and so that where VAT is so payable the Tenant shall be entitled to require a proper VAT invoice prior to the payment of such VAT); and

2.1.8	EIGHTLY as additional rent twenty one (21) days of written demand all sums payable by way of Interest from time to time to be paid in accordance with the provisions of this Lease;

ALL such payments to be made to the Landlord or as the Landlord may from time to time in writing direct by bank or credit transfer of cleared funds.

3	TENANT’S COVENANTS

The Tenant covenants with the Landlord throughout the Term as follows:

3.1	Rents

To pay to the Landlord or as it directs the Basic Rent, the Service Charge, the Public Area Service Charge, the Basement Service Charge, the Museum or Cultural Facility Rent and the additional rents and other rents and sums reserved or made payable by this Lease at the times and in the manner provided in this Lease, in each case without any deduction abatement set-off or counterclaim.

3.2	Insurance Rent

To pay to the Landlord within twenty one (21) days of invoice or written demand as additional rent without any deduction abatement set-off or counterclaim: -

3.2.1	the Insurance Rent; and
3.2.2

as additional rent, any additional premia or loading on the insurances for or relating to the Premises or any Nearby Property of the Landlord or any Superior Landlord payable as a result of anything done or omitted to be done on the Premises or as a result of the use or occupation of the Premises.

3.3	Interest

Without prejudice to any other right or remedy or power contained in this Lease or otherwise available to the Landlord if any Basic Rent, Service Charge, Insurance Rent, Public Area Service Charge, Basement Service Charge, Museum or Cultural Facility Rent or any other rent or sum due or payable at any time under this Lease is not paid on the relevant date or as applicable within the relevant time period specified for payment to pay to the Landlord or as it directs Interest on the amount due or payable at the Prescribed Rate from the due date for payment (or in the case of any sum other than the Basic Rent from the date of invoice or written demand) to the date when payment is made to and accepted by the Landlord (as well after as before any judgement).

3.4	Outgoings

Punctually to pay (or in the absence of direct or separate assessment on the Premises to pay to the Landlord within twenty one (21) days of invoice or written demand a fair proportion to be conclusively determined by the Landlord or the Landlord’s Managing Agent) and fully and effectually to indemnify the Landlord and any subsequent occupier from and against all existing and future rates duties taxes assessments impositions charges and outgoings of whatever nature or description (whether imposed under any Act or otherwise, national or local, recurring or non-recurring or capital or revenue and including any costs levies and charges relating to energy consumption) payable in respect of the Premises and/or (except to the extent (if any) included in the Basement Service Charge) the Car Spaces and/or the Roof Terrace during the Term or in respect of its use or occupation or charged levied assessed or imposed upon any owner landlord tenant or occupier of the Premises, the Car Spaces and/or the Roof Terrace and/or the Tenant Plant Area other than: -

3.4.1	any tax payable by the Landlord as a result of any dealing by the Landlord with its reversionary interest in the Building; or
3.4.2	any tax payable by the Landlord in respect of the rents or other payments reserved or payable under this Lease (other than, if applicable VAT).

3.5	Repair and Maintain
3.5.1

To repair and keep in good and substantial repair and condition and properly maintained in every respect the Premises and the Tenant Plant and all tenant and trade fixtures and fittings and as often as may be necessary or required by the Landlord (acting reasonably) to rebuild, reinstate or renew the Premises.

3.5.2

To renew or replace the Tenant Plant and any fixtures and fittings (whether of the Landlord or any tenants or trade fixtures or fittings) and Conduits  exclusively serving or which form part of the Premises or located on or which exclusively serve the Roof Terrace or the Tenant Plant Area in each case which may be or become beyond repair or cease to operate correctly without renewal or replacement with new Tenant Plant fixtures fittings and Conduits which are similar in type and quality in each case to the reasonable satisfaction of the Landlord provided that, but subject to the provisions of clauses 4.7.2, 4.8, 4.10 to 4.12, 4.20, 4.21, 4.33 and 4.40 inclusive, the Tenant shall be at liberty to remove any tenant plant, fixtures or fittings without replacing them provided that such removal is done in a good and workmanlike manner and otherwise in accordance with the provisions of this Lease and that any damage caused as a result of such removal is promptly made good to the reasonable satisfaction of the Landlord.

3.5.3	To ensure that
(a)	all landlord’s fixtures and fittings which form part of the Premises;
(b)	all Tenant Plant and
(c)

all Conduits which form part of the Premises or located on or which exclusively serve the Roof Terrace or the Tenant Plant Area in each case requiring servicing or maintenance are serviced and maintained as and when prudent or required by competent and reputable contractors and in accordance with prudent standards of practice.

3.5.4	To make good any damage caused to the Premises and any Nearby Property by the installation or removal of any tenants or trade fixtures or fittings.
3.5.5

To keep the Premises and the Roof Terrace tidy and regularly and properly cleaned with the internal surfaces of all windows and glazing forming part of or bounding the Premises being cleaned as necessary or reasonably required by the Landlord.

3.5.6

To keep any part of the Premises that is not built on clean and tidy and free from weeds with any landscaped areas planted and well-tended and any parking spaces roads pavements and service areas properly lit, maintained, operated and surfaced.

Provided that the Tenant shall not be obliged to repair or remedy the items which are included in the Schedule of Condition.

3.6	Decorative Condition

Without prejudice to the generality of the Tenant's obligations under the preceding clause:

3.6.1

To prepare paint and decorate in a proper and workmanlike manner with high quality materials and to a standard consistent with a high quality office building all the parts of the Premises usually or as would properly be decorated painted or prepared as often as shall reasonably be necessary and at least once in every period of three (3) years and in the last year of the Term (but not to require the Tenant to redecorate the Premises more often than once in any twelve (12) month period unless this is or would be necessary or reasonably required following or as part of the reinstatement of or yielding up of the Premises in accordance with the Tenant’s obligations under clause 4.8) such preparation painting and decoration in the last year of the Term  to be executed in such colours and with such materials as the Landlord may reasonably require.

3.6.2

As often as shall reasonably be necessary or as reasonably directed by the Landlord in order to maintain a high standard of finish and attractiveness and in any event in the last year of the Term to clean and treat in an appropriate manner to the reasonable satisfaction of the Landlord all materials surfaces and finishes not requiring to be painted prepared or otherwise decorated as aforesaid.

3.7	Conduits
3.7.1	To keep the Conduits which are part of or exclusively serve the Premises clear and unobstructed.
3.7.2	Not to do anything which causes or is likely to cause any obstruction in or damage or injury to or interference with any Conduits Utilities or Machinery or any plant machinery equipment or systems serving any Nearby Property or which would render access to them or any of them more difficult than the same now is and not to discharge into any Conduits any oil or grease or any deleterious objectionable dangerous poisonous or explosive matter or substance.

3.7.3

To take all necessary care and precautions to avoid frost water or other damage to the Premises or any Nearby Property including by reason of bursting or overflowing of any Conduit tank or water apparatus in on under or over the Building or any part of it and to indemnify the Landlord and the Superior Landlord against liability for any such damage.

3.8	To Yield Up
3.8.1	At the Termination of the Term:-
(a)

Quietly to yield up unto the Landlord the Premises the Tenant Plant Area and the Roof Terrace (excluding tenant's or trade fixtures and fittings and Tenant Plant but subject in this regard to clauses 4.8.1 (b) and 4.8.2) with vacant possession and (i) in accordance with the specification set out in Schedule 6 and (ii) in such state and condition as shall in all respects be consistent with the proper performance by the Tenant of the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease and clean and tidy.

(b)

Unless and except to the extent (if any) that the Landlord shall give the Tenant notice in writing to the contrary, but subject to clause 4.8.2 to remove alterations or additions made to the Premises the Tenant Plant Area or the Roof Terrace by or on behalf of the Tenant or any undertenant or occupier and all tenant’s or trade fixtures, fittings and signs (including Tenant’s Plant) in each case in a good and workmanlike manner and to procure that the Premises the Tenant Plant Area and the Roof Terrace are reinstated in good and substantial repair and condition making good all damage caused to the Premises and any Nearby Property by such removal and/or reinstatement to the reasonable satisfaction of the Landlord.

(c)	To remove all chattels belonging to or used by the Tenant or any undertenant or occupier.
(d)

To pay to the Landlord within twenty one (21) days of invoice or written demand all fees and expenditure (including VAT to the extent it is not recoverable by the Landlord) reasonably and properly incurred  or which (whether or not actually incurred) would be reasonably and properly incurred after Termination of the Term (including any VAT to the extent it would not be recoverable by the Landlord) in connection with the repair painting reinstatement treatment or decoration of the Premises the Tenant Plant Area and/or the Roof Terrace so as to put them into the condition commensurate with the due performance of the Tenant's covenants contained in this Lease and additionally to pay to the Landlord within twenty one (21) days of invoice or written demand mesne profits at the rate of the Basic Rent payable immediately prior to the Termination of the Term and all additional rents due or payable under this Lease for the period reasonably required for such repairing painting reinstating treatment and decoration of the Premises.

3.8.2

If and to the extent that on Termination of the Term the standard and specification of the Developer Specification Items previously installed by or on behalf of the Tenant in the Premises with the prior written approval of the Landlord is superior to the standard and specification of those items set out in Schedule 6, the Tenant will not, subject to clause 4.8.3, be obliged to remove such Developer Specification Items on Termination of the Term.

3.8.3	Clause 4.8.2 will only apply
(a)

if on Termination of the Term the Tenant is in a position to yield up the Developer Specification Items in such state and condition as shall in all respects be consistent with the proper performance by the Tenant of the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease; and

(b)

where each Developer Specification Item is matching and consistent throughout the entire of the Premises (so that for example, if a particular type of ceiling tile is installed by the Tenant the Premises (as reinstated) must be yielded up on Termination of the Term with ceiling tiles which match and are consistent throughout the entire of the Premises and which are of a standard and specification equal or superior to that set out in Schedule 6).

Except to the extent that clause 4.8.2 applies, the Tenant will at Termination of the Term reinstate and yield up the Developer Specification Items to a standard and specification at least equivalent to that set out in Schedule 6 to the reasonable satisfaction of the Landlord.

3.8.4

For the avoidance of doubt a failure to remove items of furniture or other loose items in each case which can be removed without material cost will not be treated as a failure to deliver “vacant possession” (but without prejudice to any other right or remedy of the Landlord in respect of such failure).

Provided that on Termination of the Term the Tenant shall not be obliged to have repaired or remedy the items included in the Schedule of Conditon.

3.9	Permit Entry
3.9.1

To permit the Landlord and persons authorised by the Landlord on giving Due Notice at all reasonable times to enter the Premises the Tenant Plant Area and/or the Roof Terrace or any part of it to view the state and condition of the Premises the Tenant Plant Area and/or the Roof Terrace or to prepare any schedule of condition and/or dilapidations or to take inventories of the fixtures and things to be delivered up on Termination of the Term or for ascertaining whether the Tenant's covenants or obligations under or the conditions in this Lease are being duly observed and performed.

3.9.2

To comply as soon as reasonably possible (and immediately in the case of emergency) with any notice given by the Landlord requiring the Tenant to remedy any breach non-performance or non-observance of the covenants or obligations on the part of the Tenant or the conditions contained in or arising under this Lease and if the Tenant shall not within one month (or within such shorter period as the Landlord may by notice reasonably specify in the case of emergency or urgency) diligently commence complying with any such notice or if the Tenant shall not then diligently proceed to comply with such notice to permit the Landlord to enter upon the Premises the Tenant Plant Area and/or the Roof Terrace to remedy and/or make good any such breach non-performance or non-observance.

3.9.3

To pay to the Landlord within twenty one (21) days of invoice or written demand all costs and expenses reasonably and properly incurred by the Landlord (including any professional fees and VAT to the extent it is not recoverable by the Landlord) under the provisions of clauses 4.9.1 and/or 4.9.2 together with interest at the Prescribed Rate from the date of expenditure.

3.9.4

To permit the Landlord and all persons duly authorised by it upon giving Due Notice to enter and remain on the Premises the Tenant Plant Area and/or the Roof Terrace so far as may be reasonably required in order to examine repair alter extend strengthen cleanse maintain reinstate or rebuild any Nearby Property or to inspect cleanse empty repair maintain renew replace or construct any Conduits or for the purpose of exercising any of the rights excepted or reserved in this Lease or in the Head Lease or for the purpose of the performance of any obligations under this Lease or the Head Lease or for any reasonable purpose connected with the interest of the Landlord or any Superior Landlord in the Premises or any Nearby Property the person exercising such rights making good any physical damage occasioned to the Building including the Premises the Tenant Plant Area and the Roof Terrace by such entry as soon as reasonably practicable but without compensation for any temporary annoyance nuisance damage noise vibration or inconvenience caused.

3.9.5

Save where clause 4.9.2 or clause 6.1 applies, in exercising any right or entitlement of the Landlord or the Superior Landlord (or any other person with either of their authority) to enter the Premises for any purpose permitted by this Lease, the party exercising such rights shall use its reasonable endeavours to comply with the following sub-paragraphs (i) to (viii)):

(i)	except in the case of emergency, give the Tenant Due Notice and if reasonably practicable and the Tenant cooperates make an appointment for the time of entry;
(ii)

comply (and take reasonable steps to procure that their respective employees, agents, licensees and representatives shall comply) so far as is reasonably practicable with the Tenant’s reasonable written security policy in respect of the Premises;

(iii)

where reasonably practicable and the Tenant cooperates to arrange to be accompanied by a Tenant’s representative at all times and the Tenant shall also provide the Landlord with an emergency contact person and telephone number for this purpose;

(iv)

where exercising such right or entitlement in an emergency without prior notice or the presence of Tenant’s representative, to provide to the Tenant’s facility manager in the Premises a written incident report outlining the events giving rise to the entry;

(v)	take reasonable steps to minimise so far as reasonably practicable any disruption to the Tenant;

(vi)

take reasonable steps to see that as little damage as is reasonably practicable is done to the Premises, the Landlord’s and the Tenant’s fixtures and fittings therein and that any physical damage thereby caused is remedied as soon as reasonably practicable thereafter;

(vii)

save in the case of emergency ensure insofar as is reasonably practicable that such rights of entry are exercised outside the Business Hours and endeavour to agree with the Tenant a timetable and method for the carrying out of any works prior to the Landlord’s entry or commencement thereof;

(viii)

save in the case of emergency, ensure that it has considered all reasonable alternatives to such entry for the particular purposes required where the entry is to carry out works to or gain access to any Nearby Property or install Conduits serving any Nearby Property.

3.10	Alterations
3.10.1	Not to make any alteration or addition of any kind to the Main Structure or to any Landlord’s fixtures or fittings or to any Building Management Systems or Machinery.
3.10.2

Not to erect any new building or structure on the Premises nor make any alterations or additions whatsoever to the Premises or any walls or partitions on or bounding the Premises and not to cut maim or remove any part of the Premises, but without prejudice to any other provision of this Lease the Tenant may make alterations to the internal non-structural parts of the Premises subject to obtaining the prior consent in writing of the Landlord such consent not to be unreasonably withheld or delayed provided that any such alterations shall not (unless otherwise expressly agreed in writing by the Landlord):

(a)	have a material adverse effect on the operation or efficiency of any Conduits, Building Management Systems or Machinery;
(b)

render the Premises or any Nearby Property non-compliant with the Planning Acts (including Building Regulations) or any Act or give rise to any requirement for a new or revised fire safety certificate or disability access certificate in respect of the Premises or any Nearby Property; or

(c)	result in any material increase in the level of services required to be provided by any Conduits, Building Management Systems or Machinery

AND the Tenant may in addition, without Landlord’s consent but subject to the proviso below erect, relocate or remove from time to time internal demountable partitioning within the Premises provided that (unless otherwise expressly agreed in writing by the Landlord) none of the provisions of sub-paragraphs (a), (b) and/or (c) of this clause 4.10.2 would apply to or result from any such erection, relocation or removal and that no material interference with or alteration to the raised access floors in the Premises or the ceiling finishes in the Premises would be involved.

3.10.3

Not to make any non-structural alteration or non-structural addition of any kind to the Roof Terrace without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

3.10.4	Not to do or suffer in or upon the Premises or the Roof Terrace any wilful or voluntary waste or spoil.
3.10.5	Not to install or retain on the exterior of the Premises or on the Roof Terrace any equipment, items or apparatus of any kind.
3.10.6

Not to install or make any alteration or connection to any Conduits or to any Developer Specification Items without the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed).

3.10.7	Not to install commission or operate any sprinkler system without the prior consent in writing of the Landlord.
3.10.8	Not:
(a)	to install any new blinds or other coverings of the external windows or glazing bounding the Premises;
(b)	to alter the existing blinds or other coverings (if any) of the external windows and glazing bounding the Premises; nor

(c)	to replace any such blinds or other coverings with blinds or coverings of a design or type different from the existing or previously approved blinds or coverings in each case without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) and then only in compliance with the Landlord’s reasonable requirements as to the design type and colour of such blinds or other coverings and in deciding whether to give such consent the Landlord shall be entitled to require uniformity within the Building or any part of it.

3.10.9

The Landlord may as a condition to giving any consent under this clause 4.10 or where the provisions of this clause 4.10 are deemed to apply require the Tenant to enter into such covenants and licences, to provide and maintain such insurances and to comply with such requirements as the Landlord shall reasonably require in relation to the execution of any works, their repair and maintenance and their removal and the reinstatement of the Premises on Termination of the Term or otherwise.  Any such consent shall be deemed to be subject to the Tenant complying with the Planning Acts (including Building Regulations) and any other applicable Act.

3.10.10	The Landlord shall not object to any logos or colours adopted by the Tenant in the Premises from time to time in keeping with its corporate style and branding.
3.11	Alterations and Insurance
3.11.1

If any alteration or addition to or within the Premises may result in a variation of the reinstatement cost of the Building or any part of it forthwith to give notice to the Landlord of the variation in reinstatement cost so caused to enable the Landlord to alter the relevant insurance cover AND SO that only notice which expressly refers to this particular clause notifying the variation of the reinstatement cost will be sufficient notice and the Landlord shall not otherwise be deemed to have received such notice or to be responsible for varying the relevant insurance cover.

3.11.2	To pay or reimburse to the Landlord any shortfall of insurance cover caused by a failure to comply with the requirements in clause 4.11.1.
3.12	Insurance Obligations
3.12.1	To comply with all conditions requirements and written recommendations which may be imposed or made from time to time by the insurers for the time being of the Building and/or the Basement.
3.12.2

Not by act or omission to do anything which may invalidate or render voidable any insurance effected by the Landlord or any other person in respect of the Building or any part of it and/or any Nearby Property or which may cause any increased or additional premium to become payable in respect of any such insurances.

3.12.3

To notify the Landlord in writing as soon as practicable after becoming aware of any damage caused to the Building and/or the Basement by the Insured Risks or other event which may affect or be likely to lead to a claim on the insurances relating to the Building and/or the Basement.

3.12.4

If the Building or any part of it or any Nearby Property is damaged or destroyed by any Insured Risk at any time during the Term and the insurance money under any applicable policy of insurance is wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any undertenant or occupier of the Premises or any part of it or by any person under the control of or acting with the express or implied authority of the Tenant or any such undertenant or occupier to pay to the Landlord the whole of the amount of the insurance money so irrecoverable (or a fair proportion where others also caused such irrecoverability).

3.12.5

Not to obstruct the access to or means of working any fire fighting fire extinguishing fire detection or fire safety appliances or apparatus for the time being installed in the Premises or any Nearby Property or the means of escape from the Premises or any Nearby Property in case of fire or other emergency.

3.13	Machinery
3.13.1	To provide maintain and operate proper and adequate systems of heating air conditioning cooling ventilation and lighting within the Premises.
3.13.2

Not to install or use in or upon or in connection with the use of the Premises or the exercise of the Granted Easements any plant machinery or apparatus of any nature which causes noise or vibration which can be heard or felt in any Nearby Property or which causes or may cause damage to the Premises or any Nearby Property or which causes or may cause any electro-magnetic interference with or any malfunction of any electronic equipment systems or apparatus on or serving any Nearby Property (including any data transmission equipment systems or apparatus).
3.14	User
3.14.1	Not to use the Premises or any part of it for any purpose other than for the Permitted Use.
3.14.2

Not to leave the Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord in writing and providing such security arrangements as the Landlord may reasonably require.

3.14.3	To provide the Landlord with the name, home address and home and mobile telephone numbers of at least two current key holders of the Premises at all times.
3.14.4	To comply with all requirements and restrictions which may be imposed from time to time by the Landlord in connection with the Roof Terrace or its use.
3.14.5

In the event that the Building (including the Car Park) employs the use of access cards or similar devices, the Landlord shall make a reasonable number of such cards and other devices available to the Tenant at no cost (save that the cost may be included in the Expenditure for Service Charge purposes).  Where replacement cards are requested due to loss, the Landlord may charge a reasonable lost card fee.

3.15	Restrictions on Use
3.15.1	Without prejudice to the generality of clause 4.14 not to use the whole or any part of the Premises or the Roof Terrace:
(a)	for any sale by auction or for any public or political meeting, public exhibition or public entertainment;
(b)	for hanging placing depositing or exposing outside the Premises or from any windows or glazing of or bounding the Premises any goods articles or things of any kind;
(c)	for any illegal or immoral purpose;
(d)

for any offensive disreputable noisy or dangerous trade business pursuit or occupation or as a betting office or for gambling of any kind whether permitted by law or not or for residential or sleeping purposes;

(e)	for the sale or, subject to clause 4.15.6, supply of intoxicating liquor for consumption on or off the Premises or as a club where intoxicating liquor is supplied;
(f)

for any use or purpose which the Landlord reasonably believes would not be appropriate having regard to the nature or character of the Nearby Property or which is inconsistent with a high quality office building.

3.15.2

Not to play or use any musical instrument or apparatus which reproduces sound in or from the Premises or the Roof Terrace so that it can be heard to an extent which in the opinion of the Landlord is unreasonable or undesirable in any Nearby Property.

3.15.3	Not to cause or permit any smells to be emitted from the Premises or the Roof Terrace to an extent which in the opinion of the Landlord is unreasonable or undesirable.
3.15.4	Not to have any event or promotion of any kind or any party on the Roof Terrace without first giving reasonable prior notice to the manager of the Building.
3.15.5

Not to use or allow to be used the Roof Terrace for any purpose (including any event or promotion of any kind) which in the reasonable opinion of the Landlord causes or may cause disturbance or annoyance to any tenant or occupier of the Building or any other Nearby Property.

3.15.6

To comply with the reasonable regulations from time to time and the requirements and recommendations of any insurer in relation to the use of the Roof Terrace (including any regulations of the Landlord governing the frequency and timing of events or promotions having regard to the interests and/or quiet enjoyment of the tenants and occupiers of the Building or any other Nearby Property).  The supply, without any charge and strictly on a responsible and lawful basis and where only consumed on the Premises or the Roof Terrace, of intoxicating liquor at any such event promotion or party or in connection with the proper use of the Premises and/or Roof Terrace for entertainment purposes shall be permitted (but it shall be the responsibility of the Tenant to secure and comply with all requisite approvals licences and consents under any applicable Act).

3.16	Nuisance
3.16.1

Not to do or bring or allow to be brought into or upon any part of the Building  any act matter or thing or install or use any plant machinery or apparatus of any nature or otherwise do anything which shall or may be or become a nuisance or which may be injurious to the value tone character or amenity of the Building or any other Nearby Property or cause disturbance to any owner or occupier of the Building or any other Nearby Property.

3.16.2

To pay to the Landlord all reasonable costs charges and expenses (including VAT) which may be properly incurred by the Landlord or any Superior Landlord or for which the Landlord or any Superior Landlord shall be liable in connection with the abating of any nuisance on or arising from the Premises (or its use or occupation) or in connection with the exercise of the Granted Easements and executing all such works as may be necessary for abating any such nuisance.

3.17	Signs etc
3.17.1

Not to place on the exterior of the Premises or on or inside the doors, windows or glazed surfaces of or bounding the Premises so as to be visible from the exterior of the Premises or on or from the Roof Terrace any name writing notice sign placard sticker or advertisement save that the Tenant may display a name plate in the reception area of the Building and the lobby area of the third and fourth floors of the Building each in a position and of a size style and design first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and otherwise in a size style and dimension commensurate with a high class office building and the character of the Building. The Landlord shall not object to the style or branding of any signage inside the Premises in keeping with the Tenant’s corporate style and branding from time to time but this limitation on the Landlord will not apply to any signage which is visible from the exterior of the Premises.

3.17.2	Not to install or erect in the Premises any filing storage racking computers or office equipment so as to be visible from outside the Building or from any part of the Building other than the Premises.
3.18	Pay for Utilities

To pay for all gas electricity fuel and other Utilities supplies and services used or consumed on or in connection with the use or occupation of the Premises and/or the use of the Roof Terrace (including all connection charges) including any Tenant Plant and all charges for meters and telecommunications equipment (including rental and cost of use) and to comply with the present and future requirements and regulations of the relevant authorities or supply companies relating to any Tenant Plant and any such Utilities supplies and services or the Conduits for them which exclusively serve the Premises.

3.19	Not to Overload
3.19.1

Not to do or load upon or suspend from or bring in or upon the Building or any part of it anything which may throw or otherwise cause any load weight or strain on or to floors ceilings roofs walls or any structural or load bearing parts of the Building or any other Nearby Property in excess of that which the Building and any such other Nearby Property is designed or constructed to bear with due margin for safety and if necessary to seek professional advice at the Tenant's own expense for the benefit of the Landlord and the Tenant so as to ensure that there shall not be any infringement of this clause.

3.19.2	To observe the weight limits and capacity which apply to all lifts in or serving the Building.
3.20	Statutory Requirements
3.20.1

At the Tenant’s expense to comply in all respects with the provision of every applicable Act and every other obligation imposed by law relating to or affecting the Premises or the use or occupation of the Premises or the exercise of the Granted Easements.

3.20.2

At the Tenant’s expense to execute all works and do all things on or in respect of the Premises or in respect of the use or occupation of the Premises or the employment of any person or the exercise of the Granted Easements (whether required to be done or executed by an owner lessee or occupier) as under or by virtue of any Act or the lawful requirements of any local or competent authority or Court are or shall be directed or necessary to be done or executed including all safety and fire safety requirements and precautions and all provisions relating to conditions of work and facilities provided for those working in the Premises or exercising the Granted Easements and at all times to indemnify the Landlord and keep the Landlord fully and effectually indemnified from and against all penalties damages compensation costs claims demands expenses and liability in respect of same or arising through any failure to comply with this clause.

3.20.3

Not to do in on or near the Premises or any Nearby Property or in connection with the exercise of any Granted Easements any act or thing by reason of which the Landlord, the Basement Company or any Superior Landlord may under or by virtue of any Act incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses or which may cause the Landlord or any Superior Landlord to be in breach of any Act.

3.21	Planning Acts and other legislation/regulations
3.21.1

Not to do or omit to do anything on or in connection with the Premises or any works to the Premises or any Nearby Property or in connection with the exercise of any Granted Easements the doing or omission of which shall be a contravention of any of the Planning Acts, the Building Regulations, the Safety Regulations or (if applicable) the Public Health Acts or of any notice order licence consent permission or condition served made granted or imposed under any of the Planning Acts, the Building Regulations, the Safety Regulations or (if applicable) the Public Health Acts.

3.21.2

Not without the Landlord's written consent to make any application for or implement any planning permission fire safety certificate or disability access certificate (or any other certificate under the Building Regulations) affecting or relating to the Premises or any Nearby Property (but the Landlord will not unreasonably withhold or delay such consent where the matter relates to an alteration or addition which is permitted under clause 4.10) AND to give notice to the Landlord of the granting or refusal (as the case may be) of any planning permission or any such certificate forthwith on receipt.

3.21.3

If and when called upon so to do to produce to the Landlord all such plans, documents, disks and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this clause 4.21 have been complied with in all respects.

3.21.4

Forthwith to notify the Landlord of any notice order or proposal for a notice or order served on the Tenant or at the Premises under the Planning Acts, the Building Regulations, the Safety Regulations, the Public Health Acts or any Act which may relate to or affect the Premises or any Nearby Property or the use or occupation of or any works to the Premises or any Nearby Property or in connection with the exercise of any Granted Easements and if so required by the Landlord to produce the same and at the request of the Landlord to make or join in making such objections or representations in respect of any notice order or proposal as the Landlord may reasonably require.

3.21.5

To comply at its own cost with any notice or order under or by virtue of any provision of the Planning Acts, the Building Regulations, the Safety Regulations, the Public Health Acts or any Act which is served on the Tenant or which relates to or affects the Premises or the use or occupation of it or any works to the Premises or the exercise by the Tenant or any undertenant or occupier of any Granted Easements.

3.21.6

Unless the Landlord shall otherwise direct to carry out before the Termination of the Term any works stipulated to be carried out to the Premises by a date subsequent to Termination of the Term as a condition of any planning permission fire safety certificate or disability access certificate (or any other certificate under the Building Regulations) that may have been granted during the Term and implemented in whole or in part by or for the Tenant or any undertenant or occupier.

3.21.7

If the Tenant or any undertenant or occupier shall receive any compensation in respect of the Premises or any part of it in consequence of any restriction placed upon the user of the Premises or any part of it then on Termination of the Term forthwith to make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation which sum shall in default of agreement be determined by the Surveyor, acting as an expert not an arbitrator.

3.21.8

In respect of any works carried out by or on behalf of the Tenant or any undertenant or occupier on or to the Premises or in connection with the exercise of the Granted Easements or any change of use of the Premises or otherwise as may be permitted by the Landlord to comply with the provisions of the Planning Acts, the Building Regulations and the Safety Regulations and any and all other Acts which may apply and with the lawful requirements of any local or competent authority or officer and without prejudice to any other requirement of the Landlord promptly furnish to the Landlord:

(a)

a copy of any commencement notice or 7 day notice (including if  required by the Landlord all plans, documents, calculations, specifications, particulars, certificates and notices accompanying it) filed with or given to the building control or other competent authority in accordance with the Building Regulations;

(b)

any application for a fire safety certificate and/or disability access certificate (or other certificate under the Building Regulations) for its prior approval (which approval shall not, subject to the provisions of clause 4.10 be unreasonably withheld or delayed);

(c)	any fire safety certificate and disability access certificate (or other certificate under the Building Regulations) issued;
(d)

within one month of the practical completion of the works a certificate of opinion of compliance by a member of the Royal Institute of Architects in Ireland or Engineers Ireland (or any successor or substituted body of either) that the design and construction of the works or as applicable the change of use comply with the Planning Acts (including Building Regulations) and that all such works and/or change of use have been carried out in substantial compliance with the plans lodged with the relevant applications for planning permission, fire safety certificate and/or as applicable disability access certificate (or other certificate under the Building Regulations) as amended by any conditions imposed by the planning authority or building control or other competent authority; and

(e)

a certified copy of the Certificate of Compliance on Completion (including if required by the Landlord, all plans, documents, calculations, specifications, particulars and inspection plan(s) accompanying it) submitted to the building control or other competent authority in accordance with the Building Regulations together with evidence that the particulars relating to such Certificate have been entered by the building control or other competent authority on the relevant register maintained under the Building Regulations.

3.22	Not to Assign, Underlet or Part with Possession
3.22.1

Not to assign, transfer, underlet, charge, mortgage, encumber, hold on trust for another or part with the possession or occupation of the Premises or any part of it or suffer any person to occupy the Premises or any part of it as a licensee or as concessionaire without the prior written consent of the Landlord BUT NOTWITHSTANDING the foregoing a mortgage or charge of the Tenant’s interest under this Lease to a recognised financial institution shall be permitted and the Landlord shall (subject to the provisions of this clause 4.22 or such of them as may in the reasonable opinion of the Landlord be appropriate) not unreasonably withhold or delay its consent to an assignment of the entire or an underletting of the entire of the Premises or an underletting of a single floor of the Premises or separate underlettings of each single floor of the Premises in each case to an assignee or underlessee of good and sufficient financial standing and otherwise reasonably acceptable to the Landlord, but subject to the provisions of this clause 4.22.

3.22.2

In this clause 4.22 the word “alienation” shall include any assignment, transfer, underletting, parting with the possession or occupation or the suffering of any person to occupy the Premises as a licensee or concessionaire.  Without limitation to any other covenant or provision in this clause 4.22, the following covenants by the Tenant and provisions shall apply: -

(a)

in the case of an assignment and if it is reasonable to do so the Landlord may as a pre-condition to its consent require that either a parent or associate company or two sureties in each case of good and sufficient financial standing and otherwise reasonably acceptable to the Landlord shall join in such consent as aforesaid as surety or sureties for such person in order to covenant (if more than one jointly and severally) with the Landlord in the manner set out in Schedule 5 or in such other form as the Landlord may from time to time require;

(b)	the Tenant shall prior to any alienation apply in writing to the Landlord for consent to the alienation and give all reasonable information as the Landlord may require;

(c)

the Landlord's consent to any such alienation shall be given in writing either under the hand of an officer of the Landlord or as a deed and the Landlord may impose such conditions in connection with its consent as the Landlord may reasonably require;

(d)

in the case of an underlease the same shall be of the entire of the Premises or a single floor of the Premises or separate underlettings of each single floor of the Premises and such underlease shall reserve the full open market rent then payable for comparable Grade A offices in the City of Dublin in respect of the underlet premises and if required by the Landlord the undertenant shall enter into a direct covenant by deed with the Landlord to perform and observe all the covenants and obligations (other than for payment of the Basic Rent reserved by this Lease) on the part of the Tenant and conditions contained in or arising under this Lease and every such underlease shall also be subject to the following conditions, that is to say that it shall contain:

(i)	an unqualified covenant on the part of the undertenant not to assign underlet or part with or share the possession of part only of the premises underlet;
(ii)

a covenant on the part of the undertenant not to assign underlet or part with or share the possession of the whole of the premises underlet without obtaining the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed in the case of an assignment of the whole of the underlet premises);

(iii)

a covenant condition or proviso under which the yearly rent from time to time payable under such underlease shall be subject to rent reviews to full open market rent at five yearly intervals, the provisions for ascertaining such reviewed rent being otherwise consistent with Schedule 2;

(iv)	a covenant that any underleases granted out of such underlease whether immediately or immediately shall contain provisions similar to those in this clause 4.22.2(d);
(v)	covenants and conditions in the same terms as nearly as circumstances admit as those contained in this Lease;
(vi)

a provision confirming that the Tenant as landlord will exercise its option to tax the rents and other consideration payable under the underlease pursuant to Section 97(1)(a) (i) and (ii) of the VAT Act;

(e)

it shall be reasonable for the Landlord to require as a pre-condition to its consent that the assignee undertenant or other person executes and delivers to the Landlord prior to or contemporaneously with the alienation in question a valid deed of renunciation pursuant to Section 17 (1) (a) as amended of the Landlord and Tenant (Amendment) Act 1980 as amended which is satisfactory to the Landlord (acting reasonably) provided however that this will only be a requirement in the case of an assignment where the assignment takes place or is completed during the last five years of the Term;

(f)

it shall be reasonable for the Landlord to require as a pre-condition to its consent that the parties to any underlease enter into a deed of covenant with the Landlord (binding on the respective personal representatives successors and assigns of parties to the underlease) to keep confidential, so far as it is lawful to do so, the commercial terms (including the rent and any reviewed rent for the time being) of or connected with such underlease, such deed of covenant to be in a form which is satisfactory to the Landlord;

(g)

within fourteen days of every such alienation the Tenant shall give notice and full particulars of it in writing to the Landlord's solicitors together with a certified copy of each relevant deed or instrument and shall pay to the Landlord's solicitors their reasonable and properly incurred costs in connection with any such alienation.

3.22.3	In the case of any permitted underlease the Tenant further covenants and agrees:
(a)

to enforce at the Tenant’s own expense the performance and observance by every such undertenant of the covenants provisions and conditions of the underlease and not at any time (either expressly or by implication) to waive any breach of the same unless the Tenant has remedied the alleged breach;

(b)	not to agree any adjustment or revision to the rent with the undertenant without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);

(c)	not to vary the terms of any permitted underlease without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed); and
(d)

to ensure that vacant possession of the underlet premises is quietly yielded up by the undertenant at the expiration or sooner determination of the permitted term of the underlease (and in any event on Termination of the Term) free from any claims or potential claims under the Landlord and Tenant Acts 1967 to 2010.

3.22.4

In clauses 4.22.2 (d) and (e) and in clause 4.22.3 the expression “underlease” shall include an underletting as well (in an appropriate case) as a sufferance of any person to occupy the Premises or any part of it as licensee or as concessionaire and the expression “undertenant” and “underlet premises” shall be construed accordingly.

3.22.5

PROVIDED ALWAYS and it is expressly agreed and declared that without prejudice to any other ground on which the Landlord may be entitled to withhold or refuse its consent the Landlord shall be entitled and it shall be deemed reasonable for the Landlord to refuse its consent to any alienation if:

(a)

the proposed assignee undertenant or other person as aforesaid intends to alter the user of the Premises or any part of it in a manner which would be prohibited under the provisions of this Lease relating to permitted user of the Premises or under any superior lease or other deed or document affecting the Premises or the Landlords title;

(b)

in the Landlord’s reasonable opinion there are at the date of the application for consent any material outstanding breaches of any of the covenants on the part of the Tenant or conditions contained in this Lease;

(c)

in the Landlord’s reasonable opinion the alienation would give rise to a termination of the Landlord’s Option to Tax PROVIDED ALWAYS THAT it shall not be reasonable for the Landlord to withhold such consent in circumstances where prior to any such proposed alienation the Tenant pays or procures the payment to the Landlord of:

(i)	an amount equal to the amount payable by the Landlord to the Revenue Commissioners under the VAT Act as a result of such proposed alienation referred to in this clause; and
(ii)

where the amount payable under sub-paragraph (i) above is or will be subject to tax in the hands of the Landlord such further sum as will leave the Landlord in the same financial position as if such amount had not been subject to tax.

In respect of the above, the Landlord agrees to furnish to the Tenant a calculation of any sums due (the “Statement”) signed by the Landlord’s auditors or tax advisors and such Statement shall (save in the case of manifest error) be final and binding on the parties. All amounts shall be paid in advance to the Landlord prior to issuing consent to any proposed alienation.

(d)	where the proposed assignee or undertenant or other person as aforesaid enjoys diplomatic or state immunity.
3.22.6

To furnish to the Landlord or the assignee or undertenant as appropriate a capital good record in accordance with the provisions of Section 95 (9) or Section 64 (7) of the VAT Act at or prior to any permitted assignment or underlease.

3.22.7	The Tenant may without the consent of the Landlord share possession of the Premises or any part of it with any Group Company provided that: -
(a)	notice in writing is first given to the Landlord;
(b)

such sharing shall not create the relationship of landlord and tenant and the Tenant shall not permit or allow such Group Company to acquire any rights under Landlord and Tenant legislation and shall ensure that no tenancy is created or allowed to arise;

(c)

the covenants and obligations on the part of the tenant and the conditions in or arising under this Lease and compliance by the Tenant and the Guarantor with such covenants obligations and conditions are not prejudiced or affected in any way;

and the Tenant covenants to ensure that any such sharing arrangement ceases upon or prior to termination of this Lease.

3.22.8

If at any time during the Term the provisions of Section 32(2) of the Local Government Reform Act 2014 apply to the Premises or any part of it to give to the rating authority the notice provided for in sub-section 32(2)(a) of that Act within the period specified in that sub-section (with a copy to the Landlord at the same time) and to comply with the provisions of Section 32 of the said Act.

3.23	Disclosure

Upon making any application or request in connection with the Premises or this Lease to disclose to the Landlord such information as the Landlord may reasonably require and whenever the Landlord shall reasonably request to supply full particulars:

3.23.1	of all persons in actual occupation or possession of the Premises and the basis upon which they are in such occupation or possession;
3.23.2	of all persons having an interest in the Premises (other than in the reversion to the Term); and
3.23.3	of the terms of all underleases, licences or concessions at any time affecting the Premises.
3.24	Re-letting Sign

During the last nine (9) months of the Term to allow a letting-board or notice to be fixed and retained without interference on any suitable part or parts of the exterior of the Building and to allow prospective tenants to view the Premises and the Roof Terrace at all reasonable times on Due Notice and in accordance with applicable provisions of clause 4.9.5.

3.25	Reversionary Interest
3.25.1

At all reasonable times during the Term and upon Due Notice to permit all persons authorised by the Landlord to view the Premises and the Roof Terrace in accordance with the applicable provisions of clause 4.9.5.

3.25.2

Not at any time to object to any sale notice on the exterior of the Building in relation to the reversionary interest of the Landlord or of any Superior Landlord and/or to any site notice relating to any application for planning permission being fixed and retained on any suitable part or parts of the exterior of the Building.

3.26	Preserve Easements
3.26.1	Not to block-up darken obstruct or obscure any doorway passage window light ventilator grating or opening forming part of the Building.
3.26.2

(So far as the Tenant is able) not to permit any new window light ventilator passage drainage or other encroachment or easement to be made into against or over the Building or any part of it AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any other person to give notice of same in writing to the Landlord as soon as practicable following the same coming to the Tenant's notice and at all times to afford to the Landlord such facilities and assistance as may enable the Landlord to prevent the acquisition of any right of light or other easement over the Building or any part of it.

3.27	Indemnity

To indemnify the Landlord and keep the Landlord fully and effectually indemnified from and against (both during and after Termination of the Term) any breach non-performance or non-observance of any of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease and from and against all actions costs claims expenses losses liabilities and demands whatsoever or howsoever arising from any such breach non performance or non observance.

3.28	To Pay Landlord's Costs and Expenses

To pay to the Landlord or as it may direct all reasonable costs charges and expenses (including legal costs and fees payable to any surveyor) which may be properly incurred by the Landlord, by the Basement Company or by any Superior Landlord (together with VAT in each case to the extent it is not recoverable by such party):

3.28.1

upon or incidental to every application made by the Tenant or any undertenant or occupier for a consent approval or licence required or made necessary under this Lease or the Head Lease whether the same be granted or refused or proffered subject to any lawful qualifications or conditions or whether or not the application is withdrawn;

3.28.2

in relation to or in contemplation of any notice under Section 14 of the Conveyancing Act 1881 and/or of any proceedings under that Act and/or under the Landlord and  Tenant Law (Amendment) Act Ireland 1860 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or the Tenant has been relieved under the provisions of either such Act);

3.28.3

of and incidental to the preparation and service of any notice or schedule relating to any breach non-performance or non-observance of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease whether as to repair and decoration of the Premises or otherwise and whether before or after Termination of the Term;

3.28.4

the recovery or attempted recovery by the Landlord of arrears of Basic Rent, Service Charge, Public Area Service Charge, Basement Service Charge, Museum or Cultural Facility Rent, Insurance Rent, additional rents or any other rents or sums due or payable to the Landlord under this Lease or in procuring the remedy of any breach of any covenant or obligation by or on the part of the Tenant or any undertenant or occupier;

3.28.5

in relation to any application made by the Landlord at the request of the Tenant and whether or not such application is accepted, refused or withdrawn (but this sub-clause will not apply to arrangements permitted under clause 4.22.8); and/or

3.28.6

(notwithstanding the generality of the foregoing) and which arise in connection with the enforcement of any of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease.

3.29	Safety Regulations and Safety File
3.29.1

To maintain keep and hand over to the Landlord all relevant information requested by the Landlord for updating any safety file for the Building (a “Landlord's Safety File”) in respect of any construction work as defined in the Safety Regulations including any fitting-out works carried out by or on behalf of the Tenant (or any undertenant or occupier where appropriate) to the Premises;

3.29.2

In respect of any construction work carried out or to be carried out by or on behalf of the Tenant (or any undertenant or occupier where appropriate) to the Premises and which obliges the Tenant to keep a safety file (the “Tenants Safety File”) to prepare the Tenant’s Safety File in compliance with the Safety Regulations and retain in it all relevant information in relation to such construction work and on practical completion of such construction work to hand a duplicate copy of the Tenant's Safety File to the Landlord or its authorised agent or nominee.

3.29.3

To maintain, keep and update as and when required the Tenant's Safety File and when requested to do so to make same available for inspection by and/or provide a duplicate of it to the Landlord or its authorised agent or nominee.

3.29.4	To supply the Landlord with all necessary information and updates relating to the Tenant's Safety File to enable the Landlord to update any copy of it maintained by the Landlord.
3.29.5

On any permitted assignment of this Lease to hand over the Tenant's Safety File to the assignee and on Termination of the Term to hand over the original Tenant's Safety File to the Landlord or its authorised agent or nominee.

3.29.6

In the event that the Landlord makes available the Landlord's Safety File to the Tenant, to keep such file safely and return it as soon as possible or on request to the Landlord or its authorised agent or nominee.

3.29.7

To comply with the provisions of the Safety Regulations including the provisions for appointment of a Project Supervisor for the design stage or process and a Project Supervisor for the construction stage of any applicable works.

3.30	BER Certificate
3.30.1

Where the Tenant prepares obtains commissions or procures a BER Certificate in respect of the Premises to provide promptly to the Landlord a copy of that BER Certificate and any recommendation report and related information free of charge and (if not apparent from that copy) supply details to the Landlord of the reference number of that BER Certificate.

3.30.2	Not without the prior written consent of the Landlord to cause or permit a BER Certificate for the Premises or any Nearby Property to be invalidated or materially adversely affected.

3.30.3

To allow the Landlord to have access to all documentation data and information in the Tenant’s possession or control reasonably required to prepare any BER Certificate for the Premises or any Nearby Property;

3.30.4	To comply in respect of the Premises with any duty or obligation lawfully imposed under the EPB Regulations.
3.31	VAT
3.31.1

Where the Landlord has exercised the Landlord’s Option to Tax the rents payable under this Lease pursuant to section 97(1) of the VAT Act, the Tenant shall upon service or delivery of a proper VAT invoice pay to the Landlord an amount equal to any VAT properly chargeable on the rents and any other payments reserved or payable pursuant to this Lease or, if applicable, on the grant or surrender (or deemed surrender) of this Lease.

3.31.2

Fully and properly to maintain all documents and records necessary for the Landlord to be able to determine the VAT history of the Premises in accordance with the provisions of the VAT Act and to make available to the Landlord or any person authorised by the Landlord all such documents and records upon reasonable request made at any time during or within a reasonable period after Termination of the Term.

3.31.3	[The Landlord hereby notifies and confirms to the Tenant that it is exercising the Landlord’s Option to Tax.]
3.31.4

Where the Landlord has exercised Landlord’s Option to Tax, the Landlord may terminate the Landlord’s Option to Tax at any time, pursuant to section 97 of the VAT Act.  Any termination of the Landlord’s Option to Tax shall be at the sole discretion of the Landlord.

3.31.5

Where the Landlord has terminated the Landlord’s Option to Tax, the Landlord may at any time during the Term exercise a Landlord’s Option to Tax by giving notice to the Tenant pursuant to Section 97 of the VAT Act.  Where such notice is given, the provisions of clause 4.31.1 shall apply .

3.31.6

Where, during the Term, the Landlord’s Option to Tax is terminated pursuant to section 97(1)(d)(iii), (iv) or (v) of the VAT Act as a result of a breach by the Tenant of either clause 4.14 or 4.22, then the Tenant will reimburse, and indemnify the Landlord on a net of tax basis against the amount of any deductibility adjustment suffered by the Landlord.

3.32	Stamp Duty

To pay to the Landlord the stamp duty on this Lease and its counterpart and any extension or renewal of this Lease.

3.33	Tenants Indemnity and Insurance
3.33.1

To indemnify and keep the Landlord, the Basement Company and any Superior Landlord and any other person having any estate or interest in the Building or any part of it from time to time fully and effectually indemnified from and against all losses liabilities damages costs expenses actions claims and demands which may be suffered by or recovered or made or claimed against the Landlord, the Basement Company, any Superior Landlord or any such other person in respect of any death or injury to any person or the loss or damage of any property of any person arising from or in connection with:

(a)

the use or occupation of the Premises or the Roof Terrace or the use operation inspection repair or maintenance of any Tenant Plant or other items in on or used or operated in connection with or serving the Premises or the Roof Terrace;

(b)	the state of repair or condition of the Premises or the Roof Terrace;
(c)

the making by or on behalf of the Tenant or any undertenant or occupier of any alteration addition or improvement to the Premises or the state of repair or condition of any such alteration addition or improvement;

(d)	the exercise of the Granted Easements by the Tenant or any undertenant or occupier or any person authorised by the Tenant or any undertenant or occupier;
(e)	any work carried out or in the course of being carried out by or for the Tenant or any undertenant or occupier;

(f)

anything now or hereafter attached by the Tenant or any undertenant or occupier to or projecting from the Premises or any other cause whatsoever arising from or in connection with the Premises or the exercise of the Granted Easements for which the Tenant or any undertenant or occupier is or are responsible.

3.33.2

To insure and keep insured all tenant’s and trade fixtures and fittings in on and/or serving the Premises and all glass doors in the Premises in each case to the full reinstatement cost of same from time to time (such policy to contain an indemnity to the Landlord and if directed by the Landlord any other person having any estate or interest in the Premises from time to time) and to lay out all monies received in respect of such insurance in repairing and reinstating any broken or damaged fixtures and fittings and to make good any deficiency out of the Tenant’s own monies.

3.33.3

To effect and keep in force during the Term such public liability, employer’s liability and other policies of insurance in each case in an amount and on terms satisfactory to the Landlord acting reasonably (to the extent that such insurance cover is available) as may be necessary to cover the Tenant and any permitted undertenant or occupier against any claim arising under clause 4.33.1 and to extend such policies of insurance so that the Landlord, the Basement Company, any Superior Landlord and any person having any estate or interest in the Building or any part of it from time to time is indemnified by the insurers in the same manner as the Tenant and to procure that each such policy of insurance contains a provision that the policy shall not be cancelled without giving 30 days prior notice in writing to the Landlord.

3.33.4

To produce to the Landlord on request evidence that the policies of insurance provided for in this clause 4.33 and those relating to any insurance required under clauses 4.10.8 and/or 4.15.4 are valid and subsisting together with a copy of the relevant policies or proper evidence of all applicable terms and conditions excesses limitations and exclusions.

3.34	Refuse

To comply with all written rules and regulations as the Landlord or the Landlord’s Managing Agents may from time to time make or give or authorise with regard to the storage management treatment and disposal of waste and refuse and also to comply with all requirements of any local or other competent authority as to such storage management treatment and disposal.

3.35	No obstructions

Not to do anything which may in any manner damage or obstruct the fair use by others of or materially interfere with any Building Common Areas, any Common Parts, the Basement or the Development Area or any other areas over which the Tenant may at any time have any right or licence to access or use and not to park any vehicle of any description on any road or open area within the Development Area.

3.36	Not to allow registration to lapse

In the event that the Tenant or any Guarantor is at any time a company within the meaning of the Companies Act, 2014 to maintain its registration in the Companies Registration Office and not to permit same to lapse or to be struck off the Register of Companies.

3.37	Covenants and provisions affecting the Landlord’s title
3.37.1

So far as they affect or relate to the Premises or the exercise of the Granted Easements to observe and perform the covenants and provisions affecting the title of the Landlord insofar as the same are subsisting and capable of being enforced against the Premises or the owner landlord tenant or occupier of it or against the person exercising or entitled to exercise the Granted Easements.

3.37.2

Without prejudice to the generality of clause 4.37.1, so far as they affect or relate to the Premises or the exercise of the Granted Easements to observe and perform the agreements covenants restrictions and stipulations contained or referred to in the Head Lease (other than the covenant to pay the yearly rent reserved by the Head Lease).

3.38	Regulations
3.38.1

To comply with the reasonable written rules and regulations consistent with this Lease made by the Landlord, any Superior Landlord and/or the Landlord’s Managing Agent from time to time in accordance with the principles of good estate management relating to management control use and conduct of the Building Common Areas and/or the management and security of the Building.

3.38.2

To comply with the reasonable written rules and regulations (whether notified to the Landlord and then to the Tenant or directly to the Tenant) made from time to time by the Public Areas Management Company in relation to the Public Areas and/or by the Basement Company in relation to the Basement.

3.39	Tenant Plant Area
3.39.1

Not to use the Tenant Plant Area for any purpose other than the operation inspection repair and maintenance of Tenant Plant the installation of which has first been approved in writing by the Landlord and which serves only the Premises.

3.39.2

Not to install any new or additional plant machinery equipment or apparatus or remove or replace any approved Tenant Plant that exists as of the Term Commencement Date in the Tenant Plant Area without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and provided also that any such new or replacement plant equipment machinery or apparatus shall not (unless otherwise expressly agreed in writing by the Landlord): -

(a)	have a material adverse effect on the operation or efficiency of any Conduits, Building Management Systems or Machinery;
(b)

render the Premises or any Nearby Property non-compliant with the Planning Acts (including Building Regulations) or any Act or give rise to any requirement for a new or revised fire safety certificate or disability access certificate in respect of the Premises or any Nearby Property;

(c)	result in any material increase in the level of services required to be provided by any Conduits, Building Management Systems or Machinery; or
(d)	increase to any material extent any noise vibration or emission levels above those originally specified and approved in connection with the Tenant Plant that exists on the Term Commencement Date.
3.39.3	Not in connection with the use of or access to the Tenant Plant Area to cause any damage to the Building or any part of it.
3.39.4

To perform and observe with respect to the Tenant Plant Area where appropriate those of the covenants on the part of the tenant and conditions contained in this Lease which apply to the Premises as if the same were set out in full in this clause 4.39.

3.40	Roof Terrace Repairs

Not to cause any damage to the Roof Terrace or the roof membrane, surfaces, finishes and pavings of or on the part of the roof of the Building on which the Roof Terrace is located or to any part of the Main Structure and to pay to the Landlord and indemnify the Landlord against all reasonable costs charges expenses liabilities and losses (including in respect of any repairs or maintenance) incurred if any such damage is caused or which arise from or in connection with any use of the Roof Terrace by the Tenant or any undertenant or occupier of the Premises or any servant agent invitee or licensee of the Tenant or any such undertenant or occupier.

4	LANDLORD’S COVENANTS

The Landlord covenants with the Tenant as follows:

4.1

That so long as the Tenant pays the rents additional rents and other sums reserved or made payable under this Lease and observes and performs the covenants and obligations on the part of the Tenant and the conditions contained in or arising under this Lease the Tenant may hold and enjoy the Premises and the rights granted by this Lease peaceably during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

4.2	Insurance
4.2.1

Subject to payment by the Tenant of the Insurance Rent and subject to the necessary cover against any particular Insured Risk being available in the reasonable opinion of the Landlord at reasonable rates and on reasonable terms in the market, at all times during the Term (unless such insurance shall be vitiated or avoided by any act, omission or default of or on the part of the Tenant or any undertenant or occupier of the Premises or the servants, agents, invitees or licensees of the Tenant or any such undertenant or occupier) to cause to be insured in such manner as the Landlord may from time to time reasonably determine:-

(a)	the Building (but excluding tenants or trade fixtures or fittings) for Loss or Damage against the Insured Risks;
(b)

loss of the Basic Rent, service charges and the Museum and Cultural Facility Rent payable under this Lease and the equivalent rents and service charges reserved in other leases of or otherwise applicable to other parts of the Building at the rates for the time being payable or prospectively payable for such period as the Landlord may from time to time deem necessary (but not exceeding four years) following Loss or Damage by any Insured Risks;

(c)	liabilities of the Landlord in respect of property owner’s, public and third party risks in such sum and on such terms as the Landlord reasonably require; and
(d)	such other insurances as the Landlord may in its reasonable discretion from time to time deem necessary to effect.
4.2.2	At the request of the Tenant (made not more than once in any calendar year) to produce to the Tenant reasonable evidence from its insurers of the terms of any policy or policies of such insurance.
4.2.3	As and when requested in writing from time to time by the Tenant, the Landlord shall endeavour to:
(a)

procure a waiver of subrogation rights (if any) against the Tenant in respect of the Premises if and so long as such a waiver is reasonably available and provided that any additional premia and costs properly incurred as a result shall first be discharged by the Tenant;

(b)

if and so long as reasonably available procure that the insurance policy or policies in respect of the Insured Risks contain a provision that the insurance shall not be invalidated by any change of occupancy or increase of risk taking place in or on the Premises without the knowledge of the Landlord provided that the Landlord shall upon the same coming to its knowledge give notice to the insurers (so long as such a provision is reasonably available and provided that the Tenant shall first discharge any additional premia and costs as may be required).

4.3	Suspension of Rent

If any part of the Building is damaged or destroyed by any of the Insured Risks  from time to time so as to render the Premises unfit for occupation and use by the Tenant or inaccessible then (unless any policy of insurance has been vitiated or avoided or any insurance monies shall be irrecoverable in whole or in part by reason of any act, neglect, default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants, agents, invitees or licensees) the Basic Rent and Service Charge or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered reasonably fit for occupation or use and reasonably accessible or until the expiry of a period of four (4) years (or such other period (but not less than three (3) years) period that is actually covered by the Landlord’s loss of rent insurance in respect of the Building) from the date of destruction or damage (whichever shall first occur) PROVIDED THAT in the event of a dispute concerning the provisions of this clause the same shall be referred to arbitration by the Surveyor in accordance with the provisions of the Arbitration Act.

4.4	Reinstatement and Determination
4.4.1

If during the Term any part of the Building is damaged or destroyed by any of the Insured Risks (and unless any policy of insurance has been vitiated or avoided or any insurance monies shall be irrecoverable in whole or in part by reason of any act, neglect, default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants, agents, invitees or licensees) then subject to:

(a)

the Landlord obtaining or procuring any necessary planning permissions, licenses, approvals and consents (which the Landlord shall use its reasonable endeavours to obtain or procure but without being obliged to defend or prosecute any appeals);

(b)	the necessary labour and materials being and remaining available (which the Landlord shall use its reasonable endeavours to obtain or procure); and
(c)	(if applicable) the payment by the Tenant to the Landlord of any money payable under clauses 4.11.2 and/or 4.12.3 of this Lease;

the Landlord will lay or procure the laying out of the insurance monies received (other than any in respect of loss of rents and service charges or liability to third parties) and unless clause 5.4.5 applies making up any shortfall over and above the Insurance Excess from its own resources in rebuilding or reinstating such part(s) of the Building so damaged or destroyed which are required for the permitted use and enjoyment of and access to the Premises as soon as is reasonably practicable (and, in respect of any part of the Premises so damaged or destroyed, having regard to the former or existing design and layout of the Premises but not necessarily in the same form, layout or manner or method of construction).

4.4.2

In the event of reinstatement or rebuilding under clause 5.4.1 being frustrated or proving impossible or if for any reason any such part of the Building so damaged or destroyed by any of the Insured Risks shall not be reinstated so as to render the Premises reasonably fit for occupation or use and reasonably accessible again within three (3) years (or such longer  period that is actually covered by the Landlord’s loss of rent insurance) from the date of such damage or destruction the Landlord or (subject to the proviso to this clause) the Tenant may at any time thereafter by written notice given to the other party determine the Term (without payment of any fine or premium or any right to compensation as a result) with immediate effect and the Landlord will then be solely entitled to all insurance monies, but such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of the terms of this Lease provided however that the Tenant shall not be entitled to determine the Term in the event that any policy of insurance has been vitiated or avoided or any insurance monies being irrecoverable in whole or in part by reason solely or in part of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees.

4.4.3

If the Building or any part of it is destroyed or damaged by any of the Insured Risks and reconstruction has not commenced due to any circumstance outside the Landlord’s reasonable control within two years of the date of such destruction or damage the Landlord shall be entitled, without limitation to any other provision of this Lease, in lieu of reinstating the Building or any part of it to give written notice to the Tenant stating that the Building will not be reconstructed or rebuilt.  Within three (3) Months from the date of service by the Landlord of such notice, the Tenant shall forthwith surrender this Lease without any compensation being paid to the Tenant in respect of such early determination but without prejudice to any right of action or remedy of either party to this Lease in respect of any breach non observance or non performance of any of the covenants or conditions contained in this Lease prior to such termination.

4.4.4	Uninsured Risks

If the Building is wholly or substantially damaged or destroyed by an Uninsured Risk so as to render the Premises unfit for occupation and use by the Tenant or inaccessible then:

(a)	the Tenant shall immediately notify the Landlord in writing of such destruction or damage caused by an Uninsured Risk;
(b)

the provisions of clause 5.3 (suspension of rent) will apply as if the Premises had been damaged or destroyed by an Insured Risk and remained in that state throughout the period that is covered by the Landlord’s loss of rent insurance in those circumstances or (if it ends sooner) throughout the period which ends on the date the Premises shall again be rendered reasonably fit for occupation or use and reasonably accessible, provided however that the provisions of clause 5.3 shall not so apply if any policy of insurance has been vitiated or avoided or any insurance monies are irrecoverable in whole or in part by reason of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees;

(c)

neither the Landlord or the Tenant will be under any obligation to repair decorate rebuild or reinstate the Premises or the Building or to contribute to the costs of doing so except (in the case of the Tenant) where the provisions of clause 5.4.5 apply or (in the case of the Landlord) in accordance with the provisions of this clause 5.4.4;

(d)	the Landlord may but is not obliged to serve a Reinstatement Election Notice on the Tenant;

(e)

if the Landlord does not serve a Reinstatement Election Notice on the Tenant during the Reinstatement Election Period the Tenant may within three (3) months following the end of the Reinstatement Election Period serve written notice on the Landlord ending this Lease but the Tenant may not serve such a notice if either (i) the Landlord has served a Reinstatement Election Notice following the end of the Reinstatement Election Period or (ii) any policy of insurance has been vitiated or avoided or any insurance monies are irrecoverable in whole or in part by reason of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees;

(f)

if the Landlord elects in the Reinstatement Election Notice to rebuild and reinstate the Premises the provisions of clauses 5.4.1 to 5.4.3 inclusive and clause 5.4.6 will apply as they would have applied had there been damage or destruction by any of the Insured Risks;

(g)	time shall be of the essence in respect of any period specified for the service of any notice under this clause 5.4.4.
4.4.5

In the event that any policy of insurance has been vitiated or avoided or any insurance monies being irrecoverable in whole or in part by reason solely or in part of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees, the Tenant shall and hereby covenants to indemnify and keep fully and effectually indemnified the Landlord from and against any actions, proceedings, liabilities, claims, damages, costs, expenses or losses arising from any such act, neglect, default or omission (or a fair proportion of same where such irrecoverability is also caused by others (that is other than the Tenant or any undertenant or occupier or their respective servants agents invitees and licensees).

4.4.6

For the avoidance of doubt it is expressly acknowledged and agreed that the Landlord shall not be responsible or liable to the Tenant for any default or delay in the execution or completion of any works or services provided for in this clause 5.4 which arises from or in connection with any event or circumstance which is outside the Landlord’s reasonable control including war, revolution, terrorist act, explosion, lightning, civil commotion, extreme weather, flood, hurricane, storm or other actions of the elements, Acts of God or public enemy, restriction order or restraint of any governmental authority whether state or local or any Court, act of any civil or military authority, fire, accident, strike, lock-out or other industrial action or trade dispute of whatever nature, delay or default of or on the part of suppliers or contractors or any other cause or circumstance beyond the reasonable control of the Landlord but the Landlord will use reasonable endeavours to minimise so far as reasonably practicable any such delay.

4.5	Services

Subject to the Tenant paying the rents and additional rents reserved by this Lease, the Landlord will use its reasonable endeavours to carry out and provide or to procure the carrying out and provision in accordance with the principles of good estate management of those of the Building Services and those of the Basement Services and the Public Area Services in each case which are required for the proper and permitted use and enjoyment of the Premises and the Granted Easements during Business Hours subject to the provisions of Schedule 3 and where applicable the provisions of the Head Lease and provided nevertheless that: -

4.5.1

the Landlord shall be entitled to employ (at reasonably competitive rates) agents, managers and contractors (including independent contractors) or such other persons as the Landlord may from time to time reasonably think fit and (on reasonably competitive terms) to buy, hire, rent or acquire on hire purchase or by way of lease any plant, equipment, machinery, systems or any items required for or in connection with the Building Services and the costs, fees, charges, expenses and outgoings paid or incurred as a result shall be included in the Expenditure;

4.5.2	the Landlord shall not be responsible for any temporary delay or omission in carrying out or providing the Building Services;
4.5.3

the Landlord shall be entitled to cease or temporarily withdraw or procure the cessation or temporary withdrawal of the provision of or add to or procure the addition of any item of Building Services or any matter or thing referred to in Part 2 of Schedule 3 if the Landlord at its absolute discretion deems it desirable or expedient so to do in the interests of good estate management;

4.5.4

the Landlord shall not be responsible for any failure or delay in carrying out or providing any of the Building Services unless and until it has received written notice of such failure or delay from the Tenant (and then only subject to the provisions of this Lease) and if the Landlord shall then fail or continue to delay in carrying out or providing any of the Services or procuring same then, subject to the provisions of this Lease, the Tenant’s sole remedy shall be an action to compel the same to be carried out and provided in accordance with the obligations of the Landlord under this Lease;
4.5.5

the Landlord shall not be responsible for any failure or delay on the part of the Basement Company or the Public Areas Management Company in carrying out or providing any of the Basement Services or as the case may be the Public Area Services but the Landlord will take such steps as are reasonable to procure that such of the Basement Services and Public Area Services as are necessary for the permitted use and enjoyment of the Premises are provided (but on the basis that the reasonable costs fees charges expenses and outgoings properly incurred as a result shall be included in the Expenditure).

4.6	Head Lease

Subject to compliance by the Tenant with the covenants and obligations on the part of the Tenant and the conditions contained in or arising under this Lease, to use its reasonable endeavours

(a)	to perform and observe or procure performance or observance of the covenants on the part of the lessee and conditions contained in the Head Lease; and
(b)

to procure that the Superior Landlord the Basement Company and the Public Areas Management Company perform and observe their respective covenants contained in the Head Lease (unless this would involve litigation or arbitration and the Landlord’s legal advice is that such litigation or arbitration is more likely than not to be unsuccessful)

in each case to the extent that such performance or observance is necessary for the permitted use and enjoyment of the Premises provided however that this covenant shall not apply where or to the extent that any such performance or observance is the responsibility of the Tenant under this Lease.

5	PROVISOS

PROVIDED ALWAYS AND IT IS AGREED AND DECLARED AS FOLLOWS:

5.1	Forfeiture

If:

5.1.1	the rents or additional rents under this Lease shall be unpaid in whole or in part for twenty one (21) days after any of the days appointed or provided in this Lease for payment; or
5.1.2

if any of the covenants or obligations on the part of the tenant or conditions contained in or arising under this Lease shall not be observed or performed the Tenant having first being given reasonable written notice (as reasonably determined by the Landlord) requiring compliance; or

5.1.3

the Tenant or any Guarantor (either or both being an individual or firm or if more than one individual or firm then any one of them) commits an act of bankruptcy for the purposes of Section 7 of the Bankruptcy Act 1988 or shall become bankrupt or has a bankruptcy petition presented against him or it (in each case whether in Ireland or elsewhere) or is insolvent within the meaning of the Personal Insolvency Act 2012 or suffers any distress or execution to be levied on the Premises or compounds or arranges with his or its creditors or shall have a receiving order made against him or it; or

5.1.4

the Tenant or any Guarantor (either or both being a body corporate, or if more than one body corporate then any one of them) shall compound or arrange with creditors or go into liquidation either compulsorily or voluntarily or has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members voluntary winding up for the purposes of a solvent amalgamation or reconstruction or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a provisional liquidator is appointed or a receiver or statutory receiver or receiver and manager or administrator is appointed in respect of the Premises or any part of it or any of the assets or undertaking of the Tenant or such Guarantor; or

5.1.5	the Tenant or any Guarantor (either or both being a body corporate, or if more than one of them) permit or suffer to be appointed any examiner or interim examiner or administrator; or
5.1.6	the Tenant or any Guarantor shall be unable or admits its inability to pay its debts as they fall due; or
5.1.7	the Tenant or any Guarantor (either or both being a body corporate) shall be struck off the register in the Companies Registration Office or is dissolved and is not re-instated within 30 days; or
5.1.8	the Tenant or any Guarantor (either or both being an individual) dies or becomes incapable of managing his affairs;

then and in any such case the Landlord may at any time re-enter the Premises and the Term shall then absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either the Landlord or the Tenant against the other in respect of any antecedent breach, non-performance or non-observance of any of the covenants obligations or conditions contained in or arising under this Lease.

5.2	[Clause not used.]
5.3	Waiver of Right to Surrender

In case the Premises or any part of it shall be destroyed or become ruinous and uninhabitable or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Tenant absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord & Tenant Law Amendment Act, Ireland, 1860 or otherwise.

5.4	Service of Notices/Proceedings
5.4.1

In addition to any other prescribed mode of service any notice requiring to be served under this Lease on the Tenant shall be validly served if where left addressed or sent by post to the Tenant (or if there shall be more than one of them to any one or more of them) at the Premises or if a company at the registered office of the Tenant.

5.4.2

For so long as the Tenant is Hubspot Ireland Limited any notice served on the Tenant under clause 6.4.1 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Tenant).

XXX@hubspot.com

YYY@hubspot.com

5.4.3

Any notice required to be served on the Landlord shall be served at or posted to the address of the Landlord specified in this Lease or such other address as the Landlord may from time to time notify to the Tenant marked for the attention of the Company Secretary (if the Landlord is a company)

5.4.4

In addition to any other prescribed mode of service any notice requiring to be served under this Lease shall be validly served in the case of the Guarantor where left addressed or sent by post to the Guarantor (or if there shall be more than one of them to any one or more of them) to the registered office in Ireland of the Guarantor or in the case of an individual the last known address in Ireland of the Guarantor or such other address in Ireland as is specified in a notice given by the Guarantor to the Landlord but where the Guarantor does not have a registered office or address in Ireland or does not specify an address in Ireland as set out above any such notice may be served on the Tenant in accordance with clause 6.4.2 and this will be deemed valid service on the Guarantor.

5.4.5

For so long as the Guarantor is Hubspot Inc. any notice served on the Guarantor or the Tenant under clause 6.4.4 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Guarantor or the Tenant).

XXX@hubspot.com

YYY@hubspot.com

5.4.6	Unless it is returned through the post office undelivered, a notice sent by post is to be treated as served on the second Working Day after posting whenever and whether or not it is received.
5.4.7	If the receiving party consists of more than one person, than a notice to one of them is a notice to all.
5.5	Appointment of the Surveyor
5.5.1

Where this Lease provides for the determination of any matter by the Surveyor then he shall be nominated by agreement between the Landlord and the Tenant as soon as is reasonably practicable or in default of agreement shall be appointed on the written application of either party by the President for the time being of the Society of Chartered Surveyors Ireland.

5.5.2

If the Surveyor shall fail or refuse to accept his appointment or shall fail to give notice in writing of his decision within four months of his appointment or shall die or otherwise become incapable of acting or if it shall become apparent that for any reason he will be unable to complete his duties the Landlord or the Tenant if they fail to agree on a substitute appointment within four weeks of attempting so to do may apply to the President for the time being of the Society of Chartered Surveyors Ireland for such a substitute to be appointed AND such procedure may be repeated as many times as necessary (but subject in the case of any arbitrator to the provisions of the Arbitration Act).

5.5.3

If the President for the time being of the Society of Chartered Surveyors Ireland shall for any reason not be available or be unable to make such appointment at the time of application the appointment may be made by his duly appointed deputy or the Vice President or the next senior officer of the said Society then available and willing to make such appointment and if no such person shall be available and willing to make such appointment then the appointment will be made by the President for the time being of the Law Society of Ireland.

5.5.4

Either party shall be at liberty to pay the entire of the fees and expenses of the Surveyor in which event the party so paying shall be entitled to be reimbursed by and to recover from the other on demand the proportion so paid on behalf of the other.

5.6	Easements

The Premises is held and is demised subject to all rights of light and air and all other easements and rights (if any) now enjoyed by the Nearby Property.  Nothing in this Lease shall impliedly grant to or confer upon the Tenant any right of access or light or air or any other easement or right other than those expressly granted by this Lease.  The Tenant shall not be entitled to any such right or easement which would restrict or interfere with the proper use or permitted development of the Nearby Property.

5.7	Power to Deal with Nearby Property

The Landlord and any Superior Landlord shall have the power and right at all times without obtaining any consent from or making compensation to the Tenant to deal with any Nearby Property for the time being belonging to the Landlord or any Superior Landlord or in respect of which the Landlord or any Superior Landlord has or may at any time have any estate or interest as it may think fit and to erect or permit to be erected on any such Nearby Property any building or buildings whatsoever.  Nothing contained in this Lease shall impose or be deemed to impose any restriction on the use of any land or buildings not demised by this Lease or prevent or restrict in any way the development or alteration of any Nearby Property or the layout and design of it but the Landlord shall use reasonable endeavours to see that so far as reasonably practicable the Tenant’s use and enjoyment of the Premises is not materially adversely affected.

5.8	No warranty as to the User

Neither the grant of this Lease nor the limiting of the use of the Premises to the Permitted Use shall in any way be taken as a warranty or confirmation that the Permitted Use is a user which is permitted by or that the exercise of any Granted Easements is permitted by the Planning Acts or under any other Act or any local authority requirement or will remain as such.

5.9	Exclusion of Landlord Liability

Notwithstanding anything to the contrary in this Lease neither the Landlord nor any Superior Landlord shall be liable to the Tenant or any under-tenant or occupier of the Premises nor shall the Tenant or any such under-tenant or occupier have any claim against the Landlord or any Superior Landlord arising from or in connection with any failure or delay in carrying out or providing any of the Building Services or any interruption in the supply of any Utilities or in the operation of any Machinery or any temporary closure or diversion of any of the Building Common Areas, the Common Parts or any Conduits where any such failure delay interruption closure or diversion is due wholly or partly to any necessary or reasonable (including maintenance, repair, overhauling or replacement) inspection or works or any damage or destruction by any risk (whether or not one of the Insured Risks) or any cause or circumstance beyond the reasonable control of the Landlord or the Superior Landlord (including war, civil commotion, terrorism, strike, lock-out, labour dispute, shortages of labour or materials, inclement weather, default or delay on the part of suppliers or contractors, non-compliance by any tenant or occupier of the Building with its contractual obligations, or any electrical or mechanical defect malfunction or breakdown or the stoppage of any mains supplies) but the Landlord will use reasonable endeavours to resume provision of the relevant services as soon as reasonably practicable.

5.10	Control and variation of Retained Parts

The Retained Parts shall at all times be subject to the exclusive control and management of the Landlord or its nominee (and/or if applicable any Superior Landlord or its nominee).  The Landlord and/or any Superior Landlord may at any time alter add to or change the use of any part of the Building Common Areas or to change the area level layout location and arrangements of the Retained Parts or any of them or of any Nearby Property provided that in each case the Landlord shall use reasonable endeavours to maintain or procure the maintenance of reasonable access to the Premises and the Building Common Areas directly serving the Premises and the

Landlord shall also use all reasonable endeavours to prevent so far as reasonably practicable the Tenant’s occupation of the Premises from being materially impaired.

5.11	Landlord’s Regulations

It shall be lawful for the Landlord, any Superior Landlord and/or the Landlord’s Managing Agent to make such reasonable written regulations consistent with this Lease from time to time as the Landlord, any Superior Landlord and/or the Landlord’s Managing Agent may think fit for the management control use and conduct of the Building Common Areas (including the Car Park) and/or management and security of the Building and to vary and/or add to such regulations from time to time.

5.12	No right to enforce covenants

Neither the grant of this Lease nor anything contained in this Lease shall confer upon the Tenant any right to the benefit of or to enforce directly or indirectly any covenant or condition contained in any lease, contract or other instrument relating to any Nearby Property.

5.13	No Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation contained in any newspaper advertisement or given orally or contained in any brochure letter document or handout made or provided by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease or in correspondence with or written replies to enquiries received from the Landlord’s solicitor.

5.14	Consents, Agreements etc. of Landlord

No consent, agreement, variation, waiver or approval under this Lease or modification of this Lease shall bind the Landlord unless same is in writing duly signed and executed by a duly authorised officer of the Landlord (or by a person duly authorised in writing by the Landlord).

5.15	No Continuing Liability

The obligations of the Landlord under this Lease are not personal to and shall be fully binding on the owner of the reversion to this Lease from time to time but shall not be enforceable against any person who has owned the reversion after that person has parted with all interest in it (except in relation to any period when that person was actually the owner of the reversion to this Lease).

5.16	Severance

In the event that any covenant or condition contained in this Lease shall be determined to be void or unenforceable in whole or in part for any reason whatsoever such unenforceability or invalidity shall not affect the enforceability or validity of the remaining covenants and conditions or parts of it and such void covenants or conditions shall be deemed to be severable from any other covenants and conditions or parts of it.  If any covenant or provision contained in this Lease shall be determined to be void or unenforceable in whole or in part by reason of the area, scope, duration or type of restriction covered by the said covenant the same shall be given effect to in such reduced or modified form as may be decided as reasonable by any Court of competent jurisdiction.

5.17	No Set-Off

The Tenant shall not be entitled to make any counterclaim in respect of or set off against any rent additional rent or payment due or payable to the Landlord under this Lease or otherwise and agrees to pay all such rents and additional rents and make all such payments in full without any set-off or counterclaim of any nature.

5.18	No Waiver

If the Landlord accepts or demands the Basic Rent, Service Charge, Insurance Rent or any additional rents or other sums reserved or made payable under this Lease after the Landlord or its agents have become aware of or have had notice of any breach, non-performance or non-observance of any of the covenants or obligations on the part of the Tenant (or any undertenant or other occupier) or conditions contained in or arising under this Lease or any underlease,  such acceptance of or demand for the Basic Rent, Service Charge, Insurance Rent or any additional sums will not waive any such breach, non-performance or non-observance or any of the Landlord’s rights or remedies under or by virtue of the Lease or otherwise (including any rights of forfeiture or re-entry) and the breach, non-performance or non-observance will be a continuing breach, non-performance or non-observance of the covenants obligations or conditions in question so long as it continues and the acceptance of or demand for Basic Rent, Service Charge or Insurance Rent or any additional rents or any such sums shall not be a defence in any action or proceeding by or on the part of the Landlord.

6	TENANT’S BREAK OPTION
6.1

Notwithstanding the length of the Term, the Tenant may terminate this Lease on the Break Option Date subject to the conditions in clause 7.2 being satisfied on that date by giving the Landlord not less than twelve (12) Months notice in writing (and time shall be of the essence in regard to such written notice) prior to the Break Option Date (the “Option Notice”) and subject also to receipt by the Landlord from the Tenant on or before the service of the Option Notice of the clear sum equal to six (6) Months Basic Rent then payable under this Lease together with any VAT payable in respect of that sum.  If an Option Notice is duly given in accordance with the provisions of this clause 7 this Lease will determine on the applicable date for termination but without prejudice to the remedies of either party against the other in respect of any antecedent breach of any of the covenants obligations or conditions contained in or arising under this Lease.

6.2	The Tenant shall prior to or on the applicable date for termination of this Lease ensure that the following conditions are complied with, namely that:
(a)

all Basic Rent, Service Charge, Basement Service Charge, Public Area Service Charge, Museum or Cultural Facility Rent, Insurance Rent and any and all other rents payments and outgoings due or payable under this Lease up to and including the relevant Break Option Date have been paid in full to the Landlord or as the Landlord may direct provided however that, except for Basic Rent and any sums that have already been invoiced or demanded in writing, the Landlord will (if requested in writing to do so) provide a statement of all payments required as aforesaid in order for the Tenant to comply with this paragraph (a) (but any error or omission in any such statement shall not otherwise prejudice or affect the Landlord’s right to recover the correct or omitted sums); and

(b)

vacant possession of the whole of the Premises is given to the Landlord free from encumbrances and free from any claims or potential claims under the Landlord and Tenant Acts 1967 to 2010 or otherwise (and so that the provisions of clause 4.8.4 shall apply to “vacant possession”); and

(c)
(i)

the original of this Lease or if the original of this Lease has been lost or destroyed a statutory declaration satisfactory to the Landlord (acting reasonably) confirming this and the relevant circumstances and confirming that the original of the Lease has not been pledged or lodged with any person by way of security and is not subject to any lien, claim or encumbrance of any kind;

(ii)	if applicable, a duly executed release of any mortgage, charge or encumbrance over this Lease or affecting the lessees interest in the Premises;
(iii)	if applicable, evidence satisfactory to the Landlord of the valid termination of any sub-lease, licence, concession or any other interest in or affecting the Premises or any part of it; and
(iv)

if requested by the Landlord at least one month prior to the Termination of the Term, a duly executed assignment or surrender in favour of the Landlord or as the Landlord may direct together with all documents and declarations reasonably required in connection with the same or the registration of the same

6.3

Where the Tenant exercises its right of termination pursuant to this clause 7 and the Tenant is a capital goods owner for VAT purposes and any such capital goods (as defined in the VAT Act) remain within the Premises, the Landlord hereby undertakes to be responsible for all obligations under Chapter 2 of Part 8 of the VAT Act in respect of such capital goods from the date this Lease is terminated. The Tenant shall promptly provide to the Landlord copies of Capital Goods Records (as defined in Section 64(12) of the VAT Act) as required in respect of the capital goods transferred.

6.4

Notwithstanding service of an Option Notice in accordance with this clause 7, the Tenant covenants to fully perform observe and comply with the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease up to and including the Break Option Date.

7	GOVERNING LAW AND JURISDICTION
7.1	This Lease shall be governed by and construed according to the laws of Ireland applicable to contracts made wholly to be performed in Ireland.

7.2

For the benefit of the Landlord, the Tenant and Guarantor irrevocably acknowledge and agree that the Courts of Dublin, Ireland are to have jurisdiction to settle any dispute which may arise out of or in connection with this Lease and the Tenant and the Guarantor hereby submit to such jurisdiction.

7.3

Nothing contained in this clause shall limit the right of the Landlord to take proceedings against the Tenant and/or the Guarantor in any other Court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

8	GUARANTOR COVENANTS

In consideration of this Lease having been entered into at its request, the Guarantor covenants and agrees with the Landlord, as a primary obligation, in the terms set out in Schedule 5.

9	CERTIFICATES

IT IS CERTIFIED that the Landlord and the Tenant are not connected with one another and no resolution approving this transaction for the purposes of Section 238 of the Companies Act, 2014 is required.

IN WITNESS of which the parties to this Lease have executed this Lease as a deed in the manner set forth below.

SCHEDULE 1 - PART 1

The Premises

ALL THAT the part(s) of the Building on the third and fourth floors of the Building as the same is or are shown inlined red on the third floor Plan and fourth floor Plan attached to this Lease including:-

1.

the internal face of any curtain walling and the internal surfaces and finishes of all structural or load bearing walls and columns in or which enclose or bound the said part or part(s) of the Building but not any other part of such walls and columns

2.	the entirety of all non-structural or non-load bearing walls and columns in the said part(s) of the Building
3.	the inner half severed medially of the internal non-load bearing walls (if any) that divide the same from other parts of the Building
4.

all floor finishes of the said part(s) of the Building save that the lower limit of the Premises shall not extend to anything below the floor finishes except that raised floors and the cavity below them shall be included

5.

all ceiling finishes of the said part(s) of the Building, including all suspended ceilings (if any) and light fixtures and fittings save that the upper limit of the Premises shall not extend to anything above the ceiling finishes except that the cavity above any suspended ceilings shall be included

6.	all doors door furniture and door frames and all windows, window furniture and window frames
7.

all balconies and terraces within the said part(s) of the Building including the external surfaces and finishes of all load bearing and structural walls and columns therein or enclosing same (but not any other part or such walls or columns) and any non-structural or non-load bearing walls and columns and structures therein and  the outer half severed medially of all external non-load bearing walls and structures that divide the same from other parts of the Building and the floor finishes thereof and all planters, beds, pots and all landscaping and plants and ironmongery therein;

8.

all sanitary and hot and cold water apparatus and equipment and the radiators (if any) in the said part(s) of the Building and all fire fighting equipment and hoses in and exclusively serving the said part(s) of the Building

9.

all landlord’s fixtures and fittings in or forming part of the said part(s) of the Building which shall include all mechanical and electrical plant equipment machinery and installations (including any part of the air conditioning systems) in and exclusively serving the said part(s) of the Building (but not, for this purpose Tenant Plant)

10.	all Conduits in and exclusively serving the same
11.	all additions alterations and improvements to the said part(s) of the Building (excluding for this purpose tenants or trade fixtures and fittings)

SCHEDULE 1 - PART 2

Rights Granted to the Tenant

Subject to and in accordance with the provisions of this Lease the right for the Tenant its employees agents invitees and licensees in connection with the proper and permitted use and enjoyment of the Premises only in common (save where otherwise expressly provided) with the Landlord and all other persons who have or may at any time have the like right and subject to any existing or future written regulations consistent with the terms of this Lease as the Landlord, the Basement Company or any Superior Landlord may from time to time reasonably prescribe or authorise:

1.	Passage of Utilities

The right to:

(a)

connect to and to use (subject to temporary interruption for repair, maintenance, inspection, alteration, renewal or replacement) for the passage of Utilities to or from the Premises and/or the Tenant Plant Area of all Conduits which are in other parts of the Building and (but only to the extent if any that the Landlord can grant the same) the Nearby Property and which  now serve the Premises or which may be constructed or installed in the future and are intended to serve the Premises

(b)

install new Conduits in other parts of the Building (but not in or through any other Lettable Premises) and to the extent if any the Landlord can grant the same the Nearby Property provided that this right shall only be exercisable if (and then only to the extent) it is necessary to do so for the passage of Utilities to or from the Premises and/or the Tenant Plant Area; and

(c)	repair cleanse maintain and renew any Conduits which exclusively serve the Premises and/or the Tenant Plant Area provided however that prior to any such connection installation cleansing repairs maintenance or renewal which may involve entry on any Nearby Property the Tenant has obtained the written consent of the Landlord and that the Tenant then complies with the reasonable requirements and conditions of the Landlord and where applicable the Authority, the Superior Landlord, the Basement Company and the Public Areas Management Company and provided also that that any damage caused by any such connection installation cleansing repairs maintenance or renewal is made good without delay to the satisfaction of the Landlord, acting reasonably.

2.	Support

To lateral and subjacent support and shelter from the relevant parts of the Building and Adjoining Building.

3.	Building Common Areas

To use those of the Building Common Areas which shall from time to time be designated by or on behalf of the Landlord for use in connection with the proper and permitted use and enjoyment of the Premises for the purpose of access to and egress from the Premises and such other purposes for which each such part of the Building Common Areas may from time to time be allocated or designated by or on behalf of the Landlord for use in connection with the Premises including the shower facilities and the shared bicycle facilities provided from time to time in the Building Common Areas in the basement of the Building.

4.	Public Areas

Subject to the same being Formally Opened (as that term is defined in the Head Lease) the right in common with the Superior Landlord, the Landlord and all others authorised by the Superior Landlord or the Landlord from time to time and all others similarly entitled from time to time for the Tenant its under-tenants, servants, agents and visitors to pass and re-pass at all times and for all purposes connected with the proper and permitted use and enjoyment of the Premises: -

(d)	with or without vehicles over all the roads now or at any time within the Perpetuity Period (as that term is defined in the Head Lease) forming part of the Public Areas; and
(e)

by foot over all the walkways, malls, squares and other pedestrian areas now or at any time within the Perpetuity Period (as that term is defined in the Head Lease) forming part of the Public Areas, subject to the right of the Authority or the Superior Landlord to alter or vary such rights but subject to the proviso in the Head Lease that at all times there shall be vehicular and pedestrian access for all purposes to the Building.

5.	Roof Terrace

To the exclusive use at the risk of the Tenant (but in a safe and responsible manner) of the Roof Terrace in connection with the proper and permitted use by the Tenant of the Premises and for no other purpose subject to the provisions of this Lease.

6.	Car Spaces

To use fourteen (14) car parking spaces in the Car Park shown for identification purposes only shaded yellow on the Basement Level Parking Layout Plan attached to this Lease for the purpose of parking private motor cars, small delivery vans and motorcycles) in connection with the proper and permitted use of the Premises and for no other purpose together with all necessary rights of access to and egress from such car parking spaces over the Building Common Areas, the Car Park Ramp and the circulation routes in the Car Park in each case leading to and from such car parking spaces subject to the right of the Landlord from time to time on giving to the Tenant not less than 21 days written notice, to alter the location of the said car parking spaces or any one or more of them and to designate some other space or spaces in the Car Park as the Landlord may in its reasonable discretion determine.  The Tenant shall be entitled to identify these spaces by appropriate signage or other surface marking as exclusive for the use of the Tenant and its authorised persons, any such signage or other surface marking to be in accordance with any guidelines and/or specification that the Landlord may from time to time notify in writing to the Tenant.

7.	Equipment On Roof

Subject to compliance with all applicable Acts, including the Planning Acts, to use and access the Tenant Plant Area for the maintenance and operation of Tenant Plant installed on the Tenant Plant Area with the prior written approval of the Landlord (such approval not to be unreasonably withheld or delayed).

8.	Emergency Escape

The right of escape in the event of fire or other emergency only through the fire doors and fire escapes from time to time laid out for that purpose in or over other parts of the Building and (to the extent they may serve the Premises in or over the Adjoining Building).

9.	Such further rights and easements as are granted to the Landlord pursuant to the Head Lease.

Proviso to comply with covenants and regulations

PROVIDED THAT the exercise of the rights in this Schedule shall be expressly subject to compliance by the Tenant with the covenants on the part of the Tenant and the conditions contained in this Lease and the observance by any person or persons exercising the same of such reasonable written rules and regulations as shall from time to time be made by or on behalf of the Landlord and where applicable by the Basement Company or the Public Areas Management Company.

SCHEDULE 1 - PART 3

Exceptions and Reservations

1.	Free Passage

The full free and uninterrupted passage and running of the Utilities through the Conduits and/or any plant machinery systems or equipment which are now or may at any time be in on under or passing through or over the Premises or the Car Spaces and which now or at any time serve or are capable of serving any Nearby Property.

2.	Right to Enter on Premises

The full and free right and liberty at all reasonable times having given Due Notice to enter (or, in case of emergency or after the giving of Due Notice during the Tenant's absence, to break and enter) the Premises and/or the Roof Terrace in order to:

2.1.	view the state and condition of the Premises, the Roof Terrace or any Nearby Property;
2.2.

inspect, cleanse, construct, maintain, repair, connect into, remove, lay, renew, relay, install, replace with others, alter or execute any works whatever to or in connection with any Conduits or Utilities and/or any services, systems, plant, machinery or apparatus in or serving any Nearby Property;

2.3.

execute inspections, repairs, maintenance, decorations, alterations, additions and/or any works and/or to make installations to or on or over the Premises and/or the Roof Terrace and/or any Nearby Property and/or to do anything whatsoever which the Landlord and/or any Superior Landlord may or must do under this Lease or under the Head Lease or any deed or document relating to the Premises or any Nearby Property in each case which cannot reasonably and conveniently be executed made or done without entry upon the Premises;

2.4.	carry out any measurement, survey or valuation of the Premises or any other part of the Building;
2.5.	prepare any schedule of fixtures and fittings in or about the Premises or any other part of the Building;
2.6.	gain access to or egress from any plant room, duct room, Conduit, plant, machinery, systems or equipment forming part of or accessed from the Premises or the Roof Terrace;
2.7.	carry out or provide any of the Building Services; or
2.8.

see that no unauthorised erections additions or alterations have been or are being made and that any authorised erections additions and alterations are being carried out in accordance with any consent given under and otherwise in accordance with this Lease;

AND SO THAT where applicable the provisions of clause 4.9.5 of this Lease shall apply to the exercise of the above rights (save for entry or re-entry pursuant to clause 4.9.2 or clause 6.1 of this Lease) but without being responsible for any temporary inconvenience, loss or damage.

3.	Rights of Entry under this Lease

All such rights of entry to or on the Premises and/or the Tenant Plant Area and/or the Roof Terrace in the manner and for the purposes for which the Tenant covenants in this Lease to permit such entry.

4.	Easements and Rights

The rights of light, air, support, protection and shelter and all other easements and rights now or at any time belonging to or enjoyed by or granted to any Nearby Property or any owner tenant or occupier of any Nearby Property, including any building or works now or at any time constructed on any Nearby Property or any further construction carried out to or on any Nearby Property.

5.

The full and free right and liberty at any time to raise the height of, alter, add to, extend and/or (by way of improvement, renovation, refurbishment or otherwise) redevelop and/or to modify or reduce (by way of disposal or otherwise of the entire or part) any Nearby Property (including building into any dividing, boundary or party walls or structures of or bounding the Premises) and/or to demolish, build, rebuild, alter or develop any building or structure on any Nearby Property or use the same in any manner notwithstanding that any of the foregoing may affect or interfere with or diminish the light or air coming to the Premises (but not so as to materially interfere with access to or egress from the Premises save for temporary interference which cannot reasonably be avoided) together with the right to vary or permit the variation of the present or the future scheme, layout, plan, tenant mix or use of any Nearby Property (but not so as to materially interfere with access to or egress from the Premises save for temporary interference which cannot reasonably be avoided) AND SO THAT the Landlord or the person exercising any such right shall use reasonable endeavours to cause as little inconvenience as reasonably practicable to the Premises and shall make good without undue delay any physical damage caused to the Premises as a result but without being responsible for any temporary inconvenience, loss or damage.

6.	Scaffolding

The full and free right and liberty at any time to erect and retain scaffolding, cranes or other necessary equipment or apparatus on near and/or above the Premises or any Nearby Property for any proper purpose connected with anything which the Landlord and/or any Superior Landlord may or must do under this Lease or any superior lease or any deed or document relating to the Premises or any Nearby Property or in connection with the exercise of any of the rights referred to in this Schedule or for any reasonable purpose notwithstanding that such scaffolding, cranes, equipment or apparatus may temporarily interfere with the proper access to or the use or enjoyment of the Premises, but the Landlord or the person exercising such right will use reasonable endeavours to keep such interference (if any) so far as reasonably practicable to a minimum.

7.	Fire Escapes

All such rights as now exist or as may at any time be granted to or enjoyed by any owner, tenant or occupier of any Nearby Property to enter the Premises and/or the Roof Terrace and to have access to the doors and means and routes of escape which now or at any time cross, adjoin or form part of the Premises and/or the Roof Terrace in each case in times of any fire or emergency or for the purposes of any fire drill.

8.	Air Space

The air space above and around the Premises and above and around the Roof Terrace.

9.	Mines and Minerals

All mines and minerals in on or under the Premises with full powers of working and getting same making good any physical damage occasioned to the Premises but not being responsible for any temporary inconvenience loss or damage.

10.	Name

The exclusive right for the Landlord to name or rename the Building at any time (and the Landlord shall keep the Tenant reasonably informed in this regard).

11.	Regulations

The right from time to time for the Landlord and/or the Basement Company to make reasonable written rules and regulations and to make written additions, amendments or revisions to them, in each case consistent with this Lease for the orderly convenient and proper operation, use, management and maintenance of the Building or any part of it and/or the Basement or any part of it including the Building Common Areas and access to the Building and use of services outside the Business Hours including rules and regulations to be observed and performed in relation to standards, including standard design and technical specifications, relating to maintenance, alterations, additions and improvements all of which rules and regulation and any additions, amendments or revisions to them shall be deemed to be and shall form part of this Lease.

12.	Head Lease

Without prejudice to and in addition to the other exceptions and reservations set out in this part of this Schedule the exceptions and reservations set out in Part Two of the Second Schedule to the Head Lease insofar as they affect or at any time are capable of affecting the Premises or the Granted Easements as if the same were excepted and reserved to the Landlord and all other parties now or at any time entitled to such exceptions and reservations or authorised to exercise them.

SCHEDULE 2

Provisions for Rent Review

1.In this Schedule, the following expressions shall have the following meanings:-

(a)	“Review Date”, each Review Date and “Relevant Review Date” shall be construed to refer to the relevant Review Date as of which the Basic Rent is to be or is being reviewed.
(b)

“Open Market Rent”, the gross full open market rent without any deduction whatsoever at which the Premises might reasonably be expected to be let as a whole on the open market with vacant possession at the Relevant Review Date by a willing landlord to a willing tenant (and the expression willing tenant shall for the avoidance of doubt include the Tenant) and without any fine or premium or any other consideration for the grant of such letting for a term equal to the residue of the term of this Lease remaining unexpired at the Relevant Review Date and otherwise on the same terms and conditions and subject to the same covenants and provisions as are contained in this Lease (other than the amount of the Basic Rent but including these provisions for the review of rent);

Assuming (if not a fact):-

(i)	that no work has been carried out to the Premises by the Tenant any undertenant or their respective predecessors in title during the Term which has diminished the rental value of the Premises;
(ii)	that if the Premises or any other part of the Building has been destroyed or damaged, it has been fully rebuilt and reinstated;
(iii)	that the Premises and the Building are in a good state of repair and decorative condition;
(iv)	that all the covenants and conditions contained in this Lease shall have been fully performed and observed;
(v)	that the lease of the Premises includes the exclusive right to park motor vehicles in fourteen (14) designated car parking spaces in the Car Park and the exclusive right to use the Roof Terrace;
(vi)	that without prejudice to the provisions of Schedule 1 the Premises are ready and available for immediate occupation and use by the Tenant;
(vii)	that the Nett Lettable Floor Area of the Premises is [●] square feet; and
(viii)	that the Premises includes the Developer Specification Items and that these are of the standard and specification set out in Schedule 6;

But disregarding:-

(i)	any effect on rent of the fact that the Tenant, any permitted undertenant or their respective predecessors in title have been in occupation of the Premises or any part of it;
(ii)	any goodwill attaching to the Premises by reason of the business then carried on at the Premises by the Tenant, any permitted undertenant or their respective predecessors in title; and
(iii)

any effect on the rental value of the Premises attributable to the existence at the Relevant Review Date of any works executed by or on behalf of and at the expense of the Tenant (or any party lawfully occupying the Premises under the Tenant) in or to the Premises otherwise than in pursuance of an obligation under this Lease or any agreement relating to this Lease and for the purposes of this sub-clause (iii) the expression “the Tenant” shall extend to and include the Tenant and any predecessor in title of the Tenant and any party lawfully occupying the Premises or any part of it under the Tenant.

(c)	“Rent Review Notice”, a notice in writing given by the Landlord or the Tenant under clause 2 of this Schedule.
(d)

the “Surveyor”, a chartered surveyor (who has at least 10 years’ experience in the valuation and/or leasing of commercial property in Dublin) appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule and whose decision shall be final and conclusive.

(e)

the “President”, the President for the time being of the Society of Chartered Surveyors Ireland and includes the duly appointed Deputy or Vice-President of the President or any person authorised by the President to make appointments on his behalf.

2.	Rent Review

The Landlord or the Tenant shall be entitled by notice in writing given to the other not earlier than six (6) months before and at any time after a Review Date to call for the review of the Basic Rent payable by the Tenant to the Landlord as of that Review Date and upon such review and as from the Relevant Review Date the yearly rent payable under this Lease as the Basic Rent shall be the Open Market Rent so ascertained.

3.	Agreement or determination of the Reviewed Rent

The Open Market Rent at the Relevant Review Date may be agreed in writing at any time between the Landlord and the Tenant but if, for any reason, they cannot so agree following the service of the relevant Rent Review Notice then the Landlord or the Tenant may by notice in writing to the other require the Open Market Rent to be determined by the Surveyor.

4.	Appointment of Surveyor

In default of agreement between the Landlord and the Tenant on the identity of the Surveyor to be appointed, the Surveyor shall be appointed by the President on the written application of either party and, in the event that the Society of Chartered Surveyors Ireland is no longer an acting body, then by the President for the time being of the Law Society of Ireland.

5.	Functions of the Surveyor

The Surveyor shall:-

(a)	at the option of the Landlord act either as an arbitrator in accordance with the Arbitration Act or as an expert;
(b)

within sixty (60) working days of his appointment, or within such extended period as the Landlord and the Tenant shall jointly agree in writing, give to each of them written notice of the amount of the Open Market Rent as determined by him.

6.	Fees of Surveyor

The fees and expenses of the Surveyor (if acting as an expert), including the costs of his nomination, shall be in the award of the Surveyor (but this shall not preclude the Surveyor from notifying both parties of his total fees and expenses notwithstanding the non-publication at that time of his award) and, failing such award, the same shall be payable by the Landlord and the Tenant in equal shares, who shall each bear their own costs, fees and expenses.  Without prejudice to the foregoing, both the Landlord and the Tenant shall each be entitled to pay the entire fees and expenses due to the Surveyor and then recover as a simple contract debt the amount (if any) due from the party who failed or refused to pay same.

7.	Appointment of new Surveyor

If the Surveyor fails to give notice of his determination within the time aforesaid, or if he dies, or is unwilling to act, or becomes incapable of acting, or if for any other reason he is unable to act, either party may request the President to discharge the Surveyor and appoint another Surveyor in his place to act in the same capacity, which procedure may be repeated as many times as necessary.

8.	Interim payments pending determination

In the event that by the Relevant Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (the date of agreement or determination being referred to in this Schedule as the “Determination Date”) then, in respect of the period (the “Interim Period”) beginning with the Relevant Review Date and ending on the day before the Gale Day following the Determination Date, the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Relevant Review Date, and following the Determination Date the Tenant shall pay to the Landlord within twenty one (21) days of invoice or written demand as arrears of rent the amount (if any) by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest on such excess at an annual rate which is equal to the Base Rate as of the Determination Date as certified by the Landlord acting reasonably such interest to be calculated on a daily basis from the Relevant Review Date to the date of actual payment.  In the event that the reviewed rent is less than the rent payable immediately before the Relevant Review Date, then the Landlord shall allow the Tenant a credit for the amount of rent by which the rent actually paid during the Interim Period exceeds the reviewed rent.

9.	Memoranda of Reviewed Rent

As soon as the amount of any reviewed rent has been agreed or determined in accordance with this Schedule, memoranda of the reviewed rent shall be prepared by the Landlord or its solicitors or agent and then signed by or on behalf of the Landlord and the Tenant.  The Tenant shall be responsible for and shall pay to the Landlord the stamp duty (if any) payable on such memoranda but otherwise the parties shall each bear their own costs in respect of same.

SCHEDULE 3 – PART 1

Service Charge

1.	In this Schedule:-
1.1.

“Accountant” means any person or firm appointed by the Landlord or the Landlord’s Managing Agent from time to time (including an employee of the Landlord or the Landlord’s Managing Agent) to perform the function of an accountant in relation to the Expenditure

1.2.	“Expenditure” includes:
(a)

the aggregate of all costs, fees, charges, expenses and outgoings of any kind paid or incurred in connection with the performance of the Landlord’s obligations under or otherwise referred to in clauses 5.5 and 5.6 of the within Lease and/or Part 2 of this Schedule and/or in connection with the carrying out or provision of the  Building Services (whether or not the Landlord is obliged by this Lease to incur carry out or provide the same)

(b)

such sums as the Landlord shall in its discretion consider desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure whether recurring at regular or irregular intervals

(c)

such provision for anticipated expenditure in respect of any of the Building Services or any of the items referred to in clauses 5.5 and/or 5.6 of the within Lease and/or or Part 2 of this Schedule as the Landlord shall in its discretion consider reasonable from time to time and

(d)	VAT on any of the foregoing except to the extent recoverable by the Landlord
1.3.

“Financial Year” means the period from and including 1 April in one year to and including 31 March in the immediately succeeding year or such other period as the Landlord shall determine from time to time

1.4.

“Interim Sum” means a yearly sum assessed by the Landlord on account of the Service Charge for each Financial Year based on the Landlord’s estimate of the Service Charge payable by the Tenant in respect of that Financial Year subject to any adjustments which may be made in accordance with the provisions of this Schedule

1.5.	“Service Charge” means the proportion of the Expenditure attributable to the Premises determined in accordance with the provisions of this Schedule
1.6.	“Service Charge Certificate” has the meaning assigned to that term in paragraph 8 of this Part of this Schedule.
2.

Subject to the provisions of this Lease, the Service Charge payable by the Tenant for any Financial Year shall be calculated as the Due Proportion of the Expenditure but if at any time such calculation is in the reasonable opinion of the Landlord inappropriate having regard to any variation reduction or addition to or extension of the Building or any Nearby Property or the nature of any Expenditure incurred or the parts of the Building  and/or any Nearby Property which benefit from the Expenditure or any of it or calculations arising from information provided by any building management system or otherwise the Landlord shall be at liberty in its reasonable discretion to adopt such other method of calculation as the Landlord acting in the interests of good estate management considers to be fair and appropriate in the circumstances (including where any Building Services have been carried out or provided outside Business Hours at the request of the Tenant).

3.

The Tenant shall pay to the Landlord the Interim Sum without deduction  abatement set off or counterclaim by equal quarterly instalments in advance on the Gale Days (subject to adjustment if the estimated Expenditure is revised by the Landlord during any Financial Year in accordance with the provisions of this Schedule).

4.

The first instalment of the Interim Sum (being a proportionate part in respect of the period from the Service Charge Commencement Date to the next Gale Day) shall be paid on the Service Charge Commencement Date.

5.

If the Landlord has not served written notice of the Interim Sum for any Financial Year before any quarterly instalments of the Interim Sum become due or payable the Tenant shall within twenty one (21) days of the service of such notice pay to the Landlord an amount equal to the difference between instalments of the Interim Sum due or payable on the date of service of such notice and the amount paid by the Tenant on account of the Interim Sum pursuant to paragraph 3 of this Part of this Schedule.

6.

If at any time or times during any Financial Year the Landlord revises its estimate of the likely Service Charge payable by the Tenant for that Financial Year for any reason (including any expenditure or costs arising from requests by the Tenant for the provision of any Building Services outside Business Hours) the Landlord may in its discretion adjust the amount of the Interim Sum and of the instalments of it payable by the Tenant during that Financial Year to reflect such revised estimate and such adjustments to the amount of the instalments may include increases in order to make good shortfalls in earlier instalments which were calculated on the basis of a lower estimate of the likely Service Charge for the Financial Year in question.  To the extent the Landlord does not adjust the Interim Sum during the particular Financial Year as set out above, it may subsequently adjust the Service Charge and any balance of it payable by the Tenant for that Financial Year accordingly.

7.

If, based on a Service Charge Certificate, the Service Charge for any Financial Year exceeds the Interim Sum for that Financial Year the Tenant shall within twenty one (21) days after the date of service of the Service Charge Certificate pay to the Landlord or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum.  Any such excess (together with Interest on such excess if not paid within the said twenty one (21) day period) shall be a debt due from the Tenant to the Landlord notwithstanding that Termination of the Term may have occurred before the service by or on behalf of the Landlord of the relevant Service Charge Certificate.

8.

The Landlord shall as soon as convenient but in any event within 6 months after the end of each Financial Year prepare an account showing the Expenditure for that Financial Year containing a fair summary of the various items comprising the Expenditure (“Service Charge Certificate”).  Upon such Service Charge Certificate being signed by the Landlord’s Managing Agent or the Accountant (a copy of which shall be supplied to the Tenant) the same shall be conclusive evidence for the purpose of this Lease of all matters of fact referred to in the Service Charge Certificate save for manifest error.

9.

Any omission by the Landlord to include in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including such sum or the amount of such liability in any subsequent Financial Year as the Landlord shall reasonably determine.  If the Landlord shall undercharge the Tenant in any Financial Year due to an error in the calculation of the Service Charge then the Landlord may include the amount of such undercharge in any subsequent Financial Year as the Landlord shall reasonably determine.

10.

If at any time during the Term the Nett Lettable Floor of the Lettable Premises shall change or other circumstance shall arise making the calculation of the Service Charge or the proportion of the Expenditure payable by the Tenant (whether or not relating to individual items of Expenditure) unreasonable or inequitable the Landlord shall be entitled to alter the proportion of the Expenditure attributable to the Premises to such other proportion which in the reasonable opinion of the Landlord is fair and appropriate in the circumstances.

11.

The Service Charge, including the Interim Sum shall be deemed to accrue on a day-to-day basis in order to ascertain the yearly rates that apply and for the purposes of apportionment in relation to any period other than a Financial Year.  The provisions of this Schedule shall continue to apply notwithstanding the Termination of the Term but only in respect of the period down to Termination of the Term such that the Service Charge for that Financial Year will be apportioned for the said period on a daily basis.

12.

If in any Financial Year the Service Charge is less than the Interim Sum for that Financial Year a sum equal to the amount by which the Interim Sum exceeds the Service Charge shall be accumulated by the Landlord and shall be applied in or towards the Service Charge for the next following Financial Year or Financial Years except for the Financial Year expiring on or after the Termination of the Term when the sum shall be refunded to the Tenant without unreasonable delay following Termination of the Term.

13.

Subject to paragraph 14 of this part of this Schedule, the Landlord may in its absolute discretion from time to time restrict the carrying out or provision of any or all of the Building Services to the Business Hours.

14.	The Tenant may use and occupy the Premises and have access to the Premises outside of the Business Hours (including 24 hours a day 365 days a year) on the following terms and conditions:
14.1.	The Tenant shall comply with any reasonable requirements as to the use and occupation of the Premises outside Business Hours and the means of access to it.
14.2.

Except to the extent already included at the Landlord’s absolute discretion in the Expenditure for the purposes of the calculation of the Tenant’s liability to Service Charge, the Tenant shall pay to the Landlord within twenty one (21) days of invoice or written demand all costs reasonable fees charges expenses and outgoings properly incurred in connection with any Building Services and any other services or facilities (including the provision of any staff and security) arising from the use or occupation of the Premises, access to it and/or the use of any other

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part of the Building by the Tenant outside the Business Hours or a fair proportion of such costs, fees, charges, expenses and outgoings as determined by the Landlord if more than one tenant or occupier of the Building is availing of such Building Services or other services or facilities.

14.3.

The Landlord shall not be obliged to provide any Building Services or other services or facilities if the Landlord shall at any time in its absolute discretion consider it impractical to do so and for the avoidance of doubt the Landlord shall not be obliged to provide a manned reception area or fixed security.

14.4.

Subject to the provisions of this Lease (including the other provisions of this clause 14) the Landlord will use its reasonable endeavours to operate the Building Management Systems so far as necessary and if so required by the Tenant in order that the Tenant’s plant and equipment for lighting heating and air conditioning of the Premises can continue to operate outside Business Hours.

15.

Every notice certificate calculation determination or assessment made or given by or on behalf of the Landlord referred to in this Schedule shall (save where a manifest error appears) be conclusive and binding upon the Tenant.

16.	The following costs shall be excluded from the Expenditure for the purposes of the Service Charge payable by the Tenant: -
(a)

any costs (including without limitation solicitors’, surveyors’ and agents’ fees)  relating to the collection and review of rack rents and letting of any other parts of the Building or Nearby Property and any costs or expenses relating to the enforcement of covenants for the payment of rack rents and /or in any proceedings for the recovery of rack rents against any occupier of the Building or Nearby Property;

(b)	any costs or expenses which are incurred as a direct result of a breach by any tenant of Lettable Premises in the Building of a covenant in its lease with the Landlord;
(c)	any costs or expenses incurred in or relating to the period prior to the Term Commencement Date;
(d)	any costs arising out of the wilful misconduct of the Landlord, its servants or agents;
(e)

any costs and expenses relating to the making good of any damage caused by any Insured Risk if and to the extent the Landlord has recovered the cost of the damage under any policy of insurance in respect of the Building;

(f)

any costs and expenses relating to the making good of any damage caused by any Uninsured Risks where the provisions of clause 5.4.4 of this Lease apply but this exclusion shall not apply if and to the extent that any policy of insurance have been vitiated or avoided or any insurance monies are irrecoverable in whole or in part by reason solely or in part of any act neglect default or omission of or on the part of the Tenant or any undertenant or occupier or their respective servants agents invitees or licensees.

(g)	any costs incurred by the Landlord in connection with unlet and/or unoccupied Lettable Premises;
(h)

any capital costs incurred prior to the Term Commencement Date whether as part of the initial construction and equipping of the Building (excluding the Premises) or the refurbishment prior to the Term Commencement Date of the Building (excluding the Premises).

17.

For the avoidance of doubt any capital costs incurred in connection with the Landlord’s Works specified in the Agreement for Lease shall be excluded from the Expenditure for the purposes of the Service Charge payable by the Tenant provided however that the Landlord may recover any such costs from the Sinking Fund (referred to in paragraph 21 below) which is in place as of or prior to the Term Commencement Date.

18.	The Landlord will use its reasonable endeavours to ensure that the fees from time to time of any managing agent engaged by the Landlord or any Superior Landlord shall be reasonable and competitive.
19.

In no event shall the Service Charge payable by the Tenant be increased or altered by reason that at any relevant time any Lettable Premises may be vacant or be occupied by the Landlord in its capacity as Landlord (but this exclusion shall not apply to any Management Accommodation) or that any tenant or other occupier of another part of the Building defaults in payment of its due proportion of the Expenditure.

20.

If so requested by the Tenant by not less than seven (7) days prior written notice, the Landlord shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of four (4) months following the delivery to the Tenant of the Service Charge Certificate the books and other documents or records which are in the reasonable opinion of the Landlord or the Landlord’s Managing Agent

2

relevant for the purpose of ascertaining or verifying the Expenditure and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

21.

In relation to any sinking and/or reserve fund or similar which the Landlord may, at its absolute discretion, deem proper (a “Sinking Fund”) the Landlord shall ensure that the monies in the Sinking Fund are held in a separate designated interest bearing account (with any net interest accruing to the Sinking Fund) and that on completion of any sale of the Landlord’s interest in the Building (such that the purchaser is responsible for the provision of the Building Services) the balance of the Sinking Fund as of date of completion of such sale shall be transferred to the purchaser.  Each Service Charge Certificate shall include confirmation of the amount of the Sinking Fund (if there is one) and, if applicable of any Expenditure from the Sinking Fund during the Financial Year in question.

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SCHEDULE 3 – PART 2

Building Services and other matters in relation to the Building

1	Repairs and Maintenance

Repairing, maintaining, decorating and (where appropriate) cleaning, washing down, lighting, heating, servicing and (as and when necessary) altering, renewing, rebuilding, replacing and reinstating the Retained Parts.

2	Common Parts

To keep clean and maintained in a proper manner, the Building Common Areas including the windows thereof and to keep the same adequately lighted, where appropriate, during the Business Hours.

3	Plant and Machinery

Providing, maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning, lighting and (as and when necessary) renewing or replacing all Machinery including all plant, machinery, apparatus and equipment used for the provision of services to the Building within the Retained Parts from time to time, including, but not limited to, all boilers and items relating to the ventilation, heating, air conditioning and hot and cold water systems, the lifts, lift shafts and lift motor rooms and all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4	Security and emergency systems

Providing, maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning, lighting and (as and when necessary) renewing or replacing all security and emergency systems for the Building, including, but not limited to, alarm systems, internal telephone and television systems, generators, emergency lighting, fire detection and prevention systems, sprinkler systems, any fire escapes for the Building and all fire fighting and fire prevention equipment and appliances (other than those for which a tenant is responsible) and any security systems.

5	Staff

The provision of staff (at reasonably competitive rates) (including such direct or indirect labour as the Landlord deems appropriate) for the day-to-day running of the installation and plant and the provision of the other services to the Building and for the general management, operation and security of the Building and all other incidental expenditure, including but not limited to:

5.1	insurance, health, pension, welfare, severance and other payments, contributions and premiums;
5.2	the provision of uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;
5.3

maintaining, repairing, decorating and lighting any Management Accommodation, including any accommodation and facilities for staff employed in the Building and all rates, gas and electricity charges in respect thereof.

6	Signs etc.

Providing and renewing name boards and signs in the main entrance halls, lift lobby areas and any other parts of the Building and all directional signs and fire regulation notices and any flags, flag poles and television and radio aerials.

7	Landscaping

Providing and maintaining floodlighting (if any) and any plants, shrubs, trees or garden or grassed areas in the Retained Parts and upkeeping any landscaped areas generally.

8	Miscellaneous items
8.1	leasing or hiring any of the items referred to in this Schedule;
8.2

interest, commission and fees in respect of any moneys borrowed to finance the provision of the services referred to in Clause 5.5 of the within Lease and any of the services and items referred to in this Schedule;

8.3

enforcing the covenants in any of the other leases of the Building for the general benefit of the tenants thereof as determined by the Landlord (but excluding for the avoidance of doubt the cost of collecting rent or rent arrears);

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8.4

arranging and holding any events for tenants or occupiers and/or participating in any Advantage Program and/or promotional activities which may be arranged at any time by or on behalf of the Landlord for the benefit of tenants/occupiers.

9	Insurance
9.1	periodic valuations of the Building for insurance purposes;
9.2	works required to the Building in order to satisfy the requirements and/or recommendations of the insurers of the Building;
9.3	property owner’s liability, third party liability and employer’s liability and such other insurances as the Landlord from time to time reasonably determined;
9.4	any amount which may be deducted or disallowed by the insurers pursuant to any Insurance Excess in any insurance policy upon settlement of any claim by the Landlord;
9.5	any other costs reasonably incurred by the Landlord in arranging and maintaining the insurances.
10	Common facilities

Repairing, maintaining, rebuilding, decorating, cleaning and lighting, as the case may be, any roads, ways, forecourts, passage, pavements, party walls or fences, party structures, Conduits or other convenience and easements whatsoever which may belong to, or are capable of being used or enjoyed by the Building in common with any Nearby Property.

11	Outgoings

All existing and future rates (including water rates) taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or a wholly novel character) payable by the Landlord in respect of the Retained Parts or any part thereof.

12	Statutory requirements

Carrying out any works to the Building required to comply with any statute (other than works for which any tenant or occupier is responsible).

13	Representation

Taking any steps deemed desirable or expedient by the Landlord for complying with, making representations against, or otherwise contesting the incidence or the provisions of any statute concerning planning, public health, highways, streets, drainage and all other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly responsible.

14	Management
14.1

The proper and reasonable fees, costs, charges, expenses and disbursements (including any VAT payable thereon) of the Landlord, the Landlord’s Surveyor and/or the Accountant and any other person employed or retained by the Landlord or the Landlord’s Managing Agent for or in connection with surveying and accounting functions, the performance of the services and any other duties in and about the Building or any part of it (excluding the collection or recovery or rent or rent arrears) relating to the general management, administration, security, maintenance, protection and cleanliness of the Building;

14.2

The proper and reasonable fees and expense (including any VAT payable thereon) of the Landlord (including any of the Landlord’s Managing Agent) in connection with the management of the Building and any of the functions and duties referred to in paragraph 14.1 that may be undertaken by or on behalf of the Landlord (excluding the collection or recovery of rent or rent arrears), such fees and expenses to include overheads and profits commensurate with the current market practice of property companies providing management services.

15	Hot and Cold Water

To provide an adequate supply of hot and cold water to wash basins in the lavatories of which the Tenant and/or any other tenants or occupiers has or have the use;

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16	Heating

To provide heating to the Lettable Premises and the Building Common Areas to such temperature as the Landlord may, from time to time, consider adequate and for such periods of the year as the Landlord shall deem desirable;

17	Building Management

Managing and operating the Building and providing and operating such Building Management Systems as the Landlord may from time to time at its absolute discretion determine should be provided or operated for the benefit of the Building.

18	Claims by and against third parties in respect of loss or damage in or about the Building

Payments made to third parties in settlement of any claims of such third parties in respect of any loss or damage sustained by the same in or about the Building to the extent that such claims are not recovered under any policy of insurance effected by the Landlord on either of the following grounds: -

(a)	by reason of the fact that the amount claimed by any third party falls within the excess amount stipulated on the relevant insurance policy; or
(b)

by reason of the fact that the cost in terms of any consequential increase for the future in the premium payable on foot of the relevant policy would in the reasonable opinion of the Landlord exceed the amount necessary to settle such claims.

19	Contractual Rights

Taking such steps as the Landlord in its absolute discretion may determine from time to time as being appropriate and commercially sensible to enforce the Landlord’s contractual rights (if any) in respect of any material defect which becomes actually known to the Landlord in the design or construction of the Building against the relevant building contractor, sub-contractors, architect, mechanical and electrical engineer and/or (in each case as determined by the Landlord in its absolute discretion) civil and structural engineer provided that this paragraph will only apply where any costs charges damages and/or expenses incurred and/or suffered by the Landlord as a result form part of the Expenditure (in which case the net proceeds (if any) actually recovered by the Landlord from any such claim after the payment or reimbursement to the Landlord of such Expenditure shall then be credited against future Expenditure).

20	Reserve Fund

Making such annual provision as the Landlord may in its absolute discretion decide as being proper and reasonable and in the interests of good estate management for the establishment and maintenance of a sinking or reserve fund for the renewal overhauling upgrading and/or replacement of any part(s) of the Retained Parts including any Building Management Systems and Machinery.

21	Value Added Tax

Value Added Tax at the rate for the time being in force chargeable in respect of any item of expenditure referred to in this Schedule to the extent not otherwise recoverable by the Landlord.

22	Generally

Such other services and carrying out such other works as the Landlord may at its discretion deem desirable or necessary from time to time for the benefit of the tenants or occupiers of the Building as a whole, or for securing or enhancing any amenity of or within the Building for the benefit of the tenants or occupiers of the Building as a whole, or in the interests of good estate management.

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SCHEDULE 4

Plans

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SCHEDULE 5

Guarantors Covenants

The Guarantor covenants and agrees with and guarantees to the Landlord:

1.1

as a primary obligation that the Tenant or the Guarantor will at all times during the Term pay to the Landlord (or as it directs) the several rents and additional rents reserved or made payable by this Lease and all other sums and payments covenanted to be paid by the Tenant at the respective times and in the manner appointed or provided in this Lease for payment of them and that the Tenant or the Guarantor also will duly perform observe and comply with the covenants and obligations on the part of the Tenant and conditions contained in or arising under this Lease;

1.2

that in the event of any default in the payment to the Landlord (or as it directs) of the several rents or additional rents reserved or made payable by this Lease or of any sums or payments covenanted to be paid by the Tenant at the respective times and in the manner appointed or provided in this Lease for payment of them or if there is any breach, non-performance, non-observance or non-compliance of or with any of the covenants or obligations on the part of the Tenant or conditions contained in or arising under this Lease the Guarantor will by way of indemnity pay and make good to the Landlord all losses, liabilities, damages, costs, fees and expenses arising, incurred or suffered by the Landlord as a result;

PROVIDED ALWAYS that:

(a)

any neglect delay or forbearance of the Landlord or any other person in endeavouring to obtain payment of the said rents additional rents and payments as and when the same shall become due or payable and/or

(b)	any delay on the part of the Landlord or any other person to take any steps to enforce performance or observance of the said covenants obligations and conditions and/or
(c)	any time which may be given by the Landlord or any other person to the Tenant and/or
(d)

any variation of this Lease (including any reviews of or revisions to the rent payable under this Lease) or the transfer of or other dealing with the Landlord’s reversion or the assignment of this Lease and/or

(e)

any change in the constitution, structure or powers of the Tenant the Guarantor and/or the Landlord or the liquidation, receivership, examinership, administration or bankruptcy (as the case may be) of the Tenant the Guarantor and/or the Landlord and/or

(f)

any legal limitation or any immunity, disability, insolvency or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant and/or

(g)

any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 14 of the Conveyancing Act 1881 have been entitled) to re-enter the Premises;

(h)	in relation to the remainder of the Premises, any surrender of part only of the Premises and/or
(i)

any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part (other than a release duly executed as a deed by the Landlord), shall not release or in any way lessen or affect the liability of the Guarantor under or by virtue of this Lease or otherwise prejudice or affect the rights of the Landlord to recover from the Guarantor to the full extent of this Guarantee;

1.3	that if:
(j)	a liquidator, administrator, examiner or trustee in bankruptcy shall disclaim, repudiate or surrender this Lease or any extension or renewal of it; or
(k)	the Tenant repudiates this Lease or any extension of renewal of it; or
(l)	this Lease or any extension or renewal of it shall be forfeited; or
(m)	the Tenant shall cease to exist.

8

AND if the Landlord shall within twelve (12) months after such disclaimer or other event by notice in writing require the Guarantor to accept a lease of the Premises for a term commensurate with the residue which if there had been no disclaimer or other event would have remained of the Term at the same rents and under the like covenants and conditions as are reserved by and contained in this Lease (the said new lease to take effect from the date of the said disclaimer or other event) then and in such case the Guarantor shall at any time accept such lease accordingly and execute an original and counterpart of it and pay to the Landlord's solicitors any stamp duty payable on the original and counterpart of it;

1.4

that if the Landlord shall not require the Guarantor to take a new lease of the Premises pursuant to the provisions of this Schedule the Guarantor shall nevertheless upon demand pay to the Landlord on demand such sums as are equal to the rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from the date of the said disclaimer or other event until the Premises shall have been re-let by the Landlord;

1.5

that the Guarantor shall not claim in any liquidation, bankruptcy, receivership, examinership, administration, composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgements and all distributions it may receive from any liquidator, examiner, receiver, administrator, official assignee, trustee in bankruptcy or supervisor of the assignee and shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities or obligations of the Tenant or the Guarantor to the Landlord remain outstanding;

1.6

that the Guarantor shall not be entitled to participate in any security held by the Landlord or to which the Landlord may be entitled in respect of the Tenant’s liabilities or obligations to the Landlord under or by virtue of this Lease  or to stand in the place of the Landlord in respect of any such security until all the covenants and obligations of the Tenant and the Guarantor to the Landlord under or by virtue of this Lease have been fully performed and discharged;

1.7

that the obligations of the Guarantor under this Lease shall continue throughout the Term and shall subsist in full throughout any renewal or extension of this Lease and this covenant shall impose upon the Guarantor the same obligations (but not confer upon him any benefit or rights as tenant) as if this Lease had been granted direct to him as Tenant and IT IS AGREED AND DECLARED that the liability of the Guarantor is as principal covenantor with the Landlord and not merely collateral to the principal liability of the Tenant or of any assignee (as the case may be) and the Guarantor waives any right to require the Landlord to proceed against the Tenant (or any assignee as the case may be) or to pursue any other right or remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor;

1.8	that this Guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment of it; and
1.9

references in this Lease to the Guarantee or this Guarantee shall include the guarantees indemnities and covenants from the Guarantor contained in this Lease and all liabilities and obligations of the Guarantor under or by virtue of this Lease.

1.10	Subject to paragraph 1.11 of this Schedule, the Guarantor shall be released from its obligations as Guarantor on the happening of the earliest of the following events:-
(c)

In the event of this Lease being assigned with the prior written consent of the Landlord, where no guarantee is required in accordance with the terms of this Lease (but such release shall only become effective on completion of such assignment); or

(d)

where it is finally determined (after any appeals have been exhausted) by the Irish courts that the Landlord has unreasonably withheld its consent to a proposed assignment of this Lease and such assignment subsequently proceeds (but such release shall only become effective on completion of such assignment).

1.11

Paragraph 1.10 in this Schedule shall not prejudice affect or limit any right or remedy of the Landlord against the Guarantor arising from or in connection with any breach non-performance or non-observance, whether by the Tenant or the Guarantor, of any of the covenants or obligations on the part of the Tenant or the Guarantor or conditions contained in or arising under this Lease prior to or in existence as of the date of completion of any assignment referred to in paragraph 1.10.

9

SCHEDULE 6

Specification for Developer Specification Items

(a)	Raised Access Floor

Kingspan Torlock Medium Duty RAF, Kingspan KPA2 adhesive, cutting floor boxes, skirting.

(b)	Ceiling Finishes

Perforated metal ceiling tiles with acoustic pad; 600x600mm.

(c)	Mechanical & Electrical
•	4 pipe fan coils with high efficiency EC motors;
•	low energy lighting and controls;
•	powered floor boxes (1/10 sq m);
•	Floor void with undisrupted air flow throughout the floor plate i.e. no floor to ceiling partitions remaining.

10

SCHEDULE 7

Schedule of Condition

11

PRESENT when the common seal of the LANDLORD was affixed hereto and this Deed was delivered:
Director/Authorised Signatory

Director/Company Secretary

12

GIVEN under the COMMON SEAL of

HUBSPOT IRELAND LIMITED:-

Director

Director/Secretary

13

HubSpot, Inc.

Name

Title

14

Part 2

(Side Letters)

15

SCHEDULE 2

Part 1

(the Plans)

16

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8

TENANT DEMISE AREA
THIRD FLOOR - 1:100

A1

INFORMATION

Third Floor

RKD
ARCHITECTS

17

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8

1 ROOF TERRACE AREA
FOURTH FLOOR - 1:100

A1

ROOF TERRACE AREA

INFORMATION

Guild Street
Dublin 1

Fourth Floor
Roof Terrace Area

RKD ARCHITECTS

18

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8

1 TENANT DEMISE AREA
FOURTH FLOOR - 1:100

A1

INFORMATION

Guild Street
Stage 1
Fourth Floor
Tenant Demise Area

RKD
ARCHITECTS

19

PARKING LAYOUT
BASEMENT FLOOR - 1:100
Building Line at Ground Level
Building Line at Ground Level
Building Line at Ground Level
RAMP UP TO GROUND FLOOR

TENDER

RKD ARCHITECTS

A1

20

Part 2

(Phase 1 Landlord Works)

21

A1
TENDER
Fourth Floor
Proposed Floor Plan
RKD
ARCHITECTS
GENERAL ARRANGEMENT PLAN
FOURTH FLOOR - 1:100
A B C D E F G H
1 2 3 4 5 6 7 8

22

A1
Building Line at Ground Level
Building Line at Ground Level
Building Line at Ground Level
RAMP UP TO GROUND FLOOR
PROPOSED BASEMENT PLAN
BASEMENT FLOOR - 1:100
TENDER
RKD
ARCHITECTS

23

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8

1 T1111 GENERAL ARRANGEMENT PLAN GROUND FLOOR - 1:100

A1

TENDER

Commerzbank House

Guild Street
Dublin 1

Ground Floor
Proposed Floor Plan

T1111 T12

15018

RKD ARCHITECTS

24

A
B
D
E
F
H
1
2
3
4
5
6
7
8

1 / T1113 — GENERAL ARRANGEMENT PLAN — SECOND FLOOR - 1:100

A1

TENDER

Commerzbank House

Guild Street
Dublin 1

Second Floor
Proposed Floor Plan

RKD ARCHITECTS

25

A
B
D
E
F
H
1
2
3
4
5
6
7
8
N

1
T1114

GENERAL ARRANGEMENT PLAN
THIRD FLOOR - 1:100

A1

TENDER

Cammerzbank House

Guild Street
Dublin 1

Third Floor
Proposed Floor Plan

T1114

RKD
ARCHITECTS

26

Part 3

(Phase 2 Landlord Works)

27

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8

GENERAL ARRANGEMENT PLAN
FOURTH FLOOR - 1:100

A1

TENDER

Fourth Floor
Proposed Floor Plan

RKD
ARCHITECTS

28

A1
TENDER
RKD
Building Line at Ground Level
Building Line at Ground Level
Building Line at Ground Level
RAMP UP TO GROUND FLOOR
N

29

A
B
D
E
F
H
1
2
3
4
5
6
7
8
GENERAL ARRANGEMENT PLAN
GROUND FLOOR - 1:100
A1
TENDER
Commerzbank House
Guild Street
Dublin 1
Ground Floor
Proposed Floor Plan
RKD
ARCHITECTS

30

A
B
D
E
F
H
1
2
3
4
5
6
7
8

1
T1113

GENERAL ARRANGEMENT PLAN
SECOND FLOOR - 1:100

A1

TENDER

Commerzbank House

Guild Street
Dublin 1

Second Floor
Proposed Floor Plan

T1113

RKD
ARCHITECTS

31

A1

1
T1114

GENERAL ARRANGEMENT PLAN
THIRD FLOOR - 1:100

TENDER

Commerzbank House

Guild Street
Dublin 1

Third Floor
Proposed Floor Plan

T1114

15018

1:100

RKD
ARCHITECTS

32

SCHEDULE 3

Part 1

(Warranting Parties)

Collateral Warranties in favour of the Landlord to be put in place from (a) the Tenant’s Professional Team and (b) the members of the construction team for the Fit Out Works listed in the table in clause 6.3 of the Project Execution Plan under the heading “Tenant Fit Out Construction Team”.

33

Part 2

(Draft Fit Out Works Collateral Warranties)

A.	The forms of collateral warranty from the main/management contractor and sub-contractors is attached at Schedule 6 to the Fit Out Building Contract.
B.	The form of consultant collateral warranty is attached to this part of this schedule.

34

Dated the           day of         2015

[●]

Consultant

[●]

Beneficiary

CONSULTANT COLLATERAL WARRANTY

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

35

Consultant Warranty to Beneficiary

THIS AGREEMENT is made the [●] day of [●] 2015

BETWEEN:

10.	[●] (Registered Number [●]) having its registered office at [●] (the “Consultant”); and
11.	[●] (Registered Number [●]) having its registered office at [●] (the “Beneficiary”)

WHEREAS

A.

The Consultant has entered into a contract dated [●] (the “Consultant’s Appointment”) with [●] (the “Employer”) for the design, carrying out and completion of [●] as more particularly described in the Consultant’s Appointment (the “Services”) in relation to the Development, (as defined in the Consultant’s Appointment).

B.	The Consultant has agreed to enter into this Agreement with the Beneficiary.

NOW IT IS HEREBY AGREED THAT without prejudice to the rights and obligations of the Employer and the Consultant under the Consultant’s Appointment, in consideration of the payment of ten Euro (€10) to the Consultant, receipt of which the Consultant acknowledges the following warranties and undertakings shall apply as between the Consultant and the Beneficiary:

1.	CONSULTANT’S WARRANTIES & UNDERTAKINGS
1.1.	The Consultant warrants that it has complied and will continue to comply with the Consultant’s Appointment.
1.2.

The Consultant further warrants and undertakes to the Beneficiary that it has exercised and will continue to exercise all proper skill, care and diligence in relation to all matters which fall within the scope of its appointment by the Employer.

1.3.	[Without prejudice to clause 1.1 the Beneficiary shall be deemed to have relied on the Consultant to exercise reasonable skill and care in:
1.3.1.	the selection of materials and goods for the Works insofar as such materials and goods have been or will be selected by the Consultant;
1.3.2.

the satisfaction of any performance specification or requirement insofar as such performance specification or requirement is included or referred to in the description of the Services included in or referred to in the Consultant’s Appointment; and][5]

1.3.3.	the design of the Development.
1.4.

In the event of any breach of the warranties contained in this clause 1 the Consultant shall be entitled in any action or proceedings by the Beneficiary to rely on any limitation in the Consultant’s Appointment and to raise the equivalent rights in defence of liability as it would have against the Employer under the Consultant’s Appointment.

2.	COPYRIGHT LICENCE

Copyright of all drawings, specifications, schedules, reports, calculations and other documents (including any computer software used to generate them and any designs contained in them) prepared or provided by the Consultant for or in connection with the Works (“the Material”) shall remain vested in the Consultant, but the Beneficiary shall have an irrevocable, royalty-free licence to copy and use the Material and to reproduce the designs and content of it for any purpose related to the Works including, but without limitation, the construction, completion, maintenance, sale, use, letting, promotion, advertisement, reinstatement, refurbishment and repair of the Development. [The Consultant and sub-consultants shall not be held liable for use of the Intellectual Property for any purpose other than for which the Intellectual Property was prepared. The Consultant and/or sub-consultants shall not be held liable for the use of the Intellectual Property provided for the purposes of any extension or modification of the properties after the Works has been completed.]6

[5]	Wording to be deleted from Project Manager Collateral Warranty
[6]	Wording only to be included in Architect Collateral Warranty

36

3.	PROFESSIONAL INDEMNITY INSURANCE
3.1.

The Consultant shall take out and maintain professional indemnity insurance in an amount of six million five hundred thousand euro (€6,500,000)[7] for any one claim in any one period of insurance for a period of 12 years from the date of Practical Completion of the Works under the Contract.

3.2.

The Consultant shall immediately inform the Beneficiary if for any reason the Consultant is unable to continue to maintain such insurance. In that case, the Consultant shall if required by the Beneficiary take out such insurance with such limits of indemnity and such other terms as is available.

3.3.

The Consultant warrants and undertakes to the Beneficiary that it has complied and will continue to comply with the terms and conditions of all insurance policies required to be maintained under this clause.

3.4.

As and when it is reasonably requested to do so by the Beneficiary or its appointee, the Consultant shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained.

4.	ASSIGNMENT
4.1.

The benefit of this Agreement, and the duties and obligations of the Consultant under this Agreement, may be assigned by the Beneficiary (in whole or in part) to any party to whom it assigns its interest or an interest in the Works (as the case may be) three times only without the consent of the Consultant or the Employer, being required.

4.2.

Such assignment shall be effective upon written notice thereof being given to the Consultant.  No further or other assignment shall be permitted without the consent of the Consultant (which shall not be unreasonably withheld or delayed).

4.3.	An assignment to a bank or funding institution will not constitute an assignment for the purposes of this clause 4.
5.	[LIABILITY
5.1.

The Consultant’s liability for costs to the Beneficiary under this Agreement shall be limited to that proportion of such costs which it would be just and equitable to require the Consultant to pay having regard to the extent of the Consultant’s responsibility for same and on the basis that each of the warrantying parties engaged in relation to the Works shall be deemed to have provided (whether or not they shall have done so) contractual undertakings in terms no less onerous than this Warranty to the Beneficiary in respect of the performance of their services in connection with the Works and shall be deemed to have paid (whether or not they shall have done so) to the Beneficiary such portion which it would be just and equitable for them to have to pay having regard to the extent of their responsibility or this warranty.

5.2.

The Consultant shall be entitled in any action or proceedings by the Beneficiary to rely on any limitation in the Agreement and to raise the equivalent rights in defence of liability as it would have against the Employer under the Agreement save in respect of set off or counter claim.][8]

6.	NOTICES
6.1.

Any notice to be given by the Consultant or the Employer hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post or recorded delivery to the Beneficiary at its registered office

6.2.

Any notice given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post or recorded delivery to the Consultant or the Employer at its registered office.

6.3.	In the case of all such notices, the same shall if sent by registered post or recorded delivery be deemed (subject to proof to the contrary) to have been received forty eight hours after being posted.

[7]	Professional Indemnity Insurance for Civil and Structural Engineer is €2,000,000. Professional Indemnity Insurance for Project Manager is €3,000,000
[8]	This clause is only to be included in Project Manager Collateral Warranty.

37

7.	LIMITATION

No action or proceedings for any breach of this Agreement shall be commenced against the Consultant after the expiry of 12 years from the date of Practical Completion of the whole of the works under the building contract for the Development.

8.	RIGHTS CUMULATIVE
8.1.	The rights and benefits conferred upon the Beneficiary by this Agreement are in addition to any other rights and remedies it may have against the Consultant at common law.
8.2.	Nothing in this Agreement shall prejudice or be deemed to prejudice any security held by any lender to the Beneficiary.
8.3.

The liability of the Consultant under this Agreement shall not be released, diminished or in any other way affected by any independent inspection, investigation or enquiry which may be made or carried out by or for the Employer or by the Employer's failure to carry out such inspection, investigation or enquiry.

9.	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of Ireland and the parties hereby submit to the exclusive jurisdiction of the Irish Courts.

38

IN WITNESS WHEREOF this agreement is executed as a deed the day and year first above written.

PRESENT when the common

seal of the CONSULTANT

was affixed hereto

Director

Director/Secretary

PRESENT when the common

seal of the BENEFICIARY

was affixed hereto

Director

Director/Secretary

39

SCHEDULE 4

(Form of management contract for the Fit Out Works with Fit Out Contractor)

40

Dated the          day of          2015

(1) HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS

FIT-OUT CONTRACT

in connection with fit-out works at One

Dockland Central, Guild Street,

Dublin 1

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS AGREEMENT made on     day of                           2015

BETWEEN:

(1)	HIBERNIA REIT PUBLIC LIMITED COMPANY (Company Number 531267) having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Employer”); and
(2)	MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS (Company No. 904821) having its registered office at Grattan Hall, Grattan Street, Dublin 2 (the “Contractor”).

RECITING:

A.

The Employer wishes to have fit-out works undertaken at Levels 03 and 04 at One Dockland Central, Guild Street, IFSC, Dublin 1 (“the Works”) and the Drawings and Specifications, describing the Works, have been prepared. The Drawings and Specifications describing the Works are listed in Schedule 9 and have been signed by the parties for the purpose of identification.

B.

The Works comprise the works or items of work to be carried out or materials supplied, under Works Contracts, by persons other than the Contractor in the manner hereinafter appearing together with the Site Facilities and Services as set out in Schedule 3 and the Contractor's Works as described in Schedule 5.

C.

The Employer and the Contractor have agreed that the Contractor will, subject to the Conditions of Contract annexed hereto, assist the Contract Manager and any other members of the Design Team as regards the planning, programming and method of execution of the Works during the design stages of the Works and in the planning, programming and cost estimating for the Works and shall carry out, complete and be responsible for the management of the Works and in doing so shall provide all services and undertake all the duties and obligations referred to.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.

The Contractor shall in accordance with the Conditions of Contract and the attached Schedules, execute and complete the Works shown upon the Drawings and Specifications. In the event the Conditions of Contract are repugnant to or inconsistent with the Schedules, the provisions of the Conditions of Contract shall prevail and this Agreement shall be read and construed accordingly.

2.	The Employer will pay to the Contractor:
(a)

the aggregate amount (net of all commissions, trade or other discounts and Value Added Tax) of all sums payable by virtue of the Conditions of Contract to Works Contractors (appointed in accordance with the said Conditions) in respect of works to be executed and/or the materials or goods to be supplied by the Works Contractors in accordance with the Works Contracts (the “Contract Sum” which expression shall be deemed to include the contract sum applicable to Works Contracts, where appropriate);

(b)	the following fees:
(i)	a fee of three hundred and eighty nine thousand two hundred and fifty euro (€389,250) of the Estimate Prime Cost as a fit-out fee;
(ii)	a fixed sum of one hundred and forty thousand euro (€140,000) in respect of Site Facilities and Services;
(iii)	a percentage uplift of 3% on Works Contract Works Package approved contracts for provision of general and particular attendances as described in the pricing schedules;
(iv)

a sum of two million four hundred and fifty two thousand, five hundred and twenty eight euro and fifty cent (€2,452,528.50) (excluding preliminaries) in respect of the work to be executed directly by the Contractor in accordance with the Contract Documents (the “Contractor's Works”)

(the “Estimated Prime Cost”); and
(f)	Value Added Tax on the total amounts payable under paragraphs (a) and (b) (i) - (iv) inclusive, at the applicable rate on the date of payment.
Payment of the above sums shall be made at the time and in the manner specified in the Conditions of Contract.

1

3.	In this Agreement and in the Conditions of Contract and Schedules attached the following Definitions shall apply:

“Ancillary Items” shall, have the meaning ascribed to those words as set out in Clause 17.1.

“Architect” in the Conditions of Contract means RKD Interiors Limited, or in the event of his death or ceasing to be the Architect for the purpose of this Agreement, such other person as shall be nominated for that purpose by the Employer.

“Building Regulations” means the Building Regulations 1997 to 2014 and any amendments thereto.

“Certificate of Making Good Defects” means the certificate or certificates to be issued by the Contract Manager and the Engineers in accordance with Clause 27.2.

“Certificate of Practical Completion” means the certificate or certificates issued by the Contract Manager in accordance with the provisions of Clause 27.1 and as set out in Schedule 14.

“Civil and Structural Engineers” means Hogan Lynch Consulting Engineers or in the event of his death or ceasing to be the Architect for the purpose of this Agreement, such other person as shall be nominated for that purpose by the Employer.

“Conditions of Contract” means the Conditions of Contract forming part of this Contract.

“Contract” or “Contract Documents” means the Articles of Agreement, the Conditions of Contract and the Schedules attached.

“Contract Manager” means Gardiner & Theobald (Ireland) Limited employed by the Employer or in the event of his death or ceasing to be the project and cost manager for the purpose of this Contact such other person as shall be nominated for that purpose by the Employer.

“Contract Sum” means aggregate amount as defined in Article 2(a) above.

“Contractor” means Management and Construction Limited t/a Mac-Interiors.

“Contractor's Works” means the work which is to be executed by the Contractor as more particularly identified in the Schedule 5.

“DAC” means Disability Access Certificate.

“Date for Completion” means the dates for completion of the Works as stated in the Appendix hereto.

“Date for Possession” means the date for possession as noted in the Appendix hereto.

“Defects Liability Period” means the period commencing on the day after the date on the Certificate of Practical Completion and continuing until the expiry of 12 months commencing on the day after the date on which the Certificate of Practical Completion of the Works to be completed has issued.

“Design Team” means the Contract Manager, Architect, Engineers, and Quantity Surveyor.

“Designated Date” means the date as defined in Clause 39.

“Drawings” means the drawings referred to in Recital A, which have been listed in Schedule 9 and signed by the parties for the purposes of identification.

“Engineers” means the Civil and Structural Engineers and the Mechanical and Electrical Engineers.

“Employer's Insurance Company” means JLT Ireland.

“Estimated Prime Cost” means the Estimated Prime Cost referred to in Article 2(b) and set out in the First Schedule.

“Fee” means the fee amount as set out in Article 2(b).

“Final Certificate” means the Final Certificate to be issued by the Contract Manager pursuant to the provisions of sub-clause 31.7.

“Fire Safety Certificate” means the Fire Safety Certificate or Certificates required in relation to the Works set out in part 1 of Schedule 12 with all further fire safety certificates as may be obtained during the course of the Works.

“Fire Safety and Disability Access Engineer” means Maurice Johnson & Partners Limited or in the event of his death or ceasing to be the Fire Safety and Disability Access Engineer for the purpose of this Contact such other person as shall be nominated for that purpose by the Employer.

2

“Force Majeure” means war, revolution, civil commotion, floods, hurricanes, similar storms or other actions of the elements, Acts of God or the public enemy, restrictions or restraints of Governmental authorities whether state or local, whether civil or military, acts of civil or military authorities.

“Funding Institution” means any bank or other financial institution which provides or agrees to provide funds to the Employer to facilitate the design and construction of the Works and/or who takes a mortgage of the Works (or part thereof).

“Mechanical and Electrical Engineer” means Ethos Engineering Limited or in the event of his death or ceasing to be the mechanical and electrical engineer for the purpose of this Contact such other person as shall be nominated for that purpose by the Employer.

“Performance Bond” means the performance bond to be provided by the Contractor in accordance with the provisions of Clause 47.9

“Practical Completion” means that the documents referred to in Clause 49 have been provided to the Employer and that the Works have been carried to such a stage that they can be taken over and used by the Employer or a tenant for their intended purpose and that any items of work or supply then outstanding or any defects then patent are of a trivial nature only and are such that their completion or rectification does not interfere with or interrupt such use. Such outstanding items and defects shall be proceeded with expeditiously and shall be finished or rectified within a reasonable time after the date of practical completion.

“Preliminaries Payment” means the amount as set out defined in Article 2(c) above.

“Premises” means Levels 03 and 04, One Docklands Central, Guild Street, IFSC, Dublin 1.

“Programme” means the programme to be furnished by the Contractor pursuant to the provisions of Clause 41.

“PSCS” means Management and Construction Limited t/a Mac-Interiors.

“PSDP” means Ashview Consultants Limited or in the event of his death or ceasing to be the PSDP for the purpose of this Contact such other person as shall be nominated for that purpose by the Employer.

“Purchaser” means a purchaser (which, for the avoidance of doubt, shall include an investor) and/or proposed purchaser (by lease, conveyance, transfer or otherwise) of the Works or any part thereof.

“Quantity Surveyor” means Scollard Doyle Limited or in the event of his death or ceasing to be the quantity surveyor for the purpose of this Contact such other person as shall be nominated for that purpose by the Employer.

“Site” means the lands or other places on, under, in or through which the Works are to be executed as delineated in red on the map attached hereto in the Second Schedule.

“Site Facilities and Services” means the list of site facilities and services to be provided by the Contractor, which has been included in Schedule 3.

“Specifications” means the specifications referred to in Recital A which have been identified in Schedule 9 and signed by the parties for the purposes of identification.

“Suppliers” means any person, firm or company engaged by the Contractor to provide any material, equipment or services in connection with the Works.

“Works” means the fit-out works at Levels 03 and 04, One Dockland Central, Guild Street, Dublin 1 to be carried out, as further described in Schedule 9 (Drawings and Specification).

“Works Contract” means the form of the Works Contract as referred to in Clause 14, which shall be subject to the approval of the Employer.

“Works Contract Works” means works to be undertaken by Works Contractors as referred to in Clause 14.

“Works Contractor” means any person, firm or company, engaged by the Contractor to carry out any part of the Works and/or to provide any material, equipment or services in connection with the Works as referred to in Clause 14.

[9]	Instructions required.

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4	In this Agreement and in the Conditions of Contract and Schedules attached, unless the context requires otherwise:
(a)

any reference to the masculine gender shall include reference to the feminine gender and any reference to the neuter gender shall include the masculine and feminine gender and reference to the singular shall include reference to the plural.

(b)	“day” shall mean calendar day, unless the text expressly refers to “working day.”
(c)	“week” shall mean calendar week.
(d)	“month” shall mean calendar month.
(e)

reference to any Act of the Oireachtas shall include any Act replaced by it or any Act replacing it or amending it and any Order, Regulation, Instrument, Directions, Scheme or Permission made under it or deriving validity from it.

(f)

the clause headings appearing in the Contract are for reference purposes only and shall not affect its construction or interpretation and all references to clauses and schedules are to clauses of and schedules to the Contract.

(g)

reference to any society institute or other professional body shall include any other body established from time to time in succession to or in substitution for or carrying out the function formerly carried out by such society institute or other professional body.

(h)	“person” includes a firm or a body corporate or unincorporated.
(i)

where in the Conditions of Contract any act, matter or thing is to be done in a stated period of working days the following days shall not be counted, namely, Saturdays, Sundays, Irish Statutory Holidays and Good Friday. Holidays given by the Contractor to its employees pursuant to the conditions of any Registered Employment Agreement shall not be counted as working days against the Contractor provided always that the Contractor shall have given to the Employer 30 (thirty) working days prior notice setting out such dates by reference to the Registered Employment Agreement by which they are authorised.

IN WITNESS whereof the parties have affixed their Seals the day and year first hereinbefore written.

PRESENT when the Common Seal of the EMPLOYER was affixed hereto:-
Director

Secretary

PRESENT when the Common Seal of the CONTRACTOR was affixed hereto:-

Director

Secretary

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CONDITIONS OF CONTACT

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1	SERVICES AND DUTIES
1.1	The Contractor shall -
(a)

assist the Contract Manager and any other Design Team members during the design stages and in the planning, programming and cost estimating for, and in securing the carrying out and completion of the Works and in doing so shall provide the Site Facilities and Services set out in Schedule 3;

(b)

subject to the Contract Documents, set out, manage, authorise, supervise and secure the carrying out and completion of the Works, inclusive of all such works or items of work as are to be carried out and supply of materials under and in accordance with Works Contracts which the Contractor is required to enter into for the purpose of the carrying out and the completion of the Works;

(c)	carry out and complete the Contractor's Works in accordance with the Contract Documents;
(d)

during the period of the carrying out of the Works, ensure that all such works or items of work as are to be carried out by the Works Contractors are in accordance with the Works Contracts, using materials and workmanship of the quality and standards therein specified;

(e)	provide and secure the provision of the Site Facilities and Services and provide such attendances on Works Contractors as are listed in Schedule 3;
(f)	provide the continual supervision of the Works and perform and provide everything necessary for the organisation and management of the Works;
(g)	ensure that the Works are carried out in an economical and expeditious manner and in accordance with the Contract Documents;
(h)	ensure that the Works are carried out in compliance with any planning permission, Fire Certificate and DAC;
(i)	keep and make available all necessary detailed records in a form prescribed by or agreed with the Contract Manager for a period not less than one year from the date of issue of the Final Certificate;
(j)

in so far as not agreed prior to the execution of this Contract, obtain the consent of the Contract Manager to the salaried staff to be employed by the Contractor upon the Site or in connection with the Works - the consent of the Contract Manager shall be required for the replacement, addition or deletion of any such salaried staff (which consent shall not be unreasonably withheld or delayed);

(k)

to the extent necessary for the proper execution of the Works or the ascertainment of any payment due to the Contractor, afford, to the Contract Manager and any other Design Team members access to all documentation of the Contractor relating to the Works;

(l)	carry out the particular duties and supply the particular services and provide the organisation and resources as set forth in Schedule 4;
(m)	without prejudice to the rights of the Contract Manager and Clause 34, be responsible for interpreting the Contract and Works Contract drawings and documents;
(n)	be responsible for timely and adequate provision by the Contractor and Works Contractors of general arrangement and installation drawings, documents, samples, patterns, models and setting out data;
(o)

be responsible for day-to-day co-ordination and supervision of the Works, site setting out and the sequence of operations of all Works Contractors or Suppliers to ensure that all parts of the Works are executed with due regard to each other and in such a manner that satisfactory construction and performance results and complies with the design and other requirements of the Contract and the Works;

(p)

be responsible for resolution of points or queries raised by Works Contractors and/or Suppliers or, where (but only where) the Contract Manager has a duty or right to deal with the matter and the point or query necessitates such reference being made, obtaining further construction or clarification from the Contract Manager;

(q)	be responsible for reporting on work and progress by Works Contractors and Suppliers at progress meetings;
(r)

co-ordinate the inspection, testing and commissioning of all services to avoid damage to systems and to ensure that tests and commissioning are not abortive. A fully detailed programme will be required in order that representatives of the Architect, the Contract Manager, the Employer, the Engineers, and the Employer's Insurance Company, can arrange to witness tests and commissioning, as appropriate;

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(s)

provide “as built” record drawings in CAD format and ensure that instruction manuals and test certificates are properly and promptly prepared and submitted to the Contract Manager and PSDP for acceptance. The engineering services Works Contractors will be obliged, under their Works Contracts, to supply this information to the Contractor in relation to their work;

(t)	be responsible for the provision of a suitably qualified and experienced person to co-ordinate the mechanical and electrical services installations; and
(u)

in respect of Works packages for which Works Contractors provide design, liaise, co-ordinate and co-operate with the Contract Manager and Design Team members in the production of as built drawings to be produced by the Design Team after the Contractor has marked up the last issued drawings to reflect actual construction.

1.2

The Contractor acknowledges that during the course of the carrying out of the Works there will be on-going development of the design in respect of the Works Contracts or otherwise as may be agreed between the parties, which agreement shall not unreasonably be withheld or delayed. The Contractor will co-operate with the Architect, the Contract Manager and the Engineers and integrate such design development into its programme and planning for the Works. The Contractor shall not be entitled to any additional payment or any extension of time on account of any delays and disruptions which might occur by reason of such design development and the Contract Manager's instructions consequent thereon to the extent that such delays and disruptions might reasonably be anticipated by a contractor or fit-out contractor experienced in carrying out works of a similar scope and size as the Works.

1.3

The Contractor acknowledges that it has read and shall comply with the Planning Permissions (save for the financial contributions to be made by the Employer) in the carrying out of its services and duties pursuant to this Contract.

2	SCOPE OF CONTRACT
2.1

Notwithstanding any other provision of the Contract Documents, the Contractor shall, in respect of those elements of the Works for which the design (which expression shall be deemed to include all and any detailed design, specifications and/or drawings) has been or is to be prepared by a Works Contractor (and which elements of the Works are identified in Schedule 5) be fully responsible for such design as if such design had been prepared by it and the Contractor shall be responsible for ensuring that such design is suitable to meet the Employer's requirements as may be notified from time to time to the Contractor pursuant and is capable of being constructed safely and in a satisfactory manner. The Contractor shall have, in respect of any defect or insufficiency in such design, the like liability to the Employer, as would an architect, engineer or as the case may be, other appropriate professional designer, holding himself out as competent to take on work for such design. In the event that the design prepared by a Works Contractor is not suitable to meet the Employer's requirements or is not capable of being constructed safely and in a satisfactory manner, the Employer shall not enforce any award of any arbitrator or judgment which he may obtain against the Contractor in respect of such lack of suitability or capabilities of safe construction in a satisfactory manner of the said design except to the extent that the Contractor may have been able, having used all reasonable endeavours, to recover the amount of such award or judgment from the Works Contractor. However, the Contractor shall only be liable to compensate the Employer for any deficiency in the design undertaken by a Works Contractor to the extent that the Contractor, having used all reasonable endeavours, has been successful in recovering the amount of any losses or expenses from the Works Contractor.

2.2

In the event that any claim is to be considered by the Contractor against a Works Contractor in matters arising under Clause 5, the Employer shall indemnify the Contractor against all reasonable legal costs and/or expenses which may be incurred by the Contractor (excluding such costs or expenses of the Contractor's own personnel) in any action, proceedings or arbitration reference instigated for the purpose of pursuing such a claim.

2.3

The Contractor shall, if requested, allow the Employer to use the name of the Contractor in any proceedings relating to the Works and/or the Works Contract Works. It shall be a condition precedent to the Contractor's right to recover its legal costs and/or expenses that the Contractor shall provide such co-operation and assistance as may reasonably be required by the Employer. The Contractor shall perform and carry out his obligations in accordance with the requirements of the Contract Documents and with the directions and to the reasonable satisfaction of the Contract Manager who may from time to time issue further drawings and/or details and/or issue written instructions which are hereinafter collectively referred to as “Contract Manager's Instructions” regard to:

(a)	the variation or modification of the design, quality or quantity of the Works or the addition or omission or substitution of any work;
(b)	any discrepancy in or between any of the Contract Documents;
(c)	the removal from the Site of any materials or goods brought thereon by the Contractor and the substitution of any other materials or goods therefore;
(d)	the opening up for inspection of any work covered up;

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(e)	the removal and/or re-execution of any works which in his opinion are not in accordance with the Contract;
(f)	the postponement of any work to be executed under the provisions of this Contract or an instruction to take measures to make up for delayed progress pursuant to Clause 37;
(g)	the dismissal from the Works of any person employed thereupon who may in the opinion of the Contract Manager be incompetent or misconduct himself;
(h)	the amending and making good of any defects under Clause 27 of these Conditions of Contract;
(i)	any other matters appertaining to the proper execution of the Works. The Contractor shall forthwith comply with and duly execute any work comprised in such Contract Manager's Instructions;
(j)

unless such instructions were issued by reason of some breach of this Contract by the Contractor, if compliance with any Contract Manager's Instruction will or is likely to involve the Contractor in loss or expense beyond that provided for in or reasonably contemplated by this Contract, the Contractor shall so inform the Contract Manager in writing and in a format to be agreed with the Contract Manager:-

(i)	within ten working days of receipt of the Contract Manager's Instruction by him of the nature of the loss and expense; and
(ii)	within a further twenty-five working days of the estimated value of the said loss and expense.

The amount of such loss or expense shall be ascertained by the Contract Manager in consultation with the Quantity Surveyor, as soon as possible and shall be added to the Contract Sum, provided always that if, in the opinion of the Contract Manager the Contractor could not reasonably be expected to specify the nature of any loss or expense within the aforesaid period of twenty-five working days, the Contract Manager may extend that time in his discretion; and

(k)

if within seven days after receipt of a written notice from the Contract Manager requiring compliance with Contract Manager's Instructions the Contractor does not comply therewith, the Employer may employ and pay other persons to execute any work whatsoever which may be necessary to give effect to such instructions and all costs incurred in connection therewith shall be recoverable from the Contractor by the Employer as a debt or may be deducted by him from any monies due or to become due to the Contractor under this Contract.

3	CONTRACT DOCUMENTS
3.1

The Contract Documents shall remain in the custody of the Employer so as to be available at all reasonable times for the inspection of the Contractor. Immediately after the execution of this Contract, the Contract Manager without charge to the Contractor shall provide to the Contractor, one copy, certified on behalf of the Employer, of the Contract Documents.

3.2

The Architect, the Contract Manager and the Engineers, without charge to the Contractor, shall provide him with three copies each of such further drawings, details, descriptive schedules, or other like documents as are reasonably necessary either to explain and amplify the Specifications or the Drawings or to enable the Works to be carried out and completed in accordance with this Contract.

3.3	Immediately after the execution of each Works Contract, the Contractor shall provide the Contract Manager and PSDP with one copy of same.
4	VARIATIONS ARISING FROM LEGISLATIVE ENACTMENTS

Where after the Designated Date and before the Date for Completion specified in the Appendix, plus any period of extension granted pursuant to Clause 26 the costs of the performance of this Contract have been increased or decreased as the result of any legislative enactments, instruments, rules or orders or the exercise by the Government of powers vested in it, whether by way of the imposition of new duties or tariffs or the alteration of existing duties or tariffs, or the restriction of licences for the importation of any commodity, or by way of affecting the cost of labour, or otherwise, the amount of such increase or decrease as certified by the Contract Manager shall be borne by or shall accrue to the Contractor.

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5	CONTRACTOR TO PROVIDE EVERYTHING NECESSARY

Subject to Clause 2, in compliance with the documents supplied or to be supplied by the Contract Manager and Design Team to the Contractor, the Contractor shall properly procure the design for those elements of the Works to be undertaken by any Works Contractor and shall provide everything required for the execution of the Works according to the true intent and meaning of the Contract Documents taken together, whether the same may or may not be particularly shown or described provided that the same is reasonably to be inferred therefrom and if the Contractor shall find any discrepancy therein, he shall immediately and in writing refer the same to the Contract Manager who shall decide the course to be followed.

6	LOCAL AND OTHER AUTHORITIES' NOTICES AND FEES
6.1

The Contractor shall ensure that the design (insofar as he is responsible for the design) and the Works are executed and completed in substantial compliance with all relevant applications on foot of which Fire Safety Certificate are issued or will be issued, and with the Building Control Regulations, the Building Regulations and the Building Control Act 1990 (and any amendment or re-enactment of such act).

6.2

The Contractor shall comply with and give notices required by any Act of the legislature, any instrument rule or order made under any Act of the legislature and any regulations and bye-laws of any local authority and/or any public service company or authority relating to the Works or with whose systems the same are or will be connected and he shall pay and indemnify the Employer against any fees or charges demandable by law thereunder in respect of the Works. The said fees and charges if not expressly included in the Contract Sum shall be added to the Contract Sum.

6.3

The Contractor before making any variation from the work included in the Contract Documents necessitated by such compliance shall give to the Contract Manager written notice specifying and giving the reason for such variation and applying for instructions in reference thereto.

6.4

If the Contractor within five (5) working days does not receive instructions he shall proceed with the work conforming to the requirement in question and any variation necessitated thereby shall be deemed a variation under Clause 12 of these Conditions of Contract.

7	SETTING OUT OF WORKS

The Contract Manager shall furnish to the Contractor, either by way of fully dimensioned drawings or by personal supervision and instructions at the time of setting out the Works, such information as shall enable the Contractor to set out the Works. The Contractor shall be responsible for and shall at his own cost amend any errors arising from his own inaccurate setting out unless the Contract Manager shall otherwise direct.

8	MATERIALS AND WORKMANSHIP TO CONFORM TO DESCRIPTION

All materials and workmanship, unless otherwise authorised by the Contract Manager, shall be of the respective kinds described in the Contract Documents and the documents applicable to each Works Contract (and, in the event of a conflict, the latter will prevail) and the Contractor shall, upon the request of the Contract Manager, furnish him with vouchers to prove that the materials comply therewith. The Contractor shall arrange for and carry out any test of any materials and/or workmanship which the Contract Manager may in writing require. If no provision is made in the contract documents applicable to each Works Contract therefor then such fees and charges shall be added to the Contract Sum except where the test shows that said materials and/or workmanship are not in accordance with this Contract, or is a repeat test or included in a group of tests made necessary by the Contractor's breach of duty.

9	WORK TO BE OPENED UP

The Contractor shall, at the request of the Contract Manager within such times as the Contract Manager shall name, open for inspection any work covered up, and should the Contractor refuse or neglect to comply with such request the Employer may employ other workmen to open up the same. If the said work has been covered up in contravention of the Contract Manager's Instructions or, if on being opened up it is found to be not in accordance with the Contract Documents (or the contract documents applicable to any Works Contract) or the instructions of the Contract Manager, the expenses of opening and covering it up again, whether done by the Contractor or such other workmen, shall be borne by, and be recoverable from, the Contractor, or may be deducted from any monies due or to become due to him and deducted from the Contract Sum. If the work has not been covered up in contravention of such instructions, and be found in accordance with the Contract Documents, then the expenses aforesaid shall be borne by the Employer and shall be added to the Contract Sum, provided always that in the case of foundations or of any other urgent work so opened up and requiring immediate attention, the Contract Manager within a reasonable time after receipt of notice from the Contractor that the work has been so opened, make or cause the inspection thereof to be made, and at the expiration of such time, if such inspection shall not have been made, the Contractor may cover up the same, and shall not be required to open it up again for inspection except at the expense of the Employer.

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10	FOREMAN

The Contractor shall constantly keep upon the Works a competent general foreman and any instructions given to him by the Contract Manager shall be deemed to be given to the Contractor in pursuance of Clause 2 of these Conditions of Contract.

11	ACCESS FOR CONTRACT MANAGER TO WORKS AND SITE

The Employer, the Contract Manager and any person authorised by them shall at all reasonable times have access to the Works, the workshops of the Contractor or other places where work is being prepared for the Contract.

12	ASCERTAINMENT OF PRICES FOR VARIATION
12.1	No variation shall vitiate the Contract provided the following procedures are adopted in the ordering of variations under the Contract (unless otherwise agreed in writing between the parties), namely:
(a)

The Contract Manager may from time to time in writing request the Contractor to investigate both the cost and time impact of any variation proposed by the Employer or the Contract Manager and the Contract Manager and/or Design Team shall provide sufficient details of the proposed variation to enable the Contractor to investigate same.

(b)

The Contractor shall within 7 (seven) working days of receipt of such written request, furnish to the Contract Manager and the Quantity Surveyor a detailed cost estimate of the proposed variation, which cost estimate shall provide for all costs including value added tax and the costs of delay and/or disruption, together with any extension of time required for the completion the Works in order to carry out such variation.

(c)

Within 5 (five) working days of receipt of the foregoing details from the Contractor, the Contract Manager shall indicate to the Contractor whether or not the Employer wishes to proceed with the proposed variation and, in circumstances where notice is given that the Employer wishes to proceed, the Contractor shall perform and carry out or procure the performance and carrying out of the variation on the basis of the cost estimate and any extension of time agreed, and the Contract Sum, the Preliminaries Payment and payment for the Contractor's Work and Date for Completion shall be adjusted accordingly.

(d)

If the Contract Manager (after consultation with Quantity Surveyor) does not consider that the cost estimate or any time extensions required are reasonable, the Contract Manager shall be entitled to instruct the Contractor to undertake the carrying out of the variation subject to the Contractor's right to be paid for the variation at reasonable rates (based on a fair valuation for work of a similar type in the district) and to be granted such extension of time as may be reasonable and appropriate. In the event of the Contract Manager instructing the Contractor to carry out the variation pursuant to this sub-clause, then the amount to be paid to the Contractor shall be certified by the Contract Manager (after consultation with the Quantity Surveyor) and the Contract Sum, the Preliminaries Payment and payment for Contractor's Work and the Date for Completion shall be adjusted, as may be appropriate. It shall be a condition precedent to the Contractor's entitlement to claim an adjustment to the Contract Sum or the Preliminaries Payment or payment for the Contractor's Work, that the Contractor shall give notice to the Contract Manager:

(i)

within 14 (fourteen) days of the issue of the instruction to carry out the variation, of its intention to make a claim for an increase in the Contract Sum and/or the Preliminaries Payment and/or payment for the Contractor's Works accompanied by full details of the Contractor's estimate of the costs which will be incurred arising from or in connection with the carrying out of the variation; and

(ii)

within one month of the Practical Completion of the varied work, of the work undertaken and of the delay and disruption (if any) caused thereby and of the adjustment sought to the Contract Sum, the Preliminaries Payment and/or the payment for the Contractor's Works.

(e)

Where any variation proposed by the Employer results in an omission in respect of the Works or any part thereof then the Contract Sum, the Preliminaries Payment and/or payment for the Contractor's Work will be reduced by the amount agreed by the parties in accordance with the procedures set out in sub-clauses (a) - (c) above or, in the case of a variation ordered in accordance with sub-clause (d), a reasonable sum arrived at thereunder. Any such reduction shall be certified by the Contract Manager and, in such circumstances, the Contract Sum, the Preliminaries Payment and/or payment for the Contractor's Work shall be adjusted and such reduction shall be deducted from the Contract Sum, the Preliminaries Payment and/or payment for the Contractor's Work (as appropriate).

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13	ASSIGNMENT OR SUB-LETTING
13.1

Before or after completion of the Works, the Employer may assign this Contract with the consent of the Contractor, such consent not to be unreasonably withheld or delayed, (together with all rights and remedies under or for breach of this Contract) to a person nominated by the Employer.

13.2	The Contractor shall not, without the written consent of the Employer, assign this Contract.
14	WORKS CONTRACTORS
14.1

All work to be executed in relation to the Works and/or materials or goods to be supplied for the Works save for work to be carried out by the Contractor shall be executed or supplied by Works Contractors under the supervision and control of the Contractor. All Works Contractors shall be selected in accordance with the provisions of Clause 14.

The Works Contract Works shall be sought from a selected list of Works Contractors agreed by the Contractor, the Contract Manager and the Quantity Surveyor. The Employer and/or Contractor shall be entitled, with the consent of the Contract Manager, which consent shall not unreasonably be withheld, to add one additional person to the list at any time prior to receipt of tenders. The Works Contractor appointed to execute work and/or supply materials or goods shall be selected by the Employer from those who submit tenders in accordance with the above procedures. However, no Works Contractor shall be selected against whom the Contractor shall make reasonable objection. The Contractor shall enter into a Works Contract with the Works Contractor in the form of the Works Contract upon which the tender was based unless otherwise agreed with the Contract Manager. The Contractor shall fulfil all duties and comply with all obligations required of him under each Works Contract

14.2

The sums directed by the Contract Manager to be paid to Works Contractors for work, materials or goods comprised in the Works Contracts shall be paid by the Contractor within seven days of receipt of payment on the Contract Manager's certificate for the value of such work, materials or goods less only any retention monies which the Contractor shall, pursuant to the provisions of the Works Contract, be entitled to withhold.

14.3

Before any certificate is issued to the Contractor he shall, if requested by the Contract Manager, furnish to him reasonable proof that all Works Contractors' accounts included in previous certificates have been duly discharged, in default whereof the Employer may pay such accounts upon a certificate of the Contract Manager and deduct the amount so paid from any sums due or to become due to the Contractor.

14.4

Neither the existence nor the exercise of the foregoing powers or anything else contained in these Conditions of Contract shall render the Employer in any way liable to any Works Contractor, and the Contractor shall be responsible to the Employer (subject to the provisions of Clause 2.1) for the design of those elements of the Works designed by any Works Contractor and the execution of all works and/or the supply and fixing of all materials or goods by the Works Contractor. However, that if the Contractor determines the employment of the Works Contractor in accordance with the provisions of the Works Contract entered into with such Works Contractor, then another Works Contractor (who shall be selected by the Contractor, subject to the approval of the Contract Manager and employed by the Contractor in accordance with the provisions of this Clause) may be appointed to complete the Works Contract Works. In such case, unless the determination is subsequently set aside or determined by an arbitrator or Court to have been unwarranted or unjustified, the Contractor shall be liable for any increase in the cost of the Works Contract Works that may arise by reason of the necessity to have such work so completed by another Works Contractor and shall be entitled to recover any such increase in cost from the original Works Contractor. To the extent that the Contractor, having used all reasonable endeavours, has been unable to recover any such increase in cost from the original Works Contractor (or the Surety who has bonded the obligations of that Works Contractor in accordance with the terms of the relevant Works Contract), the Contractor shall be entitled to recover any such increase in the cost from the Employer (which is otherwise unrecoverable as aforesaid) insofar only as it exceeds the amount of the particular bond. The Employer shall use all reasonable endeavours to approve or otherwise an alternative Works Contractor within a reasonable time but shall, other than stated above, have no responsibility for any costs, losses or expenses incurred by the Contractor by reason of any delay or disruption that may be caused to the Contractor arising from the default of the original Works Contractor or the appointment of an alternative Works Contractor or by reason or such alternative Works Contractor being unable to complete the Works Contract Works within the period programmed for completion by the original Works Contractor.

14.5	The Contractor shall provide for attendance on, facilities for, and other obligations to Works Contractors as provided for in the Site Facilities and Services as set out in Schedule 3.
14.6

Notwithstanding the provisions of sub-clause 14.1 above, the Contractor shall make no objection to a firm selected by the Employer to be a Works Contractor where such firm's name has been included on a list of proposed tenderers furnished to the Contractor prior to the date of this Contract.

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15	ACCESS FOR OTHER CONTRACTORS
15.1

In addition to the provisions of Clause 24 hereof unless otherwise agreed, the Contractor shall, during the course of the carrying out of the Works allow reasonable access to the Site and the Works to the Employer and any Purchaser and/or Tenant (and/or their contractors, consultants and/or other servants or agents) for the purpose of undertaking direct works such as fitting-out and information technology works. In particular, access (not exclusive) will be provided by the Contractor for the Employer and its contractors and Works Contractors, being safe proper access via the service corridor and fire routes, provided always that such persons comply with the procedures and methods laid down by the Contractor in the method statements and/or programmes relevant to such works and with the reasonable requirements of the Project Supervisor for the Construction Stage.

15.2

The Contractor, at its own expense, shall co-operate with the Employer and/or Purchasers and/or Tenants, their direct works contractors such as fitting-out and information technology works contractors, consultants and/or other servants or agents who shall co-ordinate their activities with the activities of the Contractor, provided always that the Contractor shall not be obliged to provide any attendance or use of plant for such persons unless the particular contractors agrees to pay the cost of such attendance and/or use of plant plus a reasonable profit.

15.3

The Contract Sum shall be deemed to include full and adequate provision for any costs or expenses of the Contractor arising from delays and disruptions for the purposes of the Works caused by the Employer or Purchasers and/or Tenant (or their direct works contractors such as fitting out and information technology contractors, consultants and/or other servants or agents), provided always that such persons substantially comply with the methods laid down in the method statements and/or programmes relevant to such works, approved in accordance with the provisions of sub-clause (a) of this Clause.

16	LIABILITY, INDEMNITY AND INSURANCE FOR DAMAGE TO PERSONS AND TO PROPERTY
16.1	The Contractor shall be liable for and shall indemnify the Employer against:
(a)

(except for such loss or damage as is at the risk of the Employer under Clause 21 where applicable) any liability, loss, claim or proceedings in respect of any injury or damage whatsoever to any property real or personal insofar as any such injury or damage arises out of or in the course of or by reason of the execution of the Works and provided that such injury or damage is due to any negligence, omission or default of the Contractor his servants or agents or any Works Contractor his servants or agents (whether or not also partly due to the negligence, omission or default of the Employer or of any person for whom the Employer is responsible); and

(b)

any liability, loss, claim or proceedings whatsoever arising under any statute or at Common Law in respect of personal injury to or disease contracted by or the death of any person whomsoever arising out of or in the course of or caused by the execution of the Works unless solely due to any act or neglect of the Employer or of any person for whom the Employer is responsible.

16.2

Subject to and in accordance with Clause 18, the Contractor shall take out before commencing the Works and maintain Employers Liability Insurance covering any liability, loss, claim or proceedings in respect of any injury to or disease contracted by or the death of any person in the employment of the Contractor arising out of or in the course of or caused by the execution of the Works. In addition to persons under a contract of service or apprenticeship with the Contractor, the insurance shall extend to include:

(i)	Labour masters and labour only Works Contractors and persons supplied by them;
(ii)	Self-employed persons;
(iii)	Person hired or borrowed by the Contractor;
(iv)	Persons undertaking study or work experience.
16.3

The Contractor shall take out before commencing the Works and maintain Motor Insurance covering all mechanically propelled vehicles, owned and non-owned, used in connection with the Works. The insurance shall cover liability for damage to third party property for a limit of not less than €6,500,000 for commercial and special type vehicles and €30,000,000 Third Party Property Damage in respect of private cars. Any such policy must be unlimited in respect of Third Party Personal Injury in respect of all categories of vehicles.

16.4

The Contractor shall take out before commencement of the Works and maintain Public Liability Insurance in accordance with the Insurance Memorandum attached as Schedule 15 to this Contract. Obtaining and maintenance of the said insurance by the Employer shall not in any way reduce, limit or diminish the Contractor's responsibilities and/or liabilities under or pursuant to the provisions of this Contract. No warranty is given by the Employer to the Contractor as to the sufficiency of the risks insured or the adequacy of the amount insured.

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17	ALL RISKS INSURANCE AND PROFESSIONAL INDEMNITY INSURANCE
17.1

“Ancillary Items” shall in this Clause and Clauses 18, 19, 20 and 26 mean temporary works and all unfixed materials and goods delivered to and placed on or adjacent to and intended for the Works except temporary buildings, plant, tools or equipment owned or hired by the Contractor or any Works Contractor.

17.2

The Contractor shall before commencement of the Works take out and maintain All Risks insurance in accordance with the Insurance Memorandum attached as Schedule 15 to this Contract. Obtaining and maintenance of the said insurance by the Contractor shall not in any way reduce, limit or diminish the Employer's responsibilities and/or liabilities under or pursuant to the provisions of this Contract.

17.3

The Contractor shall proceed with due diligence to make good any loss, damage or destruction of the Works or Ancillary Items subject to any variation of the Works by the Employer under this Contract. Subject to the provisions of Sub-Clause 17.6, the Contractor shall be paid for making good such loss, damage or destruction in accordance with the valuation and/or payment provisions of this Contract save for the deductibles payable by the Contractor and the occurrence of such loss or damage shall be disregarded in computing any amounts due to the Contractor under this Contract.

17.4

In the event of any substantial loss or damage to the Works, the Employer shall be entitled to determine the employment of the Contractor under this Contract by giving to the Contractor at least 14 (fourteen) days written notice not more than 30 (thirty) days after the occurrence of the said loss or damage. On such determination the Contractor shall be paid the amounts referred to in Clauses 30.3(ii) (a)–(d) (excluding (e)) in lieu of any other payment, expenses or compensation.

17.5

The Contractor shall be responsible for and shall maintain appropriate insurance cover in respect of its own plant, tools and equipment and shall require similar cover to be maintained by all Works Contractors and their subcontractors of any tier. Details of such insurance shall be provided to the Employer or its insurance advisor as and when reasonably required.

17.6

Claim payments in excess of €1,000 (rising to €2,500 in respect of theft and malicious damage) made by the insurers under the All Risks Policy as specified in Clause 17.2 shall (unless the banks otherwise require) be paid to the relevant account of the Employer over which the banks have security for onwards payment to the Employer or the Contractor (as the case may be) in accordance with the provisions of Clause 17.3. The Contractor, for himself and all Works Contractors hereby authorises the insurers under the All Risks insurance specified in Clause 17.2 above to pay all monies from such insurance to such account of the Employer. Claim payments of €1,000 or less will be made directly to the Contractor.

17.7

The Contractor shall before commencement of the Works take out and maintain a policy of Professional Indemnity Insurance covering its liabilities under or in connection with his duties and obligations under this Contract with a limit of indemnity of not less than €6,500,000 for each and every claim and in the aggregate in any one year of insurance. The Contractor shall maintain such insurance during the currency of the Works and thereafter for a period of at least twelve (12) years following practical completion of the Works. As and when reasonably required to do so, the Contractor shall provide the Employer with such documentary evidence as the Employer may require that the required insurance is in force, is satisfactory and is being maintained (including as to excess and exclusions). The Contractor shall procure that any Works Contractors with design responsibility maintains, as a condition of their appointment, adequate professional indemnity insurance cover in relation to its design responsibilities with a reputable insurer. The insurance cover (unless otherwise agreed between the parties shall be for a limit of indemnity each and every claim of €6,500,000 and the Works Contractor must be under an obligation to keep it in force for at least 12 years following practical completion of the relevant Works Contractor Works.

18	CONTRACTOR'S INSURANCE POLICIES
18.1

The Contractor's policies under Clauses 16 to 17, inclusive shall be with insurers approved by the Employer which approval shall not be unreasonably withheld. The said policies shall include provisions by which in the event of any claim in respect of which the Contractor would be entitled to receive indemnity under the policy being brought or made against the Employer, the insurer will indemnify the Employer against all such claims and costs, charges and expenses in respect thereof.

18.2

The Contractor shall comply with all the terms and conditions of the Employer Liability policy under Clause 16.2 and the Motor Policy under 16.3 and with all the terms and conditions of the Public Liability Insurance and the All Risks Insurance under Clause 16.4 and Clause 17.2 respectively. The Contract Sum shall be deemed to include full and adequate provision for any costs or expenses of the Contractor arising from compliance with any of the terms and conditions of the insurance policies generally.

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18.3	The Contractor shall on the date hereof produce to the Employer for inspection all insurance policies required herein, together with the receipt in respect of the premiums paid under such policies.
18.4

Should the Contractor make default in insuring or maintaining the insurances as required by Clauses 16 to 17 inclusive, the Employer may himself insure against any risk with respect of which the default shall have occurred and may add to the Contract Sum the amount paid in respect of the premiums under such insurances.

18.5	The Contractor's policy under Clause 17.2 shall contain only the exclusions from cover listed below:
(a)	Limited war risk;
(b)	Offshore work;
(c)	Liability in excess of the sum stated in the Appendix for any one event;
(d)	Liability compulsorily insurable under the Road Traffic Acts (1961-

2011) (as amended); and

(e)	Acts of Terrorism.
18.6

Without prejudice to Clause 28, if any damage or loss shall occur to the Works or Ancillary Items which is not effectively insured by the policy under Clause 17.2 by reason of use, occupation or possession of the whole or any part of the Works by or on behalf of the Employer (other than by the Contractor, the Works Contractors, servants or agents) which renders the policy void or voidable Clauses 19.1 and 19.1(b) shall apply whether or not such use or occupation is permitted by the Contract or with the consent of the Contractor and so that the Employer shall have no claim against the Contractor for such damage or loss whether or not due to any negligence or default of the Contractor, his servants or agents.

18.7

The Royal Institute of the Architects of Ireland, the Construction Industry Federation and the Society of Chartered Surveyors acting jointly shall publish from time to time permitted wordings on the exclusions from insurance cover permitted by Clause 18.5 and this clause shall take effect as if the permitted wordings of the authorised exclusions at the Designated Date were set out in Cause 18.5.

18.8	The Employer may from time to time require the Contractor to include additional parties as joint insured to the Contractor's policies.
18.9	The Contractor shall:
(a)	upon request supply all material information required to maintain the Contractor's policies;
(b)	confer and impose on Works Contractors the like rights and duties as are conferred and imposed on the Contractor by Clauses 16, 17, 18 and 19;
(c)	comply with all terms and conditions of the Contractor's Policies;
(d)	attend any meeting called by the Employer to co-ordinate the insurances;
(e)	be responsible for payment of the insurance policy deductibles;
(f)

be responsible for giving notice in writing to the insurance company(ies) of any incident which is likely to give rise to a claim under the Contractor's policies. Each such claim shall otherwise be processed by the party, whether the Employer or Contractor, who has the greater knowledge of the circumstances and interest in the outcome of the claim;

(g)

such processing shall include investigation and preparation of documents and vouchers and preservation of records. The other party shall nevertheless co-operate fully in relation to all matters within the party's knowledge and control.

19	DAMAGE DUE TO EXCLUDED RISKS
19.1

The following provisions shall apply to any loss or damage to the Works or Ancillary Items from any risk which is excluded from the Employer's All Risks Insurance (without prejudice to any liability of the Contractor to the Employer for the negligence of the Contractor, the Works Contractors, servants or agents):

(a)	the occurrence of such loss or damage shall be disregarded in computing any amounts payable to the Contractor under this Contract;

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(b)

if it is just and equitable to do so the employment of the Contractor under this Contract may within twenty (20) working days of the occurrence of such loss or damage be determined at the option of either party by notice sent to the other by registered post or recorded delivery to the principal place of business or last known address of the other party. Within (but not after) five (5) working days of receiving such notice either party may give to the other a written request to concur in the appointment of any arbitrator under Clause 34 of these Conditions in order that it may be determined whether such determination would be just and equitable,

(i)

upon the expiration of five working days of receipt of a notice of determination or, where reference to arbitration is made, upon the arbitrator upholding the notice of determination, the provision of sub-clause (c) except sub-paragraph (e) of Clause 30.3 of these Conditions shall apply;

(ii)	if no notice of determination is served or where a reference to arbitration is made, if the arbitrator does not uphold the notice of determination, then
(iii)	the Contractor with due diligence shall reinstate or make good such loss or damage and proceed with the carrying out and completion of the Works,
(iv)

the reinstatement and making good of such loss or damage to the Works or Ancillary Items and (when required) the removal and disposal of debris shall be deemed to be a variation ordered by the Contract Manager.

20	DAMAGE DUE TO DESIGN

Notwithstanding any other provision of this Contract the Contractor shall proceed with due diligence to repair, rebuild or make good at his own expense any damage to or destruction of the Works or Ancillary Items due to any fault, defect, error or omission in design by the Contractor, his servants or agents including Works Contractors and Suppliers.

21	RESPONSIBILITY FOR EXISTING STRUCTURE
21.1

Subject to Clause 22.2, the existing structures, together with the contents of the existing structures owned by the Employer, shall be at the sole risk of the Employer as regards loss or damage by fire, storm, tempest, flood bursting or overflowing of water tanks apparatus or pipes or explosion. The Employer shall maintain from the commencement of the Works until the completion by the Contractor of all Works (including the making good of defects) under the Contract a proper policy of insurance against the said risks.

21.2

Where the contents of the existing structure are not the property of the Employer (or an associated or subsidiary company of the Employer), the Contractor shall indemnify the Employer (or an associated or subsidiary company of the Employer) against any liability which the Employer (or an associated or subsidiary company of the Employer) may incur to third parties by reason of any loss or damage to the said contents caused by the negligence, omission or default of the Contractor up to an amount of Thirteen million Euro (€13,000,000) but shall have no liability for any greater amount.

21.3

The Employer shall maintain from the commencement of the Works until completion by the Contractor of the Works (including the making good of defects) under this Contract a proper policy of insurance against the said risks as referred to in sub-clause 22.1 of this Clause and such policy shall include, subject to sub-clause 22.2 of this Clause, a waiver of all rights of subrogation against the Contractor and/or its sub-contractors. The Employer shall before commencement of the Works produce such policy to the Contractor for inspection with the receipt for the last premium paid for its renewal. If any loss or damage shall be caused to the existing structures owned by the Employer, together with the contents thereof owned by the Employer, by any of the said risks or by war, riot or civil commotion then the terms of Clause 19.1(b)shall apply.

22	ADJOINING PROPERTIES
22.1

The Contractor and any Works Contractors shall take all such reasonable precautions and measures as may be necessary for the protection or the avoidance of injury or damage to any property adjoining the Site of the Works during the execution and, without prejudice to the generality of the foregoing, to remove from and clear up any debris or materials which may spill over or otherwise emanate from the Site of the Works onto or into any such adjoining property.

22.2

The Contractor will ensure that the fire alarm system (the “Fire Alarm System”) in the building is not falsely activated when carrying out the Works. In the event that the Fire Alarm System is falsely activated, the Contractor hereby agrees to pay the Employer liquidated damages in the amount of €2,500 (two thousand five hundred euro) per activation of the Fire Alarm System per occupied floor.

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23	WAR DAMAGE

No liability shall attach to the Contractor under this Contract for any damage to the Works or unfixed materials caused by war, invasion, act of foreign enemy, hostilities (whether war be declared or not), civil war, civil commotion, rebellion, revolution, insurrection, terrorism or military or usurped power.

24	DATES FOR POSSESSION AND COMPLETION

The Contractor shall not have exclusive possession of the Site. The Contractor acknowledges that it has no entitlement to, or expectation of, exclusive access to or possession of the Site. In particular, the Contractor shall not be entitled to any additional payment or compensation or to any additional time for completion of the Works as a result of the arrangements for access to and possession of the Site as set out in the Appendix. Without prejudice to and subject to the foregoing, the parties acknowledge that possession of the Site shall not be given to the Contractor any earlier than on or before the Date for Possession in accordance with the table found at the Appendix. Upon such possession being granted, the Contractor shall thereupon begin the Works, regularly proceed with and complete same on or before the Date for Completion.

25	DAMAGES FOR NON-COMPLETION
25.1

If the Contractor fails to Practically Complete the Works by the Date for Completion or within any extended time under Clauses 24 or 26 of these Conditions of Contract and the Contract Manager certifies in writing that in his opinion the same ought reasonably so to have been completed the Contractor shall pay or allow to the Employer the sum named and at the rate stated in the Appendix as “Liquidated and Ascertained Damages” for the period during which the Works shall so remain or have remained incomplete and the Employer may deduct such damages from any monies due or to become due to the Contractor under this Contract.

25.2

If any act of default of the Employer delays progress of the Works then the Contractor shall within seven (7) days of the act or default give notice in writing to the Contract Manager to this effect and any time lost from this cause shall be ascertained and certified by the Contract Manager and the Employer shall pay or allow to the Contractor such damages, as the Contractor shall have incurred by the delay. It is a condition precedent to the Contractor's entitlement to additional time or payment under this Contract that the Contractor provide notice of potential delay or disruption or increase in cost in accordance with these procedures and the notice requirements in the Conditions of Contract.

26	DELAY AND EXTENSION OF TIME

If in the opinion of the Contract Manager the Works are delayed:

(a)	by Force Majeure;
(b)

by reason of any exceptionally inclement weather, which phrase for the purpose of the Contract shall be limited to hail, snow, rain, wind or frost which in each case is greater than twice the average in respect of that element for the corresponding month in the preceding 5 (five) years;

(c)	by reason of loss or damage to the Works or Ancillary Items as is covered by Clauses 16 to 21 of these Conditions of Contract,
(d)

by reason of civil commotion or strike, lockouts or trade disputes affecting the carrying out of the Works, provided that the Contractor shall only be entitled to an extension of time in respect of a strike, lockout or trade dispute which is confined to his own workforce to the extent that the Contractor has sought to prevent and/or achieve a resolution to such strike, lockout or trade dispute by the use of all reasonable endeavours, which in this context shall include the Contractor's agreement to the engagement of labour to work on the Site on terms and conditions which are in all material respects equivalent to the terms and conditions applicable on equivalent or comparable (in terms of the nature and scope of works) building sites in the Dublin area;

(e)	by reason of Contract Manager's Instructions given in pursuance of Clauses 2 or 37;
(f)

because the Contractor has not received in due time the necessary responses from the Design Team to technical queries for which he shall have specifically applied in writing Contract Manager 7 (seven) days in advance of the required date for receipt of such instructions;

(g)	by reason of any act or default of the Employer causing delay in the progress of the Works as provided for in Clause 24 or Clause 25.2;
(h)

by delay on the part of other contractors, artists or tradesmen engaged by the Employer in executing work not forming part of this Contract excluding where the Contractor has been engaged by way of separate agreement to carry out fit-out or other works in relation to the Premises; or

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(i)	because the Contractor has been unable for reasons beyond his control to secure labour and materials as may be essential for the proper execution of the Works then in any such case the Contract Manager shall make a fair and reasonable extension of time for completion of the Works. Upon the happening of any such event causing delay, the Contractor shall immediately give notice thereof in writing to the Contract Manager but it shall nevertheless use constantly its best endeavours to prevent delay and shall do all that may reasonably be required to the satisfaction of the Contract Manager to proceed with the Works. It is a condition precedent to the Contractor's entitlement to an extension of time and any costs associated therewith that the Contractor comply with the notice and warning requirements as set out in this Clause. In determining what extension of time (if any) is fair and reasonable under paragraph (c) above, for loss or damage to the Works or Ancillary Items the Contract Manager shall have regard in particular to any negligence omission or default of the Contractor which caused or contributed thereto. In assessing extensions of time under this Clause, the Contract Manager shall be entitled to allow for omissions or other reductions in the Contractor's programme due to Contract Manager's Instructions.

27	PRACTICAL COMPLETION AND DEFECTS LIABILITY
27.1

When in the opinion of the Contract Manager the Works are “Practically Completed”, he shall forthwith issue a certificate to that effect and “Practical Completion” of the Works shall be deemed for all the purposes of this Contract to have taken place on the day named in such certificate.

27.2

Any defects, shrinkage or other faults which appear before the expiration of the Defects Liability Period which are in the opinion of the Contract Manager due to materials or workmanship not carried out in accordance with the Contract shall within a reasonable time after receipt of the Contract Manager's written instructions be made good by the Contractor and (unless the Contract Manager shall otherwise decide) at his own cost. The Contract Manager may issue such written instructions from time to time during the Defects Liability Period and in any event shall issue a final list of defects not later than 28 days after the expiration of the Defects Liability Period. The Contractor shall remedy such defects and when the Contract Manager is satisfied that they have been completed, the Contract Manager and the Employer's Engineer's shall issue a Certificate of Making Good Defects of the Works in the form set out at Schedule 16 herein. Save as aforesaid, no Certificate of Making Good Defects shall of itself be conclusive evidence that any works, materials or goods for which it relates are in accordance with this Contract.

28	PARTIAL OR PHASED POSSESSION

Not used.

29	DETERMINATION OF CONTRACT BY EMPLOYER
29.1	Default. If the Contractor shall make default in any of the following respects, viz:-
(a)	without reasonable cause shall wholly suspend the Works before completion;
(b)	shall fail to proceed with the Works with reasonable diligence;
(c)	shall refuse or persistently neglect to comply with a notice in writing from the Contract Manager requiring him to remove defective work or improper materials;
(d)	shall fail to execute the Works in accordance with the Contract or shall in the opinion of the Contract Manager be in serious breach of his obligations under the Contract;

then if such default shall continue for 14 days after a notice by registered post specifying the default has been given to him by the Contract Manager, the Employer may, without prejudice to any other rights or remedies thereupon and at latest within 14 days by notice by registered post determine the employment of the Contractor under this Contract; provided that notice in pursuance of this shall not be given unreasonably or vexatiously and shall be void if the Employer is at the time of the notice in major breach of this Contract. After such notice to the Contractor from the Contract Manager shall have been given, the Contractor shall not be at liberty to remove from the Site or Works or from any ground contiguous thereto, any plant, materials or goods belonging to him which shall have been placed thereon for the purpose of the Works, and the Employer shall have a lien upon all such plant, materials and goods, to subsist from the date of such notice being given until the notice shall have been complied with. Provided always that such lien shall not under any circumstances subsist after the expiration of thirty-one days from the date of such notice being given unless the Employer shall have entered upon and taken possession of the Works and Site, and provided also that such lien shall not apply to any plant, materials or goods belonging to any Works Contractor unless the value thereof shall have been included in a certificate of which the Contractor has received payment.

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29.2

Bankruptcy of Contractor. If the Contractor commits an act of bankruptcy or being a Company enters into liquidation whether compulsory or voluntary (except liquidation for the purpose of reconstruction) or a receiver is appointed or if a petition to appoint an examiner is presented to the High Court or a receiver or manager of the Contractor's business or undertaking is appointed or possession taken, by or on behalf of the holders of any debenture secured by a floating charge, of any property comprised in or subject to the floating charge or an examiner is appointed to the Contractor the Employer without prejudice to any other rights herein contained may send by registered post to the Contractor a written notice determining the employment of the Contractor under this Contract.

(a)	in either of the above cases (a) or (b) the following shall apply viz:-
(i)

the Employer may employ and pay a Contractor or other person or persons to carry out and complete the Works and he or they may enter upon the Site and use all materials, goods, temporary building, plant and appliances thereon, and may purchase all materials necessary for the purpose aforesaid;

(ii)

the Contractor shall if so required by the Employer or Contract Manager assign to the Employer without further payment the benefit of any contract for the supply of materials and/or works intended for use under this Contract or for the execution of any works and the Employer shall pay the agreed price (if unpaid) for such materials or works supplied or executed after the said determination;

(iii)

the Contractor shall during the execution or after completion of the Works under this Clause as and when required remove from the Site his temporary buildings, plant, appliances and any materials within such reasonable time as the Contract Manager may specify in a written notice to him and in default the Employer may (without being responsible for any loss or damage) remove and sell the same holding the proceeds less all costs incurred to the credit of the Contractor;

(iv)

until after completion of the work under this Contract no payment shall be made to the Contractor under this Contract provided that upon completion as aforesaid and the verification within a reasonable time of the accounts therefor the Contract Manager shall certify the amount of expenses properly incurred by the Employer and if such amount added to the moneys paid to the Contractor before such determination exceeds the total amount which would have been payable on due completion the difference shall be a debt payable to the Employer by the Contractor, and if the said amount added to the said moneys be less than the said total amount the difference shall be a debt payable to the Contractor by the Employer.

30	DETERMINATION OF CONTRACT BY CONTRACTOR
30.1

If the Employer does not pay the Contractor within the period for honouring certificates named in Clause 29.1 the Contractor after 7 days' notice to the Employer may suspend the Works for a period of 14 days and upon the expiry of this period unless payment shall have been made in the meantime, may determine his own employment under this Contract as from the date of such expiry. When work is suspended under this provision, the time for completion shall be extended by two days for each day of such suspension.

30.2

If the Employer commits an act of bankruptcy or being a Company enters into liquidation, whether compulsory or voluntary (except liquidation for the purpose of reconstruction) or if a receiver is appointed or if a petition to appoint an examiner is presented to the High Court the Contractor may send by registered post to the Employer a notice determining the employment of the Contractor under this Contract as from the date of such notice.

30.3	Upon such determination under this Clause, then without prejudice to the accrued rights of either party their respective rights and liabilities shall be as follows:-
(a)	The Contractor shall thereupon with all reasonable despatch remove from the Site all his goods machinery and plant and shall also give facility for the Works Contractors to do so.
The Contractor shall thereupon be paid by the Employer:-
(i)	the Contract value of the work completed at the date of such determination as aforesaid subject to the provisions of Clause 12 of these Conditions of Contract;
(ii)

the value of the work commenced and executed but not completed at the date of such determination the value ascertained mutatis mutandis in accordance with the provisions of Clause 12 of these Conditions of Contract;

(iii)

the cost of materials or goods properly ordered and delivered for the Works actually paid for by the Contractor or of which he is legally bound to accept delivery and on such costs being paid by the Employer such materials or goods shall become the Employer's sole property;

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(iv)	the reasonable cost of removal as above provided;
(v)	any loss or damage caused to the Contractor owing to such determination as aforesaid.

Provided that in addition to all other remedies the Contractor upon the said determination may take possession of and shall have a lien upon all unfixed materials and goods intended for the Works which may have become the property of the Employer under this Contract until payment of all moneys due to the Contractor from the Employer.

31	CERTIFICATES AND PAYMENTS
31.1

At the period of Interim Certificates (as defined in the Appendix), the Contractor shall (subject to Clause 14.3 of these Conditions of Contract) on production of a detailed progress statement be entitled to receive in ten working days a certificate from the Contract Manager of the amount due to him from the Employer, which certificate shall include any amounts allowed in respect of Works Contracts together with a sum on account of the Fee and the Preliminaries Payment and the Contractor's Work to be agreed between the Contractor and the Quantity Surveyor and to the Contract Manager shall specify and show separately the amount (if any) allowed in respect of each Works Contractor. Each such certificate shall be honoured by the Employer within twenty-one (21) working days of presentation of same to him by the Contractor. If the amount certified differs from the progress statement submitted by the Contractor the Contract Manager, on request, shall give the Contractor an explanation of the difference.

31.2

The amount stated as due in an Interim Certificate shall be the total value of the Works executed by the Contractor and/or Works Contractors and of materials and goods delivered upon the Site for use thereon by the Contractor and/or Works Contractors together with the agreed sum on account of the Fee and the Preliminaries Payment and the amount of any agreed advance payment to any Works Contractor agreed by the Contract Manager up to the date upon which the Contractor shall have applied for the said certificate less an amount to be retained by the Employer (as hereinafter provided) and less any instalments previously certified under this Clause. Provided that such certificate shall include only the value of the said materials and goods as and from such time as they are in the opinion of the Contract Manager reasonably, properly and not prematurely brought to or placed on the Site and only if adequately stored and/or protected against weather or other casualties.

Where in any certificate (of which the Contractor has received payment) the Contract Manager has included the value of any unfixed materials or goods intended for and placed on or adjacent to the Works such materials or goods shall become the property of the Employer and they shall not be removed except for use upon the Works without the authority of the Contract Manager in writing, but the Contractor shall remain responsible for loss or damage to them.

31.3	The amount stated as due on an Interim Certificate may at the discretion of the Contract Manager include the value of any materials or goods before delivery thereof to the Site provided that:
(a)	such materials or goods are intended for inclusion in the Works;
(b)	nothing remains to be done to such materials or goods to complete the same up to the point of their incorporation in the Works;
(c)

such materials or goods have been and are set apart at the premises where they have been manufactured or assembled or are stored where such premises must be located within the Republic of Ireland and furthermore have been clearly and visibly marked individually or in sets either by letters or figures or by reference to a pre-determined code so as to identify:

(i)	where they are stored on premises of the Contractor, the Employer and in other cases the person to whose order they are held; and
(ii)	their destination as being the Works;
(iii)

where such materials or goods were ordered from a Supplier by the Contractor or a Works Contractor the contract for the supply is in writing and expressly provides that the property therein shall pass unconditionally to the Contractor or to the Works Contractor (as the case may be) not later than the happening of the events set out in paragraphs (ii) and (iii) of this Clause;

(iv)

where such materials or goods were ordered from a Supplier by a Works Contractor the relevant Works Contract is in writing and expressly provides that on the property in such materials or goods passing to a Works Contract the same shall immediately thereon pass to the Contractor;

(v)

where such materials or goods were manufactured or assembled by a Works Contractor the Works Contract is in writing and expressly provides that the property in such materials or goods shall pass unconditionally to the Contractor not later than the happening of the events set out in paragraphs (ii) and (iii) of this Clause;

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(vi)	the materials or goods are in accordance with this Contract; and
(vii)

the Contractor furnishes to the Contract Manager reasonable proof that the property in such materials or goods is vested in him and that the appropriate conditions set out in paragraphs (i) to (vii) of this Clause have been complied with.

31.4

Where in any certificate (of which the Contractor has received payment) the Contract Manager has included the value of any unfixed materials or goods intended for the Works such materials or goods shall become the property of the Employer and they shall not be removed except for use upon the Works without the authority of the Contract Manager in writing, but the Contractor shall remain responsible for loss or damage to them and for the cost of the storage, handling and insurance of the same until such time as they are delivered to the Works.

31.5

The amount to be retained by the Employer (“the Retention Fund”) shall be such percentage of the value of the work and materials as aforesaid as is named in the Appendix as “Percentage of Certified Value Retained”.

31.6	The amounts retained by virtue of this Clause 31.6 shall be dealt with in the following manner:-
(a)

As and when such amounts are so retained they shall be held upon trust without obligation to invest by the Employer for the Contractor subject to the right of the Employer to have recourse thereto from time to time for payment of any amount which he is entitled under the provisions of this Contract to deduct from any sum due or to become due to the Contractor.

(b)

The residue of the amount then so retained under Clause 31.5 shall be included in the next Interim Certificate issued after the Certificate of Making Good Defects or the Final Certificate as the case may be.

(c)

Within three calendar months of the date of Practical Completion of the Works the Contractor shall furnish the Contract Manager with all documents necessary for the purposes of the computations required by these Conditions of Contract including those relating to the accounts of Works Contractors.

(d)

No Contractor's documents other than those furnished in accordance with Section (i) of this Clause shall be taken into consideration by the Contract Manager in the computation of the amount of the Final Certificate save in circumstances which are adjudged by the Contract Manager to be exceptional or save for any additional documents which the Contract Manager at any time may seek from the Contractor.

(e)

On compliance by the Contractor with the requirement of Section (a) of this Clause the measurement and valuation of the Works shall proceed and shall be completed within the period of Final Measurement (as defined in the Appendix) and the Contractor shall be supplied with a copy of the priced bills of variations not later than the end of the said period and before the issue of the Final Certificate.

(f)

When due to exceptional circumstances the Contractor does not furnish the documents as required by Section (i) of this Clause the Contract Manager at his discretion may extend the period for furnishing the said documents and any such extension shall also apply to the Period of Final Measurement and to the date for the issue of the Final Certificate.

31.7

So soon as is practicable but before the expiration of 14 days from the end of the Defects Liability Period stated in the Appendix to these Conditions of Contract or from the Certificate of making good the defects under Clause 27 of the Conditions of Contract or from the Period of Final Measurement whichever is the latest, the Contract Manager shall give notice to the Contractor and the Employer of his intention to issue the Final Certificate and unless the Contract Manager receives notice of arbitration within 14 days or such other period as may be stated in the Appendix from the Employer or Contractor he shall issue the Final Certificate. The Final Certificate shall state:

(a)	the sum of the amounts certified for payment under Interim Certificates and the amount of the moiety of the retention money certified at time of Practical Completion;
(b)	the Contract Sum together with the Fee and the Preliminaries Payment and payment in respect of the Contractor's Work adjusted as necessary in accordance with the terms of these Conditions of Contract;
(c)

the difference (if any) between the two sums expressed as a balance due to the Contractor from the Employer or to the Employer from the Contractor as the case may be. Subject to any deductions authorised by these Conditions of Contract the said balance shall as from the twenty-first day after the issue of the said Final Certificate be a debt payable as the case may be by the Employer to the Contractor or by the Contractor to the Employer.

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(d)

The said Final Certificate shall be conclusive in any proceedings arising out of this Contract (whether by arbitration under Clause 34 of these Conditions of Contract or otherwise) that the Works have been properly carried out and completed in accordance with the terms of this Contract and that any necessary effect has been given to all terms of this Contract which require an adjustment to be made to the Contract Sum, the Fee, the Preliminaries Payment and the payment in respect of the Contractor's Work except and insofar as any sum mentioned in the said Final Certificate is erroneous by reason of:-

(i)	fraud, dishonesty or fraudulent concealment relating to the Works, or any part thereof, or to any matter dealt with in the said Final Certificate; or
(ii)

any defect (including any omission) in the Works, or any part thereof which reasonable inspection or examination at any reasonable time during the carrying out of the Works or before the issue of the said Final Certificate would not have disclosed.

31.8	Save as aforesaid no certificate of the Contract Manager shall of itself be conclusive evidence that any works, materials or goods to which it relates are in accordance with this Contract.
31.9

If the Contract Manager fails to issue a Final Certificate, then the Contractor shall be entitled to charge to the Employer interest on the amount of the Final Certificate at the Contractor's current AA bank's rate of interest on overdrafts applicable at the time of non-payment until such time as the Final Certificate is issued.

31.10

If the Employer does not pay to the Contractor any amount certified within the period stipulated for payment thereof, the Contractor may, without prejudice to the other rights and remedies after seven working days from the latest date on which the certificate should have been honoured, be entitled to charge interest to the Employer on the amount outstanding in respect of such Certificate at the Contractor's current AA bank's rate of interest on overdrafts applicable at the time of non-payment until such time as payment is made by the Employer.

32	WAGE AND PRICE VARIATIONS

The Contractor shall not be entitled to any adjustment to the Contract Sum arising from variations in rates of wages, or expenses paid to workmen and/or the cost of materials, plant supervision and general overheads and the Contractor and the Works Contractors shall bear the risk of these costs or expenses increasing.

33	WORKS CONTRACTORS' COLLATERAL AGREEMENTS
33.1

Save as may otherwise be agreed in writing the Contractor shall procure that each of the Works Contractors (and any consultant appointed by any such Works Contractor) shall enter into Collateral Agreements:

(a)	with the Employer;
(b)	any purchaser or tenant of the Works or a part thereof; and
(c)	any funder or investor in the Works or a part thereof,

the said Collateral Agreements shall be entered into in the forms of the specimens attached in Schedule 6 or such other forms as may reasonably be required by the Employer and agreed by the Contractor (such Agreement not to be unreasonably withheld or delayed). Where the Works Contractor has engaged the services of a consultant such consultant shall have professional indemnity insurance with a limit of indemnity of not less than €6,500,000 each and every claim unless otherwise agreed between the parties.

34	DISPUTE RESOLUTION
34.1

If a dispute arises between the parties with regard to any of the provisions of the Contract such dispute shall be referred to conciliation in accordance with the Conciliation Procedures published by the Royal Institute of the Architects of Ireland. If a settlement of the dispute is not reached under the conciliation procedures either party may refer the dispute to arbitration in accordance with Clause 34.2.

34.2

Provided that in the case any dispute or difference shall arise between the Employer or the Contract Manager on his behalf and the Contractor either during the progress of the Works or after the determination of the employment of the Contractor under the Contract or the abandonment or breach of the Contract, as to the construction of the Contract or as to any matter or thing arising thereunder or as to the withholding by any Contract Manager of any certificate to which the Contractor may claim to be entitled, then either party shall forthwith give to the other notice of such dispute of difference, and such dispute or difference shall be and is hereby referred to the arbitration and the final decision of such person as the parties hereunto may agree to appoint as arbitrator or, failing agreement, as may be appointed on the request of either party by the President for the time being of the Royal Institute of the Contract Managers of Ireland and the award of such arbitrator shall be final and binding on the parties. Such reference, except on the question of the appointment of a replacement Contract Manager, Quantity Surveyor and/or

21

Engineers or on the question of certificates, shall not be opened until after the Practical Completion or alleged Practical Completion of the Works or determination or alleged determination of the Contractor's employment under this Contract, unless with the written consent of the Employer or of the Architects on his behalf and the Contractor. The arbitrator shall have power to open up, review and revise any opinion, decision, requisition or notice and to determine all matters in dispute which shall be submitted to him and of which notice shall be given as aforesaid, in the same manner as if no such opinion, decision, requisition or notice has been given. Every or any such reference shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act 2010, or any Act amending same.

34.3

If any dispute arises within Clause 34.1 and the Employer or the Contractor is of the opinion that such dispute touches or concerns a dispute as between the Employer or the Contractor and any Works Contractor, any sub-consultants or any other party (the “Third Party”) appointed to carry out work and/or provide services relating to the Works the Employer or the Contractor may, by notice in writing to the Third Party, require that both disputes be referred to conciliation, to the one conciliator (the “Joint Conciliator”) in accordance with the Conciliation Procedures published by the Royal Institute of the Architects of Ireland. Such notice shall abrogate any previous reference of either such dispute to any conciliator other than the Joint Conciliator. If a settlement of the dispute is not reached under the conciliation procedures either party may refer the dispute to arbitration, to the one arbitrator (the “Joint Arbitrator”). Such notice shall abrogate any previous reference of either such dispute to any arbitrator other than the Joint Arbitrator. Failing agreement between all parties within fourteen days of one party having made a request in writing to the other parties to concur in the appointment of an arbitrator, the Joint Arbitrator shall be appointed upon the application of any of the parties to the disputes to the President for the time being of the Royal Institute of the Architects of Ireland. A Joint Arbitrator may give such directions for the determination of the two disputes either concurrently or consecutively as he may think just and convenient and shall have the same powers to make directions and all necessary awards in the same way as if the procedures of the Rules of the Superior Courts as to joining one or more defendants or co-joining defendants or third parties was available to the parties and to him. Every or any such reference to the Joint Arbitrator shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act 2010, or any Act amending the same.

35	INCONSISTENCIES

The Contractor shall notify the Employer as soon as practicable after he becomes aware of any ambiguity, inconsistency, or design or other fault in the Contract Documents or the contract documents applicable to any Works Contract or the Works or in any instruction received (without prejudice to any other duty in law).

36	SITE MEETINGS

Site meetings shall be held at intervals to be decided upon by the Contract Manager. Representatives of the Contractor and such of its Works Contractors as may be appropriate and the representatives of the Contract Manager, the Project Manager and the Engineers may attend. In keeping with the spirit of co-operation in which these site meetings must operate, the attendance of the Works Contractors' representatives where relevant is of paramount importance. In addition, such other persons as may be authorised by the Contract Manager shall be entitled to attend such site meetings.

37	INSTRUCTIONS
37.1	The Contractor shall comply with any of the following written instructions issued by the Contract Manager, including any particular measures specified in the instruction:
(a)

(In addition to the Contract Manager's power under Clause 9) an instruction to investigate the extent or cause of any fault or failure existing or threatened in the Works or to make other investigations. The Contractor shall be entitled to extra payment for performing an instruction under this Clause (or Clause 9) unless the instruction was reasonably necessary due to a breach of duty by the Contractor or reveals a breach of duty by the Contractor.

(b)

An instruction to suspend construction or maintenance of the Works, for a stated period or until further instruction. The Contractor shall be entitled to extra payment for performing the instruction only to the extent that the instruction was due to delay for which the Employer is liable to the Contractor.

(c)

An instruction to propose and/or take any practicable expedition measures to make up delayed progress instead of receiving an extension of time for completion to which the Contractor would otherwise be entitled. If the Contractor, by complying with Contract Manager's Instructions given pursuant to this Clause, is involved in loss or expense beyond that provided for or reasonably contemplated by the Contract, he may claim for such loss and expense by complying with Clause 2.

22

(d)

An instruction that the Contractor shall cease to employ in connection with the Works and replace in accordance with the appropriate procedure any manager, workman or other employee of the Contractor or any Works Contractor who in the considered opinion of the Contract Manager has been guilty of dishonesty, incompetence or negligence relevant to this Contract.

(e)

An instruction to vary the Works instead of rectifying a defect for which the Contractor is responsible. The Contractor shall not be entitled to any extra payment for such variation except the sum (if any) certified by the Contract Manager by which the amount of a valuation under Clause 12 exceeds the total of direct and consequential costs that the Contractor otherwise would have incurred in rectifying the defect.

(f)

An order to allow a defect for which the Contractor is responsible to remain in the Works. The Contract Manager shall certify the amount of the direct and consequential costs that would have been incurred by the Contractor in making good the defect, which amount shall be allowed by the Contractor to the Employer as an adjustment to the Contract Sum.

38	FORCE MAJEURE

Neither the Employer nor the Contractor shall be liable for any breach, nonperformance or delay in performance of this Contract that is due to Force Majeure.

39	DESIGNATED DATE

For the purpose of these Conditions of Contract and their application to the Preliminaries Payment the Designated Date is as defined in the Appendix. For the purpose of these Conditions of Contract, the Designated Date shall in each case mean the date ten days prior to the latest date set for the receipt of relevant tenders or the latest revision of such date. When no date is set for receipt of tenders, the Designated Date shall in each case mean the date of receipt of such tender.

40	CARE AND SECURITY OF THE WORKS

The Contractor shall take full responsibility for the care of the Works and shall be solely responsible for the security and protection of his own and Works Contractors' materials and/or constructional plant.

41	PROGRAMME
41.1

The Contractor shall submit to the Contract Manager, within two weeks of a request to do so, a detailed programme showing the order of procedure and method in which the Contractor proposes to carry out the Works (“the Programme”) and shall furnish to the Contract Manager particulars in writing of the Contractor's arrangements for the carrying out of the Works which the Contractor intends to supply, use or construct as the case may be and shall update such programme and particulars periodically or when reasonably required by the Contract Manager. The submission to and approval by the Contract Manager of the programme (or any revision thereto) or the furnishing of such particulars shall not relieve the Contractor of any of his duties or responsibilities under this Contract.

41.2

The Contractor shall, if so requested by the Contract Manager, prepare and submit to the Contract Manager with the programme details (in the form of a graph or in such other form as the Contract Manager may reasonably require) of the numbers and trades of workmen and a list of the plant which the Contractor proposes, at various times, to employ upon the Site in order to perform his obligations under this Contract in accordance with the programme.

41.3

The Contractor shall, at 4 (four) weekly intervals or as required, furnish a progress report on the activities of the programme current at the time, in a format which is acceptable to the Contract Manager and the Project and Costs Manager.

41.4

Should it appear to the Contract Manager and the Project Manager at any time that the actual progress of the Works does not conform with the approved Programmes referred to in sub-clause (a) of this Clause, the Contract Manager and the Project Manager shall be entitled to require the Contractor to produce a revised programme showing the modifications to the original programme necessary to ensure completion of the Works within the time for completion as defined in Clause 24 or extended time granted or due to be granted pursuant to Clause 26 and to supplement his resources as necessary to meet and comply with the requirements of such revised programme.

42	SAFETY
42.1	The Contractor shall ensure that all necessary safety precautions and regulations applicable to constructional operations on Site are observed.
42.2

The Contractor shall comply with the reasonable requirements of the Contract Manager in respect of safety. Neither the Employer nor the Contract Manager shall have any liability to the Contractor as a result of such advice being offered either to the Contractor or to third parties.

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42.3

Before the Contractor or any Works Contractor brings to the Site any item of plant for use on the Works, he shall produce to the PDSP for inspection any certificate or document relating to the said plant which the Contractor or Works Contractor is required, by law, to have and shall furnish any required information for the Safety File.

42.4

The Contractor shall be responsible for the care of the Works and for the safety of all persons who enter upon the Site, and shall ensure that all necessary safety precautions and regulations applicable to constructional operations on Site are observed.

42.5

On request, the Contractor shall execute the Agreement of the appointment of Project Supervisor for the Construction Stage of the Works (pursuant to the provisions of the Safety, Health and Welfare at Work (Construction) Regulations, 2013 (“the Construction Regulations”) in the form of the specimen attached in Schedule 7 or any other form reasonably required by the Employer.

42.6	The Contract Sum shall include for all costs which may be incurred by the Contractor in compliance with its obligations pursuant to the Construction Regulations.
43	SITE CLEANLINESS
43.1	The Contractor shall, during the course of the carrying out of the Works, maintain the Site in a clean and safe condition to the reasonable satisfaction of the Contract Manager.
43.2

The Contractor shall remove from the Site, unless otherwise agreed with the Contract Manager, all plant, goods and materials, temporary buildings or other structures or debris which are not necessary for the proper performance of the Contractor's obligations. The Contractor shall remove all plant, materials, debris, buildings and other structures and debris from the Site within two weeks of the date of Practical Completion save for such plant, materials, buildings and other structures required by the Contractor for the purpose of making good defects during the Defects Liability Period.

44	RECORDS

The Contractor shall deliver to the Contract Manager, at weekly intervals, records, in such form as the Contract Manager may reasonably require, detailing the numbers of the several classes of labour and of the items of plant, employed or engaged by the Contractor or his Works Contractors and their Sub-Contractors (of whatever tier) on the Site including the recording of night time working and operating of plant. Such records shall identify the work upon which plant is engaged and/or shall state and identify the plant which is standing idle. The Contractor shall, if requested by the Contract Manager, provide copies of his weekly wage sheets to the Contract Manager.

45	MATERIALS, GOODS, EQUIPMENT
45.1

All materials, goods, and/or equipment delivered to the Site by the Contractor or any Works Contractor and intended for incorporation in the Works shall, upon delivery, be deemed to be the property of the Employer and the Contractor shall not remove the same or any part thereof without the consent in writing of the Contract Manager, which consent shall not be unreasonably withheld. The Employer will permit the Contractor, the exclusive use of all such materials, goods, and/or equipment, in and for completion of the Works until the happening of any event which gives the right to the Employer to exclude the Contractor from the Site and proceed with the completion of the Works.

45.2

Upon the removal of any such materials, goods, and/or equipment with the consent as aforesaid, the same shall be deemed to revest in and become the property of the Contractor, or the Works Contractor, as appropriate. Upon final completion of the Works, the said equipment and all surplus materials and goods shall be removed by the Contractor from the Site and upon such removal shall be deemed to revest in and become the property of the Contractor, or the Works Contractor, as appropriate. If the Contractor fails to remove any of the said equipment and any such surplus materials or goods within such reasonable time after final completion of the Works as may be allowed by the Contract Manager, then the Employer may sell the same and after deducting from the proceeds, the costs and charges of and in connection with such sale, shall pay the balance (if any) to the Contractor.

45.3	The Employer shall not at any time be liable for loss of or damage to any of the said materials, goods and/or equipment nor for their maintenance, operation or safeguarding.
45.4

The operation of sub-clause (a) to (c) of this Clause shall not be deemed to imply any approval by the Contract Manager of the materials or goods or other matters referred to therein nor shall it prevent the rejection of any such materials or goods at any time by the Contract Manager.

46	DELETERIOUS MATERIALS

Without prejudice to the obligations under this Agreement, the Contractor shall use skill, care and diligence to see that those materials used or stipulated for use by the Contractor are in accordance with “Good Practice in Selection

24

of Construction Materials” published by the British Council for Offices in March 2011 and relevant Irish Standards and Codes of Practice and shall, in discharging its general inspection duties, use such skill, care and diligence to see that the use of such materials is generally in accordance with such guidance.

47	PERFORMANCE BOND
47.1

The Contractor shall, within 4 (four) weeks of execution of this Contract, supply a Performance Bond from insurers or other financial institution approved by the Employer for a sum of not less than 12.5% Guarantee Performance Bond for a period of 18 months, for the due performance and observance of the obligations and stipulations of the Contractor under the Contract. The terms of the Performance Bond shall be in a form approved of the specimen attached in Schedule 8 (or such other form as may be approved by the Employer).

47.2

Upon the issue of a notice of determination of the employment of the Contractor by the Employer under the Contract the Employer shall be the sole beneficiary of this bond. Any sums properly payable to the Contractor by the Surety but unpaid at the date of issue of the notice of determination shall be due and payable to the Employer.

47.3	Notwithstanding any other provisions of the Contract, the Contractor shall not be entitled to receive any payment until it has complied with its obligations under this Clause.
48	NUISANCE

The Contractor shall not do or suffer to be done on the Site anything which may be or become a nuisance or cause damage to the owners, lessees, licensees or occupiers of any adjoining or nearby premises. The Contractor shall comply with and adhere to the boundaries of the Site, access to the Site, working hours, acceptable noise levels and any other constraints on working space or working conditions set out in the Specification.

49	DOCUMENTS[10] REQUIRED BEFORE PRACTICAL COMPLETION AND BUILDING REGULATIONS
49.1

Without prejudice to the generality of the Contractor's obligations with regard to the furnishing of opinions, certificates and documents, the Contractor shall procure and provide to the Employer prior to the issue of the Certificate of Practical Completion for the Works thereof where appropriate:

(a)	A Certificate, in the form of the specimen attached in Schedule 12, Part One, from the Contractor to the effect that the Works, as appropriate, undertaken by the Contractor has been constructed:
(i)

in substantial compliance with the Building Control Act 1990 as amended by the Building Control Act 2007, the Building Regulations, and the Building Control Regulations and all other regulations issued pursuant to the said Act; and

(ii)	in substantial compliance with the Contract Drawings and Specifications.
(b)

Certificates in the form of the specimens attached in Schedule 11, Part Two issued by each of the Works Contractors appointed in respect of the elements of the Works, to the effect that the relevant element of the Works undertaken by the Contractor has been designed and constructed in substantial compliance with the Building Control Act 1990 as amended by the Building Control Act 2007 together with any act amending same and all Regulations made thereunder, and in substantial compliance with the Contract Drawings and Specifications.

(c)	All testing and commissioning results in relation to plant and equipment.
(d)	All operating and maintenance manuals together with manufacturers product warranties and guarantees.
(e)	The Safety File required in accordance with the Construction Regulations.
(f)	All Collateral Warranties referred to in this Agreement.
(g)	Tests results, reports and other documents relating to piling operations.
50	NOVATION

On execution of this Agreement, the Contractor, without being entitled to compensation, shall execute a deed of novation in the form set out in Schedule 16 which will be held in escrow and delivered on Practical Completion, such deed being between the Employer, the Contractor, and the Substitute Employer (as defined therein) PROVIDED ALWAYS that it shall not be delivered until such time as all monies due to it under this Management Contract have been paid up to the date of the novation.

[10]	G&T to review list and confirm what is applicable/appropriate

25

APPENDIX11

	Clause
Date for Possession:	24	[•]
Date for Completion of the Works	25	[•]
Liquidated and Ascertained Damages (subject to Clause 25.1)	25.1	€17,000 per week or part thereof
Defects Liability Period	27 & 31.7	12 (twelve) months from the date of the Certificate of Practical Completion
Period of Interim Certificate	31.1	4 (four) weeks
Time for Issue of Interim Certificates by the Contract Manager	31.1	20 (twenty) working days
Percentage of Certified Value Retained	31.5	N/A
Limit of Retention Fund	31.4.5	N/A
Period of Final Measurement	31.7	3 months
Designated Date	39	Ten days

[11]	Instructions required

26

SCHEDULE 1

Estimated Prime Cost

Description	Cost €
BWIC/Plenum Seals/Fire Barriers	57,000.00
Specialist Joinery including Kitchen/Tea Station, Print Areas & Storage	125,000.00
System Partitions, Walls and Doors	120,069.59
Singage	0.00
Drywall Partitions/ Ceilings/ Bulkheads/ Timber Skirtings	246,706.56
Floor Finishes/Carpets/Vinyls	120,00.00
Raised Access Flooring	136,482.30
Wall Finishes/ Decorations	80,000.00
Window Treatment/ Blinds/ Curtains	30,000.00
Mechanical Services	980,770.05
Electrical Services	833,500.00
Furniture	0.00
AV Installations	0.00
Builders Clean	10,000.00
Hubspot Provisional Sums	102,250.00
Contingency	Exc
Sub Total Construction Costs (ex VAT)	2,841,778.50

Preliminaries	140,000.00
Bond	7,500.00
Fee on Trade Packages	85,253.35
Total (ex VAT)	€3,074,531.85

SCHEDULE 2

Site Plan and Contractor's Compound

SCHEDULE 3

Site Facilities and Services

Site Facilities and Services referred to in the Management Contract Preliminaries and Fee as set out in Schedule 4.

SCHEDULE 4

Duties and Services

SEE SEPARATE DOCUMENT ATTACHED COMPRISING:

PART 1	-	ROLE, RESPONSIBILITY AND AUTHORITY OF THE CONTRACTOR

PART 2	-	CONSTRUCTION PROGRAMMING AND PROCUREMENT

SCHEDULE 5

Elements of the Works for which work is to be undertaken by Works Contractors

Any sub-contractor undertaking any part of the packages of work noted below shall for the purposes of this Contract be taken to be a Design Sub-Contractor and/or a Warranty Sub-Contractor (as the case may be) as indicated in the table below:

Package	Design Sub-Contractor	Warranty Sub-Contractor
Management Contractor		X
Mechanical System	X	X
Electrical System	X	X
Glazed and Solid Partitions		X
Suspended Ceilings		X
Bespoke Joinery	X
Structural Steelwork	X	X
Raised Access Floors		X
Elevator	X	X

SCHEDULE 6

Collateral Agreement between Employer and Works Contractor

Dated                                                2015

(1) HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) [•]

WORKS CONTRACTOR COLLATERAL WARRANTY TO EMPLOYER

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS AGREEMENT is made the [    ] day of [    ]

BETWEEN

(1)	HIBERNIA REIT PUBLIC LIMITED COMPANY (Company Number 531267) having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Employer”); (“the Employer”); and
(2)	[ ] having its registered offices at [ ]

(“the Works Contractor”).

RECITING:

A.

By an Agreement in writing dated [    ] (“the Main Contract”) made between the Employer and Management and Construction Limited t/a Mac-Interiors (“the Contractor”) the Contractor has contracted with the Employer to undertake the fit-out works at Levels 03 and 04, One Dockland Central, Guild Street, IFSC, Dublin 1 (“the Works”).

B.	The Works Contractor has submitted a tender to the Employer for [ ] such works to form part of the Main Contract Works (“the Works Contract Works”).
C.

In consideration of the warranties and agreements set out hereunder, the Employer has agreed to the selection of the Works Contractor to undertake the Works Contract Works, and the Works Contractor has agreed to enter into a Works Contract with the Contractor (“the Works Contract”) on the terms and conditions of Works Contractor's Tender (and any agreed amendments thereto).

NOW IT IS HEREBY AGREED between the Employer and the Works Contractor that the following warranties and agreements shall have effect:

1.	The Works Contractor warrants to the Employer that it has not broken and shall not break any express or implied terms of the Works Contract.
2.

The Works Contractor warrants and undertakes to the Employer that it will exercise all proper skill, care and diligence in relation to the [design and][12] the construction of the Works Contract Works including, but not limited to the supervision of all Works Contractors and all Sub-Contractors (of whatever tier) to the Works Contractors (to such extent as the Works Contractor has an obligation to so supervise, pursuant to the Works Contract or at common law) and in all other services and duties performed or undertaken or to be performed or undertaken by the Works Contractor pursuant to the Works Contract provided however nothing in this agreement shall have the effect of creating a liability on the part of the Works Contractor to the beneficiary which is greater than the Works Contractor's liability to the Contractor under the Works Contract.

3.

The Works Contractor shall so perform the Works Contract Works so as not to cause a delay to the carrying out of the Main Contract Works or so as to entitle the Contractor to an extension of time under the provisions of the Main Contract. In the event of the Contract Manager appointed under the Main Contract certifying that in his opinion the delay by the Works Contractor has caused a delay to the completion of the Contract Works and/or has entitled the Contractor to an extension of time, the Works Contractor shall pay to the Employer the sum of €[ ] ([ ] Euro) per week as liquidated and ascertained damages for each week or part of week during which the Works Contract Works shall so remain or have remained incomplete. The Employer will not seek to recover damages under this Clause in the event that he is entitled to recover and has in fact recovered liquidated and ascertained damages under the provisions of the Main Contract from the Contractor in respect of one and the same delay.

4.

In the event that the employment of the Contractor under the Main Contract is determined, for whatever reason, the Works Contractor agrees that it shall, if requested by the Employer, complete the Works Contract Works for and on behalf of the Employer on same terms and conditions as are applicable to the Works Contract, Provided However that the Employer shall not have any liability to make payment to the Works Contractor for work completed or materials supplied prior to the date of the determination of the Contractor's employment.

[12]	In Clause 2, delete words in square brackets where Works Contractor does not undertake responsibility for design (in whole or in part).

5.

[13](a) The Works Contractor shall maintain professional indemnity insurance in the amount of not less than [€[ ]] for any one occurrence or series of occurrences arising out of any one event and in terms substantially the same as its current policy of professional indemnity insurance for a period of twelve years from the date of Practical Completion of the Works provided that such insurance remains available to the Works Contractor at commercially reasonable rates and no more than 150% of the rate applicable at the previous renewal and as and when it is reasonably requested so to do by the Employer and/or the Management Company the Works Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained.

(b)

The Works Contractor shall use its best endeavours not to allow any such policy to lapse or the terms thereof to be materially amended during the said period of twelve years and shall endeavour to give the Employer and/or the Management Company thirty days' prior notice of any proposal it receives regarding the withdrawal of cover or a material amendment of policy and in any event shall notify the Employer and/or the Management Company as soon as any such proposal is received.

6	This Agreement shall not in any way be deemed to limit or reduce or otherwise affect the Employer's rights against the Contractor pursuant to the provisions of the Main Contract.
7	Nothing in this Agreement shall prejudice the Employer's and/or the Contractor's common law rights.
8

The ownership and copyright of all drawings, specifications or other documents prepared or to be prepared by the Works Contractor in relation to the Works Contract Works shall vest jointly in the Employer (and such other persons as the Employer and the Works Contractor may agree).

9

This Agreement may be assigned twice by the Employer by way of absolute legal assignment to another person taking an assignment of the Employer's interest in the Works without the consent of the Works Contractor being required and such assignment shall be effective upon written notice thereof having been given to the Works Contractor. No further assignment shall be permitted without the consent of the Works Contractor (such consent not to be unreasonably withheld or delayed).

10	(a) The governing law relating to any matter arising under this Agreement or in connection therewith shall be the law of Ireland.
(b)

If any dispute or difference shall arise between the parties in connection with this Agreement or arising thereunder then such dispute or difference shall be and is hereby referred to arbitration and the final decision of such person as the parties hereunto may agree to appoint as arbitrator or failing agreement as may be nominated at the request of either party by the President for the time being of the Royal Institute of the Contract Managers of Ireland in consultation with the President for the time being of the Construction Industry Federation.

IN WITNESS WHEREOF this Agreement is duly executed the day and date first hereinbefore written.

PRESENT when the COMMON SEAL of

the EMPLOYER was affixed hereto:

PRESENT when the COMMON SEAL of

the WORKS CONTRACTOR was affixed hereto:

[13]	Clause should be deleted where Works Contractor does not have design responsibility

Collateral Agreement between Contractor and Purchaser/Tenant/Funder

Dated                                                 2015

(1) HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS

(3) PURCHASER/TENANT/FUNDER

CONTRACTOR COLLATERAL WARRANTY

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS AGREEMENT is made the     day of    2015

BETWEEN:

A.	HIBERNIA REIT PUBLIC LIMITED COMPANY (Company Number 531267) having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Employer”); and
B.	MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS Company Number 904821 having its registered office at Grattan Hall, Grattan Street, Dublin 2 (the “Contractor”).
C.	[•] Company Number [•], having its registered office at [•] (the “Beneficiary”).

RECITALS

(A)

By an agreement in writing dated the day of 2015 (the “Fit-Out Contract”) the Contractor has contracted with the Employer to carry out certain fit-out works more particularly described in the Fit-Out Contract (therein and hereinafter called the “Works”) at Levels 03 and 04 at One Docklands Central, Guild Street, IFSC, Dublin 1.

(B)	Under the terms of the Fit-Out Contract, the Contractor has agreed to enter into this agreement with the Beneficiary.

WARRANTY

Pursuant to the said agreement and in consideration of the sum of ten euro paid by the Beneficiary to the Contractor (receipt whereof is hereby acknowledged by the Contractor), it is hereby agreed between the Contractor, the Employer and the Beneficiary that the following warranties and agreements shall have effect:

1	Terms of Appointment
1.1	The Contractor warrants that the Fit-Out Contract contains the full terms and conditions of the Contractor's appointment by the Employer.
1.2	The Employer warrants that it is the Employer under the Fit-Out Contract and agrees to be bound by the terms of the Fit-Out Contract.
2	No Breach
2.1	The Contractor warrants that it has not broken and shall not break any express or implied term of the Fit-Out Contract.
2.2

The Contactor further warrants and undertakes to the Purchaser that is shall not seek to make nor accept any material variation to the terms of the Fit-Out Contract without the prior written consent of the Purchaser.

3	Insurance
3.1

The Contractor hereby warrants to the Beneficiary that the Contractor has at all relevant times maintained and will continue to maintain the insurances required under the Fit-Out Contract and that it has at all relevant times observed and will continue to observe all the conditions of such insurance policies and all of the insurance provisions contained or referred to in the Fit-Out Contract and as often as reasonably required to do so by the Beneficiary the Contractor shall send to the Beneficiary for inspection, satisfactory documentary evidence that the insurance is being properly maintained but at any time the Purchaser may require to have sent to it for inspection the relevant policy or policies and the premium receipts therefore.

4	Due Care

The Contractor warrants and undertakes that it has exercised and will continue to exercise all reasonable skill and care in relation to the construction of the Works, including, but not limited to, the supervision of all sub-contractors of whatever tier (to such extent as the Contractor has an obligation to so supervise pursuant to the Fit-Out Contract or at common law) and in all other services and duties performed or undertaken to be performed or undertaken by the Contractor pursuant to the Fit-Out Contract or otherwise.

5	Assignment

The benefit of this Agreement may be assigned only twice by the Beneficiary by way of absolute legal assignment to another person taking an assignment of the Beneficiary's interest in the Works without consent of the Contractor being required and such assignment shall be effective upon written notice thereof being given to the Contractor provided always that this restriction shall not apply to the benefit of the said warranty being assigned in whole or in part to any subsidiary company of the Beneficiary or any company within the group of companies of which the Beneficiary is a member or to any other Bank or Financial Institution providing funding to the Employer. No further assignment of the warranty contained in this Clause 2 shall be permitted without the consent of the Contractor.

6	Drawings and Documents

The design and drawings, specifications, bills of quantities, calculations and similar documents and models (the “Material”) for the Works (in so far as they have been produced by the Contractor) may be used and copied free of charge for any purposes related to the Works including, but without limitation, the construction, completion, maintenance, modification, sale letting, promotion, advertisement, re-instatement, refurbishment, repair and extension of the Works and the Contractor grants the Beneficiary a non-exclusive, perpetual, irrevocable, royalty-free licence of the Material for this purpose and the right to grant sub-licences of the Material.

7	Period of Warranty

This agreement expires 12 years from the date of practical completion of the Works except for any claim for damages of which written notice has been given to the Contractor prior to that date. Notwithstanding the foregoing, the provisions of Clause 2.6 hereof shall exist in perpetuity.

8	Common Law Rights

Nothing in this agreement shall prejudice the Beneficiary's common law rights.

9	[Step-In Agreement
Determination by the Contractor
9.1

The Contractor undertakes to the Beneficiary that the Contractor will not, without first giving the Beneficiary not less than 30 (thirty) days previous notice in writing (the “Contractor's Notice”) exercise any right it may have to terminate or determine or suspend the Fit-Out Contract or to treat the Fit-Out Contract as having been repudiated by the Employer or to discontinue the performance of any duties to be performed by the Contractor pursuant to the Fit-Out Contract.

9.2	The Contractor's Notice shall specify the grounds upon which the Contractor claims it is entitled to terminate or determine or suspend the Fit-Out Contract.
9.3	The Contractor's rights to terminate or determine or suspend the Fit-Out Contract shall cease if before the expiry of the periods stated in the Contractor's Notice:-
9.3.1

any and all breaches of the terms of the Fit-Out Contract specified in the Contractor's Notice insofar as they would entitle the Contractor to terminate or determine or suspend the Fit-Out Contract have been remedied; or

9.3.2	the Beneficiary gives notice in writing to the Contractor substituting the Beneficiary or its appointee for the Employer as employer under the Fit-Out Contract (a “Notice of Substitution”).
9.4

Upon, but not before the giving of a Notice of Substitution the Contractor shall accept the instructions of the Beneficiary or it's appointee to the exclusion of the Employer in respect of the performance of the Fit-Out Contract:-

9.4.1	upon the terms and conditions of the Fit-Out Contract; or
9.4.2

if required by the Beneficiary or its appointee upon the terms and conditions of a new contract between the Contractor and the Beneficiary or its appointee in the same terms (as nearly as may be) as the Fit-Out Contract.

9.5

In either event, all obligations of the Contractor to the Employer under the Fit-Out Contract whether in respect of matters arising before or after the giving of a Notice of Substitution shall be deemed to be obligations to the Beneficiary or its appointee as if it had at all relevant times been a party to the Fit-Out Contract in place of the Employer and all obligations of the Employer under the Fit-Out Contract whether in respect of matters arising before or after the giving of a Notice of Substitution shall be deemed to be obligations, of the Beneficiary or its appointee, as if it had at all relevant times been a party to the Fit-Out Contract in place of the Employer.

9.6

The Beneficiary may, at any time (notwithstanding that there may not have been any breach or default under the Fit-Out Contract), serve notice in writing on the Contractor and the Employer substituting the Beneficiary or its nominee for the Employer under the Fit-Out Contract (“Notice of Takeover”).

9.7

Upon, but not before, the giving of the Notice of Takeover, the Contractor shall accept the instructions of the Beneficiary or its appointee to the exclusion of the Employer in respect of the performance of the Fit-Out Contract:-

9.7.1	upon, the terms and conditions of the Fit-Out Contract; or
9.7.2

if required by the Beneficiary or its appointee upon the terms and conditions of a new contract between the Contractor and the Beneficiary or its appointee in the same terms (as nearly as may be) as the Fit-Out Contract.

9.8	In either event,
9.8.1

all obligations of the Contractor to the Employer under the Fit-Out Contract whether in respect of matters arising before or after the giving of the Notice of Takeover, shall be deemed to be obligations to the Beneficiary or its nominee as if it had at all relevant times been a party to the Fit-Out Contract, and

9.8.2

all obligations of the Employer to the Contractor under the Fit-Out Contract whether in respect of matters arising before or after the giving of the Notice of Takeover, shall be deemed to be obligations of the Beneficiary or its nominee as if it had at all relevant times been a party to the Fit-Out Contract in place of the Employer.

9.9

The Employer acknowledges that the Contractor shall be entitled to rely upon the Notice of Substitution and Notice of Takeover and that the Contractor shall, following the service of the said notice, deal exclusively with and accept the instructions of the Beneficiary or its nominee to the exclusion of the Employer in accordance with this Clause 3.

9.10

It is hereby agreed by the parties that where there is a step-in under this Clause 9, all claims, rights of action, recourse or remedies that the Employer would have had against the Contractor under the Fit-Out Contract prior to step-in occurring in respect of any antecedent breach shall be preserved and may be exercised by the Employer as if the step-in had not occurred and the Fit-Out Contract remained in place between the Contractor and the Employer. In circumstances where rights are preserved to the Employer, the Contractor owes no obligation and has no liability to the Beneficiary.]

10	General
10.1	Liability

The Contractor shall be entitled in any action or proceedings by the Beneficiary to raise the equivalent rights in the defence of liability (save for set off or counterclaim) as it would have against the Employer under the Fit-Out Contract.

10.2	Notices

Any notice required to be given under this agreement shall be in writing and served on the appropriate party at their above mentioned address, or such other address as may be advised in writing by one party to the other party from time to time, either by registered post when the notice shall have been deemed to have been served 48 hours later or by hand when the notices shall have been deemed to have been received on the date of delivery.

10.3	Governing Law

The governing law relating to any matter arising under this agreement or in connection therewith shall be the laws of Ireland and the Irish Courts shall have exclusive jurisdiction.

IN WITNESS WHEREOF this Agreement is duly executed the day and date first hereinbefore written.

PRESENT when the

common seal

of THE EMPLOYER

was affixed hereto:

Director

Director/Secretary

PRESENT when the

common seal

of THE CONTRACTOR

was affixed hereto:

Director

Director/Secretary

PRESENT when the common seal

of the BENEFICIARY

was affixed hereto:

Director

Director/Secretary

SCHEUDLE 7

Appointment of Project Supervisor

Dated                                     2015

(1) HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS

in connection with FIT-OUT

works at LEVELS 03 AND 04, ONE DOCKLANDS CENTRAL, Guild Street, Dublin 1

APPOINTMENT OF PROJECT SUPERVISOR DESIGN PROCESS

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

APPOINTMENT OF PROJECT SUPERVISOR FOR CONSTRUCTION STAGE

THIS AGREEMENT is made the [•] day of [•] 2015

BETWEEN

(1)	HIBERNIA REIT PUBLIC LIMITED COMPANY (Company Number 531267) having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Employer”); and
(2)	MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS Company Number 904821 having its registered office at Grattan Hall, Grattan Street, Dublin 2 (the “Fit-Out Contractor”).

RECITING

A.

The Employer and the Fit-Out Contractor have entered into an agreement dated the [•] day of [•] 2015 (the “Fit-Out Contract”) by which the Fit-Out Contractor has undertaken to complete fit-out works to Levels 03 and 04, One Dockland Central, Guild Street, IFSC, Dublin 1 (the “Fit-Out Contract Works”) on behalf of the Employer.

B.

The Fit-Out Contractor has included in the contract sum (or any modification thereof) for the provision of the services of project supervisor for the construction stage in respect of the Fit-Out Contract Works pursuant to the Safety, Health and Welfare at Work (Construction) Regulations 2013 (the “Regulations”).

NOW IT IS HEREBY CONFIRMED AND AGREED AS FOLLOWS: -

1.

The Employer appoints the Fit-Out Contractor and the Fit-Out Contractor accepts the appointment as project supervisor for the construction stage (the “PSCS”) in relation to the Fit-Out Contract Works for the purpose of the Regulations.

2.	The Fit-Out Contractor warrants and undertakes to the Employer that it is competent to and shall perform the duties of PSCS as required by the Regulations.
3.	The Fit-Out Contractor acknowledges that the Contract Sum reserved in the Fit-Out Contract includes payment to the Fit-Out Contractor in respect of his role as PSCS of the Main Contract Works.
4.

The Fit-Out Contractor shall procure that the insurance cover maintained by the Fit-Out Contractor pursuant to the Fit-Out Contract, will cover its performance as PSCS for the duration of this appointment.

5.

In the event of the employment of the Fit-Out Contractor being determined under the Fit-Out Contract, the employment of the Fit-Out Contractor under this appointment shall also be terminated but without prejudice to the Employer's rights against the Fit-Out Contractor in relation to any antecedent breach of this appointment by the Fit-Out Contractor.

6.

In the event of the termination of this appointment, the Employer reserves the right to use documents prepared by the Fit-Out Contractor pursuant to and for use under this appointment without prejudice to the lien on such documents against unpaid fees, provided always that such documents are used solely for the purposes of the Fit-Out Contract Works.

7.

In the event of the employment of the Fit-Out Contractor under the Fit-Out Contract being assigned/novated, the employment of the Fit-Out Contractor under this appointment shall also be assigned/novated in the same manner and to the same person as the Fit-Out Contract.

8.

Strictly without prejudice to the Employer's assertion that he has no liability under the Regulations or at all from the moment he appoints the PSCS, the Fit-Out Contractor shall implement any requirements of the Employer or his nominee in relation to health and safety issues which requirements shall be implemented immediately in the case of emergency or within forty eight hours otherwise. Under no circumstances shall any requirements of the Employer or its nominee in relation to health and safety issues lessen or reduce or be deemed to lessen or reduce the responsibilities and duties of the Fit-Out Contractor as PSCS of the Fit-Out Contract Works.

9.

Any safety officer or other personnel appointed by the Fit-Out Contractor to coordinate its role as PSCS must be acceptable to the Employer. Any such individual must be competent to perform his/her/their functions pursuant to the Regulations.

10.

Prior to practical completion of the Fit-Out Contract Works, the Fit-Out Contractor shall deliver to the Employer any relevant documentation required for the purposes of the Safety File for the Fit-Out Contract Works pursuant to the Regulations.

11.	All notices under the terms of this appointment shall, unless otherwise specified, be served in writing and addressed as follows: -

Employer: [•]       Contractor:        [•]

12.	This appointment and any dispute arising out of it shall be governed by the laws of Ireland.
13.

If any dispute arising out of this appointment cannot be settled amicably between the parties within ten (10) days after written notice that such a situation exists, then, at the election of either party, the matter shall be referred and finally resolved by arbitration. Any such arbitration shall be governed by the Arbitration Act 2010 as amended from time to time.

14.

The person to be appointed as arbitrator shall be agreed between the parties, or failing such agreement, within ten (10) days to be nominated by the President for the time being of the Law Society of Ireland.

15.	The language of arbitration shall be English and the venue shall be Dublin.
16.

Unless the parties expressly agree in writing to the contrary, the parties undertake as a general principal to keep confidential the referral to arbitration, all awards together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a court or other judicial authority.

IN WITNESS whereof the parties hereto have set their hands and affixed their seals on the date and year first herein written.

PRESENT when the Common Seal

of the Employer

was affixed hereto:

Director

Director/Secretary

PRESENT when the Common Seal

of FIT-OUT Contractor

was affixed hereto:

Director

Director/Secretary

SCHEDULE 8

Performance Bond

THIS BOND is made the              of                 2015

BETWEEN the following parties :

1.	Management & Construction Ltd - the “Contractor” as principal,
2.	Hiscox Insurance Company Limited - the “Guarantor” as guarantor, and
3.	Hibernia Reit Pic - the “Employer”

WHEREAS

1.	By an agreement entered into between the Employer and the Contractor (“the Contract”) the Contractor has agreed to complete Strip Out & Re-fit works to offices at Commerzbank House (the “Works”).
2.

The Guarantor has agreed with the Employer at the request of the Contractor to guarantee the performance of the obligations of the Contractor under the Contract upon the terms and conditions of this Guarantee Bond subject to the limitations set out in Clause 2.

NOW THIS BOND WITNESSES as follows :

1.

The Guarantor guarantees to the Employer that in the event of a breach of the Contract by the Contractor or termination of the Contract pursuant to Clause 29 the Guarantor shall subject to the provisions of this Guarantee Bond satisfy and discharge the damages sustained by the Employer as established and ascertained pursuant to and in accordance with the provisions of or by reference to the Contract and taking into account all sums due and payable to the Contractor pursuant to the terms of the Contract.

2.

The maximum aggregate liability of the Guarantor and the Contractor under this Guarantee Bond shall not exceed €[•] (the “Bond Amount”). The Bond Amount will be reduced to €[•] on the date of Practical Completion of the Works as defined by the Contract.

3.

The Guarantor shall not be discharged or released by any variations to the extent and nature of the Contract, extensions to the period for completion of the Works, indulgences, forbearance or concessions, alterations to the terms of payments, compromises or settlements of disputes without reference to the Guarantor.

4.

The obligations of the Guarantor under this Guarantee Bond shall be released and discharged absolutely 15 months after the date of Practical Completion of the Works as defined by the Contract (the “Expiry Date”), save in respect of any breach of the Contract which has occurred and in respect of which a notice in writing containing particulars of such breach has been made upon the Guarantor before the Expiry Date.

5.

The Guarantor shall be notified in writing by registered or hand delivered letter of any material breach of or default in any of the terms and conditions contained in the Contract and on the part of the Contractor to be performed and observed as soon as possible but in any event within three months after such breach or such default shall have come to the actual knowledge of the Employer. Compliance with this Clause 5 shall not be a condition precedent to any claim by the Employer pursuant to the terms of this Guarantee Bond.

6.

The Employer shall permit the Guarantor to suggest a completion contractor to perform the stipulations and provisions of the Contract which the Contractor shall have failed to perform and observe provided the proposed completion contractor is acceptable to the Employer in its absolute discretion.

7.

No liability shall attach to the Guarantor under this Guarantee Bond in respect of default by the Contractor or breach of the conditions and terms of the Contract where such default or breach was directly or indirectly due to or arising out of War, Invasion, Act of Foreign Enemy, Hostilities (whether War be declared or not), Civil War, Rebellion, Revolution, Riot, Terrorism, Civil Commotion or Military or Usurped Power.

8.	If any legal proceedings are brought against the Guarantor to recover any claim hereunder the same must be instituted not later than twelve months after the Expiry Date.
9.

This Guarantee Bond shall be governed by and construed in accordance with the laws of Ireland and only the courts of Ireland shall have jurisdiction hereunder and nothing in this Bond shall in any way interfere with the right, hereby acknowledged, of the Guarantor to recover from the Contractor any sums paid out under the Bond.

SCHEDULE 9

Drawings and Specifications

SCHEDULE 10

Contractor's Personnel

•	Ronan McGovern – Commercial Director
•	Brendan Moley – Operations Director
•	Paul Noble – Project Manager
•	Liam Smyth – Site Manager
•	Jason Flannery – Director of Engineering
•	Tiffany Quinn – Client relationship Manager
•	Ronan Lally – Senior Quantity Surveyor

SCHEDULE 11

Part One

Contractor's Opinion on Compliance

CERTIFICATE OF COMPLIANCE OF CONTRACTOR

PROJECT: [•]

EMPLOYER:	[Insert Details]

CONTRACTOR:	[Insert Details]

MAIN CONTRACT:	Contract for the Works-entered into between the Employer and the Contractor dated [ ].

WORKS:	Fit out Works at [•]

We, [  ] certify that the Construction of the above Works are:

(a)	in substantial compliance with the Building Control Act 1990, the Building Regulations, the Building Control Regulations and all Regulations made thereunder; and
(b)	in substantial compliance with the Contract Drawings and Specifications (both as defined in the Main Contract).

Definitions

“Building Control Act” means the Building Control Act 1990 as amended and any statutory modification or re-enactment thereof current at the date of the issue of the Commencement Notice in respect of the Works.

“Building Control Regulations” means the Building Control Regulations 1997 to 2014 and any amendments thereto;

“Building Regulations” means the Building Regulations 1997 to 2013 and any amendments thereto;

“Design” and “Construction” have the meanings respectively assigned to them by the Building Control Act.

“Substantial Compliance” when applied to Construction, means that such construction of the Works is in accordance with the Building Control Act and all Regulations made thereunder, saving and excepting such deviations as would not in our opinion warrant the issue of enforcement proceedings as provided for in the Building Control Act.

SIGNED this [    ] day of [  ] 20[  ]

Director

SCHEDULE 11

Part 2

Works Contractor's Opinion on Compliance

CERTIFICATE OF COMPLIANCE OF CONTRACTOR

PROJECT: [•]

EMPLOYER:	[Insert Details]

CONTRACTOR:	[Insert Details]

MAIN CONTRACT:	Contract for the Construction of the Works entered into between the Employer and the Contractor dated [ ].

WORKS CONTRACT

WORKS:	[ ].

We, [      ] certify that the Design and the Construction of the above Works Contract Works are:

(c)	in substantial compliance with the Building Control Act 1990, the Building Regulations, the Building Control Regulations and all Regulations made thereunder; and
(d)	in substantial compliance with the Contract Drawings and Specifications (both as defined in the Main Contract).

Definitions

“Building Control Act” means the Building Control Act 1990 and any statutory modification or re-enactment thereof current at the date of the issue of the Commencement Notice in respect of the Works.

“Building Control Regulations” means the Building Control Regulations 1997 to 2014 and any amendments thereto;

“Building Regulations” means the Building Regulations 1997 to 2013 and any amendments thereto;

“Design” and “Construction” have the meanings respectively assigned to them by the Building Control Act.

“Substantial Compliance” when applied to Design, means that the design of the Works Contract Works is in accordance with the Building Control Act and all Regulations made thereunder saving and excepting such deviations as would not in our opinion warrant the issue of enforcement proceedings as provided for in the Building Control Act.

“Substantial Compliance” when applied to Construction, means that such construction of the Works Contract Works is in accordance with the Building Regulations, saving and excepting such deviations as would not in our opinion warrant the issue of enforcement proceedings as provided for in the Building Control Act.

SIGNED this [    ] day of [              ] 20[    ]

Director

SCHEDULE 12

Fire Safety Certificates

SCHEDULE 13

Certificate of Making Good Defects

Contract Manager' name and address:

Project: [•]

Issue Date:

Employer's name and address:

Contractor's name and address:

I hereby certify that in accordance with the terms of the Contract dated                      the defects in the Works have been made good.

Dated         day of           20[    ]

Signed:

Contract Manager

Member of the Royal Institute of the Contract Managers of Ireland

SCHEDULE 14

Certificate of Practical Completion

FIT OUT CONTRACT IN CONNECTION WITH

REPAIR AND REFURBISHMENT WORKS AT

ONE DOCKLAND CENTRAL, GUILD STREET,

DUBLIN 1

CERTIFICATE OF GARDINER & THEOBALD (IRELAND) LIMITED

(The Contract Manager)

Issued in accordance with Clause 27 of the Management Contract for the repair and refurbishment works to the common areas of One Docklands Central, Guild Street, Dublin 1, between Hibernia REIT plc and Management and Construction Limited t/a MAC-Interiors.

We hereby certify that in accordance with the terms and conditions of the above referenced contract that the works described as “the repair and refurbishment works at” were confirmed as having achieved Practical Completion on [insert date].

1.0	This certificate given by Gardiner & Theobald (Ireland) Limited is subject to inter alia, the following:
1.1	Gardiner & Theobald (Ireland) Limited in reaching this conclusion has relied on:
i	the written Certificates and/or Opinion of Compliance given to it by the Designers, ,
ii	the Opinion of Compliance issued by the Management Contractor and the specialist Works Contractors (referred to in Schedule 5) under the aforesaid Contract.
iii

The confirmation by the Building Control Authority that the building has been added to the register of compliant buildings support by certificates from the Assigned Certifier, the Designer, the Builder, and the Ancillary Certifiers.

1.2	Consolidated Snag List from the Architects and Engineers
1.3	The Defects Liability Period for the repair and refurbishment works at One Docklands Central, Guild Street, Dublin 1 shall commence as per Clause 27.2 on [insert date].
2.0

Terms not otherwise defined in this certificate shall have the meaning given to them the aforementioned contract. In the event of any inconsistency or contradictions in such definitions, those in Gardiner & Theobald (Ireland) Limited's letter of appointment shall take precedence.

Signed by:

For and on Behalf of Gardiner & Theobald (Ireland) Limited

Dated [insert date]

SCHEDULE 15

Insurance Memorandum

The Contractor shall maintain the following insurance for the following terms:

1.

a policy insuring against either party's liability for any losses or damages due to damage or destruction of property or death or personal injury of any person arising out of the Consultant's performance of the Contract (public liability insurance) for an amount of not less than €6,500,000 (six million five hundred thousand euro) per occurrence to be maintained at all times during the continuance of the Contract and subject to an excess of €1,000 for each and every claim;

2.

a policy insuring against liability for any claims, damages, losses and expenses (including legal fees and expenses) arising out of the injury to, or diseases or death of any person employed by the Consultant in the course of the Consultant's performance of the Contract (employer's liability insurance) for an amount of not less than €13,000,000 (thirteen million euro) per occurrence to be maintained at all times during the continuance of the Contract;

3.

a policy insuring against liability for claims, damages, losses and expenses arising out of the acts, defaults or omissions of the Consultant in the course of the Consultant's performance of the Contract (professional indemnity insurance) for an amount of not less than €6,500,000 (six million five hundred thousand euro) for any one claim or series of claims arising out of any one event to be maintained at all times during the continuance of the Contract and for a period of twelve (12) years from the date of Practical Completion of the whole of the Works under the Contract and subject to an excess of €7,000.;

4.

a policy insuring against all risks of loss or damage to any Works carried out by the Contractor including materials for incorporation therein from time of arrival on the site (Contractor's All Risks Insurance) for an amount of not less than €15,000,000 (fifteen million euro) for each and every claim to be maintained at all times during the continuance of the Contract and for a period of twelve years from the date of Practical Completion of the whole of the Works under the Contract. The above limit is subject to an excess of €1,000 for each and every claim which shall increase to €2,500 for each and every claim for theft and malicious damage; and

5.

a policy insuring all mechanically propelled vehicles, owned and non owned, used in connection with the Works (Motor Insurance) for an amount of not less than €6,500,000 (six million five hundred thousand euro) for commercial or special types vehicles and €30,000,000 (thirty million euro) in respect of third party property damage for private cares. Any such insurances must be unlimited in respect of third party personal injury in respect of all categories of vehicles.

SCHEDULE 16

Deed of Novation

Dated                           2015

HIBERNIA REIT PUBLIC LIMITED COMPANY

MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS

HUBSPOT IRELAND LIMITED

NOVATION AGREEMENT IN RESPECT FIT-OUT CONTRACT FOR LEVELS 03

AND 04, DOCKLAND HOUSE, GUILD STREET, IFSC, DUBLIN 2

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS AGREEMENT is dated	2015 and is made between:
(1)	HIBERNIA REIT PUBLIC LIMITED COMPANY (Company No. 531267), having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Employer”);
(2)	MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS (Company No. 904821) having its registered office at Grattan Hall, Grattan Street, Dublin 2 (the “Contractor”); and
(3)	HUBSPOT IRELAND LIMITED (Company No. 515723), having its registered office at 2nd Floor, 30 North Wall Quay, Dublin 1 (the “Substitute Employer”).

(together the “parties” and each a “party”)

Background

(A)

Pursuant to a fit-out works contract dated [•] and entered into between the Employer and the Contractor, (the “Fit-Out Contract”) the Contractor agreed to carry out certain fit-out works at Levels 03 and 04, One Docklands Central, Guild Street, Dublin 2 (the “Works”).

(B)

The parties have agreed that the rights, obligations and liabilities of the Employer under the Fit-Out Contract shall be transferred to and assumed by the Substitute Employer with effect from the date of this Agreement (the “Effective Date”), subject to the terms and conditions of this Agreement.

NOW IT IS AGREED as follows:

1	SUBSTITUTE EMPLOYERS'S UNDERTAKING
1.1

With effect from the Effective Date and in consideration of the agreements and undertakings given by the Contractor under Clause 2, the Substitute Employer hereby agrees and undertakes to observe, perform, discharge and be bound by the Fit-Out Contract in place of the Employer.

1.2

The Employer agrees to furnish (at its own expense), in a timely manner, the Substitute Employer with any information or copy documentation reasonably required by the Substitute Employer in respect of:

1.2.1	the administration of the Fit-Out Contract; and
1.2.2	any disputes which arise between the Substitute Employer and the Contractor.
2	THE CONTRACTOR'S UNDERTAKING AND RELEASE OF THE EMPLOYER
2.1	With effect from the Effective Date and in consideration of the agreement and undertaking given by the Substitute Employer in Clause 1, the Contractor hereby:
2.1.1	releases and discharges the Employer from all obligations to observe, perform, discharge and be bound by the Fit-Out Contract;
2.1.2	accepts the Substitute Employer's agreement and undertaking under Clause 1 to observe, perform, discharge and be bound by the Fit-Out Contract in place of the Employer;
2.1.3	gives full credit to the Substitute Employer for all monies paid by the Employer to the Contractor prior to the date of this Agreement in connection with the Fit-Out Contract; and
2.1.4	agrees and undertakes to observe, perform, discharge and be bound by the Fit-Out Contract as if the Substitute Employer had been a party to the Fit-Out Contract.
3	COLLATERAL WARRANTY
3.1	The Contractor agrees that it shall enter into a Collateral Agreement in the form of the specimen attached in the Appendix hereto in favour of the Employer on the Effective Date.
4	NO DISCHARGE
4.1	Nothing in this Agreement shall operate to discharge the Contractor from any liability in respect of duties performed whether prior to, on or subsequent to the Effective Date.
4.2	Save as otherwise provided, nothing in this Agreement affects any accrued rights or liabilities of a party that have arisen pursuant to the Fit-Out Contract prior to the Effective Date.

4.3	Subject to the terms of this Agreement, the Fit-Out Contract shall remain in full force and effect.
5	NOTICES
5.1	For the purposes of all provisions in this Agreement concerning the service of notices, the address of the Substitute Employer is its registered office at 2nd Floor, 30 North Wall Quay, Dublin 1.
6	COUNTERPARTS
6.1

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same instrument.

7	GOVERNING LAW AND JURISDICTION
7.1	This Agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the laws of Ireland.
7.2	The parties irrevocably agree that the courts of Ireland shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

This Agreement has been entered into on the date stated at the beginning of it.

PRESENT when the COMMON SEAL of HIBERNIA REIT PUBLIC LIMITED COMPANY
was affixed hereto	Director

Director/Secretary

PRESENT when the COMMON SEAL of MANAGEMENT AND CONSTRUCTION LIMITED T/A MAC-INTERIORS
was affixed hereto	Director

Director/Secretary

PRESENT when the COMMON SEAL of HUBSPOT IRELAND LIMTIED was affixed hereto	Director

Director/Secretary

APPENDIX

Form of Collateral Warranty in favour of the Employer

Dated                                     2015

MANAGEMENT AND CONSTRUCTION LIMITED T/A MAC-INTERIORS

HIBERNIA REIT PUBLIC LIMITED COMPANY

HUBSPOT IREAND LIMITED

COLLATERAL WARRANTY

Eversheds

Solicitors

One Earlsfort Centre

Earlsfort Terrace

Dublin 2

THIS COLLATERAL WARRANTY AGREEMENT is made on	2015

BETWEEN

(1)	MANAGEMENT AND CONSTRUCTION LIMITED t/a MAC-INTERIORS (Company No. 904821) having its registered office at Grattan Hall, Grattan Street, Dublin 2 (the “Contractor”); and
(2)	HIBERNIA REIT PUBLIC LIMITED COMPANY (Company No. 531267) having its registered office at South Dock House, Hanover Quay, Dublin 2 (the “Beneficiary”);

AND

(3)	HUBSPOT IRELAND LIMITED (Company No. 515723), having its registered office at 2nd Floor, 30 North Wall Quay, Dublin 1 (the “Employer”).

WHEREAS

(A)

The Contractor was retained by the Beneficiary pursuant to a Fit-Out contract dated [•], (the “Fit-Out Contract”) to carry out certain fit-out at One Docklands Central, Guild Street, IFSC, Dublin 1 (the “Works”).

(B)	The Beneficiary's rights and obligations under the Fit-Out Contract were novated to the Employer by means of a novation agreement dated in or about the date hereof (the “Novation Agreement”).
(C)	Pursuant to the terms of the Novation Agreement, the Contractor agreed to enter into this Agreement with the Beneficiary.

NOW in consideration of the payment of €1 by the Beneficiary to the Contractor (receipt of which sum the Contractor hereby acknowledges) IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATION
1.1	Unless the context otherwise requires, in this Warranty:
1.1.1	words denoting any gender include all genders and words denoting the singular include the plural and vice versa;
1.1.2

any reference to any agreement (including this Warranty) or other instrument shall be a reference to such agreement or instrument as amended, restated or replaced from time to time and all agreements or other instruments supplemental thereto provided;

1.1.3	any reference to a clause or schedule is, unless otherwise stated, a reference, as the case may be, to a clause of or schedule to this Warranty;
1.1.4

any reference to a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

1.1.5	headings are for convenience only and shall not affect the construction of this Warranty.
2.	WARRANTY

Pursuant to the said agreement and in consideration of the sum of ten euro paid by the Beneficiary to the Contractor (receipt whereof is hereby acknowledged by the Contractor), it is hereby agreed between the Contractor, the Employer and the Beneficiary that the following warranties and agreements shall have effect:

2.1	Terms of Appointment
(a)	The Contractor warrants that the Fit-Out Contract contains the full terms and conditions of the Contractor's appointment by the Employer.
(b)	The Employer warrants that it is the Employer under the Fit-Out Contract and agrees to be bound by the terms of the Fit-Out Contract.

2.2	No Breach or Variation
(a)	The Contractor warrants that it has not broken and shall not break any express or implied term of the Fit-Out Contract.
(b)

The Contactor further warrants and undertakes to the Beneficiary that is shall not seek to make nor accept any material variation to the terms of the Fit-Out Contract without the prior written consent of the Beneficiary.

2.3	Insurance

The Contractor hereby warrants to the Beneficiary that the Contractor has at all relevant times maintained and will continue to maintain the insurances required under the Fit-Out Contract and that it has at all relevant times observed and will continue to observe all the conditions of such insurance policies and all of the insurance provisions contained or referred to in the Fit-Out Contract and as often as reasonably required to do so by the Beneficiary the Contractor shall send to the Beneficiary for inspection, satisfactory documentary evidence that the insurance is being properly maintained but at any time the Beneficiary may require to have sent to it for inspection the relevant policy or policies and the premium receipts therefore.

2.4	Due Care

The Contractor warrants and undertakes that it has exercised and will continue to exercise all proper skill and care in relation to the construction of the Works, including, but not limited to, the supervision of all sub-contractors of whatever tier (to such extent as the Contractor has an obligation to so supervise pursuant to the Fit-Out Contract or at common law) and in all other services and duties performed or undertaken to be performed or undertaken by the Contractor pursuant to the Fit-Out Contract or otherwise.

2.5	Assignment

The benefit of this agreement may be assigned twice only by the Beneficiary by way of absolute legal assignment to another person taking an assignment of the Funder's/Beneficiary's interest in the Works without consent of the Contractor being required and such assignment shall be effective upon written notice thereof being given to the Contractor provided always that this restriction shall not apply to the benefit of the said warranty being assigned in whole or in part to any subsidiary company of the Beneficiary or any company within the group of companies of which the Beneficiary is a member or to any Bank or Financial Institution providing funding to the Employer. No further assignment of this agreement shall be permitted without the consent of the Contractor.

2.6	Drawings and Documents

The design and drawings, specifications, bills of quantities, calculations and similar documents and models (the “Material”) for the Works (in so far as they have been produced by the Contractor) may be used and copied free of charge for any purposes related to the Works including, but without limitation, the construction, completion, maintenance, modification, sale letting, promotion, advertisement, re-instatement, refurbishment, repair and extension of the Works and the Contractor grants the Funder/Beneficiary a non-exclusive, perpetual, irrevocable, royalty-free licence of the Material for this purpose and the right to grant sub-licences of the Material.

2.7	Period of Warranty

This agreement expires 12 years from the date of practical completion of the Works except for any claim for damages of which written notice has been given to the Contractor prior to that date. Notwithstanding the foregoing, the provisions of Clause 2.6 hereof shall exist in perpetuity.

2.8	Common Law Rights

Nothing in this agreement shall prejudice the Beneficiary's common law rights.

3.	GENERAL
3.1	Liability

The Contractor shall be entitled in any action or proceedings by the Beneficiary to raise the equivalent rights in the defence of liability (save for set off or counterclaim) as it would have against the Employer under the Fit-Out Contract.

3.2	Notices

Any notice required to be given under this agreement shall be in writing and served on the appropriate party at their above mentioned address , or such other address as may be advised in writing by one party to the other party from time to time, either by registered post when the notice shall have been deemed to have been served 48 hours later or by hand when the notices shall have been deemed to have been received on the date of delivery.

3.3	Governing Law

The governing law relating to any matter arising under this agreement or in connection therewith shall be the laws of Ireland and the Irish Courts shall have exclusive jurisdiction.

IN WITNESS WHEREOF this Agreement is duly executed the day and date first hereinbefore written.

PRESENT when the COMMON SEAL of HIBERNIA REIT PUBLIC LIMITED COMPANY was affixed hereto:

Director

Director/Secretary

PRESENT when the COMMON SEAL of MANAGEMENT AND CONSTRUCTION LIMITED T/A MAC-INTERIORS was affixed hereto:

Director

Director/Secretary

PRESENT when the COMMON SEAL of HUBSPOT IRELAND LIMITED was affixed hereto:	Director

Director/Secretary

SCHEDULE 5

Fit Out Works

(Tenant's Plans (which include the Detailed Design Tender Package))

Hubspot Fit-Out
Commerzbank House, Guild Street,
Dublin 1.

Job Number: 15114

Drawing Register - CONSTRUCTION

RKD
ARCHITECTS

Client	Hubspot
Lead Architect	Perkins + Will
Project Manager	Sonica
M&E	Ethos Engineering
PSDP	Ashview Consultants
Fire Consultant	Maurice Johnson & Partners
Contractor	

● - Hardcopy
- email
- CD

Drawing Number	Drawing Title	Scale	Sheet Size	Rev	11.09.2015
	GA PLANS				
C1103	General Arrangement Plan - Third Floor	1:100	A1	C0	C0
C1104	General Arrangement Plan - Fourth Floor	1:100	A1	C0	C0
C1113	Furniture Layout Plan - Third Floor	1:100	A1	C0	
C1114	Furniture Layout Plan - Fourth Floor	1:100	A1	C0	
C1123	RAF Setting Out - Third Floor	1:100	A1	C0	C0
C1124	RAF Setting Out - Fourth Floor	1:100	A1	C0	C0
C1133	Reflected Ceiling Plan - Third Floor	1:100	A1	C0	C0
C1134	Reflected Ceiling Plan - Fourth Floor	1:100	A1	C0	C0
C1153	Partition Types & Grounds - Third Floor	1:100	A1	C0	C0
C1154	Partition Types & Grounds - Fourth Floor	1:100	A1	C0	C0
C1163	Floor & Wall Finishes Plan - Third Floor	1:100	A1	C0	C0
C1164	Floor & Wall Finishes Plan - Fourth Floor	1:100	A1	C0	C0
	DETAIL LAYOUTS / ELEVATIONS				
C1500	Internal Elevations - Sheet 1 of 3	1:20	A1	C0	C0
C1501	Internal Elevations - Sheet 2 of 3	1:20	A1	C0	C0
C1502	Internal Elevations - Sheet 3 of 3	1:20	A1	C0	C0
	DOOR / WINDOW / PARTITION DETAILS				
C1700	Partition Details - Sheet 1 of 4	1:5	A1	C0	C0
C1701	Partition Details - Sheet 2 of 4	1:5	A1	C0	C0
C1702	Partition Details - Sheet 3 of 4	1:5	A1	C0	C0
C1703	Partition Details - Sheet 4 of 4	1:5	A1	C0	C0
C1704	Ceiling Details	1:5	A1	C0	C0
C1705	Door Details - Sheet 1 of 2	1:20	A1	C0	C0
C1706	Door Details - Sheet 2 of 2	1:2	A1	C0	C0
	INTERNAL DETAILS				
C1800	Joinery Details - Reception Desk & Helpspot Desk	1:10/1:50	A1	C0	C0
C1801	Joinery Details - Nomad Table & Banquet	1:10/1:50	A1	C0	C0
C1802	Joinery Details - Kitchen & Pantry	1:10	A1	C0	C0
C1803	Joinery Details - Library, IT Room, Print Room	1:10	A1	C0	C0
C1804	Joinery Details - Training Room & LCD Recesses	1:10	A1	C0	C0
	SPECIFICATIONS				
SPC-007	Partitions & Linings	NA	A4	C0	C0
SPC-008	Suspended Ceilings	NA	A4	C0	C0
SPC-011	Internal Door Sets	NA	A4	C0	C0
SPC-012	Glazed Internal Screens	NA	A4	C0	C0
SPC-014	Tiling	NA	A4	C0	C0
SPC-016	Carpet	NA	A4	C0	C0
SPC-027	Fire Stopping	NA	A4	C0	C0
SPC-033	Raised Access Floors	NA	A4	C0	C0
SPC-041	Materials & Workmanship	NA	A4	C0	C0
	Retractable Screen Basis of Design Document - Tudelu	NA	A4	C0	C0
	SCHEDULES				
	Appendix A - Finishes Schedule	n/a	A4	C0	C0
	Appendix B - Door Schedule	n/a	A4	C0	C0
	Appendix C - Ironmongery Schedule	n/a	A4	C0	C0
	Appendix D - Furniture Schedule	n/a	A3

Hubspot Fit Out

Tender documents schedule

Mechanical Installations

Drawing No:	Revision
M100	T2
M101	T2
M200	T2
M201	T2
M300	T2
M301	T2
M302	T2
M400	T2
M500	T2
M501	T2

Specifications	Revision
General specification	T1
Particular specification	T2
Form of Tender	T1

Electrical Installations

E001(1)
E003(1)	T1
E004(1)	T1
E005(1)	T1
E006(1)	T1
E007(1)	T1
E100(1)	T1
E101(1)	T1
E200(1)	T1
E201(1)	T1
E400(1)	T1
E401(1)	T1
E500(1)	T1
E501(1)	T1
E700(1)	T1
E700(2)	T1
E701(1)	T1
E701(2)	T1
E800(1)	T1
E801(1)	T1
T1
15_D067_HubSpot Office Fit Out_Form of Tender Electrical	T1
15_D067_HubSpot Office Fit Out General Electrical Specification	T1
15_D067_HubSpot Office Fit Out Particular Electrical Specification	T1
15_D067_HubSpot Office Fit Out_Luminaire Schedule	T1
Panel Schedule DB TA 3.1	A
Panel Schedule DBTA3.2	A
Panel Schedule DB TA 4.1	A
Panel Schedule DB TA 4.2	A

HubSpot Contract Package Additional items Schedule

Maurice Johnson & Partners

•	Dwg. No. 15345-FS-01 Rev A Dated 06.08.2015 – 3rd Floor
•	Dwg. No. 15345-FS-02 Rev A Dated 06.08.2015 – 4th Floor

Ashview Consultants

•	Design Risk Assessment Rev 1.
•	Preliminary Health & Safety Plan July 2015 Rev 1.
•	AF1 Form dated 30.07.15

SCHEDULE 6

(Project Execution Plan)

gardiner&theobald

One Dockland Central, IFSC, Dublin 1

FOR

Hibernia REIT

Project Execution Plan for Level 03 and 04 Fit-Out Works – Subject to Contract

September 2015

Our Mission

To be the natural first choice service provider in our field of business

Hibernia REIT Plc

One Dockland Central — Fit Out PEP

September 2015 Rev 3

CONTENTS

1. DOCUMENT VERIFICATION

2. INTRODUCTION

3. LANDLORD WORKS AND TENANT WORKS

4. PROGRAMME MILESTONES

5. PROJECT TEAM AND ORGANISATION STRUCTURE

6. PROCUREMENT STRATEGY

7. CHANGE MANAGEMENT PLAN I COST MANAGEMENT

8. VALUATIONS

9. QUALITY CONTROL AND SAMPLE APPROVALS

10. MEETINGS

11. COMPLETION AND CERTIFICATION

APPENDICES

Appendix A Demised Area for Tenant Fit-Out Works Drawings

Appendix B Tenant Fit-Out Works Construction Programme

Appendix C Phase 1 and 2 Landlord Remodelling Works Drawings

Appendix D Landlord Remodelling Works Construction Programme

Appendix E Phase 2 Front Elevation Stage Works Plan

Appendix F Scope of Services for GT and ScollardDoyte for the HubSpot Fit-Out

Appendix G Template for Access Certificate and Completion Forms

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1. DOCUMENT VERIFICATION

Job Title:	Hibernia REIT One Dockland Central
Tenant Fit Out for HubSpot

Job No:	32336

Document Title:	Project Execution Plan for Level 03 and 04
Fit Out Works

Revision	Date	Filename
0	09/07/2015	Description	Initial Draft for review
			Prepared By	Checked By	Approved By
		Name	Dylan Barry	Anthony McCarthy
Signature

Revision	Date	Filename
1	13/07/15	Description	Updated with comments
			Prepared By	Checked By	Approved By
		Name	Dylan Barry	Anthony McCarthy	Anthony McCarthy
Signature

Revision	Date	Filename
2	01/09/15	Description	Updated with comments
			Prepared By	Checked By	Approved By
		Name	Dylan Barry	Anthony McCarthy	Anthony McCarthy
Signature

Revision	Date	Filename
3	11/09/15	Description	Updated with comments
			Prepared By	Checked By	Approved By
		Name	Dylan Barry	Anthony McCarthy	Anthony McCarthy
Signature

2.	INTRODUCTION

Hibernia REIT acquired Commerzbank House and the adjoining Guild House, in the IFSC, Dublin 1 in mid-2014, now called One Dockland Central and Two Dockland Central respectively, and together the buildings total some 144,250 sq. ft. arranged over 5 floors with 148 car park spaces in the basement with separate entrances onto Guild Street.

Both buildings were completed in 2000 and have been occupied and fitted out by their respective tenants over the years.

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Hibernia are refurbishing the Landlord areas of One Dockland Central to the latest international commercial office standards and design. This work has now commenced on site with Gardiner & Theobald (GT) acting as Project Managers and MAC-Interiors have been appointed as the Management Contractor for these works. More detail is given on the extent of these works in the next section.

Hibernia and HubSpot have agreed on Heads Of Terms to lease Levels 03 and 04 of One Dockland Central and HubSpot have commenced work on designing and procuring their fit out works on these floors.

Bank of New York Mellon are a sitting tenant on Level 01 across the complete floor plate in One Dockland Central and Two Dockland Central. All other floors in One Dockland Central are unoccupied, but Two Dockland Central has circa 80% occupancy.

The purpose of this document is to outline how this will be implemented and managed by all the parties involved for delivery.

3.	LANDLORD WORKS & TENANT WORKS
3.1	Landlord Works

Hibernia have commissioned a significant scope of remedial/improvement works under the Landlord Works Management Contract that has been awarded to MAC-Interiors. For programming reasons these have been split into a) works that do not require BCAR, Planning Permission or Fire Safety Certificate application and b) works that do require BCAR, Planning Permission or a Fire Safety Certificate.

The scope for these are detailed below:

a) Non BCAR works (Phase 1 Landlord Works)

•	Ground floor reception - complete refurbishment, removal of existing planted areas, and new finishes.
•	Lift lobby areas on all floors - strip out and replacement of existing finishes.
•	WCs in Core areas - strip out and full refurbishment including expansion of area to comply with modern WC levels.
•	New atrium stairs - new feature accommodation stairs in the existing atrium.
•	Replacement of existing three passenger lifts with complete new lift installations.
•	Upgrade of existing showers in basement and creation of additional shower area between the two existing lift motor rooms in the basement.
•	Strip out of all existing tenant areas on Level 00, 02, 03 and 04 including M&E to bring back to a ‘grey box’ for future fit out by tenants.
•	Re-decoration of existing fire escape stairwells.
•	Structural slab to Level 03 terrace infill and weather screening of façade, to facilitate HubSpot’s fit-out works. Please refer to the Phase 1 and Phase 2 plans include in the appendix to this PEP.

b) BCAR works (Phase 2 Landlord Works)

The following works require BCAR, Planning Permission or a Fire Safety Certificate. They are therefore being handled separately as outlined in the programme section of this report. The works include:

•	Upgrading of the main entrance to the building from the Guild Street side.
•	Infill of existing terraces at Level 00, 02 and 03, which will internalise the existing external balcony spaces and make them part of the gross internal floor area by moving the façade line out.

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•	An infill floor will have to be installed to the terrace between Level 02 at the rear of the building to facilitate the reclaiming of this terrace space.
•

The Level 00, 02 and 03 cladding system will be installed along building line to match existing. Note: technical decision to re-existing materials or procure a new system is yet to be determined, which will determine the construction programme for these works.

Tenant Works (HubSpot, Level 03 and 04)

The Tenant Fit Out includes full fit out of the demised areas to include raised access floors, floor finishes, partitions and wall finishes, ceilings, mechanical & electrical installation and connection into central landlord system for relevant services, FF&E.

Please refer to the Tenant’s fit-out design submitted for Landlord approval as included within the executed Agreement for Lease, for which a Landlord has issued a License Access Certificate.

4.	PROGRAMME MILESTONES
4.1

The following milestone dates are provided for information purposes and will be driven by compliance with the Landlord’s, the Tenant’s and the Contractor’s obligations under the Agreement for Lease and the Management Contract.

4.2

Please refer to the MAC-lnteriors Landlord Remodeling Works Construction Programme included at Appendix D for more details on the sequencing of the activities to achieve the following milestone dates. Please note that these dates are now superseded as they were dependent on the date for signing the Agreement for Lease. Upon signing of the Agreement for Lease an updated Construction Programme will be issued and this will outline the contractual dates to be followed.

Phase 1 Landlord Works

Ref	Milestone Description	Target Date

1.	Landlord Remodeling Works Commence	06.07.15

2.	Landlord Issues the License Access Certificate for Level 03 and 04	14.09.14

3.	Fit-Out Work to Commence on Level 03 and 04	21.09.15

4.	Landlord Remodeling Works complete to allow Tenant to take Beneficial Occupation of Level 03 and 04

5.	Sectional Completion of Landlord Remodeling Works Phase 1	17.12.15

Please note that Beneficial Occupation by the Tenant of the Level 03 and 04 offices can occur in advance of the Section Completion of the Landlord Remodeling Phase 1 Works, refer to the Agreement for Lease for the definition of Beneficial Occupation.

Phase 2 Landlord Works

Ref	Milestone Description	Target Date

1.	Landlord Remodeling Works Phase 2 Construction Commencement - subject to statutory approvals process	07.12.15

2.	Practical Completion Landlord Remodeling Works - subject to statutory approvals process	29.03.16

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HubSpot Fit Out

Please refer to the MAC-Interiors Tenant Fit-Out Works Construction Programme included at Appendix B for more details on the sequencing of the activities to achieve the following milestone dates;

Ref	Milestone Description	Target Date

1.	Tenant issues Detailed Design Tender Pack	13.08.15

2.	Landlord/Contractor Revert with draft Contract Value for negotiation	31.08.15

3.	Tenant advises acceptance of Management Contract terms and conditions and Contract Value breakdown	04.09.15

4.	Management Contract between Landlord and Management Contractor executed or instruction of award given to Contractor	04.09.15

5.	Statutory Notices issued to relevant authorities	10.09.15

6.	Tenant Fit-Out construction works commence on site	21.09.15

7.	Sectional Completion of Tenant Fit-Out Works (PC excl. Level 03 Terrace In-Fill Office Fit Out	18.12.15

8.	Tenant’s First Day of Business	23.12.15

9.	Substantial Completion of Tenant Fit-Out Works i.e. Level 03 Terrace

To facilitate the commencement of the Tenant Fit Out Works, GT will issue a License Access Certificate (subject to conditions set out within the Agreement for Lease) confirming that the Landlord scope of work for access to the Tenant areas on Level 03 and 04 are substantially complete. This will be to a ‘grey box’ standard and completely clear with services available in the core and risers for the fit out team to pick up. For clarity the ‘grey box’ standard will mean:

•	Floors will be stripped back to the concrete slab and dust sealer applied.
•	Any partitions/glazing internally will be removed.
•

All M&E installations on the floor will be removed back to the risers with the exception of some lights and the fire alarm system which will be left in place at a minimal level for safety reasons and will need to be upgraded as part of the overall tenant fit out.

•	Existing façade at the exterior and to the atrium will be left in place.
•	Ceilings will be stripped back to the concrete slab.

The Tenant Fit-Out Works will not require any access through the Landlord controlled common areas on Level 00, 02, 03 or 04 or the lift cars, except for the “blue route” vertical access via he south west stair core. The Tenant Fit-Out Works will be accessed via the hoist and escape stair on the south/west corner.

For the Tenant’s Beneficial Occupation date the Landlord’s Remodeling Phase 1 Works will have the lift lobby areas and refurbished WC’s complete, two lifts will be complete (final lift will be under installation), and the shower rooms will be complete in the basement. Atrium stairs will be underway. At this juncture GT will organise a joint inspection of the Landlord’s Remodeling Phase 1 Works and issue a letter confirming Beneficial Occupation has been attained. Note that this wilI be in advance of Practical Completion and please refer to the Agreement for Lease on details on the status of the works and exclusions that are given under the definition of Beneficial Occupation.

The Phase 2 Landlord Works will be commencing at this stage so the Ground Floor entrance and infill terraces will be underway. The building works associated with the Level 02/03 terraces infill are to be coordinated with HubSpot Tenant Fit-Out works which will facilitate the commencement of the fit-out works in this area on Level 03 from mid-November 2015.

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September 2015 Rev 3

5.	PROJECT TEAM ORGANISATION AND COMMUNICATION STRUCTURE
5.1	The organisation chart for the Landlord and Fit Out project teams is shown below.

5.2	Tenant have appointed the following members of the project team;
•	Tenant Project Manager (Sonica) to look after the design of the HubSpot fit-out works. The Tenant’s Project Manager has appointed the following sub-consuitants;
•	Tenant Delivery Architect (RKD) will act as local Delivery Architects for the purposes of signing of compliance with local build regulations.
•	Tenant MEP Engineer (Ethos Engineering).
•	Other design disciplines are required to be appointed by HubSpot include PSDP and FSC/DAC Consultant.
•	Tenant Concept Architect (Perkins Wills) as Concept Architects to develop the look-and-feel of the new offices.

Hibernia REIT have requested that any resources supplied by RKD and Ethos should be separate from the teams working for Hibernia REIT on the Landlord Remodeling Works.

5.3	Hibernia REIT have engaged;
•

Landlord’s Project Manager/Contract Administrator (GT) to act as day-to-day Project Managers of the Landlord Works and Contract Manager under the proposed Landlord Remodeling Works Management Contract. GT will act as Contract Manager/Contract Administrator for both Management Contracts delivering the Landlord and the Tenant Fit-Out works.

•	Landlord Architect (RKD/HLW), a joint-venture between RKD and HLW have been appointed to deliver the Landlord’s proposals from Concept Design to Completion/Handover.

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•	Landlord's MEP Engineer; Ethos Engineering Ltd have been appointed as MEP Engineer for the remodeling works including review of existing central plant and upgrades where required.
•

Landlord’s Cost Manager; Scollard Doyle have been appointed by the Landlord to provide cost and tender support to the project team, and will act as cost managers during the implementation of the Management Contracts.

•

Landlord’s FSC/DAC Consultant; Maurice Johnson & Partners (MJP) have been appointed to act in the joint roll of FSC and DAC consultant, securing new certificates in line with current building regulations.

•	Landlord’s Structural Engineer; Horgan Lynch Associates have been appointed as the structural engineers for the works.
•	Landlord’s Project Supervisor Design Process; Ashview are acting as Hibernia's PSDP for the project and have developed the preliminary health and safety plan for the works.
•	Landlord Works Management Contractor MAC-lnteriors have been appointed as Management Contractor for the delivery of the Landlord works.

5.4

In conjunction with HubSpot’s design team Sonica will manage the development of the Tenant Fit-Out Works design/specification and budget between the Concept Design and Detailed Design stages. During the development of the Tenant Fit-Out Design, Sonica are to make arrangements for periodic presentations to the Landlord’s Design Team in order to coordinate the Landlord/Tenant designs and to ensure compliance with statutory consents. See diagram below outlining the strategy.

5.5

Once the Detailed Design Tender Pack has been approved by HubSpot, it will be issued to Hibernia GT/Scollard Doyle for issue to the appointed Management Contractor for pricing based on market tested competitive rates. Once a Contract Value has been agreed with the Management Contractor for the Tenant Fit-Out Works, contracts will be engrossed and executed between the Contractor and Hibernia REIT, with GT acting as Contract Administrator.

5.6

In order to facilitate the completion of the Tenant Fit-Out Works concurrent with the Landlord Remodeling Works, it will be necessary to deliver the Fit-Out Works through a Management Contract held in the name of Hibernia REIT, with the works delivered for and on behalf of HubSpot. Please refer to the terms of the Agreement for Lease for arrangements for dealing with liability, payments etc.

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September 2015 Rev 3

5.7	For the Landlord Works, Hibernia REIT are the client who will instruct GT as Contract Manager/Administrator to issue any instructions to the Design Team and the Management Contractor.
5.8

In relation to the Tenant Fit-Out Works, Sonica on behalf of HubSpot will manage and coordinate the HubSpot Design Team and issue all instructions from Concept Design up to the point that the Detailed Design Tender Pack is issued.

5.9

When HubSpot have approved the Tenant Fit-Out detailed design, Sonica will issue the Tender Package to GT/Scollard Doyle for a technical due diligence, prior to forwarding to the incumbent Management Contractor for pricing.

5.10	The incumbent Management Contractor will issue the commercial and technical proposals to GT, Scollard Doyle and Sonica for consideration and negotiation with a view to getting a Contract Value agreed.
5.11

On appointment of the Tenant Fit-Out Works Management Contractor, GT will act as Contract Manager/Administrator, with GT taking Employer’s Instructions from Sonica. GT/Scollard Doyle will be able to assume that any instruction given from Sonica has the authority of HubSpot and any implications arising i.e. design, programme and/or cost are at HubSpot’s costs and liability.

5.12

HubSpot will be directly liable for all fees/costs associated with the appointment of Perkins Will/RKD, Ethos and the other Tenant Fit-Out Works designers for the provision of services from Concept Design to Completion/Handover (incl. Defects Liability Period), with HubSpot paying consultants directly.

5.13

The scope of services for the Tenant Fit Out team will be agreed and confirmed by HubSpot/Sonica, prior to commencement on site, and advised to GT for administering during the execution. The scope of services for GT and Scollard Doyle being offered to HubSpot are attached in Appendix F.

~~5.14~~

~~HubSpot to reimburse Hibernia REIT for GT’s and Scollard Doyle’s fees associated with acting as Contract Administrator and Cost Manager respectively for the Tenant Fit-Out Works Management Contract from Tender Action Practical Completion/Handover (incl. Defects Liability Period), details of these fees to be provided to HubSpot/Sonica for reimbursement~~

~~5.15~~

~~As the delivery of the Tenant Fit-Out Works will be contracted between Hibernia REIT and the Management Contractor, Hibernia REIT will process payments to the Contractor for the works, based on Scollard Doyle’s payment recommendations, GT payment certificate and the contractor’s invoices (copies of which will be issued by GT to Sonica on the same day that they are issued to Hibernia REIT). HubSpot Design Team to provide Opinions of Compliance on the works done to support these recommendations. Exact payment procedures and timelines for receipt, approval and payment are included in 5.16.~~

~~5.16~~

~~The timeframe for the submission of reimbursement requests and the payments of costs have been agreed between the Landlord and Tenant, and are as follows (please refer to the relevant clauses in the AFL under Clause 5, 7 & 10 for details of payment, below is provided for information ):~~

~~Management Contract costs; the Contract Manager will issue interim certificates to the employer (Hibernia Reit) on a monthly basis for works completed within the previous month, copies of these interim certificates will be copied to the Tenant and their representative. Within 10 days of receipt of a Valid Vat Invoice the Tenant shall pay the Landlord the value of said interim certificate.~~

~~Consultant Costs: the Contract Manager and Quantity Surveyor will present separate invoices to the Landlord for services associated with the delivery of the Tenant fit-out works on a monthly basis, copies of which will be sent to the Tenant and their representative, within 10 days of receipt of a Valid Vat Invoice the Tenant shall pay the Landlord the value of said invoices.~~

~~Also Landlord and Tenant are to consider reconciliation of VAT liability between the parties.~~

Gardiner & Theobald (Ireland) Limited	8

Hibernia REIT Plc

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

6.	PROCUREMENT STRATEGY
6.1

Detailed Design Tender Pack needs to be complete and fully coordinated to support a robust pricing schedule to be prepared for work package tender within the timelines agreed. It is a Management Contract process but the costing needs to be transparent and sufficiently detailed (which ultimately will depend on the level of design information available) for a Contract Value to be agreed on and also to provide sufficient clarity for all parties involved.

6.2

The Tenant Fit-Out Works Management Contract is included within the Agreement for Lease is the form agreed between the Landlord, the Tenant and the proposed Management Contractor and is coordinated with the Landlord Remodeling Works Management Contract.

6.3	As the Tenant Fit-Out Works contract will between the Management Contractor and Hibernia REIT, the following warranties will need to be put in place with HubSpot to cover all interested parties.

Package	Design	Collateral	Timing
	Sub-Contractor	Warranty	AfL Execution	At Novation
Tenant Fit-Out Design Team
Architect		X	X
MEP Engineer		X	X
Structural Engineer		X	X
FSC/DAC Consultant		X	X

Tenant Fit-Out Construction Team
Management Contractor		X		X
Mechanical System	X	X		X
Electrical System	X	X		X
Glazed/ Solid Partitions (internal)		X		X
Suspended Ceilings		X		X
Bespoke Joinery	X
Structural Steelwork	X	X		X
Raised Access Floors		X		X
Another
Another
6.4

The Tenant Fit-Out Works Management Contract will be novated from Hibernia REIT to HubSpot effective on Substantial Completion of the Fit-Out Works under that contract, at which point the Fit-Out Management Contractor will be obliged to deliver a collateral warranty in favor of Hibernia REIT. The Deed of Novation will have been executed by HubSpot at the same time as the Agreement for Lease and held in escrow pending the substantial completion of the Tenant Fit-out works, when it will be delivered. Following the novation HubSpot will assume all Employer obligations under the Fit-Out Works Management Contract including the payment of the balance of remaining payments and release of retention monies to the Management Contractor. Pursuant to the terms of the Deed of Novation, the Landlord will furnish the Tenant with any information or documentation, reasonably required by the Tenant, (following novation), in respect of the administration of the Tenant Fit-Out Works Management Contract.

Gardiner & Theobald (Ireland) Limited	9

Hibernia REIT Plc

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

7.	CHANGE MANAGEMENT AND COST CONTROL
7.1	HubSpot/Sonica will be responsible for cost control of the developing Tenant Fit-Out Works design.
7.2

GT/Scollard Doyle will be responsible for negotiating the Tenant Fit-Out Works with the Management Contract, in conjunction with Sonica, based on competitive market tested rates, in order to reach a Contract Value for the fit-out works. This will be based on the Detailed Design Tender Pack issued by HubSpot/Sonica.

7.3

In an open book arrangement, GT will facilitate access for Hubspot/Sonica to pricing information from the Management Contractor and their suppliers pricing information i.e. attendance at Work Package Tender Openings.

7.4	Post contract execution Scollard Doyle will issue monthly Cost Reports to HubSpot/Sonica in a format to be agreed, which at a minimum will include :
•	Contract Value Elemental Breakdown
•	Expenditure to Date against each Contract Value Element
•	Report on Approved Variations, Unapproved Variations and Early Warning Notices
•	Project Anticipated Final Outturn Value
7.5

Variations/Change Order will be submitted by Scollard Doyle to Sonica for review and approval prior to issue instructions to the Management Contractor. Scollard Doyle will also notify Sonica of Early Warning Notices where “scope creep” has been identified allowing cost saving to be identified.

7.6

On behalf of HubSpot, Sonica will be responsible for the design/specification, procurement, delivery and installation of Client Direct Suppliers of IT, AV-VC and furniture. Hibernia REIT will facilitate access to the works for the client direct packages, at dates that are consistent with the Management Contractor programme. Client Direct Suppliers to be responsible for their own PPE, welfare, insurances, waste, handling etc.

~~7.7~~ 	~~The valuation process for the Tenant Fit-Out works is detailed in 5.16.~~

8.	QUALITY CONTROL AND SAMPLE APPROVALS
8.1

Post contract execution, Tenants Design Team will issue design information “for construction” and deal with any TQs/RFIs that arise during the construction period, referring any design or material issues to the Tenant where necessary. The Hibernia REIT team will make regular timely Sample Approval submissions to HubSpot/Sonica for consideration and acceptance. Incorporation into the works will not progress until acceptance has been received from the Tenant.

8.2	We would recommend that the Tenant’s Project Manager attend the weekly site meeting to review and approve submittals.
9.	MEETINGS
9.1	The Tenant Fit-Out Works Site Progress Meetings will be held weekly on site, and will be chaired and minuted by GT as Contract Manager.
9.2	It is intended to coordinate the Landlord Works Site Progress Meetings i.e. to follow on after the Tenant fit out meeting, to make best use of people’s time.
9.3

Initially, the Tenant Fit-Out Works Commercial Meetings will be held weekly directly with Sonica, chaired and minuted by Scollard Doyle, for the Tenant's approval of works packages and Change Orders, then as required thereafter.

10.	COMPLETION & CERTIFICATION

Sample templates attached in Appendix E

Gardiner & Theobald (Ireland) Limited	10

Hibernia REIT Plc

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

11.	APPENDIX A:

Gardiner & Theobald (Ireland) Limited	11

A1
A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8
GENERAL ARRANGEMENT PLAN
TENDER
RKD
ARCHITECTS

Hibernia REIT Pic

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

12.	APPENDIX B:

Gardiner & Theobald (Ireland) Limited	12

HubSpot

Commerzbank House

High Level Tender Programme T2

mac-interiors

DRAFT - Const Prog to be agreed upon signing of contract

mac-interiors, Grattan Hall, Grattan Street, Dublin 2

Tel. +353 (01) 644 9650 Fax. +353 (01) 6449651

Planner: Planner - Chart Properties

Drawing ref: C:\Users\...\Desktop\Hubspot.pp

Prog No: Tender/rev B

Issue date: 19/08/2015

Revision Date: 03/09/2015

Comment:

Hibernia REIT Pic

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

13.	APPENDIX C:

Gardiner & Theobald (Ireland) Limited	13

A1
Building Line at Ground Level
Building Line at Ground Level
TENDER
RKD

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8
GENERAL ARRANGEMENT PLAN
SECOND FLOOR - 1:100

A1

TENDER

RKD
ARCHITECTS

A
B
C
D
E
F
G
H
1
2
3
4
5
6
7
8
A1
TENDER
RKD
ARCHITECTS

Hibernia REIT Pic

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

14.	APPENDIX D:

Gardiner & Theobald (Ireland) Limited	14

Estimated Planning
Approval Date
Phase 2 Works
ATTRIUM
ROOF IN
ABEYANCE

Preferable to have completed prior to occupation of 4th Floor
Potential Planning Restriction / Application
Programme to be developed upon appointment and receipt of design packs
Indicative - Detailed Programme of Works to be developed upon receipt of design

Hibernia REIT Pic

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

15.	APPENDIX E:

Gardiner & Theobald (Ireland) Limited	15

mac-interiors

Hubspot - Tenant Access, Ground Floor

UPON COMPLETION OF ATRIUM AND ENTRANCE UPGRADE WORKS, MAC-INTERIORS WILL TAKE POSSESSION OF THE TEMPORARY ACCESS WALKWAY IN ORDER TO COMPLETE WORKS IN THAT AREA. AT SUCH TIME ATRIUM AND ENTRANCE WORK WILL BE COMPLETE AND TENANT ACCESS WILL BE VIA THE NEW BUILDING MAIN ENTRANCE AND THROUGH THE UPGRADED ATRIUM AREA

INTERNAL WALKWAY HORADING

EXTERNAL MAC-INTERIORS HOARDING

INDICATIVE ACCESS ROUTES FOR TENANT THROUGH RECEPTION WHILST PHASE 2 RECEPTION UPGRADE WORKS ARE TAKING PLACE.

FINAL ACCESS ROUTES TO BE AGREED UPON RECEIPT OF FULL DESIGN PACK.

TEMPORARY ACCESS DOOR
TEMPORARY EXTERNAL STAIR ACCESS FROM FOOTPATH
CURB LINE

DRAWING T1181

03.09.15

Hibernia REIT Plc

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

16.	APPENDIX F:

Gardiner & Theobald (Ireland) Limited	16

Hubspot Tenant Fit-Out

Commerzbank Level 03 and 04

Project Management Services

July 2015

HubSpot

Commerzbank Level 03 and 04 Fit-Out Works

Gardiner & Theobald – Project Management Scope of Service

Stage: Tender Action Services

a.

In conjunction with design team, QS and legal advisors oversee the development of construction contract general conditions and general requirements - GT will work with the Client’s appointed QS to draft contracts for the engagement main contractor and any specialist sub-contractors. Client Direct packages will be procured by HubSpot’s Employers Representative e.g. workstations, task chairs, loose furniture, AV-VC equipment, IT equipment etc.

b.	Oversee the appointed QS in the production of a pretender estimate of the Tenant’s Fit-Out Detailed Design for review and approval with the Client prior to the issue of tender documents.
c.

Review the Tenants Detailed Design and Tender Documentation against the on-going Landlord Works, and coordinate the issue invitation to tender to the Contractor and deal with any clarifications that arise.

d.	Ensure that an effective tender evaluation process is employed with the facilitate evaluation of the contractors' performances at pre-award interview if deemed necessary.
e.	Deal with Bidder questions, pre-proposal conference, and tender addenda as appropriate.
f.	In conjunction with the Tenant’s design team coordinate a technical assessment of the Contractor’s technical and commercial proposals.
g.

Coordinate any tender interviews and negotiation meetings with the Tenant’s Representative, the Tenant's Design Team, the Quantity Surveyor and the Contractor and issue a recommendation for appointment of the Contractor.

h.	Oversee the commercial assessment of the returned, negotiation, and awarding of contracts.
i.	In conjunction with the Tenant/Landlord, oversee the engrossment of contracts for engrossment, and collation/delivery of the associated collateral warranties, insurances and bond(s).

Gardiner & Theobald (Ireland) Limited

Hubspot Tenant Fit-Out

Commerzbank Level 03 and 04

Project Management Services

July 2015

Stage: Construction Phase Services

a.	Prepare periodic project status reports to the client to the currency of the project via fortnightly Dashboard Reports dealing with the following issues;
i.	procurement process
ii.	construction progress
iii.	expenditure against budget (information provided by appointed QS)
iv.	identify key issues requiring Client attention
v.	planning & building control issues
vi.	health and safety issues
b.	Coordinate with the architect and engineer(s) for signing off on quality of work during construction via monitoring/inspection until contract works are completed.
c.	Coordinate the sample approval and request for information management, in conjunction with the Main Contractor and the Design Team.
d.	Chair and minute the weekly Contractor Site Meetings.
e.	Act as contract administrator under the Tenant Fit-Out Works Management Contractor, issuing instructions as required by the terms and conditions.
f.	Oversee the appointed QS in the production of budget/cost review information:
i.	Any changes from the approved project cost limit
ii.	Summary of remaining areas of risk cross-referenced to contingency sums
g.	Ensure that the Management Contractor provides requisite collateral warranties, bonds and insurances for notified specialist subcontractors i.e. mech, elect, partition etc.
h.	Coordinate the Tenant Fit-Out Works with the Landlord Works to minimise disruption between the two packages.
i.	Coordinate with the Management Contractor and the PSDP for the production of the Safety File in accordance with the requirements of the Construction Regulations 2013.
j.	Issue interim Payment Certificates, based upon the QS’s payment recommendations.
k.	Throughout construction consider problems of time and cost, prepare solutions and recommend corrective action as appropriate.
I.	Establish and coordinate the Change Management process for the works.
m.	Coordinate the pre-completion quality inspections between the Management Contractor and the Tenant’s Design Team and track the completion of identified snagging/punch sheet issues.
n.	Coordinate the witnessing of testing/commissioning of key plant and equipment prior to practical completion.
a)	In advance of Practical Completion monitor the provision of the following information where appropriate:
i.	snagging
ii.	final cleaning and locking off
iii.	as-built drawings
iv.	operation and maintenance manuals
v.	provision of opinion of compliance (with design, regulation and statutory requirements)
vi.	guarantees/warranties from specialist suppliers

Gardiner & Theobald (Ireland) Limited

Hubspot Tenant Fit-Out

Commerzbank Level 03 and 04

Project Management Services

July 2015

vii.	testing and commissioning records
viii.	independent witnessing/testing
ix.	electrical, fire safety and other certificates
o.	Issue the Certificate of Practical Completion.

Gardiner & Theobald (Ireland) Limited

Hubspot Tenant Fit-Out

Commerzbank Level 03 and 04

Project Management Services

July 2015

Stage: Post Construction Phase Services

b)	See that completion requirements are clearly understood by the Client, the Main Contractor and Design Team.
c)	Review testing and commissioning / pre-handover meetings arrangements and agree more frequent meetings with the Client and the Main Contractor if appropriate.
d)	Where appropriate arrange for Client’s building management team to be involved at the time of testing, commissioning and demonstration.
e)	Oversee the resolution of the final account and issue of the final payment.
f)	GT will coordinate the scheduling of training via the Main Contractor of MEP Building Systems for the Client staff and any FM Contractors.
g)

Start-up and operational demonstration - GT will coordinate the scheduling of start-up and operational demonstration via the Main Contractor of MEP Building Systems for The Client staff and any FM Contractors.

h)

During the Defects Liability Period, in conjunction with the Tenant’s Design Team monitor the preparation, issue status of schedules of defects as appropriate. Monitor and advise the Client on the making good of defects.

i)	Following a final inspection issue the Final Completion Certificate and release the retention sums.

Gardiner & Theobald (Ireland) Limited

Stage 2 - Tender Action, Evaluation, Award

1)	Administer tender queries and tender addenda.
2)	Attend pre and post tender interviews with Tenderers.
3)

Check tender submissions for arithmetical accuracy, level of pricing and compliance with the tender documentation and instructions incorporating comments from the other Consultants in respect of compliance with design Intent, specifications and other design Information provided as part of the tender process.

4)	In conjunction with the design team appraise and report on tenders received and recommend acceptance as appropriate.
5)	Provide comment on programmes and method statements provided by Tenderers.
6)	Advise on any errors and qualifications Included within tender submissions and administer the process for clearing these in accordance with the agreed processes.
7)	Review with the design team alternative proposals put forward by Contractors and make appropriate recommendations to the Employer.
8)	Monitor the procurement progress against the current cost estimate and programme and initiate appropriate action In the event that tender prices exceed the cost estimate.
9)	Advise the Employer regarding risks and insurance of the construction stage of the Project and check that agreed insurances are put in place.
10)	Recommend suitable procedures to control variations and monitor that these are correctly implemented.
11)	With the project manager check that suitable procedures are put in place to monitor and record progress and cost, to facilitate communication and to deal with problems that may occur.
12)	Prior to the Contractor's appointment, produce cashflow forecasts for the construction works.
13)	Produce an overall project cashflow forecast incorporating all project expenditures.
14)	Check the Contractor's detailed cashflow projections based upon his anticipated programme and feed these into the overall Project Cashflow Forecast.
15)	Provide advice in relation to the Employer's entitlement to deduct liquidated and ascertained damages.
16)	Establish requirements and details of advance orders with the Consultants for long delivery equipment and possible construction packages.
17)	Agree with the Employer the definition of the split between main contract works and any direct works contracts.
18)	Assist in the coordination and preparation of contract documents and arrange for contract execution between the Employer and Contractors.

22

Stage 3: Construction Phase

1)	Attend regular reporting and review meetings as required.
2)	Establish cost management procedures for the project in conjunction with the project manager, Employer and Building Contractor(s).
3)	Examine Contractors proposals for constructing the works and resolve any concerns that the work can be completed within budget.
4)

Monitor the construction stage in order to anticipate risks and hazards and initiate appropriate action in the event of technical problems, delays, unforeseen difficulties, communication breakdowns and any other event which threatens the Works objectives.

5)	Actively assist in the resolution of disputes, compensation / delay claims as they occur.
6)	Monitor the payment process and initiate action in the event of problems.
7)	Manage the delivery of the correct form of bonds, insurances and warranties to be provided by Contractors and Sub-Contractors.
8)	Implement an agreed change management process ensuring that all potential variations are costed and approved by the Employer before being formally issued.
9)

Maintain a log of all changes proposed clearly identifying those that have been instructed, those which have been rejected and those which are pending. Review this schedule weekly with the Employer and design team.

10)	Visit the site and prepare periodic recommendations for interim payment to contractors.
11)	Provide general advice in relation to the terms of the contract entered into with the Employer and Contractor(s).
12)	Prepare a full elemental cost analysis for the project based upon tender or out-turn cost as appropriate.
13)	Attend regular progress review meetings with the contractors as and when required. Attend other meetings with the project manager, the Employer, Contractor and outside bodies as reasonably required.
14)	Monitor design development and construction against the agreed programme and cost.
15)	Advise the Employer as is practicable on the cost and programme implications of proposed changes to the requirements in accordance with the change management system.
16)	Prepare periodic reports in an agreed format at weekly intervals, Including appointed sub-contractors where necessary, including the following:
a)	financial statement
b)	delay and compensation events
c)	change orders
d)	forecast final account
17)	Issue certificate recommendations, assist in the administration of the payment process as described in the building contract.

Practical Completion

The Consultant is responsible for the activities during the warranty phase as stipulated in the construction agreement which includes but is not limited to;

23

Prepare a preliminary review of compensation claims /delay claims etc and provide advice to the Employer with respect actions necessary to progress agreement.

1)	Carry out a full ascertainment of any compensation claims /delay claims submitted by the Contractor.
2)	Provide services in connection with any third party dispute resolution procedure.
3)	Negotiate the settlement of compensation claims /delay claims and other contractual disputes.
4)	Provide estimate of reconstruction costs for insurance purposes.
5)	Assist in the collation of a completed set of documentation relating to the Works.
6)	Provide advice on closing matters in the form of contract.

24

Stage 4 Handover/ Post Construction Phase

1)	Ascertain and agree the final value of all change orders, instructions, delay and compensation events with the contractors and include in Final Account.
2)	Negotiate and agree Final Accounts formally with Contractors.
3)	Issue Final Account reports detailing the Final Account for each contract.
4)	Issue certificate recommendations for agreed final accounts.
5)

Preparation and release of final payment after expiry of DLP and liaison with design team to ensure all certification Is in place to release payment. In the case that there are any relevant issues the Consultant will recommend to the Employer a suitable course of action to deal with same.

25

Hibernia REIT Plc

One Dockland Centra l - Fit Out PEP

September 2015 Rev 3

17.	APPENDIX G:

Gardiner & Theobald (Ireland) Limited	26

[ON HEADED NOTEPAPER OF G & T]

HubSpot Ireland Limited

2nd Floor

30 North Wall Quay

Dublin 1

[INSERT DATE]

Licence Access Certificate for Levels 03 and 04, One Dockland Central, Guild Street, Dublin 1

Dear Sirs

Pursuant to the terms of the Agreement for Lease between (1) Hibernian REIT plc (2) HubSpot Ireland Limited and (3) HubSpot Inc. dated the [•] 2015, we confirm that the Phase 1 Landlord Works at One Dockland Central, Guild, Dublin 1 (excluding the Terrace Infill Works Area) have been substantially completed to “Grey Box Standard” and there exists suitable access (as set out in the Project Execution Plan) to Levels 03 and 04 of the Building to facilitate the commencement of the Fit Out Works on behalf of HubSpot.

Any terms defined in this letter will have the meaning set out in the Agreement for Lease.

Yours faithfully

Signed for and on behalf of
Gardiner & Theobald

44

SCHEDULE 7

(List of Sub-Contractors

providing Collateral Warranties

in favour of Tenant in respect of Landlord Works)

1.	Mechanical
2.	Electrical
3.	Structural steelwork

45

SCHEDULE 8

(Plan referred to in clause 3.16)

46

mac-interiors

Hubspot - Tenant Access, Ground Floor

UPON COMPLETION OF ATRIUM AND ENTRANCE UPGRADE WORKS, MAC-INTERIORS WILL TAKE POSSESSION OF THE TEMPORARY ACCESS WALKWAY IN ORDER TO COMPLETE WORKS IN THAT AREA.
AT SUCH TIME ATRIUM AND ENTRANCE WORK WILL BE COMPLETE AND TENANT ACCESS WILL BE VIA THE NEW BUILDING MAIN ENTRANCE AND THROUGH THE UPGRADED ATRIUM AREA

INTERNAL WALKWAY HORADING

EXTERNAL MAC-INTERIORS HOARDING

INDICATIVE ACCESS ROUTES FOR TENANT THROUGH RECEPTION WHILST PHASE 2 RECEPTION UPGRADE WORKS ARE TAKING PLACE.

FINAL ACCESS ROUTES TO BE AGREED UPON RECEIPT OF FULL DESIGN PACK.

TEMPORARY ACCESS DOOR
TEMPORARY EXTERNAL STAIR ACCESS FROM FOOTPATH
CURB LINE

DRAWING T1181
03.09.15

44

SCHEDULE 9

(Schedule of Condition and Landlord Remediation Works Schedule)

45

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

Date: Our Ref:	September 2015 15-079	SCHEDULE OF CONDITION for SONICA FIT OUT LIMITED GROUND FLOOR BLOCK A 10-12 HOGAN PLACE DUBLIN 2 TO 3rd & 4th FLOOR INTERNAL AREAS COMMERZBANK HOUSE IFSC DUBLIN 1

Chartered Building Surveyors Chartered Project Management Surveyors	a: River House, Raheny, Dublin 5 t: 018511464 e: info@omegasurveyingservices.ie w: www.omegasurveyingservices.ie

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

GENERAL

Surveyor:	Kevin Hollingsworth, MSCSI.

Date of Inspection:	2nd September 2015

Weather Conditions:	Clear and sunny

Description of Property:	Multi - storey commercial building

SCOPE OF INSPECTION

This survey has taken the form of an appraisal of the main parts of the structure including roofs, walls, floors and finishes, both internal and external, arising out of visual inspection only. Where parts of the structure are inaccessible or unexposed, no opinion can be given, but attention is drawn within the report where such situations have arisen. No floor covering or timber cladding/lining to walls or ceilings were lifted and therefore, it must be appreciated that defects may be present but cannot be conclusively identified.

No tests were carried out on the services (electrical, ITC, plumbing, heating, air conditioning or drainage) installations. Should further clarification be required in this regard, it is recommended that a qualified electrician or plumber be employed to carry out these tests.

We have not and will not be carrying out or commissioning any specialist tests in order to ascertain whether or not any deleterious materials have been used in the construction.

We have not and will not be inspecting flues, duct or any similarly enclosed areas, the access to which necessitates the use of specialist tool or which would cause damage to fixtures and fitting and we are therefore unable to report that these areas remain free from defect.

We have not and will not be carrying out or commissioning any specialist tests or inspections in order to ascertain whether or not asbestos in any form exists in the building. We will, however, seek to advise you on the likelihood on the presence of asbestos taking in to account the age, type and nature of construction and if any asbestos is apparent it will be included within our survey.

We have not and will not carry out a detailed inspection of below ground drainage and we will not be commissioning the use of CCTV camera. Surveyors are instructed to lift inspection chamber covers where possible and practical to enable a cursory inspection of the chamber and expose below ground drainage.

Omega Surveying Services, Chartered Building Surveyors	September 2015

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

USE OF REPORT

This report is for the sole use of Sonica Fitout Limited and shall not be given to or used by a third party without the expressed written consent of Omega Surveying Surveyors, Chartered Building Surveyors.

DEFINITIONS

The terms used within this report take the following meaning ascribed to them:

“Good” means	there are no visible defects
“Reasonable”	means the component or element concerned exhibits a slight and faint patina of dirt, dust and discoloration and/or localised marks and smudges to its surface
“Fair” means	the component or element concerned exhibits a pronounced patina of dirt, dust and discolouration and/or localised marks and smudges to its surfaces
“Poor” means	the component or element concerned is extensively marked, scuffed and/or damaged

Omega Surveying Services, Chartered Building Surveyors	September 2015

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

Item	Photo Ref
Survey has started at the north of the building to each floor adjacent to Guild House and worked clockwise around the building.

3rd Floor

Structural ceiling

Temporary lighting and smoke detection installed to the underside of the ceiling.	1 & 2

Substantial fixings and clips left in situ throughout the structural ceiling.	3,4,6

Damage to the structural ceiling adjacent to the north wall	22

Leaking hole from main roof adjacent to the entrance to the Guild House area.	5

Hole to ceiling adjacent to eastern stair core filled with composite installation.	7

Evidence of metal trim still evident to the underside of the ceiling to the eastern elevation.

Gap evident throughout the entire perimeter of the building between the ceiling and external wall. Insulation to the inside of the faҫade system is exposed throughout	8

Evidence of metal stud left in situ to the ceiling adjacent to the balcony area.

Damaged insulation to rain water pipe in the roof to the centre of the building adjacent to the south facing balcony.	10

Substantial variety of fixings and clips left in situ to the underside of the soffits to the recess to the west of the building.	11

Evidence of water ingress around the plate to the underside of the soffit and missing insulation to the rainwater pipe.	13

Damage to the concrete around the metal plate to the western facade

Walls and Windows

Extensive fixings left in situ to the north facing wall along the boundary of guild house.	15

Throughout the perimeter of the building there is damage to the bitumen felt up stand to all areas.	16 & 17

Damage to the partition to the rear side of the lift enclosure to a number areas at high level.	18 & 19

Damage to the partition at high-level to the entrance to Guild Hall. The pipes running through this area also not fire protected.	20 & 21

Handles to the door leading out to the roof terrace missing.	23

Evidence of previous screw fixings into the window frames in a variety of locations.	24 & 25

Remains of tile adhesive to the inside of the wall to the easterly elevation.	26

Sections cut out of the wall to various locations facing the east elevation.	27

All cladding removed from the lift enclosure area.	29 & 77

All finishes stripped from the walls floor and ceiling to the area opposite the lifts	30

Evidence of holes left on a large majority of the inside of the window frames.	31

Evidence of previous divisions with different coloured decoration to the walls.	32

Poor standard of decoration to all internal walls throughout.	33

A number of holes cut out of the plasterboard to the rear of the easterly staircase.	34

A number of holes and missing plasterboard to the side wall of the easterly staircase.	35

1

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

Item	Photo Ref
Holes cut out and gaps to the underside of the plasterboard at low level.	36

There are a substantial amount of fixings missing from the angle support brackets to the cladding system facing out to the balcony.	37 & 38

Redundant cables noted to the balcony elevation at high level.	38

Damaged and missing insulation at high level above the southern elevation.	40 & 41

Large number of holes cut into the plasterboard to the side of the westerly stair core.	42 & 43

Five number holes drilled to the low level of the wall to the stair core.	44

Gaps to the underside of the services cupboard	45

Large gap to the side of the westerly stair core.	46

Fixture that has been removed from the interior of all windows still in place to one number window frame along the westerly elevation.	47

Damage to concrete plinth along the westerly elevation. There is a total of 10 of these along the elevation, all of which are damaged	48

Evidence of defective external seal to the window along the external elevation.	49

Floors

Suspended floor left in situ outside the lift area. This is in poor condition.	50

The small area of raised access floor located behind the lift area is in poor condition.	51

Glue from the raised access floor has been left in situ true out the entire floor area.	52

Substantial damage to the concrete floor to the westerly elevation. This runs the entire length of the floor.	54

Impact damage to the floor between the westerly elevation and the lift area.	55

A number of raised access floor pedestals left in situ.	56 & 57

Difference of level floor finish adjacent to the balcony area.	60

Concrete repair to the floor adjacent the lift area and westerly elevation.	64

Poor standard of decoration and minor impact damage to all concrete columns	62 & 63

Substantial amount of builder’s debris left on the floor following the rip out works.	65 & 66

Interior of the lift car is boarded out so no inspection could be undertaken	78-80

Balcony area.

Stone cladding removed from floor level and capping level adjacent to the easterly elevation.	67

Vegetation growth noted to the junctions of all paving flags throughout the balcony area.	69

Crack noted to the cladding panel adjacent to the entrance area.	70

Corrosion noted to all the hinges of all the doors leading onto the balcony.	71 & 72

Evidence of missing bars and corrosion to the handrails.	73

A full survey of the balcony area was not able to be undertaken due to the presence of the temporary good lift.	74

Further paving flags and moved to the opposite side of the left.	75

Soffit removed to allow fixing of the goods lift	76

2

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

Item	Photo Ref

4th Floor

Structural ceiling

Temporary lighting and smoke detection installed to the underside of the ceiling.	81

Several fixtures and fittings remain in place to the structural ceiling.	82

Evidence of service penetration to the upper floors	83

Loose bolt to the corner of the glazed atrium.	84

Several fittings fixings still left in situ throughout out the structure ceiling	85

Evidence of damp penetration through all penetrations from the isolators from the roof terrace above.	86

Copper tray formed to the underside of a penetration in the roof to collect water dripping from the soffit and directed into the rainwater pipe.	87

Gutter installed to the junction of the floor slab and the facade which transfers water into a rainwater pipe	87 & 97 - 99

Cable tray left in situ to the underside of the soffits.	88

Damage to insulation to one of the rainwater pipes to the roof terrace above.	89

Further damage of insulation around rainwater pipe.	90

Damage to concrete finish around metal plate.	91

Damage to insulation to rainwater pipes adjacent to the goods lift.	92

Poor condition of insulation pipe around the pipes to the rear of the lift enclosure.	93

Evidence of previous partitions left to the underside of the soffit	95

Fixings left in a haphazard manner to the underside of the soffit adjacent cable tray to the south of the atrium window.	96

Walls and Windows

Impact damage and damage plasterboard to the base of the north facing wall.	100

Missing plasterboard to the wall adjoining the Guild house.	101

Poor condition of the service cupboards to the rear of the lift enclosure with missing sections following the removal of the raised access floor.	102

General view of the glazed atrium walls which have been temporarily covered.	103

Impact damage and holes formed in the stud walls around the perimeter of the lift enclosure area and missing sections plaster at high-level.	104

Metal studwork erected to form enclosures to the area directly opposite the lift area.	105 - 107

Damage to the finishes of the structural concrete columns throughout the property as a result of the demolition works.	108

Poor condition of the finishes to the wall to the north of the site.	109

Missing insulation to the top of the window system and under the economic rainwater gutter application.	112

Further missing insulation to the head of the windows throughout all areas of this elevation.	114

Blind fixings left in situ in a number of locations. Throughout all remaining areas this fixing has removed leaving the hole evident.	113

Poor condition of the walls to the Eastern staircase.	115

3

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

Item	Photo Ref
Holes left in situ to the base of the walls to the easterly staircase.	116

Missing plasterboard and damaged service cupboard doors to the easterly staircase.	117

Damage fireproofing at high-level the easterly staircase	118

Damage plasterboard adjacent to the easterly staircase.	119

Missing insulation around window fixings to the southern elevation.	120

Damaged plasterboard at high-level low-level to the westerly stair core	121

Damaged finishes at high and low level to the rear face of the lift enclosure.	122

All internal finishes removed exposing the bare concrete to the lift enclosure facing the westerly elevation.	123

Substantial amount of builders debris left throughout the area.	124

Poor standard of fixings and gaps in the facade system facing the internal courtyard.	127

Missing facade panels to the inside of the atrium courtyard	128 & 129

Further gaps to the facade system to the internal courtyard at the northern face of the facade.	130

Poor condition of the head detail at the junction of the floor to ceiling junction throughout. The installation is also in poor condition generally. Fixings and evidence of previous facades petitions left in situ throughout.

143 - 145

Floors

Poor condition of the floor to wall junction where the bitumen felt up stand has been removed.	131

Substantial amount of glue left throughout the floor from the previous raised access floor	132

A number of raised access pedestals left in situ to the floor	133

Damage to the floor to the underside of the service conduit	134

Bolt penetrations left in situ to the floor adjacent to the northern elevation.	135

Raised access floor to the lift enclosure which is left in situ left in poor condition.	136

Water ingress as a result of the mortar penetration around the isolator switches to the easterly elevation.	110 & 137

Poor condition of the bitumen felt up stand throughout the perimeter of the building.	138

Poor condition of the junction of the floor to the wall as the north-east corner of the area.	139

Poor condition of the floor with evidence of the previous facade systems still evident.	140

Some remaining raised access floors and fixings evident to the south-west corner adjacent to the goods lift.	141

Widespread evidence of the previous raised access floor throughout.	142

Pipe penetrations from the floor below adjacent to the lift enclosure.	147

Junction of the floor to wall along the westerly elevation is in particularly poor condition with insulation missing and the concrete in poor condition.	148

Holes left in situ to the floor adjacent to the lift enclosure.	94

Signed:	Kevin Hollingsworth
Kevin Hollingsworth BSc (Hons) MRICS MSCSI Cert CII
Chartered Building Surveyor Chartered Project Management Surveyor

Date:	7th September 2015

4

3rd & 4th Floor Schedule of Condition to Commesz Bank House	15-079

This report has been prepared by Omega Surveying Services and is an independent and through account of the condition of the structure referred to in the report

Signed by

On behalf of

I accept the contents of this report to be a through and accurate assessment of the condition of the building referred to in this report

Signed by

On behalf of

5

we

Project: Commerzbank House
Address: Guild Street
Schedule Of Conditions - 3rd & 4th floors

Description of works

Item		Picture Ref	Landlord Works - note for wall finishes where repairs are noted this will consist of patching up as discussed at meeting on 25.09.15	Yielding Up i.e will be left in the same condition at yield up stage	
	Level Three				
1	Temporary lighting and smoke detection installed to the underside of the ceiling	1&2			
2	Substantial fixings and clips left in situ throughout the structural ceiling.	3,4,6			
3	Damage to the structural ceiling adjacent to the north wall	22			
4	Leaking hole from main roof adjacent to the entrance to the Guild House area.	5			Put in roof package
5	Hole to ceiling adjacent to eastern stair core filled with composite installation.	7			
6	Evidence of metal trim still evident to the underside of the ceiling to the eastern elevation.				
7	Gap evident throughout the entire perimeter of the building between the ceiling and external wall Insulation to the inside of the façade system is exposed throughout	8			
8	Evidence of metal stud left in situ to the ceiling adjacent to the balcony area.				
9	Damaged insulation to rain water pipe in the roof to the centre of the building adjacent to the south facing balcony.	10			
10	Substantial variety of fixings and clips left in situ to the underside of the soffits to the recess to the west of the building.	11			
11	Evidence of water ingress around the plate to the underside of the soffit and missing insulation to the rainwater pipe.	13			
12	Damage to the concrete around the metal plate to the western façade				
	Walls and Windows				
13	Extensive fixings left in situ to the north facing wall along the boundary of guild house.	15			
14	Throughout the perimeter of the building there is damage to the bitumen felt up stand to all areas.	16 & 17			
15	Damage to the partition to the rear side of the lift enclosure to a number areas at high level.	18 & 19			
16	Damage to the partition at high-level to the entrance to Guild Hall. The pipes running through this area also not fire protected.	20 & 21			
17	Handles to the door leading out to the roof terrace missing.	23			
	Open plan				
18	Evidence of previous screw fixings into the window frames in a variety of locations.	24 & 25			
19	Remains of tile adhesive to the inside of the wall to the easterly elevation.	26			
20	Sections cut out of the wall to various locations facing the east elevation.	27			
21	All cladding removed from the lift enclosure area.	29 & 77			
22	All finishes stripped from the walls floor and ceiling to the area opposite the lifts.	30			
23	Evidence of holes left on a large majority of the inside of the window frames.	31			
24	Evidence of previous divisions with different coloured decoration to the walls. Poor standard of decoration to all internal walls throughout.	32			
25	A number of holes cut out of the plasterboard to the rear of the easterly staircase.	33			
26	A number of holes and missing plasterboard to the side wall of the easterly staircase.	34 & 35			
27	Holes cut out and gaps to the underside of the plasterboard at low level.	36			
28	There are a substantial amount of fixings missing from the angle support brackets to the cladding system facing out to the balcony.	37 & 38			
29	Redundant cables noted to the balcony elevation at high level.	38			
30	Damaged and missing insulation at high level above the southern elevation.	40 & 41			
31	Large number of holes cut into the plasterboard to the side of the westerly stair core.	42 & 43

Project: Commerzbank House
Address: Guild Street
Schedule Of Conditions - 3rd & 4th floors

Description of works

Item		Picture Ref	Landlord Works - note for wall finishes where repairs are noted this will consist of patching up as discussed at meeting on 25.09.15	Yielding Up i.e will be left in the same condition at yield up stage	
32	Five number holes drilled to the low level of the wall to the stair core.	44			
33	Gaps to the underside of the services cupboard.	45			
34	Large gap to the side of the westerly stair core.	46			
35	Fixture that has been removed from the interior of all windows still in place to one number window frame along the westerly elevation.	47			
36	Damage to concrete plinth along the westerly elevation. There is a total of 10 of these along the elevation, all of which are damaged	48			
37	Evidence of defective external seal to the window along the external elevation.	49			Windows are to be hose testetd and defectiv areas replaced
	Floors				
38	Suspended floor left in situ outside the lift area. This is in poor condition.	50			
39	The small area of raised access floor located behind the lift area is in poor condition.	51			
	Balcony Area				
40	Glue from the raised access floor has been left in situ true out the entire floor area.	52			
41	Substantial damage to the concrete floor to the westerly elevation. This runs the entire length of the floor.	54			
42	Impact damage to the floor between the westerly elevation and the lift area.	55			
43	A number of raised access floor pedestals left in situ.	56 & 57			
44	Difference of level floor finish adjacent to the balcony area.	60			
45	Concrete repair to the floor adjacent the lift area and westerly elevation.	64			
46	Poor standard of decoration and minor impact damage to all concrete columns	62 & 63			
47	Substantial amount of builder's debris left on the floor following the rip out works.	65 & 66			
48	Interior of the lift car is boarded out so no inspection could be undertaken	78 - 80			
49	Stone cladding removed from floor level and capping level adjacent to the easterly elevation.	67			
50	Vegetation growth noted to the junctions of all paving flags throughout the balcony area.	69			
51	Crack noted to the cladding panel adjacent to the entrance area.	70			
52	Corrosion noted to all the hinges of all the doors leading onto the balcony.	71 & 72			
53	Evidence of missing bars and corrosion to the handrails.	73			
54	A full survey of the balcony area was not able to be undertaken due to the presence of the temporary good lift.	74			
55	Further paving flags and moved to the opposite side of the left.	75			
56	Soffit removed to allow fixing of the goods lift	76			
	Level Four **Structural ceiling**				
57	Temporary lighting and smoke detection installed to the underside of the ceiling.	81			
58	Several fixtures and fittings remain in place to the structural ceiling.	82			
59	Evidence of service penetration to the upper floors.	83			
60	Loose bolt to the corner of the glazed atrium.	84			
61	Several fittings fixings still left in situ throughout out the structure ceiling	85			
62	Evidence of damp penetration through all penetrations from the isolators from the roof terrace above.	86			To be done as part of roof works
63	Copper tray formed to the underside of a penetration in the roof to collect water dripping from the soffit and directed into the rainwater pipe.	87

Project: Commerzbank House
Address: Guild Street
Schedule Of Conditions - 3rd & 4th floors

Description of works

Item		Picture Ref	Landlord Works - note for wall finishes where repairs are noted this will consist of patching up as discussed at meeting on 25.09.15	Yielding Up i.e will be left in the same condition at yield up stage
64	Gutter installed to the junction of the floor slab and the facade which transfers water into a rainwater pipe	87 - 97 & 99.		
65	Cable tray left in situ to the underside of the soffits.	88		
66	Damage to insulation to one of the rainwater pipes to the roof terrace above.	89		
67	Damage to concrete finish around metal plate.	91		
68	Further damage of insulation around rainwater pipe.	90		
69	Damage to insulation to rainwater pipes adjacent to the goods lift.	92		
70	Poor condition of insulation pipe around the pipes to the rear of the lift enclosure.	93		
71	Evidence of previous partitions left to the underside of the soffit	95		
72	Fixings left in a haphazard manner to the underside of the soffit adjacent cable tray to the south of the atrium window.	96		
	<u>Walls and Windows</u>			
73	Impact damage and damage plasterboard to the base of the north facing wall.	100		
74	Missing plasterboard to the wall adjoining the Guild house.	101		
75	Poor condition of the service cupboards to the rear of the lift enclosure with missing sections following the removal of the raised access floor.	102		
76	General view of the glazed atrium walls which have been temporarily covered.	103		
77	Impact damage and holes formed in the stud walls around the perimeter of the lift enclosure area and missing sections plaster at high-level.	104		
78	Metal studwork erected to form enclosures to the area directly opposite the lift area.	105- 107		
79	Damage to the finishes of the structural concrete columns throughout the property as a result of the demolition works.	108		
80	Poor condition of the finishes to the wall to the north of the site.	109		
81	Missing insulation to the top of the window system and under the economic rainwater gutter application.	112		
82	Further missing insulation to the head of the windows throughout all areas of this elevation.	114		
83	Blind fixings left in situ in a number of locations. Throughout all remaining areas this fixing has removed leaving the hole evident.	113		
84	Poor condition of the walls to the Eastern staircase.	115		
85	Holes left in situ to the base of the walls to the easterly staircase.	116		
86	Missing plasterboard and damaged service cupboard doors to the easterly staircase.	117		
87	Damage fireproofing at high-level the easterly staircase	118		
88	Damage plasterboard adjacent to the easterly staircase.	119		
89	Missing insulation around window fixings to the southern elevation.	120		
90	Damaged plasterboard at high-level low-level to the westerly stair core	121		
91	Damaged finishes at high and low level to the rear face of the lift enclosure.	122		
92	All internal finishes removed exposing the bare concrete to the lift enclosure facing the westerly elevation.	123		
93	Substantial amount of builders debris left throughout the area.	124		
94	Poor standard of fixings and gaps in the facade system facing the internal courtyard.	127		
95	Missing facade panels to the inside of the atrium courtyard	189 - 129		
96	Further gaps to the facade system to the internal courtyard at the northern face of the facade.	130		
97	Poor condition of the head detail at the junction of the floor to ceiling junction throughout. The installation is also in poor condition generally. Fixings and evidence of previous facades petitions left in situ throughout.	143 - 145		
	<u>Floors</u>			
98	Poor condition of the floor to wall junction where the bitumen felt up stand has been removed.	131		
99	Substantial amount of glue left throughout the floor from the previous raised access floor	132		
100	A number of raised access pedestals left in situ to the floor	133		
101	Damage to the floor to the underside of the service conduit	134

Project: Commerzbank House
Address: Guild Street
Schedule Of Conditions - 3rd & 4th floors

Description of works

Item		Picture Ref	Landlord Works - note for wall finishes where repairs are noted this will consist of patching up as discussed at meeting on 25.09.15	Yielding Up i.e will be left in the same condition at yield up stage	
102	Bolt penetrations left in situ to the floor adjacent to the northern elevation.	135			
103	Raised access floor to the lift enclosure which is left in situ left in poor condition.	136			
104	Water ingress as a result of the mortar penetration around the isolator switches to the easterly elevation.	110 & 137			To be reviewed as part of landlord roof works
105	Poor condition of the bitumen felt up stand throughout the perimeter of the building.	138			
106	Poor condition of the junction of the floor to the wall as the north-east corner of the area.	139			
107	Poor condition of the floor with evidence of the previous facade systems still evident.	140			
108	Some remaining raised access floors and fixings evident to the south-west corner adjacent to the goods lift.	141			
109	Widespread evidence of the previous raised access floor throughout.	142			
110	Pipe penetrations from the floor below adjacent to the lift enclosure.	147			
111	Junction of the floor to wall along the westerly elevation is in particularly poor condition with insulation missing and the concrete in poor condition.	148			
112	Holes left in situ to the floor adjacent to the lift enclosure.	94			
	<u>Items included within report not highlighted above:</u>				
113	Installation of missing bolts to glazed façade - 4th floor	9			
114	Concrete remedial works	12 & 14			
115	Damaged insulation	39, 111, 143 & 144			
116	Remedial works above and below riser doors	61

GIVEN under the Common Seal

of THE LANDLORD

was affixed hereto:-

GIVEN under the Common Seal

of HUBSPOT IRELAND LIMITED

HubSpot, Inc.

By:	John Kelleher
Name: John Kelleher
Title: General Counsel